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The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. The securities offered hereby may not be sold nor may offers to buy be accepted prior to the time the information herein has been completed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdictions where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)2
Registration No. 333-64124

Subject to Completion, September 7, 2004

PROSPECTUS SUPPLEMENT
(To Prospectus dated September [    ], 2004

        US$[                        ] Mortgage Backed Floating Rate Notes, Series 2004-1, Class A-1

€[                        ] Mortgage Backed Floating Rate Notes, Series 2004-1, Class A-3

National RMBS Trust 2004-1

National Australia Bank Limited (ABN 12 004 044 937)
Seller and Servicer

Perpetual Trustee Company Limited (ABN 42 000 001 007)
in its capacity as trustee of the National RMBS Trust 2004-1
Issuer Trustee

National Global MBS Manager Pty Ltd (ABN 36 102 668 226)
Trust Manager

Neither the Offered Notes nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality. The Offered Notes are not deposits or other liabilities of the National Australia Bank Limited or any of its affiliates for any purpose, including the Banking Act of 1959 in Australia.
 Investing in the Offered Notes involves risks. See "Risk Factors" beginning on page S-28 of this prospectus supplement. The Offered Notes represent obligations of the issuer trustee in its capacity as trustee of the National RMBS Trust 2004-1 only and in no other capacity and are not guaranteed by the issuer trustee or any other entity.
This prospectus supplement may be used to offer and sell the Offered Notes only if accompanied by the prospectus.

The Trust
    The National RMBS Trust 2004-1 will be established by the trust manager, National Global MBS Manager Pty Ltd. The trust will be formed under, and governed by, the laws of the Australian Capital Territory.
 The Offered Notes
    Three classes of senior notes and one class of subordinate notes will be issued by the issuer trustee in its capacity as trustee of the trust in the specified currencies and with the initial principal balances, interest rates, payment dates and anticipated ratings described in the table at "Summary—The Mortgage Backed Floating Rate Notes, Series 2004-1" beginning on page S-12 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relates only to the offering of the Offered Notes and not to the other classes of notes that will be issued by the issuer trustee as described in this prospectus supplement.
The Mortgage Loans
    The Notes will be secured by a pool of first ranking mortgage loans originated by National Australia Bank Limited which are, in turn, secured by residential properties located in Australia. The mortgage loans will be serviced by National Australia Bank Limited in the manner described in this prospectus supplement and the accompanying prospectus.
 Listing
Application has been made to list the Offered Notes on the Luxembourg Stock Exchange.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

	Initial Principal Balance(1)	Initial Interest Rate	Price to Public	Underwriting Discounts	Proceeds to Issuer Trustee
Class A-1 Notes	US$[ ]	LIBOR plus [ ]%	[ ]%	US$[ ]	US$[ ]
Class A-3 Notes	€[ ]	EURIBOR plus [ ]%	[ ]%	€[ ]	€[ ]

(1)
These amounts are approximate, as described in this prospectus supplement.

        Delivery of the Offered Notes in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System will be made on September 28, 2004. You should refer to "Plan of Distribution" in this prospectus supplement for additional information on the offering of the Offered Notes.

Deutsche Bank Securities (Co-Lead Manager and Global Bookrunner)	JPMorgan (Co-Lead Manager)

Citigroup

                      National Australia Bank Limited

                                                             SG Americas Securities, LLC

Société Générale, London Branch

(Co-Managers)

The date of this prospectus supplement is September [    ], 2004.

TABLE OF CONTENTS
FOR PROSPECTUS SUPPLEMENT

Offering Restrictions	S-106
Announcement	S-108
Ratings of the Offered Notes	S-108
Legal Matters	S-109
Listing and General Information	S-109
Glossary For Prospectus Supplement	S-G-1
Appendix S-I	S-1-1
Mortgage Loan Pool Characteristics	S-1-1
Appendix S-II	S-2-1
Terms and Conditions of the Offered Notes	S-2-1

Important Notice About Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

        We provide information to you about the Offered Notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information about, among other things, the notes, the mortgage loans, the transaction parties, the transaction documents, legal aspects of Australian mortgage loans, and material United States federal and Australian tax consequences of investing in notes, some of which may not apply to your Offered Notes, and (2) this prospectus supplement, which describes the specific terms of your series of Offered Notes.

        If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference to other public filings made by the trust manager. We have not authorized anyone to provide you with any other information.

        We are not offering the Offered Notes in any of the United States or any foreign jurisdiction where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

        Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Offered Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

        We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents for this prospectus supplement and the accompanying prospectus provide the pages on which these captions are located.

U.S./Euro/Australian Dollar Presentation

        In this prospectus supplement, references to "U.S. dollars" and "US$" are references to U.S. currency, references to "Euros" and "€" are references to the currency of the member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community and references to "Australian dollars" and "A$" are references to Australian currency. As of September 1, 2004, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York was US$0.7039 = A$1.00 and any translations of Australian dollars into Euros have been made at a rate of €0.5771 = A$1.00, the exchange rate as displayed on the Bloomberg Service under EUAD Currency HP on September 1, 2004. The use of such rate is not a representation that the Australian dollar amounts actually represent such U.S. dollar amounts or Euro amounts, as the case may be, or could be converted into U.S. dollars or Euros at that rate.

Australian Disclaimers

  •
  The Offered Notes do not represent deposits or other liabilities of National Australia Bank Limited, the originator of the mortgage loans and the indirect parent of National Global MBS Manager Pty Ltd, the trust manager, or any other affiliates of National Australia Bank Limited.

  •
  The Offered Notes do not represent deposits or other liabilities of Perpetual Trustee Company Limited, other than in its capacity as trustee of the Trust, or any other affiliate of Perpetual Trustee Company Limited.

  •
  The holding of the Offered Notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

  •
  None of National Australia Bank Limited (in its individual capacity or as seller, servicer, fixed rate swap provider, basis swap provider, liquidity facility provider or redraw facility provider), National Global MBS Manager Pty Ltd, Perpetual Trustee Company Limited (in its personal capacity or as issuer trustee), P.T. Limited as security trustee or any affiliate of the foregoing entities, the note trustee, any currency swap provider, any note registrar, any paying agent, the calculation agent nor any underwriter in any way stands behind the value and/or performance of the Offered Notes or the assets of the trust, or guarantees the payment of interest or the repayment of principal due on the Offered Notes, except to the limited extent provided in the transaction documents for the trust.

  •
  None of the obligations of Perpetual Trustee Company Limited, in its capacity as issuer trustee of the trust, or National Global MBS Manager Pty Ltd, as trust manager, are guaranteed in any way by National Australia Bank Limited or any affiliate of National Australia Bank Limited or by Perpetual Trustee Company Limited (in its individual capacity), P.T. Limited or any affiliate of Perpetual Trustee Company Limited. The issuer trustee and the security trustee do not guarantee the success or performance of the trust nor the repayment of capital or any particular rate of capital or income return.

Disclaimers with Respect to Sales to Non-U.S. Investors

        This section applies only to the offering of the Offered Notes in countries other than the United States of America. References to Perpetual Trustee Company Limited in this section are to that company in its capacity as issuer trustee of the National RMBS Trust 2004-1, and not its individual capacity. National Global MBS Manager Pty Ltd, the trust manager, is responsible and liable for this prospectus supplement and accompanying prospectus in the United States of America. None of the disclaimers in this section will apply to or affect National Global MBS Manager Pty Ltd's liability with respect to sales to U.S. investors.

        The underwriters are offering the Offered Notes globally for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful for the relevant underwriter to make such offers. The distribution of this prospectus supplement and accompanying prospectus and the offering and sale of the Offered Notes in certain foreign jurisdictions may be restricted by law. This prospectus supplement and accompanying prospectus does not constitute, and may not be used in connection with, an offer by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Each underwriter has agreed to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Offered Notes or possesses or distributes this prospectus supplement and accompanying prospectus or any other offering material. See "Plan of Distribution" in this prospectus supplement. You should also inform yourself about and observe any of these restrictions. In addition, Perpetual Trustee Company Limited has not authorised any offer of the Offered Notes to the public in the United Kingdom within the meaning of the Financial Services and Markets Act 2000 of the United Kingdom, as amended, and the Public Offers of Securities Regulations 1995, as amended.

        This prospectus supplement and accompanying prospectus does not and is not intended to constitute an offer to sell or a solicitation of any offer to buy any of the Offered Notes by or on behalf of Perpetual Trustee Company Limited or National Global MBS Manager Pty Ltd in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

        National Global MBS Manager Pty Ltd accepts responsibility for the information contained in this prospectus supplement and accompanying prospectus other than the information for which Perpetual Trustee Company Limited, National Australia Bank Limited, Société Générale Australia Branch, The Royal Bank of Scotland plc or The Bank of New York take responsibility as set forth below in this section. To the best of the knowledge and belief of each such entity (and each such entity has taken reasonable care to ensure that such is the case), the information contained in the accompanying prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information.

        Perpetual Trustee Company Limited accepts responsibility for the information contained in "Description of the Trustees—The Issuer Trustee" in this prospectus supplement. To the best of the knowledge and belief of Perpetual Trustee Company Limited, which has taken reasonable care to ensure that such is the case, the information contained in that section is in accordance with the facts and does not omit anything likely to affect the import of that information. Perpetual Trustee Company Limited expressly disclaims and takes no responsibility for any other part of this prospectus supplement and accompanying prospectus. Perpetual Trustee Company Limited does not guarantee the success or performance of the National RMBS Trust 2004-1 nor the repayment of capital or any particular rate of capital or income return on the Offered Notes.

        National Australia Bank Limited, as seller, servicer, fixed rate swap provider, basis swap provider, liquidity facility provider and redraw facility provider accepts responsibility for the information contained in "Summary—The Mortgage Loans," "Description of the Pool of Mortgage Loans," "Servicing" and Appendix S-I: "Mortgage Loan Pool Characteristics" in this prospectus supplement and "The Securitization Program," "National Australia Bank Limited," "The Servicer" and "The Seller's Residential Loan Program" in the accompanying prospectus. To the best of the knowledge and belief of National Australia Bank Limited, which has taken all reasonable care to ensure that such is the case, the information contained in those sections is in accordance with the facts and does not omit anything likely to affect the import of that information.

        The Bank of New York accepts responsibility for the information contained in "Description of the Trustees—The Note Trustee" in this prospectus supplement and "Powers, Duties and Liabilities under the Transaction Documents—The Note Trustee" in the prospectus. To the best of the knowledge and belief of The Bank of New York, which has taken all reasonable care to ensure that such is the case, the information contained in those sections is in accordance with the facts and does not omit anything likely to affect the import of that information.

        Société Générale Australia Branch accepts responsibility for the information contained in "Description of the Offered Notes—The Currency Swaps—Société Générale Australia Branch" in this prospectus supplement. To the best of the knowledge and belief of Société Générale Australia Branch, which has taken all reasonable care to ensure that such is the case, the information contained in those sections is in accordance with the facts and does not omit anything likely to affect the import of that information.

        The Royal Bank of Scotland plc accepts responsibility for the information contained in "Description of the Offered Notes—The Currency Swaps—The Royal Bank of Scotland plc" in this prospectus supplement. To the best of the knowledge and belief of The Royal Bank of Scotland plc, which has taken all reasonable care to ensure that such is the case, the information contained in those sections is in accordance with the facts and does not omit anything likely to affect the import of that information.

        None of National Australia Bank Limited, in its individual capacity and as seller, servicer, fixed rate swap provider, basis swap provider, liquidity facility provider and redraw facility provider, Perpetual Trustee Company Limited, as issuer trustee, P.T. Limited, as security trustee, The Bank of New York, as note trustee, note registrar, principal paying agent, calculation agent and London paying agent, Société Générale Australia Branch, as a currency swap provider, or The Royal Bank of Scotland plc, as a currency swap provider, accepts any responsibility for any information contained in this prospectus supplement and accompanying prospectus and has not separately verified the information contained in this prospectus supplement and accompanying prospectus and makes no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus supplement and accompanying prospectus or any other information supplied in connection with the Offered Notes except with respect to the information for which it accepts responsibility in the preceding six paragraphs.

        Except as described in the preceding seven paragraphs, none of National Australia Bank Limited, in its individual capacity and as seller, servicer, fixed rate swap provider, basis swap provider, liquidity facility provider and redraw facility provider, Perpetual Trustee Company Limited, in its individual capacity and as issuer trustee, National Global MBS Manager Pty Ltd, as trust manager, P.T. Limited, in its individual capacity and as security trustee, The Bank of New York, as note trustee, note registrar, principal paying agent, calculation agent and London paying agent, Société Générale Australia Branch and The Royal Bank of Scotland plc, each as a currency swap provider, Deutsche Bank Luxembourg S.A. as the Luxembourg paying agent or the underwriters recommend that any person should purchase any of the Offered Notes and do not accept any responsibility or make any representation as to the tax consequences of investing in the Offered Notes.

        Each person receiving this prospectus supplement and accompanying prospectus:

  •
  acknowledges that he or she has not relied on discussions or correspondence with the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus supplement and accompanying prospectus or his or her investment decisions;

  •
  acknowledges that this prospectus supplement and accompanying prospectus and any other information supplied in connection with the Offered Notes is not intended to provide the basis of any credit or other evaluation;

  •
  acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the trust or any party named in the prospectus supplement and accompanying prospectus during the life of the Offered Notes;

  •
  should make their own independent investigation of the trust and the Offered Notes; and

  •
  should seek their own tax, accounting and legal advice as to the consequences of investing in any of the Offered Notes.

        No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement and accompanying (or incorporated by reference therein) prospectus in connection with the issue or sale of the Offered Notes. If such information or representation is given or received, it must not be relied upon as having been authorized by National Australia Bank Limited, Perpetual Trustee Company Limited, P.T. Limited, National Global MBS Manager Pty Ltd or any of the underwriters.

        Neither the delivery of this prospectus supplement nor any sale made in connection with this prospectus supplement shall, under any circumstances, create any implication that:

  •
  there has been no material change in the affairs of the trust or any party named in this prospectus supplement since the date of this prospectus supplement or the date upon which this prospectus supplement has been most recently amended or supplemented; or

  •
  any other information supplied in connection with the Offered Notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

        The liability of Perpetual Trustee Company Limited to make payments of interest and principal on the Offered Notes is limited to the assets of the trust available to be applied towards those payments in accordance with the transaction documents. All claims against Perpetual Trustee Company Limited in relation to the Offered Notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.

Structural Diagram

        The Structural Diagram below identifies the principal parties to the transaction and summarizes key aspects of the transaction.

*
Broken lines indicate cashflow; solid lines indicate conveyance of mortgage loans. See "Structural Overview" on the following pages for a summary description of the issuance of the notes.

Summary

        This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus supplement and accompanying prospectus, including the "Terms and Conditions of the Offered Notes" at Appendix S-II to this prospectus supplement.

Structural Overview

        This prospectus supplement describes the terms and offering of the Mortgage Backed Floating Rate Notes, Series 2004-1, Class A-1 notes (the "Class A-1 notes") and Class A-3 notes (the "Class A-3 notes" and together with the Class A-1 notes, the "Offered Notes") secured by mortgages on one- to four-family residential properties located in Australia. The principal parties involved in the issuance and ongoing administration of the Offered Notes are diagrammed on the previous page. See "Structural Diagram". Their duties and responsibilities differ in certain respects from their counterparts in U.S. mortgage securitizations and are summarized below.

        All the mortgage loans underlying the Offered Notes were originated by National Australia Bank Limited (identified as the seller at the top of the preceding structural diagram). At the time of issuance of the Offered Notes, the mortgage loans will be conveyed to the National RMBS Trust 2004-1, an Australian trust. The trust will issue the Offered Notes and other classes of notes of the same series not offered under this prospectus supplement (namely, the Class A-2 notes and the Class B notes) (the Offered Notes and such non-offered classes of the same series are collectively referred to herein as the "notes") and otherwise act through Perpetual Trustee Company Limited, as issuer trustee, an arrangement similar in many respects to the appointment of an owner trustee in U.S. domestic owner trust securitizations. The Bank of New York, New York will serve as note trustee for the noteholders of the Offered Notes and will perform duties largely comparable to those of an indenture trustee in U.S. debt offerings (i.e., administration and representation of such noteholders in enforcement and judiciary proceedings relating to the note trust deed and the Offered Note terms and conditions as described herein).

        To secure payments of the notes, the mortgage loans will be secured in favor of P.T. Limited, a separate trustee (identified as the security trustee on the right-hand side of the structural diagram) located in Australia. The security trustee's role in the transaction will be to maintain the security in the mortgage loans and other related collateral and take steps to liquidate the assets of the National RMBS Trust 2004-1 upon the failure to pay noteholders on a timely basis or the occurrence of the events described in the accompanying prospectus under "Description of Transaction Documents—The Master Security Trust Deed—Events of Default."

        Day-to-day administration (i.e., making collections, sending notices) of the mortgage loans will be performed by National Australia Bank Limited, as servicer of the mortgage loans.

        Oversight and management of the trust will be maintained by National Global MBS Manager Pty Ltd, a wholly-owned indirect subsidiary of the seller, as the trust manager. The duties of the trust manager include preparation of quarterly reports for noteholders, calculation (and auditing) of certain amounts (including payments on the notes), maintenance of accounts, delivery of notices, and other matters.

        In addition to originating and selling the mortgage loans to the trust, National Australia Bank Limited will act as:

  •
  Liquidity Facility Provider.    To avoid interruptions in the timely payment on the notes, the liquidity facility provider will "advance" amounts from time to time for payment on the notes. Such amounts will be reimbursable to the liquidity facility provider from future trust cash flows.

  •
  Redraw Facility Provider.    Certain of the mortgage loans permit the borrower to re-borrow previously repaid principal amounts from the seller under the mortgage loan following origination provided certain conditions are satisfied. The redraw facility provider has been retained to reimburse the seller for such amounts to the extent trust cashflow is insufficient to provide that reimbursement. Amounts extended under the redraw facility will be repaid from future trust cashflow.

        To hedge interest rate and currency exposure, the issuer trustee will enter into several arrangements with the swap providers listed below. The swap providers will pay to the trust amounts calculated with reference to certain interest and currency exchange rates described in this prospectus supplement in return for specified payments received on the mortgage loans.

Risk Factors

        There are significant risks associated with an investment in the Offered Notes, including the general structural risks associated with a mortgage-backed securitization, such as the financial strength of support facility providers, special risks associated with an investment in Australian mortgage loans and special risks associated with certain features of the seller's mortgage loans to be assigned to the trust. In certain cases, such risks may overlap one or more of the above categorizations. See "Risk Factors" in this prospectus supplement.

Governing Law

        All of the transaction documents will be governed by the laws of the Australian Capital Territory, with the exception of the underwriting agreement which will be governed by New York law.

Parties to the Transaction:

Trust	NATIONAL RMBS TRUST 2004-1. The trust was created by the trust manager pursuant to the master trust deed and the supplemental deed.
Seller	NATIONAL AUSTRALIA BANK LIMITED (ABN 12 004 044 937). The originator and the seller of the mortgage loans pursuant to a sale agreement.
Issuer Trustee	PERPETUAL TRUSTEE COMPANY LIMITED (ABN 42 000 001 007). The trustee of the trust and the issuer of the notes pursuant to the master trust deed and supplemental deed.
Trust Manager
NATIONAL GLOBAL MBS MANAGER PTY LTD
(ABN 36 102 668 226). The manager of the trust appointed pursuant to the master trust deed and the supplemental deed, and responsible for management of the assets and liabilities of the trust.
Note Trustee
THE BANK OF NEW YORK, NEW YORK. The note trustee appointed pursuant to the note trust deed (i.e., the indenture) to act for and exercise certain rights of the holders with respect to the Offered Notes.

Security Trustee
P.T. LIMITED
(ABN 67 004 454 666). The security trustee will act as trustee for the secured creditors of the trust holding the benefit of the charge over the assets of the trust pursuant to the master security trust deed and the deed of charge.
Servicer and Custodian	NATIONAL AUSTRALIA BANK LIMITED. The servicer will act as servicer and custodian of the mortgage loans on behalf of the issuer trustee pursuant to the servicing agreement.
Principal Paying Agent and Class A-1 Note Registrar	THE BANK OF NEW YORK, NEW YORK
London Paying Agent and Class A-3 Note Registrar	THE BANK OF NEW YORK, LONDON BRANCH
Calculation Agent	THE BANK OF NEW YORK, LONDON BRANCH
Luxembourg Listing Agent	DEUTSCHE BANK LUXEMBOURG S.A.
Luxembourg Paying Agent	DEUTSCHE BANK LUXEMBOURG S.A.
Fixed Rate Swap Provider	NATIONAL AUSTRALIA BANK LIMITED
Basis Swap Provider	NATIONAL AUSTRALIA BANK LIMITED
US$ Class A-1 Currency Swap Provider	SOCIÉTÉ GÉNÉRALE AUSTRALIA BRANCH and THE ROYAL BANK OF SCOTLAND PLC (each, severally and not jointly, as to 50% of the US$ Class A-1 Currency Swap)
€ Class A-3 Currency Swap Provider	SOCIÉTÉ GÉNÉRALE AUSTRALIA BRANCH and THE ROYAL BANK OF SCOTLAND PLC (each, severally and not jointly, as to 50% of the € Class A-3 Currency Swap)
Liquidity Facility Provider	NATIONAL AUSTRALIA BANK LIMITED
Redraw Facility Provider	NATIONAL AUSTRALIA BANK LIMITED
Mortgage Insurers	GE MORTGAGE INSURANCE COMPANY PTY LIMITED (ABN 60 106 974 305) (as a primary mortgage insurer) and PMI MORTGAGE INSURANCE LTD (ABN 70 000 511 071) (as a primary mortgage insurer and as pool insurer)
Residual Capital Unitholder	NATIONAL AUSTRALIA BANK LIMITED
Residual Income Unitholder	NATIONAL AUSTRALIA BANK LIMITED
Class A- 1 Note Underwriters	DEUTSCHE BANK SECURITIES INC., J.P. MORGAN SECURITIES INC., SG AMERICAS SECURITIES, LLC, CITIGROUP GLOBAL MARKETS INC. AND NATIONAL AUSTRALIA BANK LIMITED
Class A-3 Note Underwriters	DEUTSCHE BANK SECURITIES INC., J.P. MORGAN SECURITIES LTD., SOCIÉTÉ GÉNÉRALE, LONDON BRANCH, CITIGROUP GLOBAL MARKETS LIMITED AND NATIONAL AUSTRALIA BANK LIMITED
Rating Agencies	MOODY'S INVESTORS SERVICE, INC. and STANDARD & POOR'S RATINGS GROUP

The Mortgage Backed Floating Rate Notes, Series 2004-1

        In addition to the Offered Notes, the issuer trustee will also issue Class A-2 notes and Class B notes as part of Series 2004-1 secured by the same pool of mortgage loans. The Class A-2 notes rank equally in right of payment with the Offered Notes as described below. The Class B notes rank junior in right of payment to the Offered Notes as described below. The Class A-2 notes and Class B notes have not been, and will not be, registered in the United States and are not being offered by this prospectus supplement or accompanying prospectus. The following chart summarizes the principal terms of the Series 2004-1 note issuance:

	Class A-1	Class A-2	Class A-3	Class B
Initial Principal Balance:	US$[ ]	A$[ ]	€[ ]	A$[ ]
Percentage of total note issuance:	[ ]%	[ ]%	[ ]%	[ ]%
Anticipated Ratings:
Moody's Investors Service, Inc.	Aaa	Aaa	Aaa	Aa2
Standard & Poor's Ratings Group	AAA	AAA	AAA	AA
Interest rate up to but excluding the Call Date (the interest rate for the first interest period will be [ ]%)	three-month LIBOR + [ ]%	three-month Australian Bank Bill Rate + [ ]%	three-month EURIBOR + [ ]%	three-month Australian Bank Bill Rate + [ ]%
Interest rate after and including the Call Date	three-month LIBOR + [ ]%	three-month Australian Bank Bill Rate + [ ]%	three-month EURIBOR + [ ]%	three-month Australian Bank Bill Rate + [ ]%
Interest Accrual Method:	Actual/360	Actual/365	Actual/360	Actual/365
Payment Dates:	The 20th day or if the 20th day is not a business day, then the next business day, of each of December, March, June and September beginning in December 2004.
Clearance/Settlement:	DTC/Euroclear/Clearstream, Luxembourg	Austraclear	Euroclear/Clearstream, Luxembourg	Austraclear
Cut-Off Date:	Close of business, August 13, 2004
Closing Date:	September 28, 2004
Final Maturity Date:	The payment date falling in March 2034

        The issuer trustee may in certain circumstances also issue redraw notes in order to fund the reimbursement of redraws to the seller. See "—Credit Enhancements—Redraws; Redraw Facility; Redraw Notes" below and "Description of the Offered Notes—Redraws—Issue of Redraw Notes" in this prospectus supplement. The ranking of any such redraw notes in relation to the Offered Notes is described below at "—Credit Enhancements—Subordination and Allocation of Losses". The redraw notes will not be registered in the United States and are not being offered by this prospectus supplement or accompanying prospectus.

The Mortgage Loans

        The pool of mortgage loans will consist of fixed rate and variable rate registered, first ranking residential mortgage loans secured by mortgages on one-to four-family owner occupied and non-owner occupied residential properties located in Australia. The mortgage loans will have original terms to stated maturity of no more than 30 years. The pool of mortgage loans had the summary characteristics described below determined as of the close of business on the Cut-off Date.

Number of Mortgage Loans	24,158
Aggregate Mortgage Loan Pool Balance	A$2,541,468,208.23
Average Mortgage Loan Balance	A$105,201.93
Maximum Mortgage Loan Balance	A$1,265,727.12
Minimum Mortgage Loan Balance	A$20,029.19
Maximum Remaining Term to Maturity (in Months)	342
Weighted Average Remaining Term to Maturity (in Months)	242
Weighted Average Original Term to Maturity (in Months)	291
Weighted Average Original Loan-to-Value Ratio	56.49%
Weighted Average Current Loan-to-Value Ratio	46.31%
Percentage of Mortgage Loans that are Variable Rate	78.13%
Percentage of Mortgage Loans that are Fixed Rate*	21.87%
Weighted Average Mortgage Rate for Variable Rate Mortgage Loans	6.732%
Weighted Average Mortgage Rate for Fixed Rate Mortgage Loans	6.968%
Weighted Average Number of Months since Origination	48

*
The term "fixed rate" mortgage loans as used in this prospectus supplement and accompanying prospectus does not have the same meaning as in U.S. mortgage securitizations, i.e., loans with a fixed interest rate for the life of the mortgage loan. Rather, the fixed rate mortgage loans in the seller's portfolio have a fixed rate that is set for a shorter time period (generally not more than 10 years) than the life of the loan (up to 30 years) which then converts to a variable rate or can be refixed for a further period, again generally not more than 10 years. If a debtor prepays or repays a fixed rate mortgage loan prior to its maturity, the debtor may be charged break costs.

        Before the issuance of the notes on the closing date, mortgage loans may be added to or removed from the mortgage loan pool. Additionally, new mortgage loans may be substituted for mortgage loans that are removed from the mortgage loan pool. This addition, removal or substitution of mortgage loans may result in changes in the mortgage loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. The seller will not add, remove or substitute any mortgage loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of mortgage loans described above, other than a change in the Number of Mortgage Loans or Aggregate Mortgage Loan Pool Balance where the change is due to adding or removing mortgage loans due to a fluctuation in the US$/A$ exchange rate or the €/A$ exchange rate, unless a revised prospectus supplement is delivered to prospective investors. Moreover, additions or removals of mortgage loans in the mortgage loan pool will not occur after the closing date, other than through removals as a result of a repurchase or substitution by the seller of mortgage loans affected by a breach of the certain representations or warranties as described under "Transfer and Assignment of the Mortgage Loans—Breach of Representations and Warranties" in the accompanying prospectus, or the exercise by the servicer of its option to purchase mortgage loans which are 90 days or more delinquent as described at "Servicing—Optional Purchase of Defaulted Mortgage Loans" in this prospectus supplement. See Appendix S-I to this prospectus supplement for additional statistical information regarding the mortgage loan pool determined as of the Cut-off Date.

Change in the Servicing Platform

        National Australia Bank Limited ("National") (in its capacity as servicer, referred to as the "Servicer") will act as Servicer of the mortgage loans.

        In 2002, as part of the sale of Homeside Lending Inc., National Australia Bank Limited sold the servicing platform used for approximately 72.80% of the mortgage loans in its portfolio at that time to Washington Mutual Bank F.A. ("WaMu"). Following the sale, National developed a new servicing platform with similar functionality to the servicing platform sold to WaMu. In July and August 2004 the servicing of the National's mortgage loans was migrated from the WaMu servicing platform to the new National servicing platform.

        The mortgage loans will continue to be serviced using the same servicing criteria as used prior to the migration. Pursuant to the servicing agreement, the Servicer will be responsible for the servicing and administration of the mortgage loans as described in this prospectus supplement and the accompanying prospectus. The Servicer or any successor servicer may contract with sub-servicers or third parties to perform all or a portion of the servicing functions on behalf of the Servicer. See "Description of Transaction Documents—The Servicing Agreement" in the accompanying prospectus.

Sources and Applications of Cash Flow

Collections

        The issuer trustee will receive for each collection period amounts, which are known as collections, which include:

  •
  payments of interest, principal and other amounts under the mortgage loans, excluding any mortgage insurance premiums and related charges payable to the servicer or any fees;

  •
  proceeds from the enforcement of the mortgage loans and mortgages and other securities relating to those mortgage loans;

  •
  amounts received under mortgage insurance policies; and

  •
  amounts received from the seller for breaches of representations, warranties or undertakings in connection with the mortgage loans or from the servicer as a result of the purchase of defaulted mortgage loans.

        Collections will be allocated between income and principal.

        Collections attributable to interest plus certain other amounts in the nature of income will be used to pay certain fees and expenses of the trust, to repay the liquidity facility provider for any outstanding liquidity draws and to pay interest on the notes and redraw notes. If there is an excess of such collections after payment of such fees, expenses, liquidity draws and interest on the notes and redraw notes, such excess will first be used to reimburse any losses previously allocated against the principal balance of the notes, the redraw notes and the redraw facility and thereafter be allocated to principal collections to the extent that any amount of principal collections was treated as interest income in prior collection periods to cover payment shortfalls. Any remaining excess, after payment of any outstanding break costs to the currency swap providers and the fixed rate swap provider, will be distributed to the residual income unitholder.

        Collections on the mortgage loans attributable to principal and certain other amounts in the nature of principal will first be applied, among other things, to repay the seller for advancing redraws under the mortgage loans, to repay the redraw facility provider, to cover certain payment shortfalls resulting from a deficiency in interest and other income collections and to pay principal on the notes and redraw notes. Any remaining excess of principal collections will be distributed to the residual capital unitholder. See "Description of the Offered Notes—Collections; Distributions on the Offered Notes"; "—Determination of Total Available Income"; "—Distribution of Total Available Income"; "—Determination of Available Principal Collections"; and "—Distribution of Available Principal Collections" in this prospectus supplement.

Interest on the Notes and Redraw Notes

        Interest on the notes and redraw notes is payable quarterly in arrears on each payment date. The amount available to pay interest on the Offered Notes, Class A-2 notes and redraw notes will be allocated ratably between the Offered Notes, Class A-2 notes and redraw notes. Interest will be paid on the Class B notes only after the payments of interest on the Offered Notes, Class A-2 notes and redraw notes are made in full. Interest on each class of notes and the redraw notes is calculated for each interest period as follows:

  •
  at the note's or redraw note's interest rate;

  •
  on the outstanding principal balance of that note or redraw note at the beginning of that interest period; and

  •
  on the basis of the actual number of days in that interest period and a year of 360 days for the Offered Notes or a year of 365 days for the Class A-2 notes, the Class B notes and the redraw notes.

        See "Description of the Offered Notes—Interest on the Notes" in this prospectus supplement.

Principal on the Notes and Redraw Notes

        Principal on the notes and redraw notes will be payable on each payment date. Principal collections on the mortgage loans available to pay principal on the notes and redraw notes will first be applied to pay the following items in the following order of priority:

  •
  to repay to the seller any redraws under the mortgage loans made by the seller during or prior to the preceding collection period;

  •
  to repay the redraw facility provider any principal outstanding under the redraw facility until the balance of the redraw facility, as reduced by losses allocated against the redraw facility, is reduced to zero;

  •
  to be treated as part of interest and other income collections on the mortgage loans if there is an insufficient amount of such collections in the preceding collection period to make the required payments in the order of priorities set forth at "—Priority of Distribution of Interest and Income Collections on a Payment Date" below; and

  •
  to redraw noteholders with priority given to redraw notes with earlier issue dates until the aggregate outstanding principal balance of the redraw notes, as reduced by losses allocated against the redraw notes, is reduced to zero.

        After the application of principal collections on the mortgage loans in respect of the priorities listed above, any remaining principal collections will be allocated to pay principal on the Offered Notes and the Class A-2 notes, ratably, until the outstanding principal balance of each such class, as reduced by losses allocated against each such class, is reduced to zero. The balance of available principal collections on the mortgage loans remaining after the outstanding principal balances of the Offered Notes and the Class A-2 notes have been reduced to zero will be made to the Class B noteholders in respect of principal on the Class B notes until the outstanding principal balance of the Class B notes, as reduced by losses allocated against the Class B notes, is reduced to zero.

        If the charge created by the master security trust deed and the deed of charge is enforced after an event of default occurs in respect of the trust, the proceeds from the enforcement, after payment of any amounts owing to the various trustees, any appointed receiver and any cash collateral held on behalf of a support facility provider, will be distributed ratably among the Offered Notes and the Class A-2 notes and redraw notes prior to any distributions to the Class B notes. See "Description of the Offered Notes—Distribution of Available Principal Collections" and "—Redemption of the Notes upon an Event of Default."

Allocation of Cash Flows

        On each payment date, the issuer trustee will pay interest and repay principal to each noteholder and redraw noteholder to the extent of available interest and income collections and available principal collections on the mortgage loans on that payment date to be applied for these purposes. The following charts summarize the amount available for, and the flow and priority of, payments:

DETERMINATION OF INTEREST AND INCOME COLLECTIONS
AVAILABLE FOR DISTRIBUTION ON A PAYMENT DATE

Finance Charge Collections
Amounts of interest or income received by the servicer during the preceding collection period in respect of the mortgage loans or any similar amounts deemed by the servicer to be in the nature of income or interest, including amounts received from borrowers, or from enforcement or repurchases of the mortgage loans.

+

Mortgage Insurance Interest Proceeds
Amounts received pursuant to a mortgage insurance policy during the preceding collection period which the trust manager determines are not in the nature of principal.

+

Other Income
Interest received on authorized investments and any other miscellaneous income received by the issuer trustee.

+

Principal Draw
Principal collections on the mortgage loans applied as income to cover a payment shortfall resulting from a deficiency in available interest and income collections in the related collection period.

+

Support Facilities and Other Amounts
Other amounts received by the issuer trustee under the basis swap and the fixed rate swap on that payment date and any other amount which the trust manager determines should be included in available interest and income collections.

+

Liquidity Facility Advance
Any advance to be made under the liquidity facility on the payment date.

=

Total Interest and Income Collections Available for Distribution

PRIORITY OF DISTRIBUTION OF INTEREST
AND INCOME COLLECTIONS ON A PAYMENT DATE

First, up to $100 each to each residual income unitholder (at the trust manager's discretion).

Finance Charge Collections
Second, pay ratably any accrued interest due to the seller (in respect of the first payment date only) and any prepayment benefits payable to the relevant debtors (but only to the extent a corresponding break amount has been received by the issuer trustee under the fixed rate swap).

Third, pay ratably:
(i)	any taxes relating to the trust;
(ii)	the issuer trustee's and the security trustee's quarterly fee;
(iii)	the servicer's quarterly servicing fee;
(iv)	the trust manager's quarterly management fee;
(v)	the note trustee's quarterly fee;
(vi)	any expenses of enforcement of the mortgage loans; and
(vii)	all other expenses of the trust except for those described above or below.

Fourth, pay ratably the quarterly commitment fees in connection with the redraw facility and the liquidity facility and any amount due by the issuer trustee under the basis swap and the fixed rate swap on that payment date (including break costs, but only to the extent corresponding break costs are actually received by the issuer trustee from the relevant debtor or from the servicer by payment of the non-collection fee).

Fifth, repay to the liquidity facility provider outstanding draws under the liquidity facility made on prior payment dates.

Sixth, pay ratably to:
(i) the currency swap providers payments under the US$ Class A-1 currency swaps relating to interest due on the Class A-1 notes (including any interest unpaid from prior payment dates);
(ii) the Class A-2 noteholders interest due on the Class A-2 notes (including any interest unpaid from prior payment dates);
(iii) the currency swap providers payments under the € Class A-3 currency swaps relating to interest due on the Class A-3 notes (including any interest unpaid from prior payment dates);
(iv) the redraw noteholders interest due on the redraw notes (including any interest unpaid from prior payment dates);
(v) the redraw facility provider interest due on the redraw facility (including any interest unpaid from prior payment dates); and
(vi) the liquidity facility provider interest due on the liquidity facility (including any interest unpaid from prior payment dates).

Seventh, pay to Class B noteholders interest due on the Class B notes (including any interest unpaid from prior payment dates).

Eighth, to retain an amount equal to the tax (if any) which the trust manager determines will be payable in the future by the trust.

Ninth, allocate the remaining interest/income collections to principal collections for distribution with respect to the amount of any unreimbursed losses charged against the notes first, pro rata to the Offered Notes, the Class A-2 notes, the redraw notes and the redraw facility, and second, to the Class B notes.

Tenth, allocate to principal collections any amount previously treated as income to cover any payment shortfall in previous collection periods and which remain unreimbursed on that payment date.

Eleventh, pay any break costs due by the issuer trustee under the fixed rate swap (to the extent not previously paid).

Twelth, pay ratably any break costs due by the issuer trustee under the currency swaps (to the extent not previously paid).

Thirteenth, distribute any remaining interest/income collections to the residual income unitholder.

DETERMINATION OF PRINCIPAL COLLECTIONS
AVAILABLE FOR DISTRIBUTION ON A PAYMENT DATE

Collections
The aggregate of collections received by the issuer trustee during the preceding collection period with respect to the mortgage loans as described at "—Sources and Applications of Cash Flow—Collections" above.

+

Redraw Note Amount
The proceeds of issue of any redraw notes on the payment date.

+

Redraw Facility Advance
Any advance to be made under the redraw facility on the payment date.

+

Principal Draws
The amount of any previous principal draws to be repaid on the payment date.

+

Other Amounts
Any amount allocated to principal collections in respect of unreimbursed losses.

Minus

Finance Charge Collections for the preceding collection period

Minus

Mortgage Insurance Interest Proceeds for the preceding collection period

=

Available Principal Collections

PRIORITY OF DISTRIBUTION OF PRINCIPAL COLLECTIONS
ON A PAYMENT DATE

Redraws
Repay to the seller any redraws under the mortgage loans made by the seller during or prior to the preceding collection period and that have not previously been repaid.

Redraw Facility Principal
Repay to the redraw facility provider the principal outstanding under the redraw facility (as reduced by any unreimbursed losses).

Principal Draw
Apply as income to cover any payment shortfall, if any, resulting from a deficiency in interest and income collections on a payment date to be applied in the order of priorities set forth at "—Priority of Distribution of Interest and Income Collections on a Payment Date" above.

Redraw Noteholder
Pay an amount equal to the Redraw noteholders' principal outstanding (as reduced by any unreimbursed losses) on that payment date.

Class A-1 Noteholders, Class A-2 Noteholders and Class A-3 Noteholders
Pay to the Offered Notes and Class A-2 notes the remaining principal collections on that payment date ratably to:
• the currency swap providers under the US$ Class A-1 currency swaps (in respect of a repayment to the Class A-1 noteholders of the outstanding principal balance (as reduced by any unreimbursed losses) of the Class A-1 notes); and
• the Class A-2 noteholders the outstanding principal balance (as reduced by any unreimbursed losses) of the Class A-2 notes; and
• the currency swap providers under the € Class A-3 currency swaps (in respect of a repayment to the Class A-3 noteholders of the outstanding principal balance (as reduced by any unreimbursed losses) of the Class A-3 notes).

Class B Noteholders
Pay to the Class B noteholders the outstanding principal balance (as reduced by any unreimbursed losses) of the Class B notes.

Residual Capital Unitholder
Distribute any remaining amounts to the residual capital unitholder.

Transaction Fees

        The principal parties involved in the issuance and administration of the notes will be entitled to certain fees for the performance of their duties. The following table shows each party's fee rate or other basis of calculation of their fee compensation:

Party	Annual Fee Rate	Explanation
Issuer Trustee Security Trustee Note Trustee	*	The trust will pay a single quarterly fee (based on a sliding scale) to the issuer trustee in respect of these duties to be allocated among these three trustees.
Trust Manager	0.05%	The trust manager's fee is calculated by multiplying the annual fee rate by the total invested amount of the notes as of the beginning of each quarter and multiplying such product by the number of days in the interest period divided by 365.
Liquidity Facility Provider	0.20%	The liquidity facility provider's fee is a quarterly commitment fee based on the product of the undrawn portion of the liquidity facility limit and the annual fee rate (and multiplying such product by the number of days in the interest period divided by 365). In addition, draws under the liquidity facility must be repaid by the trust with interest at the Australian bank bill rate plus a specified margin.
Redraw Facility Provider	0.15%	The redraw facility provider's fee is a quarterly commitment fee based on the product of the undrawn portion of the redraw facility limit and the annual fee rate (and multiplying such product by the number of days in the interest period divided by 365). In addition, draws under the redraw facility must be repaid by the trust with interest at the Australian bank bill rate plus a specified margin.
Servicer	0.35%	The servicer's fee is calculated by multiplying the annual fee rate by the outstanding principal balance of the mortgage loans as of the beginning of the quarter and multiplying such product by the number of days in the interest period divided by 365.
Mortgage Insurers	Not Applicable	Up front premium fee to be paid by National Australia Bank Limited; no fees to be paid by the trust.

        *The aggregate transaction fees expressed as an annual percentage of the balance of the mortgage loans is not expected to exceed approximately 0.60%. Except as described above, fees are payable quarterly from trust income prior to payment of noteholders.

Credit Enhancements

                 Payments of interest and principal on the Offered Notes will be supported by the following forms of credit enhancement:

Subordination and Allocation of Losses

        The Class B notes will always be subordinated to the Offered Notes and Class A-2 notes in their right to receive interest and principal payments.

        The Class B notes will bear all losses on the mortgage loans before the Offered Notes or Class A-2 notes. The support provided by the Class B notes is intended to enhance the likelihood that the Offered Notes and the Class A-2 notes will receive expected quarterly payments of interest and principal.

        The "initial support percentage" to be provided by the Class B notes is calculated as the outstanding principal balance of the Class B notes on the closing date as a percentage of the aggregate outstanding principal balance of all notes to be issued on the closing date and will equal approximately 0.7%.

        In certain circumstances, the issuer trustee may issue redraw notes as described below at "—Redraws; Redraw Facility; Redraw Notes." If issued, redraw notes will, prior to the occurrence of an event of default under the master security trust deed and the enforcement of the deed of charge, rank equally with the Offered Notes, Class A-2 notes, redraw facility provider and liquidity facility provider, in their right to receive interest payments and will rank prior to the Offered Notes and Class A-2 notes in their right to receive principal payments. Any losses in excess of the protection offered by the Class B notes will be allocated, ratably, to the Offered Notes, Class A-2 notes and redraw notes. Following the occurrence of an event of default under the master security trust deed and the enforcement of the deed of charge, redraw notes will rank equally with the Offered Notes and Class A-2 notes in their right to receive both interest and principal payments.

Mortgage Insurance Policies

        Each mortgage loan which has a loan-to-value ratio at the date of origination of (i) with respect to any owner occupied property, 80% or more, or (ii) with respect to any investment property, 75% or more (70% or more, in the case of certain inner city investment properties), is insured under a primary mortgage insurance policy issued by GE Mortgage Insurance Company Pty Limited, PMI Mortgage Insurance Ltd. or any other insurer acceptable to National Australia Bank Limited. The seller will equitably assign its interest in each such primary mortgage insurance policy to the issuer trustee. Each other mortgage loan is insured under a mortgage pool insurance policy issued by PMI Mortgage Insurance Ltd.

        Generally, each mortgage insurance policy covers any loss realized upon foreclosure of the related mortgaged property. The amount covered by each mortgage insurance policy will, in general, equal the excess of the unpaid principal balance of the mortgage loan (as increased by any negative amortization), plus unpaid accrued interest and the expenses of enforcement of such mortgage loan over the proceeds realized upon enforcement of the mortgage loan. See "The Mortgage Insurance Policies" in this prospectus supplement and "Credit Enhancement" in the accompanying prospectus.

Seller Deposit

        If National Australia Bank Limited is assigned a short-term deposit credit rating by Moody's Investors Service, Inc. of less than P-1 or is assigned a short-term deposit credit rating by Standard & Poor's Ratings Group of less than A-1+ or, in each case, a lesser rating as agreed between the trust manager, the issuer trustee, the seller and the relevant rating agency, it must deposit an amount in an account with respect to the set-off risk determined with reference to, and which may be less than, the balances of certain deposit accounts held by borrowers with National Australia Bank Limited where the borrowers' mortgage loans do not have a waiver of set-off. The amount of the seller deposit may be reset on each determination date and adjusted on the following payment date and will be reduced to zero if the seller regains the required credit ratings. The issuer trustee may, upon receipt of instructions from the trust manager, use the seller deposit to meet liabilities of the seller in relation to amounts set-off against the amount due on a mortgage loan which have not been met within 20 business days of notice from the issuer trustee or the trust manager.

        As an alternative to making the seller deposit, National Australia Bank Limited may implement other arrangements acceptable to the rating agencies so that the credit ratings of the Offered Notes by those rating agencies will not be adversely affected. See "Description of the Offered Notes—Seller Deposit" in this prospectus supplement.

Excess Available Income

        Any interest and income collections on the mortgage loans remaining after payments of interest on the notes and the redraw notes, the repayment of any outstanding liquidity draw and the trust's expenses on any payment date will be available to cover previously unreimbursed losses on the mortgage loans. Any remaining interest and income collections (after allocating such amounts to principal collections for any outstanding principal draw and paying any break costs in respect of the currency swaps or fixed rate swap) will be paid to the residual income unit holder of the trust on each payment date and not be accumulated within the trust. See "Description of the Offered Notes—Distribution of Total Available Income" and "—Principal Charge-offs" in this prospectus supplement.

Liquidity Enhancement

        To cover possible liquidity shortfalls in the payments of interest on the notes, the issuer trustee will, in certain circumstances, be able to borrow funds under a liquidity facility to be provided by National Australia Bank Limited. See "Description of the Offered Notes—The Liquidity Facility" in this prospectus supplement.

Redraws; Redraw Facility; Redraw Notes

        Unlike U.S. mortgage loans (but common among Australian mortgage loans), each variable rate mortgage loan included in the pool permits the borrower, from time to time, to draw down (i.e., reborrow) amounts previously repaid or prepaid as principal on the mortgage loan. The maximum amount permitted to be drawn down by a borrower is determined with reference to a principal balance schedule (simply the amortization schedule for the loan calculated on the basis of either the interest rate applicable to the loan or, in the case of some of the mortgage loans, an interest rate of 10%) and the actual amount outstanding. At any time, a borrower may "redraw" the amount by which the scheduled balance at the time of the proposed redraw exceeds the actual outstanding loan balance. As such, the amount available to be redrawn is largely a function of the amount previously prepaid by the borrower. Generally, the greater the amount of prior prepayments, the larger the permitted redraw.

        Although redraws will be disbursed directly by the seller to the borrowers, they will constitute assets of the trust. Following disbursement, the trust will be required to reimburse the seller for any redraws as follows:

        First, to the extent of availability, from principal collections on hand;

        Second, to the extent principal collections are insufficient, by drawing on the redraw facility (which the trust will be required to repay to the redraw facility provider from future principal collections); and

        Third, to the extent the redraw facility has been exhausted, by issuance of notes (referred to in this prospectus supplement as "redraw notes"). Given the prior sources of funding, it is not expected that a significant amount of redraw notes will be issued by the trust.

        Generally, reimbursements of redraws to the seller (or the redraw facility provider) will be required to be paid from trust cashflow before amounts of principal are paid on the Offered Notes. As a result, the trust will have less funds available to pay principal on the Offered Notes on a current basis, but will have a corresponding greater amount of assets with which to make future payments. The weighted average life of the Offered Notes could be extended to the extent redraws are experienced on the mortgage loans. The Seller is not able to predict the level of redraws in the future. See "The Seller's Residential Loan Program—Redraw Mortgage Loans" in the accompanying prospectus and "Description of the Offered Notes—Redraws" "—The Redraw Facility" in this prospectus supplement.

Hedging Arrangements

        To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedging arrangements:

  •
  a basis swap to hedge the basis risk between the interest rate on the mortgage loans which accrue interest at a discretionary variable rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swaps;

  •
  a fixed rate swap to hedge the basis risk between the interest rate on the mortgage loans which accrue interest at a fixed rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swaps; and

  •
  currency swaps to hedge the currency risk and the basis risk between the collections on the mortgage loans and the amounts received by the issuer trustee under the basis swap and the fixed rate swap, which are denominated in Australian dollars and, in the case of the basis swap and fixed rate swap, calculated by reference to the Australian bank bill rate, and the obligation of the trust to pay interest and principal on the Offered Notes, which are denominated in U.S. dollars or Euros and, in the case of interest, calculated by reference to LIBOR or EURIBOR.

        See "Description of the Offered Notes—The Interest Rate Swaps" and "—The Currency Swaps" in this prospectus supplement.

Servicer Optional Purchase of Defaulted Mortgage Loans

        Subject to certain limitations contained in the supplemental deed, the servicer shall have the right and the option, but not the obligation, to purchase for its own account at the then current value of such mortgage loan (taking into account applicable insurance proceeds and other available resources) any mortgage loan which becomes 90 days or more delinquent in payment. See "Servicing—Optional Purchase of Defaulted Mortgage Loans" in this prospectus supplement.

Optional Redemption

        Call Option.    The issuer trustee will, if the trust manager directs it to do so, redeem all of the notes and redraw notes on any payment date falling on or after the payment date when the current total outstanding principal balance of the mortgage loans (calculated as at the end of the immediately preceding collection period) is less than 10% of the total outstanding principal balance of the mortgage loans on the closing date. The issuer trustee's offer to redeem the notes and the redraw notes may be either at:

  •
  the aggregate outstanding principal balance of the notes and the redraw notes, plus accrued interest thereon (in which case exercise of the redemption will be mandatory and not require any consent of the noteholders or the redraw noteholders); or

  •
  the aggregate outstanding principal balance of the notes and the redraw notes, plus accrued interest thereon, as reduced by unreimbursed losses allocated against the notes and the redraw notes (in which case exercise of the redemption will require approval of 75% of the noteholders and the redraw noteholders).

Material Australian Tax Consequences

        In the opinion of Mallesons Stephen Jaques, Australian tax counsel for the trust manager, under present law, the Offered Notes will not be subject to Australian interest withholding tax if they are issued in accordance with certain factual conditions and they are not held by certain "offshore associates". For these purposes an offshore associate is an associate (as that term is defined in the Income Tax Assessment Act 1936 ("Australian Tax Act")) of the issuer trustee (in its capacity as trustee of the trust) that is either a non-resident of Australia that holds the Offered Notes other than in the course of carrying on business through a permanent establishment in Australia or an Australian resident that holds the Offered Notes in the course of carrying on business through a permanent establishment outside Australia. The issuer trustee will seek to issue the Offered Notes in a manner which will satisfy the conditions for an exemption from Australian interest withholding tax. These conditions include:

  •
  at the time of issue, the issuer trustee does not know (or have reasonable grounds to suspect) that the Offered Notes were being, or would later be, acquired directly or indirectly by an offshore associate of the issuer trustee (other than in the capacity of a dealer, manager or underwriter in relation to the placement of the Offered Notes, or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme); and

  •
  at the time of payment of interest, the issuer trustee does not know (or have reasonable grounds to suspect) that the interest is being paid to an offshore associate of the issuer trustee (other than one receiving the payment in the capacity of a clearing house, custodian, funds manager, paying agent or responsible entity of a registered scheme). "Associate" for these purposes is widely defined and means, generally, in relation to the trust, the beneficiaries of the trust, and any "associates" of those beneficiaries. Thus the associates of the trust would generally include associates of National Australia Bank Limited and the residual income unitholder and the other beneficiaries of the trust, if any, from time to time. Accordingly, if any associates are offshore associates they may not acquire the Offered Notes (other than in the capacity noted above). See "Material Australian Tax Consequences" in this prospectus supplement and the accompanying prospectus.

        If by virtue of a change in law:

  •
  the issuer trustee will be required to withhold or deduct amounts from payment of principal or interest to any class of noteholders or redraw noteholders due to taxes, duties, assessments or governmental charges; or

  •
  if the issuer trustee ceases to receive the total amount of interest payable by borrowers on the mortgage loans due to taxes, duties, assessments or other governmental charges,

then the trust manager may, at its sole discretion, but subject to certain conditions, direct the issuer trustee to redeem all of the notes and redraw notes.

        If the issuer trustee redeems the notes and redraw notes, the noteholders and the redraw noteholders will receive a payment equal to either:

  •
  the aggregate outstanding principal balance of the notes and the redraw notes, plus accrued interest thereon (in which case exercise of the redemption will be mandatory and not require consent of the noteholders or the redraw noteholders); or

  •
  the aggregate outstanding principal balance of the notes and the redraw notes, plus accrued interest thereon, as reduced by unreimbursed losses allocated against the notes and the redraw notes (in which case exercise of the redemption will require approval of 75% of the noteholders and the redraw noteholders).

However, if the withholding or deduction relates only to Offered Notes, noteholders of the Offered Notes owning 75% of the voting rights represented thereby may direct the issuer trustee not to redeem the notes and redraw notes. See "Description of the Offered Notes—Redemption of the Notes for Taxation or other Reasons" in this prospectus supplement.

Material United States Federal Income Tax Consequences

        In the opinion of Sidley Austin Brown & Wood LLP, special United States federal income tax counsel for the trust manager, although there is no authority directly on point, the Offered Notes will be characterized as debt for United States federal income tax purposes, subject to the qualifications set forth in "Material United States Federal Income Tax Matters" in this prospectus supplement and accompanying prospectus. Each noteholder, by acceptance of an Offered Note, agrees to treat the Offered Notes as indebtedness. In addition, in the opinion of Sidley Austin Brown & Wood LLP, the trust will not be subject to any entity level tax for United States federal income tax purposes and the issuer trustee will not be treated as engaged in the conduct of a United States trade or business (and, accordingly, not subject to United States federal income tax on its net income) solely as a result of any activities that it conducts in its capacity as issuer trustee of the trust. See "Material United States Federal Income Tax Matters" in this prospectus supplement and accompanying prospectus.

Legal Investment

        The Offered Notes will not constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (U.S.). No representation is made as to whether the Offered Notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors as to whether the Offered Notes constitute legal investments for you. See "Legal Investment Considerations" in this prospectus supplement and accompanying prospectus.

ERISA Considerations

        In general, subject to the restrictions described in "ERISA Considerations" in this prospectus supplement, the Offered Notes will be eligible for purchase by retirement plans or other arrangements subject to the U.S. Employee Retirement Income Security Act of 1974 as amended or Section 4975 of the United States Internal Revenue Code of 1986 as amended. See "ERISA Considerations" in this prospectus supplement and accompanying prospectus.

Form of Offered Notes

        The Offered Notes will be initially issued in book-entry form only. Persons acquiring beneficial ownership of interests in the Offered Notes will hold their interests through The Depository Trust Company in the United States (only in the case of Class A-1 notes) or Clearstream, Luxembourg or Euroclear outside of the United States. Transfers of Offered Notes within The Depository Trust Company, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in The Depository Trust Company through the relevant depositories of Clearstream, Luxembourg or Euroclear. See "Description of the Offered Notes—Form of Offered Notes" in this prospectus supplement and "Global Clearance and Settlement Procedures" in Appendix A of the accompanying prospectus.

Registration

        The Offered Notes are registered with the Securities and Exchange Commission on a Registration Statement on Form S-3 filed under the Securities Act of 1933 (U.S.), as amended. The trust manager may also seek a listing for the Offered Notes on any recognized stock exchange or to register the Offered Notes under the Securities Exchange Act of 1934 (U.S.), as amended. The Class A-2 Notes, redraw notes and Class B Notes will not be registered with the Securities and Exchange Commission under the Securities Act of 1933 (U.S.), as amended.

Ratings of the Offered Notes

        It is a condition to the issuance of the Offered Notes that they be rated "AAA" by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Service, Inc. The security ratings of the Offered Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. See "Ratings of the Offered Notes" in this prospectus supplement.

Investment Risks

        There are material risks associated with an investment in the notes. See "Risk Factors" in this prospectus supplement.

RISK FACTORS

        The Offered Notes are complex securities secured by property located in a foreign jurisdiction. You should consider the following information which describes the principal risk factors of an investment in the Offered Notes described in this prospectus supplement. You should also read the detailed information set forth elsewhere in this prospectus supplement and accompanying prospectus.

General Structural Risks

The Offered Notes will be paid only from the assets of the trust and you may experience a loss if the assets of the trust are insufficient to repay the Offered Notes	The Offered Notes are debt obligations of the issuer trustee only in its capacity as trustee of the trust and do not represent an interest in or obligation of the issuer trustee in its individual capacity or of any other entity or party to this transaction.

The assets of the trust will be the sole source of payments on the Offered Notes. Therefore, if collections on the mortgage loans, amounts available under the support facilities and the other assets of the trust are insufficient to pay the interest and principal on your Offered Notes when due, there will be no other source from which to receive these payments and you may not recover your entire investment or obtain the yield on your investment you expected.
The servicer may commingle collections on the mortgage loans with its assets which may lead to losses on your Offered Notes
Before the servicer remits collections to the collections account, the collections may be commingled with the assets of the servicer. With some exceptions, the servicer may remit collections to the collections account on a quarterly basis. See "Description of the Offered Notes—Collections; Distributions on the Offered Notes" in this prospectus supplement. If the servicer becomes insolvent, the issuer trustee may only be able to claim those collections as an unsecured creditor of the insolvent company. This could lead to a failure to receive the collections on the mortgage loans, delays in receiving the collections, or losses to you.
Losses and delinquent payments on the mortgage loans may affect the return on your Offered Notes
Unlike the case in most securitizations of U.S. mortgage loans, if borrowers fail to make payments of interest and principal under the mortgage loans when due, the servicer has no obligation to make advances to cover the delinquent payment. However, under the liquidity facility provided for in this transaction, the liquidity facility provider does cover shortfalls in interest and income collections on the mortgage loans available to pay interest on the Offered Notes up to a specified limit. Accordingly, if the credit enhancement described in this prospectus supplement is insufficient to protect your Offered Notes from the borrowers' failure to make their scheduled payments, then the issuer trustee may not have enough funds to make full payments of interest and principal due on your Offered Notes. Consequently, the yield on your Offered Notes could be lower than you expect and you could suffer losses.

A wide variety of factors of a legal, economic, political or other nature could affect the performance of borrowers in making payments of principal and interest under the mortgage loans. In particular, if interest rates increase significantly, borrowers may experience distress and an increase in default rates on the mortgage loans may result. Under the Australian Consumer Credit Code, among other remedies, a court may order the terms of a mortgage loan to be varied on the grounds of hardship. See "Legal Aspects of the Mortgage Loans" in the accompanying prospectus. Any such variance may reduce the principal or interest payable under a particular mortgage loan.

Losses in excess of the protection afforded by the mortgage insurance policies, excess available income and the subordination of the subordinate class of notes will result in losses on the Offered Notes
The amount of credit enhancement provided through the mortgage insurance policies, excess available income and the subordination of the Class B notes to the Offered Notes, Class A-2 notes, the redraw facility and redraw notes is limited and could be depleted prior to the payment in full of the Offered Notes, Class A-2 notes, the redraw facility and redraw notes. If the mortgage insurance policies do not provide coverage for all losses incurred in respect of a mortgage loan, if there is insufficient excess available income to make the issuer trustee whole in respect of any such losses or if the principal amount of the Class B notes is reduced to zero, you may suffer losses on your Offered Notes.
Enforcement of the mortgage loans may cause delays in payment and losses
The servicer could encounter substantial delays in connection with the liquidation of a mortgage loan, which may lead to shortfalls in payments to you to the extent those shortfalls are not covered by a mortgage insurance policy or by the subordination of the Class B notes.

If the proceeds of the sale of a mortgaged property (including any insurance proceeds and amounts in liquidation of a borrower's personal assets, if any), net of preservation and liquidation expenses, are less than the unpaid principal balance of the related mortgage loan and any accrued interest, the issuer trustee may not have enough funds to make full payments of interest and principal due to you, unless the difference is covered by the subordination of the Class B notes.

Principal payments on the Offered Notes will be affected by the ranking for repayment of principal on the notes
If redraw notes are issued or a drawing is made under the redraw facility, they will be entitled to principal payments or repayments before your Offered Notes prior to enforcement of the charge under the master security trust deed and the deed of charge, and you may not receive full repayment of principal on your Offered Notes. As the Class A-2 notes are issued in addition to the Offered Notes, they will be entitled to principal equally with your Offered Notes with respect to payments of principal both prior to and after enforcement of the charge under the master security trust deed and the deed of charge, and, as a result, you may not receive full repayment of principal on your Offered Notes.
The mortgage insurance policies may not be available to cover losses on the mortgage loans
The mortgage insurance policies are subject to some exclusions from coverage and rights of refusal or reduction of claims, some of which are described in "The Mortgage Insurance Policies" in this prospectus supplement. Therefore, a borrower's payments that are expected to be covered by the mortgage insurance policies may not be covered because of these exclusions, refusals or reductions. Moreover, a mortgage insurance provider may be unable or unwilling to perform obligations under a mortgage insurance policy or a mortgage insurance policy may be held unenforceable under applicable law. As a result, the issuer trustee may not have enough money to make full payments of principal and interest on your Offered Notes.

The ratings assigned to the Offered Notes by the rating agencies will be based in part on the credit ratings assigned to certain entities which, directly or indirectly, provide mortgage insurance or support the provision of mortgage insurance as well as the credit enhancement provided by the subordination of the Class B Notes. The credit ratings assigned to such entities could be qualified, reduced or withdrawn at any time. Any qualification, reduction or withdrawal of the ratings assigned to such entities could result in a reduction of the ratings assigned to the Offered Notes, which could in turn affect the liquidity and market value of the Offered Notes.
The termination of any of the swaps may subject you to losses from interest rate or currency fluctuations
The issuer trustee will exchange the interest payments from the fixed rate mortgage loans for variable rate payments based upon the three-month Australian bank bill rate. If the fixed rate swap is terminated or the fixed rate swap provider fails to perform its obligations, you will be exposed to the risk that the floating rate of interest payable on the Offered Notes will be greater than the discretionary fixed rate set by the seller (who is also the fixed rate swap provider) on the fixed rate mortgage loans, which may lead to losses to you.

The issuer trustee will exchange the interest payments from the variable rate mortgage loans for variable rate payments based upon the three-month Australian bank bill rate. If the basis swap is terminated or if the basis swap provider fails to perform its obligations, the trust manager will direct the seller, subject to applicable laws, to set the interest rate on the variable rate mortgage loans at a rate high enough to cover the payments owed by the trust. However, if the rates on the variable rate mortgage loans are set above the market interest rate for similar variable rate mortgage loans, the affected borrowers will have an incentive to refinance their loans with another institution, which may lead to higher rates of principal prepayment than you initially expected, which will affect the yield on your Offered Notes.

If available interest and income collections (including any principal draws or draws under the liquidity facility) from the mortgage loans (calculated as described at "Description of the Offered Notes—Determination of Total Available Income" in this prospectus supplement) for a collection period are less than the scheduled payment due under the basis swap or fixed rate swap on the related payment date, the basis swap provider or the fixed rate swap provider is only required to pay a reduced proportion of its scheduled payment under the basis swap or fixed rate swap, as applicable. In such event, the trust may not have sufficient funds available to it to make up the shortfall in payment under the currency swaps and, in turn, the payments due on the Offered Notes.

The issuer trustee will receive payments from the borrowers and the fixed rate swap and basis swap providers on the mortgage loans in Australian dollars calculated, in the case of the swap providers, by reference to the Australian bank bill rate, and make payments to holders of the Class A-1 notes in U.S. dollars calculated, in the case of interest, by reference to LIBOR, and make payments to holders of the Class A-3 notes in Euros calculated, in the case of interest, by reference to EURIBOR. Under the currency swaps, the currency swap providers will exchange Australian dollar obligations for U.S. dollars or Euros, and in the case of interest, amounts calculated by reference to the Australian bank bill rate for amounts calculated by reference to LIBOR or EURIBOR. If a currency swap provider fails to perform its obligations or if a currency swap is terminated, the issuer trustee might have to exchange the relevant amount of its Australian dollars for U.S. dollars or Euros and its Australian bank bill rate obligations for LIBOR or EURIBOR obligations at a rate that does not provide sufficient U.S. dollars or Euros (as the case may be) to make payments in full to holders of the Offered Notes.
Termination payments relating to a currency swap, the basis swap or the fixed rate swap may reduce payments to you
Upon termination of a swap, a termination payment will be due either from the issuer trustee to the currency swap providers, the basis swap provider or the fixed rate swap provider or vice versa. If the relevant swap provider is required to make a termination payment to the issuer trustee upon the termination of a swap, then the trust will be exposed to credit risks in relation to the capacity of that swap provider to make that termination payment.

If the issuer trustee is required to make a termination payment to a currency swap provider upon the termination of a currency swap, the issuer trustee will make the termination payment from the assets of the trust and, prior to an event of default and enforcement of the master security trust deed and deed of charge, such payment will have a lower priority than interest payments on the Offered Notes (if the issuer trustee has not received the corresponding amount from a replacement currency swap provider) or will have a higher priority than interest payments on the Offered Notes (if, and to the extent, the issuer trustee has received the corresponding amount from a replacement currency swap provider). After an event of default and enforcement of the master security trust deed and deed of charge, any termination payment will rank equally with the Offered Notes. If termination of a currency swap occurs upon, or leads to an event of default and enforcement of the master security trust deed and deed of charge, there is no guarantee that the funds realized from the sale of the mortgage loans plus or minus (as the case may be) the termination payment due in respect of the currency swap will be sufficient to pay in full amounts owing to, amongst others, holders of the Offered Notes or that the issuer trustee will be able to exchange the funds obtained from the sale of the mortgage loans (which will be in A$) into an amount in US$ or €, as the case may be, which will be sufficient to pay in full the amounts owing to the holders of the Offered Notes.

If the issuer trustee is required to make a termination payment to the basis swap provider or fixed rate swap provider upon the termination of the basis swap or fixed rate swap, the issuer trustee will make the termination payment from the assets of the trust in accordance with the relevant swap agreement and, prior to an event of default and enforcement of the master security trust deed and deed of charge, such payment will have a higher priority than interest payments on the Offered Notes (if the issuer trustee has received the corresponding amount under the relevant mortgage loan) or will have a lower priority than interest payments on the Offered Notes (if the issuer trustee has not received the corresponding amount under the relevant mortgage loan). Any payment of a termination payment may reduce the amount available to make payments on the Offered Notes. After an event of default and enforcement of the master security trust deed and deed of charge, any termination payment will rank equally with the Offered Notes.
The availability of support facilities regarding payment on the Offered Notes will ultimately depend on the financial condition of National Australia Bank Limited
National Australia Bank Limited is acting in the capacities of seller, servicer, redraw facility provider, liquidity facility provider, fixed rate swap provider and basis swap provider with respect to the Offered Notes. In certain circumstances National Australia Bank Limited may resign or be removed from acting in such capacities. Accordingly, the availability of these various support facilities with respect to the Offered Notes will ultimately be dependent on the financial strength of National Australia Bank Limited (or any replacement service providers). If National Australia Bank Limited (or any replacement service provider) encounters financial difficulties which impede or prohibit the performance of its obligations under the various support facilities, the issuer trustee may not have sufficient funds to timely pay the full amount of principal and interest due on the Offered Notes.

Prepayments during a collection period may result in you not receiving your full interest payments
If a prepayment is received on a mortgage loan during a collection period, interest on the mortgage loan will cease to accrue on that portion of the mortgage loan that has been prepaid, starting on the date of prepayment. Unlike the case in most U.S. mortgage securitizations, the servicer has no obligation to make a compensating interest payment to cover the reduction in interest payable with respect to the mortgage loan in the related collection period as a result of the prepayment. If available interest and income collections (as increased by any principal draws or draws under the liquidity facility) are insufficient to cover such interest shortfall or the basis swap or the fixed rate swap has been terminated, the issuer trustee may not have sufficient funds to pay you the full amount of interest due on your Offered Notes on the next payment date.
If the trust manager directs the issuer trustee to exercise its right to cause a redemption of the notes, the yield on your Offered Notes could be lower than you expected
The trust manager may cause the issuer trustee to redeem the notes and any redraw notes on any payment date falling on or after the payment date when the aggregate outstanding principal balance of the mortgage loans, expressed as a percentage of the aggregate outstanding principal balance thereof as of the closing date, is less than 10%. This could result in principal repayment earlier than you expected and the yield on your Offered Notes could be lower than you expected. In order to accomplish the redemption, the issuer trustee's title in the mortgage loans then remaining in the mortgage pool will be extinguished. Because the consideration paid for non-performing mortgage loans will be limited to the current value of such mortgage loans (taking into account applicable insurance proceeds or other available resources) as opposed to their outstanding principal balance, plus accrued interest thereon, it is possible that holders of the Offered Notes could suffer a loss of recovery of principal on their Offered Notes as a result of such repurchase.

You may not be able to resell your Offered Notes
The underwriters are not required to assist you in reselling your Offered Notes. Although an application will be made to list the Offered Notes on the Luxembourg Stock Exchange, a secondary market for your Offered Notes may not develop. If a secondary market does develop, it might not continue or might not be sufficiently liquid to allow you to resell any of your Offered Notes readily or at the price you desire. The market value of your Offered Notes is likely to fluctuate with changes in interest rates in general, changes in the interest rates of the underlying mortgage loans, changes affecting the Australian economy and various other factors, all of which could expose you to significant losses.
The proceeds from enforcement of the master security trust deed and deed of charge may be insufficient to pay amounts due to you
If the security trustee enforces the security over the assets of the trust after an event of default under the master security trust deed and deed of charge, there is no assurance that the market value of the assets of the trust will be equal to or greater than the outstanding principal and interest due on the Offered Notes and the other secured obligations that rank ahead of or equally with the Offered Notes, or that the security trustee will be able to realize the full value of the assets of the trust.

The issuer trustee, the trust manager, the security trustee, the servicer, the note trustee, the principal paying agent, the swap providers and other support providers will generally be entitled to receive the proceeds of any sale of the assets of the trust, to the extent they are owed fees and expenses (or, in the case of the liquidity facility provider and the redraw facility provider, to the extent of any outstanding cash advance deposit), before you. Consequently, the proceeds from the sale of the assets of the trust after an event of default under the master security trust deed and deed of charge may be insufficient to pay you principal and interest on your Offered Notes in full. See "Description of Transaction Documents—The Master Security Trust Deed" in the accompanying prospectus.
You will not receive physical certificates representing your Offered Notes, which can cause delays in receiving distributions and hamper your ability to pledge or resell your Offered Notes	Your ownership of the Offered Notes will be registered electronically through DTC, the Euroclear System or Clearstream, Luxembourg, as the case may be. The lack of physical certificates could:

•
cause you to experience delays in receiving payments on the Offered Notes because the principal paying agent on behalf of the issuer trustee will be sending distributions on the Offered Notes to DTC, and in turn Euroclear and Clearstream, Luxembourg (in the case of the Class A-1 notes), or the common depository for and on behalf of Euroclear and Clearstream, Luxembourg (in the case of the Class A-3 notes), instead of directly to you;
	•	limit or prevent you from using your Offered Notes as collateral; and
	•	hinder your ability to resell the Offered Notes or reduce the price that you receive for them.
See "Description of the Offered Notes—Form of Offered Notes" in this prospectus supplement.
Ratings of your Offered Notes do not assure their payment and withdrawal or downgrading of any initial ratings may affect the value of your Offered Notes
A rating is based on the adequacy of the value of the trust assets and any credit enhancement for the Offered Notes, and reflects the rating agency's assessment of how likely it is that holders of the Offered Notes will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the mortgage loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the Offered Notes will be redeemed early. A rating is not a recommendation to purchase, hold or sell the Offered Notes because it does not address the market price of the Offered Notes or the suitability of the Offered Notes for any particular investor.

A rating may not remain in effect for any given period of time and a rating agency could lower or withdraw a rating entirely in the future. For example, a rating agency could lower or withdraw its rating due to:
	•	a decrease in the adequacy of the value of the trust assets or any related credit enhancement;
	•	an adverse change in the financial or other condition of National Australia Bank Limited as servicer and as a support facility provider or of any credit enhancement provider;

• a change in the rating of the long-term debt of National Australia Bank Limited as servicer and as a support facility provider or of any credit enhancement provider; or
• an adverse change in the financial condition of a mortgage insurer, or a change in the rating of a mortgage insurer.

A reduction in any rating of the Offered Notes would probably reduce the market value of the Offered Notes and may affect your ability to sell them. See "Ratings of the Offered Notes" in this prospectus supplement.
The use of principal collections to cover liquidity shortfalls may lead to principal losses
If principal collections are drawn upon to cover shortfalls in interest collections and there are insufficient excess interest collections in succeeding collection periods to repay those principal draws, you may not receive full repayment of principal on your notes.
European Directive on taxation of savings income may impact the issuer trustee's ability to make payments on the Offered Notes
On June 3, 2003 the European Council of Economics and Finance Ministers adopted a Directive on the taxation of savings income under which Member States will be required from a date not earlier than January 1, 2005 to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that Member State. However, for a transitional period, Austria, Belgium and Luxembourg will instead be required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependant upon the conclusion of certain other agreements relating to information exchange with certain other countries).

Risks Associated with Investment in Australian Mortgage Loans
You may face an additional possibility of loss because the issuer trustee does not hold legal title to the mortgage loans
The issuer trustee will initially hold only equitable title to the mortgage loans as the borrowers will not be notified of the equitable assignment of the mortgage loans to the issuer trustee. This is different than holding legal title which would require that the issuer trustee not only have possession of the mortgage title documents, but also that notices of the assignment of the mortgages to the issuer trustee be filed with the land title offices in the appropriate Australian jurisdictions and that notice of such assignment be given to the borrowers. The issuer trustee will take certain steps to protect its interest in, and title to, the mortgage loans if and only if a "title perfection event" occurs (and at that time will notify the borrowers of the assignment). See "Assets of the Trust—Transfer and Assignment of the Mortgage Loans" in this prospectus supplement. This is similar to the practice in many U.S. domestic securitizations where the trustee is not initially required to record the assignments of mortgage in the name of the securitization trustee in the recording offices of the various state and local jurisdictions, but rather only is required to take such action upon the occurrence of certain trigger events which indicate the adverse financial condition of the seller/servicer. Because the issuer trustee does not hold legal title to the mortgage loans, you will be subject to the following risks which may lead to a failure to receive collections on the mortgage loans or delays in receiving the collections on the mortgage loans, and consequently lead you to suffer losses on your Offered Notes:
•
The issuer trustee's interest in a mortgage loan may be impaired by the existence of a prior higher or equal ranking security interest over the related mortgaged property or a higher or equal ranking security interest created by or through the seller as legal holder of the mortgage loan after the equitable assignment of the mortgage loan to the issuer trustee, but prior to the issuer trustee acquiring legal title in the mortgage loan.
•
Until a borrower has notice of the assignment of its mortgage loan to the issuer trustee, that borrower is not required to make payments under its mortgage loan to anyone other than the seller and any such payments made to the seller will discharge the borrower's payment obligations in relation to these amounts. If the servicer (which is also the seller) does not deliver collections to the issuer trustee, for whatever reason, neither the issuer trustee nor you will have any recourse against the related borrowers for such collections.

• The issuer trustee may not be able to initiate any legal proceedings against a borrower to enforce a mortgage loan without the involvement of the seller.
The rate and timing of payments on your Offered Notes could vary unexpectedly as there is no way to predict the actual rate and timing of payments on the mortgage loans
The rate of principal and interest payments on pools of mortgage loans varies among pools, and is influenced by a variety of economic, demographic, social, tax, legal and other factors, including prevailing market interest rates for mortgage loans, the availability of alternate financing and the particular terms of the mortgage loans.

Australian mortgage loans have features and options that are different from mortgage loans in the United States and Europe, and thus will have different rates and timing of payments from mortgage loans in the United States and Europe. In particular, in the case of the seller, the calculation of scheduled payments on certain mortgage loans on the basis of a "reference rate" may result in a more rapid amortization of the loans. See "The Seller's Residential Loan Program—Features and Options; Loan Types" in the accompanying prospectus. Moreover, it is not unusual for Australian borrowers to make voluntary prepayments of principal in significant amounts. The reasons for voluntary prepayments include the absence of prepayment penalties under variable rate mortgage loans, Australia's strong home ownership ethos, the lack of tax deductibility for interest on mortgage loans used to purchase a primary residence under Australia's tax laws, and the fact that certain loans allow the borrower to redraw prepaid funds. These factors could encourage borrowers to make payments in excess of those required to pay off the mortgage loan within the contractual term, and to make lump sum prepayments from time to time when they have funds that are not required for another purpose.

Similarly, borrowers may prepay the entire balance of their mortgage loan in a refinancing. Their incentive to do this would be increased, for instance, if the seller or other lenders were to offer a new or different product feature. The repurchase of a mortgage loan by the seller in the limited circumstances described in the accompanying prospectus will also result in the issuer trustee receiving in full the principal amount of that mortgage loan.

Also, the method by which housing loans are distributed in the Australian market continues to change. In particular, the proportion of loans distributed through brokers has increased and it is possible that it could increase further. The increasing number of brokers in the market may have an impact on the frequency with which borrowers refinance their loans which could impact the timing of payments of principal on your Offered Notes.

There is no guarantee as to the actual rate of prepayment on the mortgage loans, or that the actual rate of prepayment will conform to any model described in this prospectus supplement. The rate and timing of principal and interest payments on the mortgage loans will affect the rate and timing of payments of principal and interest on your Offered Notes.
Unexpected prepayment rates could have the following negative effects:
• If you bought your Offered Notes for more than their face amount, the yield on your Offered Notes will drop if principal payments occur at a faster rate than you expect; or
• If you bought your Offered Notes for less than their face amount, the yield on your Offered Notes will be lower than expected if principal payments occur at a slower rate than you expect.

Prepayments of principal on the mortgage loans will tend to shorten the weighted average life of the Offered Notes, while redraws of principal funds will tend to extend the weighted average life of the Offered Notes.

Other factors that would affect the rate and timing of payments on the Offered Notes would include receipt by the issuer trustee of enforcement proceeds due to a borrower default on a mortgage loan, the receipt by the issuer trustee of insurance proceeds under a mortgage insurance policy in respect of a mortgage loan, a repurchase by the seller as a result of a breach of its representations and warranties made with respect to the mortgage loans, the exercise by the servicer of its option to purchase mortgage loans which become 90 days or more delinquent, an optional redemption of the Offered Notes or a redemption of the Offered Notes for taxation or other reasons, the variation of the terms of a mortgage loan pursuant to a court order under the Australian Consumer Credit Code, or the receipt of the proceeds of enforcement of the deed of charge and the master security trust deed prior to the maturity date of the Offered Notes upon the occurrence of an event of default.

Transfers of servicing may result in delays in distributions or losses on the Offered Notes
In 2002, as part of the sale of Homeside Lending Inc. (formerly a wholly owned subsidiary of National Australia Bank Limited and the previous servicer of mortgage loans originated by National Australia Bank Limited), National Australia Bank Limited sold the servicing platform used for a majority of the mortgage loans in its portfolio at that time to Washington Mutual Bank F.A. ("WaMu"). Following the sale, National Australia Bank Limited developed a new servicing platform with similar functionality to the servicing platform sold to WaMu. National Australia Bank. Limited recently transferred the servicing of its mortgage loans to its new servicing platform. While the servicing criteria for the mortgage loans continues to be the same servicing criteria as used prior to the transfer, the introduction of the new servicing platform may lead to delays in the servicer receiving the Collections in respect of the mortgage loans and may have an adverse impact on the timing of payments on the notes or could result in losses on the Offered Notes.
The deduction or imposition of a withholding tax will reduce payments to you and may lead to an early redemption of the Offered Notes	If an Australian withholding tax is deducted from payments in relation to interest on the notes, including related payments to the currency swap provider, you will not be entitled to receive grossed-up amounts to compensate for the withholding tax. Thus, you will receive less interest than is scheduled to be paid on each payment date and may receive less principal at the maturity date of the notes. The issuer trustee, at the direction of the trust manager, must on any payment date redeem the notes in whole but not in part if a withholding tax is imposed, unless (if the withholding deduction relates only to certain Offered Notes) holders of such Offered Notes owning 75% of the voting rights represented thereby direct the issuer trustee not to redeem their Offered Notes. If the issuer trustee exercises this option, the weighted average life of the Offered Notes will be shorter and you may not be able to reinvest the amounts received upon redemption at an interest rate comparable to that payable on the Offered Notes.
A decline in Australian economic conditions may lead to losses on your Offered Notes	The Australian economy has experienced a prolonged period of expansion with relatively low interest rates and steadily increasing property values. If the Australian economy were to experience a downturn, an increase in unemployment, an increase in interest rates, a fall in property values or any combination of these factors, delinquencies or losses on the mortgage loans may increase, which may cause losses on your Offered Notes. To the extent such losses are covered by a mortgage insurance policy described herein, proceeds of such policy will be treated as a prepayment of principal and will be distributed to the holders of the Offered Notes earlier than otherwise would be the case.

Australian consumer protection laws may affect the timing or amount of interest or principal payments to you
Some borrowers may make a claim to a court or tribunal requesting changes in the terms and conditions of their mortgage loans or compensation or penalties from the seller for breaches of any legislation relating to consumer credit. Australian governmental agencies may also bring actions for penalties under legislation relating to consumer credit. Any order under legislation relating to consumer credit, and any changes which allow the borrower to pay less principal or interest under the mortgage loan, may delay or decrease the amount of collections available to make payment to you.

With respect to the above, if the issuer trustee obtains legal title to the mortgage loans, the issuer trustee will be subject to the penalties and compensation provisions of the Australian Consumer Credit Code instead of (or in some circumstances, together with) the seller. To the extent that the issuer trustee is unable to claim damages from the seller or the servicer where the issuer trustee suffers a loss in connection with a breach of the Australian Consumer Credit Code, the assets of the trust, subject to limited exceptions, will be used to indemnify the issuer trustee prior to payments to you. This may delay or decrease the amount of collections available to make payments to you. See "Australian Consumer Credit Code" in the accompanying prospectus.
The trust will be subject to Australian tax
The trust will be subject to Australian tax. The issuer trustee is entitled under current tax laws to deduct, against the trust's income, all expenses incurred by it in deriving that income (including interest paid or accrued on account of the notes). It is anticipated that there should not be any income of the trust as at the end of each of the trust's tax years in respect of which the issuer trustee could be personally liable for income tax (but rather the taxable income of the trust is intended to be allocated to, and taxed in the hands of, the person which is the Residual Income Unitholder of the trust). Accordingly, the taxation of the trust's income should not result in a decrease in funds available to the trust to make payments on the notes.
Australian tax reform proposals could result in tax liability on the trust which may lead to losses on your Offered Notes
The Australian Federal Government is undertaking a reform of business taxation. There are new rules addressing foreign currency translation and the taxation of foreign currency gains and losses. Also, there are new rules that require withholding on certain amounts paid to non-residents. (See "Material Australian Tax Consequences" in the accompanying prospectus.) The non-resident withholding rules are subject to regulations that have not yet been released. The rules will not apply to interest paid under the Offered Notes and are not expected to apply to principal paid under the Offered Notes. If contrary to this expectation an amount is required to be withheld by the issuer trustee, the issuer trustee is not required to gross up payments it makes to a holder of an Offered Note to compensate for any amount withheld under the new rules.

Australian goods and services tax may decrease the funds available to the issuer trustee to make payments on the Offered Notes
A goods and services tax is payable by all entities which make taxable supplies in Australia. Some service providers to the issuer trustee will be subject to the goods and services tax in respect of such services and will pass on that additional cost to the issuer trustee. The issuer trustee may also be subject to the goods and services tax on services provided by it. The Australian Taxation Office ("ATO") recently issued a public ruling to the effect that entities such as the issuer trustee would not be entitled to claim a reduced input tax credit for most of the goods and services tax borne by it in respect of services provided to it by the servicer. However, the ATO is currently reviewing its position in this regard. To the extent that the issuer trustee cannot claim a full input tax credit in respect of the goods and services tax included in the costs of goods and services acquired by it, it will have less funds available to meet its obligations, and you may suffer losses.
Because the issuer trustee is an Australian entity, there remains uncertainty as to the enforceability of judgments obtained by holders of Offered Notes in U.S. courts by Australian courts
Perpetual Trustee Company Limited is an Australian public company and in its capacity as issuer trustee of the trust, it has agreed to submit to the jurisdiction of the New York State and federal courts for purposes of any suit, action or proceeding arising out of the offering of the Offered Notes under the underwriting agreement. Generally, a final and conclusive judgment obtained by noteholders in U.S. courts would be recognized and enforceable against the issuer trustee in the relevant Australian court without reexamination of the merits of the case. However, because of the foreign location of the issuer trustee and its directors, officers and employees (and their respective assets), it may be difficult for noteholders to effect service of process over these persons or to enforce against them judgments obtained in United States courts based upon the civil liability provisions of the U.S. federal securities laws. See "Enforcement of Foreign Judgments in Australia" in the accompanying prospectus.

Collections may not be sufficient to ensure payments of interest to you
If collections during a quarterly period are insufficient to cover fees and expenses of the trust and the interest payments due on the Offered Notes on the next quarterly payment date, you may not receive a full payment of interest on that quarterly payment date, which will reduce the yield on your Offered Notes.
Risks Associated with Seller's Mortgage Loan Portfolio
Payment holidays may result in you not receiving your full interest payments
On certain mortgage loans, if a borrower prepays principal on his or her loan, the servicer may permit the borrower to skip subsequent payments, including interest payments, until the outstanding principal balance of the mortgage loan equals the scheduled balance. If a significant number of borrowers take advantage of this practice at the same time, the issuer trustee may not have sufficient funds to pay you the full amount of interest on the Offered Notes on the next quarterly payment date.
Because scheduled payments for variable rate mortgage loans are calculated annually, such payments may be larger or smaller than payments calculated on a conventional, level payment basis
The scheduled payment payable by the borrower on either a monthly, bi-weekly or weekly basis under the variable rate mortgage loans is determined once a year in some cases on the basis of the borrower's interest rate, outstanding principal balance and loan term and in other cases in accordance with a "reference rate". The reference rate is generally designed to accelerate the payment of a loan. Thus, notwithstanding the remaining term to maturity of the mortgage loans, the loans may be paid off more rapidly than if scheduled payments were calculated on a conventional level payment basis giving effect to the loan's interest rate, principal balance and term.

Conversely, since a borrower's scheduled payments change annually, an increase in a borrower's interest rate on a variable rate mortgage loan during the year could result in interest accruing on the mortgage loan in excess of the required scheduled payment under the mortgage loan. In such a case, the mortgage loan will be subject to "negative amortization" and the excess of such interest accrual over the required scheduled payment would be added to the principal balance of the loan. Extended periods of negative amortization could result in shortfalls in collections on the mortgage loans to pay interest on the Offered Notes.

The expiration of fixed rate interest periods may result in significant repayment increases and hence increased borrower defaults
The fixed rate mortgage loans in the mortgage pool have fixed interest rates that are set for a shorter time period (generally not more than 10 years) than the life of the loan (up to 30 years). At the end of the fixed rate period, the loan either converts to a variable rate, or can be refixed for a further period, again generally not for more than 10 years. When the loan converts to a variable rate or a new fixed rate, prevailing interest rates may result in the scheduled repayments increasing significantly in comparison to the repayments required during the fixed rate term just completed. This may increase the likelihood of borrower delinquencies, which may cause losses on your Offered Notes.

If the variable rate is lower than the fixed interest rate this may result in lower interest collections over the collection period and result in shortfalls in collections on the mortgage loans available to pay interest on the Offered Notes. Alternatively, a variable rate which is higher than the fixed interest rate may lead to the mortgage loan being refinanced which could cause higher rates of principal prepayment than you expected which could affect the yield on your Offered Notes.
The expiration or early termination of interest only periods triggers borrower repayment obligations, which may increase borrower defaults
The interest only mortgage loans in the mortgage pool have fixed interest only periods, after which the borrower must either repay the principal in full or commence making scheduled repayments of principal and interest. At the end of the interest only period, a borrower may be unable to repay the principal in full or meet the scheduled repayments of principal and interest, which may cause losses on your Offered Notes. Alternatively this could cause higher rates of principal prepayment than you expected which could affect the yield on your Offered Notes.
Because interest accrues on the loans on a simple interest basis, interest payable may be reduced if borrowers pay installments before scheduled due dates
Interest accrues on the mortgage loans on a daily simple interest basis, i.e., the amount of interest payable each weekly, bi-weekly or monthly period is based on each daily balance for the period elapsed since interest was last charged to the borrower. Thus, if a borrower pays a fixed installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made may be less than would have been the case had the payment been made as scheduled.

The seller's ability to set the interest rate on variable rate mortgage loans may lead to increased delinquencies or prepayments and affect the yield on your Offered Notes
The interest rates on the variable rate mortgage loans are not tied to an objective interest rate index, but rather are set at the sole discretion of the seller. If the seller increases interest rates on these loans, borrowers may be unable to make their required payments and, accordingly, may become delinquent or may default on their mortgage loans. Further, the seller's willingness to increase interest rates on the mortgage loans may be influenced by the seller's obligations as basis swap provider to make payments under the basis swap. In addition, if the interest rates are raised above market interest rates, borrowers may refinance their mortgage loans with another lender to obtain a lower interest rate. This could cause higher rates of principal prepayment than you expected which could affect the yield on your Offered Notes.
A borrower's ability to offset may affect the return on your Offered Notes
In the event of the insolvency of the seller, borrowers may be able to offset their deposits with the seller against their liability under their mortgage loans. If this occurs, the assets of the trust (including the seller's deposit of funds for this risk, if any) might be insufficient to pay your principal and interest in full.
The concentration of mortgage loans in specific geographic areas may increase the possibility of loss on your Offered Notes
The trust contains high concentrations of mortgage loans secured by properties located within certain states and territories of Australia. See the geographic distribution table in Appendix S-I for a geographic profile of the mortgage loans. Any deterioration in the real estate values or the economy of any of those states or territories could result in higher rates of delinquencies, foreclosures and loss than expected on the mortgage loans. In addition, these states or territories may experience natural disasters, which may not be fully insured against and which may result in property damage and losses on the mortgage loans. These events may in turn have a disproportionate impact on funds available to the trust, which could cause you to suffer losses.
The features of the mortgage loans may change, which could affect the timing and amount of payments to you
Subject to the terms of the mortgage loans, the features of the mortgage loans, including their interest rates, may be changed by the seller or the servicer either on its own initiative or at a borrower's request. Some of these changes may include the addition of newly developed features which are not described in this prospectus supplement or the prospectus. As a result of these changes, the concentration of mortgage loans with specific characteristics is likely to change over time, which may affect the timing and amount of payments you receive. See "The Seller's Residential Loan Program" in the accompanying prospectus.

If the seller or the servicer changes the features of the mortgage loans or fails to offer desirable features offered by its competitors, borrowers might elect to re-finance their mortgage loan with another lender to obtain more favorable features. In addition, the mortgage loans included in the trust are not permitted to have some features. If a borrower opts to add one of these features to his or her mortgage loan, in effect the mortgage loan will be repaid and a new mortgage loan will be written which will not form part of the assets of the trust. The refinancing or removal of mortgage loans could cause you to experience higher rates of principal prepayments than you expected, which could affect the yield on your Offered Notes.

        For the remaining sections of this prospectus supplement, you can find definitions of certain capitalized terms used herein, which are specific to the particular series of notes described herein, under the caption "Glossary For Prospectus Supplement" at the end of this prospectus supplement. If a capitalized term used in this prospectus supplement has applicability to any series of notes offered under the accompanying prospectus, then such term will be defined under the caption "Glossary" at the end of the accompanying prospectus.

THE TRUST

General

        The National RMBS Trust 2004-1 (the "Trust"), formed on September [    ], 2004, is a common law trust established by the Trust Manager under the laws of the Australian Capital Territory. The Trust may only act through the Issuer Trustee. Accordingly, references to actions or obligations of the Issuer Trustee refer to such actions or obligations of the Trust.

        The detailed terms of the Trust are set out in the Master Trust Deed and the Supplemental Deed. The Trust is separate and distinct from any other trust to be established under the Master Trust Deed. The assets of the Trust will not be available to meet the liabilities of any other such trust; and the assets of any other trust will not be available to meet the liabilities of the Trust.

  Purpose of the Trust

        The principal purpose of the Trust is to issue the notes and enter into financial arrangements in connection to that purpose.

  Capital

        The beneficial interest in the Trust is represented by:

  •
  ten residual capital units; and

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  one residual income unit.

        Each residual capital unit and residual income unit has an issue price of A$5.00.

  Office

        All communications in respect of the Trust must flow through the Issuer Trustee. The Trust does not have, nor is it required under Australian law to have, a separate registered office.

  Debt

        As at the Closing Date, and prior to the issue of any Offered Notes, the Issuer Trustee has incurred no indebtedness as trustee of the Trust.

  Management

        National Global MBS Manager Pty Ltd has been appointed as Trust Manager of the Trust and will carry on the day to day administration, supervision and management of its affairs.

The Master Trust Deed

        The Master Trust Deed provides for the creation of trusts from time to time and the terms upon which trusts are constituted. The Master Trust Deed:

  •
  specifies the rights and obligations of the Issuer Trustee in relation to trusts created under it;

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  specifies the rights and obligations of the Trust Manager in relation to trusts created under it; and

  •
  specifies the terms upon which each of the Issuer Trustee and the Trust Manager are to be appointed, removed and replaced.

        Various provisions of the Master Trust Deed are discussed throughout this prospectus supplement and the accompanying prospectus where (and to the extent) such provisions are relevant.

The Supplemental Deed

        The Supplemental Deed (which supplements the general framework under the Master Trust Deed with respect to the Trust):

  •
  specifies the details of the Notes, other than those terms and conditions for the Offered Notes which are contained in the Note Trust Deed, the Agency Agreement and the "Terms and Conditions" annexed to the Offered Notes (see Appendix S-II of this prospectus supplement);

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  establishes the cash flow allocation of the mortgage loans with respect to payment of the Notes;

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  contains certain representations and warranties and undertakings of the various transaction parties;

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  confirms the appointment of National Australia Bank Limited ("the National"), as Servicer of the mortgage loans; and

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  specifies a number of ancillary matters associated with operation of the Trust and the mortgage loans, such as the arrangements regarding the operation of the Collections Account, the fees payable to the Issuer Trustee, the Trust Manager and the Servicer, the termination of the Trust and the limitation of the Issuer Trustee's liability.

ASSETS OF THE TRUST

        The assets of the Trust will include the following:

  •
  the pool of mortgage loans, including all:

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  principal payments paid or payable on the mortgage loans at any time after the Cut-off Date;

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  interest payments paid or payable on the mortgage loans at any time after the Cut-off Date (other than the Accrued Interest Adjustment which is paid on the first Payment Date to the Seller);

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  rights under the primary mortgage insurance policies issued by GE Mortgage Insurance Company Pty Limited and PMI Mortgage Insurance Ltd, rights under the mortgage pool insurance policy issued by PMI Mortgage Insurance Ltd and, where available, the individual property insurance policies covering the mortgaged properties relating to the mortgage loans;

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  rights under the mortgages relating to the mortgage loans;

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  rights under any additional collateral securities appearing on the Seller's records as securing the mortgage loans;

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  amounts on deposit in certain accounts established in connection with the creation of the Trust and the issuance of the Notes, including the Collections Account, and any Authorized Investments in which these amounts are invested; and

  •
  the Issuer Trustee's rights under the Transaction Documents, including the Support Facilities.

The Mortgage Loans

        The mortgage loans are secured by registered first ranking mortgages on properties located in Australia. The mortgage loans are from the Seller's residential loan program and have been originated by the Seller in the ordinary course of its business as described at "The Seller's Residential Loan Program" in the accompanying prospectus. The mortgage loans are either fixed rate (but only for a limited period, generally no longer than 10 years, with the rate at the end of such period, either converting to a new fixed rate for another limited period or converting to a variable rate) or variable rate loans. The mortgaged properties consist of one- to four-family residential owner-occupied properties and one- to four-family residential non-owner occupied properties, excluding manufactured homes.

Transfer and Assignment of the Mortgage Loans

        On the Closing Date, the Seller will equitably assign to the Issuer Trustee the mortgage loans, the mortgages securing those mortgage loans, any additional collateral security and any insurance policies, as described above, on the mortgaged properties relating to those mortgage loans. After the equitable assignment, the Issuer Trustee will be entitled to receive collections on the mortgage loans. If a Title Perfection Event occurs, unless each rating agency confirms that a failure to protect the Issuer Trustee's interest in, and legal title to, the mortgage loans will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the Offered Notes, the Class A-2 Notes, the Class B Notes and the Redraw Notes (if any), the Issuer Trustee must use the irrevocable power of attorney granted by the Seller in favor of the Issuer Trustee to take the actions necessary to protect the Issuer Trustee's interest in, and legal title to, the mortgage loans. The Trust Manager, the Servicer and the Seller have agreed to assist the Issuer Trustee in taking any necessary actions to protect the Issuer Trustee's interest in, and legal title to, the mortgage loans after the occurrence of a Title Perfection Event, including the lodgment of transfers of the mortgages securing the mortgage loans with the appropriate land titles office in each applicable Australian state and territory.

        The Issuer Trustee will grant a first ranking fixed and floating charge over the mortgage loans and other assets of the Trust, under the Master Security Trust Deed and Deed of Charge, in favor of the Security Trustee for the ultimate benefit of the Noteholders and the other Secured Creditors of the Trust. The Servicer will service the mortgage loans pursuant to the Servicing Agreement and will receive compensation for these services. See "Description of the Transaction Documents—The Master Security Trust Deed" in the accompanying prospectus and "Servicing" in this prospectus supplement.

Representations, Warranties and Eligibility Criteria

        The Seller will make various representations and warranties to the Issuer Trustee with respect to the mortgage loans, including those set forth in "Transfer and Assignment of the Mortgage Loans—Representations, Warranties and Eligibility Criteria" and "—The Seller's Representations" in the accompanying prospectus. If any of these representations or warranties are breached, the Seller will be obligated:

  •
  to remedy the breach; or

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  in some limited circumstances to repurchase the relevant mortgage loan or any property acquired in respect of that mortgage loan; or

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  in certain limited circumstances to remove the affected mortgage loan from the Trust and substitute one or more other mortgage loans therefore under the criteria specified at "Transfer and Assignment of the Mortgage Loans—Breach of Representations and Warranties" in the accompanying prospectus; or

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  in some circumstances to pay damages for any direct loss sustained by the Issuer Trustee up to a maximum of the outstanding principal balance of the affected mortgage loans.

DESCRIPTION OF THE POOL OF MORTGAGE LOANS

General

        The pool will consist of approximately 24,158 mortgage loans that have an aggregate outstanding principal balance as of the Cut-off Date, of approximately A$2,541,468,208.23. As of the Cut-off Date, no mortgage loans were more than 30 days delinquent. Lender's mortgage insurance policies with respect to the mortgage loans will cover any loss realized on the disposal of the related mortgaged property subject to such mortgage loan. See "The Mortgage Insurance Policies" in this prospectus supplement. The mortgage loans were originated by the Seller in accordance with the underwriting standards described at "The Seller's Residential Loan Program—Underwriting Process" in the accompanying prospectus and in accordance with the underwriting criteria described below at "Underwriting Guidelines".

        A mortgage over the related mortgaged property will secure the mortgage loans. Each mortgage loan is secured by a registered first ranking mortgage having a priority over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower.

        The mortgaged properties that secure the mortgage loans are located in the following states and territories of Australia:

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  New South Wales;

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  Victoria;

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  Western Australia;

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  Queensland;

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  South Australia;

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  Tasmania;

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  the Northern Territory; and

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  the Australian Capital Territory.

Details of the Pool of Mortgage Loans

        The information in Appendix S-I to this prospectus supplement, sets forth in tabular format various details relating to the mortgage loans to be included in the Trust. The information is provided by the Seller as of the close of business on the Cut-off Date. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.

        The statistical information in Appendix S-I may not reflect the actual pool of mortgage loans as of the Closing Date because the Seller may substitute loans proposed for equitable assignment to the Trust with other eligible mortgage loans or add additional eligible mortgage loans. The Seller may do this if, for example, the loans originally selected are repaid early or subsequently modified in any manner which makes them ineligible for inclusion in the Trust.

        The Seller will not add, remove or substitute any mortgage loans prior to the Closing Date if this would result in a change of more than 5% in any of the characteristics of the pool of mortgage loans described in "Summary—The Mortgage Loans" other than a change in the Aggregate Mortgage Loan Pool Balance or the Number of Mortgage Loans where the change is due to adding or removing mortgage loans due to a fluctuation in the US$/A$ exchange rate or the €/A$ exchange rate, unless a revised prospectus supplement is delivered to prospective investors. Moreover, additions or removals of mortgage loans in the mortgage loan pool will not occur after the Closing Date other than through removals as a result of either mandatory repurchases by the Seller or substitutions by the Seller of mortgage loans affected by a breach of the Seller's representations or warranties as described under "The Seller—Breach of Representations and Warranties" in the accompanying prospectus or the exercise by the Servicer of its option to repurchase mortgage loans which are 90 days or more delinquent as described at "Servicing—Optional Purchase of Defaulted Mortgage Loans" in this prospectus supplement.

DESCRIPTION OF THE OFFERED NOTES

General

        The Issuer Trustee will issue the Class A-1 Notes (the "Class A-1 Notes") and the Class A-3 Notes (the "Class A-3 Notes", and together with the Class A-1 Notes, the "Offered Notes"), together with the Class A-2 Notes and Class B Notes (collectively, the "Notes") on the Closing Date pursuant to a direction from the Trust Manager to the Issuer Trustee to issue the Notes under the terms of the Master Trust Deed, the Supplemental Deed, and (in relation to the Offered Notes only) the Note Trust Deed. The following summary is subject to, and qualified in its entirety by reference to, the terms and conditions of the Offered Notes set forth at Appendix S-II to this prospectus supplement, the terms and conditions of the Note Trust Deed and the provisions of the other Transaction Documents. The following summary, together with the description of the Offered Notes in this prospectus supplement and the accompanying prospectus, nevertheless, describes all material terms of the Offered Notes and the related Transaction Documents. Investors should also review the other sections of this prospectus supplement and the accompanying prospectus for important additional information regarding the terms and conditions of the Offered Notes and the Transaction Documents.

Governing Law

        The Notes will be governed by the laws of the Australian Capital Territory. The Noteholders are bound by, and deemed to have notice of, all the provisions of the Transaction Documents. The Note Trust Deed has been duly qualified under the Trust Indenture Act of 1939 of the United States.

Form of Offered Notes

        The Class A-1 Notes are offered in minimum denominations equivalent to at least US$100,000 initial principal balance each and multiples of US$10,000 in excess of that amount. The Issuer Trustee will issue the Class A-1 Notes in book-entry form only as described below.

        The Class A-3 Notes are offered in minimum denominations equivalent to at least €100,000 initial principal balance each and multiples of €10,000 in excess of that amount. The Issuer Trustee will issue the Class A-3 Notes in book-entry form only as described below.

        Book-Entry Registration of Class A-1 Notes:    The Class A-1 Notes will be issued only in permanent book-entry format. A global note registered in the name of the nominee of DTC will initially represent each class of book-entry notes. DTC has advised the issuer trustee that its nominee will be Cede & Co. While the Class A-1 Notes are in book-entry format, all references to actions by the holders of the Class A-1 Notes will refer to actions taken by DTC, upon instructions from its participating organizations and all references in this prospectus supplement to distributions, notices, reports and statements to holders of Class A-1 Notes will refer to distributions, notices, reports and statements to DTC or its nominee, Cede & Co., as the registered holder, for distribution to owners of the Class A-1 Notes in accordance with DTC's procedures and the terms and conditions of the Class A-1 Notes. Unless the events described in "Definitive Notes" below occur, the Issuer Trustee will not issue the Class A-1 Notes in fully registered, certificated form as definitive notes.

        Holders of Class A-1 Notes may hold their interests in the Class A-1 Notes through DTC, in the United States or Clearstream, Luxembourg (previously named Cedelbank) or the Euroclear System, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, will be the registered holder of the Class A-1 Notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's name on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

        Unless the Issuer Trustee issues definitive notes, holders of Class A-1 Notes will receive all distributions of principal and interest on the book-entry notes through DTC participants. Under a book-entry format, holders of the Class A-1 Notes may receive payments after the relevant Payment Date. This payment delay could occur because although the Issuer Trustee will (through the paying agents) forward payments on the book-entry notes to Cede & Co., as nominee for DTC, on each Payment Date, DTC will forward those payments to DTC participants, which will be required to forward them to indirect DTC participants or the holders of the Class A-1 Notes.

        It is anticipated that the Noteholder as this term is used in the Master Trust Deed and the Note Trust Deed for each class of book-entry notes will be Cede & Co., as nominee of DTC. As a result, the Issuer Trustee will not recognize book-entry holders of Class A-1 Notes as Noteholders under the Master Trust Deed or the Note Trust Deed, but rather as beneficial owners of an interest in a global book-entry note (i.e., the "Class A-1 Note Owners"). Class A-1 Note Owners will be permitted to exercise the rights of Noteholders under the Master Trust Deed and the Note Trust Deed only indirectly through DTC participants, who in turn will exercise their rights through DTC.

        For further information regarding purchases, transfers and assignments of Class A-1 Notes (including cross-market transfers) through the DTC book-entry system, the procedures for payment of principal and interest on the Class A-1 Notes through DTC, and the operations of DTC, Clearstream, Luxembourg and Euroclear see "Description of the Notes—Form of the Notes—Book Entry Registration" in the accompanying prospectus.

        Book-Entry Registration of Class A-3 Notes:    The Class A-3 Notes will be issued only in permanent book-entry format. A global note registered in the name of the nominee of a common depository for and on behalf of Clearstream, Luxembourg and Euroclear will initially represent each class of book-entry notes. While the Class A-3 Notes are in book-entry format, all references to actions by the holders of the Class A-3 Notes will refer to actions taken by the common depository for Clearstream, Luxembourg and Euroclear, upon instructions from its participating organizations and all references in this prospectus supplement to distributions, notices, reports and statements to holders of Class A-3 Notes will refer to distributions, notices, reports and statements to the common depository for Clearstream, Luxembourg and Euroclear, as the registered holder, for distribution to owners of the Class A-3 Notes in accordance with procedures of Clearstream, Luxembourg and Euroclear and the terms and conditions of the Class A-3 Notes. Unless the events described in "Definitive Notes" below occur, the Issuer Trustee will not issue the Class A-3 Notes in fully registered, certificated form as definitive notes.

        The Class A-3 Notes will not be held through DTC and will not be tradable through DTC and the sections in the accompanying prospectus headed "Description of the Notes—Form of the Notes" and "Global Clearance and Settlement Procedures" are to be construed accordingly.

        Definitive Notes:    The Issuer Trustee will reissue the Offered Notes in fully registered certificated form as definitive notes to holders of Offered Notes or their nominees, rather than in book-entry form to DTC, Euroclear or Clearstream, Luxembourg, as the case may be, or its nominees, only if the events described in the accompanying prospectus under "Description of the Notes—Form of the Notes—Definitive Notes" occurs.

        Payments of principal and interest on the definitive notes may be made through the office of the Paying Agent in Luxembourg if and so long as such definitive notes are listed on the Luxembourg Stock Exchange.

        Payments of principal and interest on the definitive notes will be made to noteholders in whose names the definitive notes are registered on the day which is two Business Days before the relevant Payment Date. Payments will be made by wire in immediately available funds or, if such person so requests in writing, by check mailed first-class, postage prepaid, to such person's address as it appears on the relevant note register. The final payment on any definitive note, however, will be made only upon presentation and surrender of such definitive note at the office of the Paying Agent in Luxembourg on a payment date that is a business day in the place of presentation.

        For so long as the notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require: (1) in the case of a transfer or exchange of definitive notes, a holder thereof may effect such transfer or exchange by presenting and surrendering such notes at, and obtaining a new definitive note from, the office of the Luxembourg transfer agent, (2) in the case of a transfer of only a part of a definitive note, a new definitive note in respect of the balance of the principal amount of the definitive note transferred will be delivered at the office of the Luxembourg transfer agent, and (3) in the case of any lost, stolen, mutilated or destroyed definitive note, a holder thereof may obtain a new definitive note from the Luxembourg transfer agent.

Collections; Distributions on the Offered Notes

        Collections in respect of interest and principal on the mortgage loans will be received during each quarterly Collection Period. Collections include any of the following amounts received after the Cut-off Date:

  •
  payments of interest, principal and other amounts under the mortgage loans, excluding any mortgage insurance premiums and related charges, fees or expenses payable to the servicer;

  •
  proceeds from the enforcement of the mortgage loans and mortgages and other securities relating to those mortgage loans;

  •
  amounts received under mortgage insurance policies; and

  •
  amounts received from the Seller for breaches of representations and warranties in connection with the mortgage loans, or from an optional purchase by the Servicer of mortgage loans that are 90-days or more delinquent.

        The Servicer must deposit any collections it receives into the Collections Account within 2 Business Days following its receipt. However, if the Servicer is the Seller and the Servicer has short-term credit ratings of no lower than A-1+ from S&P and P-1 from Moody's (or, in the case of S&P only, a long-term credit rating of AA), it may retain collections until 10:00 a.m. (Melbourne time) on the Payment Date following the end of the relevant Collection Period.

        If the Servicer is not the Seller but the Servicer has short-term credit ratings of no lower than A-1 from S&P and P-1 from Moody's, it may retain collections until 10:00 a.m. (Melbourne time) on the Business Day which is the earlier of 30 days from receipt and 2 Business Days before the Payment Date following the end of the relevant Collection Period. However, while the sum of all collections held by the Servicer and the value of any short-term Authorized Investments which are with, or issued by, a bank or financial institution which has a short-term credit rating A-1 from S&P exceeds 20% of the aggregate of the Stated Amounts of the Notes and Redraw Notes, the Servicer will only be entitled to retain any additional collections received for 2 Business Days following receipt.

        After the applicable period referred to above, the Servicer must then deposit the collections into the Collections Account. The Collections Account must be established by the Servicer and the Issuer Trustee (in the name of the Issuer Trustee) at an Eligible Bank or (subject to the terms of the second preceding paragraph) with the Servicer.

        The Issuer Trustee will make its payments on a quarterly basis on each Payment Date, including payments to Noteholders and Redraw Noteholders, from collections received during the preceding Collection Period and from amounts received under Support Facilities on or prior to the Payment Date. Certain amounts received by the Issuer Trustee are not distributed on a Payment Date. These amounts include cash collateral lodged with the Issuer Trustee by a Support Facility Provider or the Seller and interest on that cash collateral.

  Key Dates and Periods

        The following are the relevant dates and periods for the allocation of cashflows and their payments.

Business Day	means a day (excluding a Saturday, Sunday and any public holiday) on which banks are open for business in Melbourne and Sydney, Australia, New York City, New York, United States of America and London, England provided that in each case the day is also a TARGET Settlement Date.
Interest Period	means the period commencing on and including a Payment Date and ending on but excluding the next Payment Date. However, the first and last Interest Periods are as follows:
• First: the period from and including the Closing Date to but excluding the first Payment Date; and
•
Last: the period from and including the Payment Date immediately preceding the date upon which interest on the Notes ceases to accrue to but excluding the date upon which interest on the Notes ceases to accrue.
Collection Period
means, with respect to a Payment Date, the period from (and including) the first day of the Quarter immediately preceding the related Determination Date up to (and including) the last day of the Quarter immediately preceding the related Determination Date. However, the first Collection Period commences on (and includes) the day after the Cut-off Date and ends on November 30, 2004.
Determination Date	The day which is five Business Days prior to a Payment Date.
Payment Date	The 20th day of each of December, March, June and September, or, if the 20th day is not a Business Day, then the next Business Day. The first Payment Date is in December 2004.
Example Calendar (all days are assumed to be Business Days):
Interest Period	December 20, 2004 to March 19, 2005
Collection Period	December 1, 2004 to February 28, 2005
Determination Date	March 15, 2005
Payment Date	March 20, 2005

Determination of Total Available Income

        Payments of interest on the Notes and Redraw Notes are made from Total Available Income.

        Total Available Income for a Determination Date and the following Payment Date means the aggregate of:

  •
  the Finance Charge Collections which are the following amounts received by the Servicer on behalf of the Issuer Trustee during the preceding Collection Period:

  (i)
  any interest or other amounts in the nature of interest or income received in respect of a mortgage loan (or any similar amount deemed by the Servicer to be in the nature of income or interest), including without limitation:

  •
  amounts recovered from the enforcement of a mortgage loan;

  •
  amounts paid by the Seller upon repurchase of a mortgage loan in connection with a breach of a Seller representation or warranty or by the Servicer upon purchase of a defaulted mortgage loan;

  •
  amounts paid as interest by the borrower on a Redraw of a mortgage loan;

  •
  any other amounts received from the Seller or Servicer in respect of a breach of a representation or warranty contained in the Transaction Documents in respect of a mortgage loan or under an obligation to indemnify or reimburse the Issuer Trustee;

  (ii)
  any recoveries received in respect of a mortgage loan that were previously a loss resulting in a Principal Charge-off; and

  (iii)
  an amount equal to the aggregate amount which may be debited to the account of a debtor for a mortgage loan as a result of the debtor prepaying any amount in respect of a fixed rate mortgage loan that the Servicer is or was entitled to charge in respect of mortgage loans which are not in default but has not charged (a "Non-Collection Fee");

  •
  Mortgage Insurance Interest Proceeds which are amounts received by the Issuer Trustee during the preceding Collection Period under a mortgage insurance policy which the Trust Manager determines are not in the nature of principal;

  •
  Other Income which means interest received on Authorized Investments during the preceding Collection Period and other miscellaneous income received by the Issuer Trustee;

  •
  Principal Draw which means Available Principal Collections applied as income on the Payment Date to satisfy an Income Shortfall resulting from a deficiency in Total Available Income (as determined before such Principal Draw);

  •
  Support Facilities and Other Amounts which means any net payments due to be received by the Issuer Trustee on the related Payment Date under the fixed rate swap and the basis swap (see "The Interest Rate Swaps" below) and any other amount that the Trust Manager determines should be included in available interest and income collections;

  •
  Tax Amounts-amounts applied from the Tax Account in certain circumstances; and

  •
  Liquidity Facility Advance which means any advance to be made to cover an Income Shortfall (as determined prior to such advance) under the Liquidity Facility on the related Payment Date as described under "—Liquidity Facility Advance" below.

        Based upon the margins payable by the Basis Swap Provider and Fixed Rate Swap Provider, on the basis swap and the fixed rate swap, respectively, and assuming that payments are made when due under the mortgage loans, it is expected that there will be sufficient Total Available Income to cover all the known obligations of the Trust on each Payment Date, including interest on the Offered Notes.

Liquidity Facility Advance

        If the Trust Manager determines on any Determination Date that there will still exist an Income Shortfall (as defined below) on the succeeding Payment Date after an application of a Principal Draw (if sufficient Available Principal Collections are available for such purpose) (see "—Distribution of Available Principal Collections" below), the Trust Manager must direct the Issuer Trustee to make a drawing under the Liquidity Facility on such Payment Date in an amount equal to the lesser of the amount of the Income Shortfall and the amount then available to be drawn under the Liquidity Facility.

        An "Income Shortfall" is the amount by which the payments to be made from the Total Available Income on a Payment Date, other than reimbursement of Principal Charge-offs, Carryover Principal Charge-offs, or payments to the Residual Income Unitholder, or reimbursement of Principal Draws outstanding exceed the aggregate of the Finance Charge Collections, the Mortgage Insurance Interest Proceeds, net amounts received under the fixed rate swap and basis swap, Other Income, other amounts that the Trust Manager determines should be included in income and interest collections and the amount of any Principal Draw to satisfy such Income Shortfall in relation to that Payment Date.

Distribution of Total Available Income

        On each Payment Date, the Total Available Income for that Payment Date is allocated in the following order of priority:

  •
  first, at the Trust Manager's discretion, up to $100 to each Residual Income Unitholder;

  •
  second, pari passu and ratably:

  (i)
  solely with respect to the first Payment Date, to the payment of the Accrued Interest Adjustment to the Seller upon the transfer of any mortgage loan to the Trust during the Collection Period immediately preceding that Payment Date;

  (ii)
  to the Seller, where Prepayment Benefits are credited to any debtor's account during the Collection Period immediately preceding that Payment Date, the lesser of:

  (A)
  the aggregate of all such Prepayment Benefits credited to debtors' accounts in that Collection Period; and

  (B)
  any break amount paid by the fixed rate swap provider to the Issuer Trustee on that Payment Date;

  •
  third, pari passu and ratably and in respect of the related Collection Period:

  (i)
  any taxes relating to the Trust;

  (ii)
  the Issuer Trustee's and the Security Trustee's quarterly fee;

  (iii)
  the Servicer's quarterly fee;

  (iv)
  the Trust Manager's quarterly management fee;

  (v)
  the Note Trustee's quarterly fee;

  (vi)
  any expenses of enforcement of the mortgage loans; and

    (vii)
    payment of all costs, charges and expenses incurred by the Issuer Trustee or the Trust Manager in administering the Trust, other than as detailed above or below or which are payable from Available Principal Collections;

  •
  fourth, pari passu and ratably, any fees payable by the Issuer Trustee under the Redraw Facility and the Liquidity Facility on that Payment Date and any net amount payable by the Issuer Trustee under the Basis Swap and the Fixed Rate Swap (including any break costs but only to the extent the Issuer Trustee has received the applicable Prepayment Costs in respect of the relevant mortgage loan from the related debtor or the applicable Non-Collection Fee in respect of the relevant mortgage loan from the Servicer) on that Payment Date;

  •
  fifth, to repayment or reimbursement to the Liquidity Facility Provider of any amount drawn on the Liquidity Facility before the related Payment Date;

  •
  sixth, pari passu and ratably:

  (i)
  payment to the US$ Class A-1 Currency Swap Providers on that Payment Date of the A$ Class A-1 Interest Amount for the Interest Period ending on (but excluding) that Payment Date (and any A$ Class A-1 Interest Amount remaining unpaid from prior Payment Dates) in return for which the Currency Swap Providers will pay the Paying Agents for distribution to the Class A-1 Noteholders as described under "The Currency Swaps—Interest Payments" below;

  (ii)
  payment of interest in relation to the Class A-2 Notes for the Interest Period ending on (but excluding) that Payment Date (and any interest remaining unpaid from prior Payment Dates);

  (iii)
  payment to the € Class A-3 Currency Swap Providers on that Payment Date of the A$ Class A-3 Interest Amount for the Interest Period ending on (but excluding) that Payment Date (and any A$ Class A-3 Interest Amount remaining unpaid from prior Payment Dates) in return for which the Currency Swap Providers will pay the Paying Agents for distribution to the Class A-3 Noteholders as described under "The Currency Swaps—Interest Payments" below;

  (iv)
  payment of interest in relation to any Redraw Notes for the Interest Period ending on (but excluding) that Payment Date (and any interest remaining unpaid from prior Payment Dates);

  (v)
  payment of any interest due under the Redraw Facility for the Interest Period ending on (but excluding) that Payment Date (and any interest remaining unpaid from prior Payment Dates); and

  (vi)
  payment of any interest due under the Liquidity Facility for the Interest Period ending on (but excluding) that Payment Date (and any interest remaining unpaid from prior Payment Dates);

  •
  seventh, payment of interest in relation to the Class B Notes for the Interest Period ending on (but excluding) that Payment Date (and any interest remaining unpaid from prior Payment Dates);

  •
  eighth, to retain in the Tax Account an amount equal to the Tax Shortfall (if any) in respect of that Payment Date;

        To the extent there is remaining Total Available Income:

  •
  first, pari passu and ratably, to reimburse any Principal Charge-offs in respect of the preceding Collection Period allocated to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes,

    the Redraw Notes and the Redraw Facility as an allocation to Available Principal Collections on that Payment Date;

  •
  second, pari passu and ratably, to reimburse any Carryover Principal Charge-Offs in relation to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Redraw Notes and the Redraw Facility as an allocation to Available Principal Collections on that Payment Date;

  •
  third, to reimburse any Principal Charge-offs in respect of the preceding Collection Period and subsequently to reimburse any Carryover Principal Charge-Offs, in each case allocated to the Class B Notes as an allocation to Available Principal Collections on that Payment Date;

  •
  fourth, to reimburse any Principal Draws which have not been repaid as at that Payment Date;

  •
  fifth, any break costs payable to the Fixed Rate Swap Provider (to the extent not previously paid);

  •
  sixth, to pay any break costs payable to a Currency Swap Provider (to the extent not previously paid); and

  •
  seventh, to the Residual Income Unitholder.

        The Issuer Trustee will only make a payment under a priority above to the extent that any Total Available Income (as increased by any Principal Draw and Liquidity Facility Advance) remains from which to make the payment after amounts with priority to that payment have been distributed.

Interest on the Notes

  Calculation of Interest Payable on the Notes

        The period that any Notes or Redraw Notes accrue interest is divided into Interest Periods. The first Interest Period in respect of the Notes commences on and includes the Closing Date and ends on but excludes the first Payment Date. Each subsequent Interest Period commences on and includes a Payment Date and ends on but excludes the following Payment Date. The Offered Notes accrue interest from and including the Closing Date to but excluding the day upon which the final Interest Period ends. The final Interest Period for the Offered Notes will end on, but exclude, the earlier of: the date upon which the Stated Amount of the Offered Notes is reduced to zero; the date upon which the Offered Notes are redeemed or repaid in full, unless upon presentation payment is improperly withheld in which case interest will continue to accrue until the earlier of the day on which the Noteholder of the Offered Note receives all sums due in respect of the Offered Note and the seventh day after notice is given to the Noteholder of the Offered Note that, where this is required, upon presentation of the Offered Note such payment will be made, provided that payment is in fact made; the date upon which the Offered Notes are deemed to be redeemed; the final maturity date for the Offered Notes; and the date on which the Noteholder of the Offered Note renounces all of its rights to any payments under or in respect of that Offered Note.

        Up to, but excluding, the Call Date, the interest rate for the Class A-1 Notes for each Interest Period will be equal to LIBOR for that Interest Period plus [    ]%. If the Issuer Trustee has not redeemed or attempted to redeem all of the Class A-1 Notes by the Call Date the interest rate for each Interest Period commencing on or after that date will be equal to LIBOR for that Interest Period plus [    ]%.

        Up to, but excluding, the Call Date, the interest rate for the Class A-2 Notes for each Interest Period will be equal to the Australian bank bill rate for that Interest Period plus [    ]%. If the Issuer Trustee has not redeemed or attempted to redeem all of the Class A-2 Notes by the Call Date the interest rate for each Interest Period commencing on or after that date will be equal to the Australian bank bill rate for that Interest Period plus [    ]%.

        Up to, but excluding, the Call Date, the interest rate for the Class A-3 Notes for each Interest Period will be equal to EURIBOR for that Interest Period plus [    ]%. If the Issuer Trustee has not redeemed or attempted to redeem all of the Class A-3 Notes by the Call Date the interest rate for each Interest Period commencing on or after that date will be equal to EURIBOR for that Interest Period plus [    ]%.

        The interest rate of the Class B Notes for an Interest Period will be equal to the Australian bank bill rate for that Interest Period plus [    ]%, which spread will not increase on the Call Date.

        If Redraw Notes are issued the interest rate applicable to them will be equal to the Australian bank bill rate plus a specified margin determined at the time of their issue. The interest rate for the Redraw Notes, if any, for each Interest Period is calculated by the Trust Manager.

        With respect to any Payment Date, interest on a Note or any Redraw Note will be calculated as the product of:

  •
  the Invested Amount of that Note or Redraw Note as of the first day of that Interest Period, after giving effect to any payments of principal made with respect to such Note or Redraw Note on such day;

  •
  the interest rate for such Note or Redraw Note for that Interest Period; and

  •
  a fraction, the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360 days for the Offered Notes, or 365 days for the Class A-2 Notes, Class B Notes and any Redraw Notes.

        Interest will accrue on any unpaid interest in relation to a Note or Redraw Note at the interest rate that applies from time to time to that Note or Redraw Note until that unpaid interest is paid.

Calculation of LIBOR and EURIBOR

        On the second business day in London and New York before the beginning of each Interest Period, The Bank of New York, London Branch as calculation agent will determine LIBOR and EURIBOR for the next Interest Period.

        See "Terms and Conditions of the Offered Notes - Section 6.3, Interest Rate for the Offered Notes" of Appendix S-II.

Determination of Available Principal Collections

        Payments of principal, including repayment of principal on the Notes and Redraw Notes, are made from Available Principal Collections.

        Available Principal Collections for a Determination Date and the following Payment Date means the aggregate of:

  •
  Collections for the preceding Collection Period as described at "—Collections; Distributions on the Offered Notes" above; plus

  •
  the amount of any previous Principal Draws to be repaid on that Payment Date; plus

  •
  the proceeds of issuance of any Redraw Notes on that Payment Date; plus

  •
  in respect of the first Determination Date only, any amount received by the Issuer Trustee upon the initial issue of Notes in excess of the purchase price of the mortgage loans; plus

  •
  any amount to be drawn under the Redraw Facility on that Payment Date; minus

  •
  Finance Charge Collections for the immediately preceding Collection Period as determined at "—Determination of Total Available Income"; minus

  •
  Mortgage Insurance Interest Proceeds received during the preceding Collection Period as determined at "—Determination of Total Available Income."

Distribution of Available Principal Collections

        On each Payment Date, Available Principal Collections for that Payment Date are allocated in the following order of priority:

  •
  first, repayment to the Seller of any Redraws under the mortgage loans made during or prior to the Collection Period then ended and which are then outstanding;

  •
  second, repayment to the Redraw Facility Provider of the Redraw Principal Outstanding (as at the immediately preceding Determination Date) without double counting and excluding amounts to be drawn under the Redraw Facility on that Payment Date;

  •
  third, as a Principal Draw (if any) to be treated as part of Total Available Income to cover any Income Shortfall resulting from a deficiency in Total Available Income on a Payment Date to be applied in the order of priorities set forth at "—Distribution of Total Available Income" above;

  •
  fourth, equally among the Redraw Noteholders in order of issue of Redraw Notes until their Stated Amounts (as at the immediately preceding Determination Date) without double counting are reduced to zero on the basis that a Redraw Note receives no principal repayment until the Stated Amount of all earlier issued Redraw Notes has been reduced to zero;

  •
  fifth, pari passu and ratably to:

  (a)
  the US$ Class A-1 Currency Swap Providers in respect of principal payments on the Class A-1 Notes;

  (b)
  the Class A-2 Noteholders in respect of principal payments on the Class A-2 Notes; and

  (c)
  the € Class A-3 Currency Swap Providers in respect of principal payments on the Class A-3 Notes;

  •
  sixth, to the holders of the Class B Notes; and

  •
  seventh, to the Residual Capital Unitholder.

        The payments above will only be made to the extent that Principal Collections remain from which to make the payment after amounts with priority to that amount have been paid and distributed.

        No payments in respect of principal on Class B Notes will be made until the Offered Notes and the Class A-2 Notes have been repaid in full.

Redraws

        The Seller may make Redraws to borrowers under the mortgage loans. The Seller is entitled to be reimbursed by the Issuer Trustee for Redraws. See "The Seller's Residential Loan Program—Redraw Mortgage Loans" in the accompanying prospectus. The Seller will be reimbursed for Redraws from the Available Principal Collections including proceeds of advances under the Redraw Facility and proceeds from the issue of Redraw Notes.

  The Redraw Facility

        If the Trust Manager determines that there is a Redraw Shortfall on a Determination Date, the Trust Manager may direct the Issuer Trustee in writing to make a drawing under the Redraw Facility on a Payment Date equal to the lesser of the Redraw Shortfall and the amount then available to be drawn under the Redraw Facility.

        A "Redraw Shortfall" on a Determination Date means, the amount if any by which Available Principal Collections (as calculated on that Determination Date and prior to taking into account any amounts drawn under the Redraw Facility on the next Payment Date and the proceeds of the issuance of any Redraw Notes on the next Payment Date) are insufficient to meet in full the Redraws made by the Seller during the preceding Collection Period.

  Issue of Redraw Notes

        If on or prior to a Determination Date the Trust Manager considers that the Principal Collections to be calculated on that Determination Date (determined prior to taking into account the proceeds of any Redraw Notes on the next Payment Date) are likely to be insufficient to pay in full the Trust Manager's estimate of the Redraws to be repaid to the Seller on that Payment Date, the Trust Manager may direct the Issuer Trustee to issue Redraw Notes. If the Issuer Trustee receives a notice from the Trust Manager to issue Redraw Notes, together with written confirmation from the rating agencies that such proposed issue of Redraw Notes will not result in a reduction, qualification or withdrawal of any rating assigned by a rating agency to a Note or a Redraw Note, then the Issuer Trustee will cause the issuance of Redraw Notes up to the amount specified in such notice.

        The Redraw Notes will be denominated in Australian dollars, bear a variable rate of interest and be issued only in Australia through a private placement and are not being offered under this prospectus supplement and accompanying prospectus.

        Prior to the enforcement of the Charge under the Deed of Charge, the Redraw Notes will rank equally and ratably with the Offered Notes, Class A-2 Notes and the Redraw Facility Provider in their respective rights to receive interest payments and will rank ahead of the Offered Notes and the Class A-2 Notes in their rights to receive principal payments. Any losses in excess of the protection offered by the Class B Notes will be allocated to the Offered Notes, the Class A-2 Notes, the Redraw Notes and the Redraw Facility ratably between the Offered Notes, the Class A-2 Notes, the Redraw Notes and the Redraw Facility.

        Following the enforcement of the Charge under the Deed of Charge, the Redraw Notes will rank equally with the Offered Notes and the Class A-2 Notes in their rights to receive interest and principal payments.

Principal Charge-offs

        If the Trust Manager determines on a Determination Date that a principal loss should be accounted for in respect of a mortgage loan, after taking into account net proceeds of enforcement of that mortgage loan and its securities, any relevant payments under a mortgage insurance policy or damages from the Servicer or the Seller, that principal loss will be allocated in the following order:

  •
  first, equally among the Class B Notes until the amount so allocated equals the Aggregate Stated Amount (without double counting) of the Class B Notes as at that Determination Date; and

  •
  secondly, ratably among the following according to their percentage proportions (calculated, in the case of the Offered Notes, Class A-2 Notes or Redraw Notes at their Aggregate Stated Amount (without double counting) as at the immediately preceding Determination Date and converted, in the case of the Offered Notes, to Australian dollars at the A$ Exchange Rate):

  •
  the Offered Notes;

  •
  the Class A-2 Notes;

  •
  the Redraw Notes; and

  •
  the principal outstanding of the Redraw Facility,

until the amounts so allocated equal the Aggregate Stated Amount of the Offered Notes, the Class A-2 Notes, the Redraw Notes and the principal outstanding of the Redraw Facility (in each case, as at that Determination Date and without double counting).

        To the extent allocated and not reimbursed on the following Payment Date from Excess Available Income (as described below under "—Principal Charge- offs—Reimbursements of Principal Charge-offs"), the principal loss will reduce the Stated Amount of the Notes and Redraw Notes and will reduce the principal outstanding of the Redraw Facility as from the following Payment Date. The principal loss allocated is an Australian dollar amount. Where this is allocated to an Offered Note, the Stated Amount of the Offered Note is reduced by an equivalent US dollar amount or Euro amount (as applicable) converted at the US$ Exchange Rate or € Exchange Rate (as applicable). That reduction of the Stated Amount of a Note or Redraw Note or the principal outstanding of the Redraw Facility is referred to as a "Carryover Principal Charge-off."

Reimbursements of Principal Charge-offs

        Principal Charge-offs may be reimbursed on a subsequent Payment Date where there is Total Available Income remaining after payment of, among other items, (1) all fees and expenses of the Trust, (2) interest payable on the Notes and the Redraw Notes and (3) any interest due under the Redraw Facility or Liquidity Facility on that Payment Date (such net amount is referred to as "Excess Available Income"). Reimbursement of Principal Charge-offs to be made from Excess Available Income will be allocated in the following order:

  •
  first, ratably among the following according to their allocations of Principal Charge-offs in respect of the immediately preceding Collection Period converted, in the case of the Offered Notes, to Australian dollars at the A$ Exchange Rate:

  •
  the Offered Notes;

  •
  the Class A-2 Notes;

  •
  the principal outstanding of the Redraw Facility; and

  •
  the Redraw Notes;

  •
  second, ratably (as described in the first bullet point above) among the following according to their Carryover Principal Charge-offs (i.e., the amount of Principal Charge-offs in excess of Excess Available Income in prior Collection Periods) converted, in the case of the Offered Notes, to Australian dollars at the A$ Exchange Rate:

  •
  the Offered Notes;

  •
  the Class A-2 Notes;

  •
  the principal outstanding of the Redraw Facility; and

  •
  the Redraw Notes;

  •
  third, equally among the Class B Notes, according to their Principal Charge-offs; and

  •
  fourth, equally among the Class B Notes, according to their Carryover Principal Charge-offs.

        A reimbursement of a Principal Charge-off or Carryover Principal Charge-off on a Note or Redraw Note will increase the Stated Amount of that Note or Redraw Note and a reimbursement of a Principal Charge-off on the Redraw Facility will increase the principal outstanding of the Redraw Facility but the actual funds allocated in respect of the reimbursement will be distributed as described in "Distribution of the Available Principal Collections" above.

        The amounts allocated for reimbursement of Principal Charge-offs and Carryover Principal Charge-offs are Australian dollar amounts. Where such an amount is allocated to a Offered Note, the Stated Amount of the Offered Note is increased by an equivalent U.S. dollar amount converted at the US$ Exchange Rate (in the case of the Class A-1 Notes) or by an equivalent Euro amount converted at the € Exchange Rate (in the case of the Class A-3 Notes).

The Interest Rate Swaps

  Purpose of the Interest Rate Swaps

        Collections in respect of interest on the variable rate mortgage loans will be calculated based on the relevant variable rates. To the extent described herein, collections in respect of interest on the fixed rate mortgage loans will be calculated based on the relevant fixed rates. However, the payment obligations of the Issuer Trustee on the Class A-2 Notes and Class B Notes and under the currency swaps are calculated by reference to the Australian bank bill rate. To hedge these interest rate exposures, the Issuer Trustee will enter into the basis swap with the Basis Swap Provider and the fixed rate swap with the Fixed Rate Swap Provider. The basis swap and the fixed rate swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and confirmed by written confirmations in relation to each swap.

        The initial Basis Swap Provider and Fixed Rate Swap Provider will be National Australia Bank Limited. See the description under the caption "National Australia Bank Limited" in the accompanying prospectus for further information concerning the business and financial operations of National Australia Bank Limited.

  Basis Swap

        On each Payment Date the Issuer Trustee will pay to the Basis Swap Provider an amount calculated by reference to the aggregate principal amount outstanding of the variable rate mortgage loans on the first day of the related Collection Period and the weighted average of the weighted average interest rate of the variable rate mortgage loans calculated on the first day and the last day of the relevant Collection Period.

        In return the Basis Swap Provider will pay to the Issuer Trustee on each Payment Date an amount calculated by reference to the aggregate principal amount outstanding of the variable rate mortgage loans as at the first day of the related Collection Period and the Australian bank bill rate plus a margin.

  Fixed Rate Swap

        On each Payment Date the Issuer Trustee will pay to the Fixed Rate Swap Provider an amount calculated by reference to the aggregate principal amount outstanding of the fixed rate mortgage loans on the first day of the related Collection Period and the weighted average of the weighted average interest rate of the fixed rate mortgage loans calculated on the first day and the last day of the relevant Collection Period.

        In return the Fixed Rate Swap Provider will pay to the Issuer Trustee on each Payment Date an amount calculated by reference to the aggregate principal amount outstanding of the fixed rate mortgage loans as at the first day of the related Collection Period and the Australian bank bill rate plus a margin.

        If a debtor prepays any amount in respect of a mortgage loan which is subject to a fixed rate of interest, the Fixed Rate Swap Provider will determine the value of any break amount. If the break amount:

  (a)
  is positive, the Issuer Trustee must pay that break amount to the Fixed Rate Swap Provider in accordance with the order of priorities of payments set out in the Supplemental Deed; or

  (b)
  is negative, the Fixed Rate Swap Provider must pay the absolute value of that break amount to the Issuer Trustee.

  Termination by the Basis Swap and Fixed Rate Swap Provider

        The Basis Swap Provider and the Fixed Rate Swap Provider will each have the right to terminate the basis swap and the fixed rate swap, respectively, in the following circumstances:

  •
  if certain bankruptcy related events occur in respect of the Issuer Trustee;

  •
  if the Issuer Trustee fails to make a payment under either swap within 10 Business Days after notice of failure is given to the Issuer Trustee (other than any break costs unless the Issuer Trustee has sufficient available funds to pay such break costs and it fails to pay such amount);

  •
  if due to a change in or a change in interpretation of law it becomes illegal for the applicable swap provider to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the basis swap or the fixed rate swap, as applicable. However, only a swap affected by the illegality may be terminated and each party affected by the illegality must make efforts to transfer its rights and obligations to another office or an affiliate to avoid this illegality, provided that each rating agency has confirmed that this will not result in there being a reduction, qualification or withdrawal of any credit rating assigned to the Offered Notes.

  Termination by the Issuer Trustee

        The Issuer Trustee will have the right to terminate the basis swap or the fixed rate swap in the following circumstances:

  •
  if certain bankruptcy related events occur in respect of the applicable swap provider;

  •
  if the applicable swap provider fails to make a payment within 10 Business Days after notice of failure is given to the swap provider;

  •
  if due to a change in or a change in interpretation of law it becomes illegal for the Issuer Trustee to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the basis swap or the fixed rate swap (as the case may be). However, only a swap affected by the illegality may be terminated and each party affected by the illegality must make certain efforts to transfer its rights and obligations to avoid this illegality, provided that each rating agency has confirmed that this will not result in there being a reduction, qualification or withdrawal of any credit rating assigned to the Offered Notes.

  Fixed Rate Swap Provider Downgrade

        If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, the Fixed Rate Swap Provider does not have at any time:

  •
  a short-term credit rating of at least A-1 by S&P; and

  •
  a short-term credit rating of at least P-1 by Moody's or a long-term credit rating of at least A-2 by Moody's,

the Fixed Rate Swap Provider must:

  •
  within 5 days (where it ceases to have a long-term credit rating of at least A-2 by Moody's) and otherwise within 30 days:

  •
  obtain a replacement counterparty acceptable to the Trust Manager, the Issuer Trustee, and the rating agencies to enter into a swap with the Issuer Trustee on substantially the same terms as the fixed rate swap;

  •
  lodge cash collateral in an amount acceptable to the relevant rating agencies or, in certain circumstances, determined under the fixed rate swap; or

  •
  enter into other arrangements satisfactory to the Issuer Trustee and the Trust Manager which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the Notes or Redraw Notes; and

  •
  where it ceases to have a short-term credit rating of at least A-1 from S&P:

  •
  immediately seek to enter into, and enter into by no later than 30 days after the Fixed Rate Swap Provider ceases to have the relevant rating from S&P, an agreement novating its rights and obligations under the fixed rate swap agreement in respect of the fixed rate swap to a replacement counterparty which holds the relevant ratings and, if a transfer has not occurred within 30 days, lodge cash collateral in an amount determined in accordance with the fixed rate swap; or

  •
  if the Fixed Rate Swap Provider is unable to effect a transfer in accordance with the above bullet point within 30 days or if the Fixed Rate Swap Provider so elects, enter into such other arrangements in respect of the fixed rate swap which are satisfactory to the Trust Manager and which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the Notes or Redraw Notes.

        The Fixed Rate Swap Provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in any of the above manners as it elects from time to time. If a Fixed Rate Swap Provider lodges cash collateral with the Issuer Trustee, any interest or income on that cash collateral will be paid to the Fixed Rate Swap Provider.

  Basis Swap Provider Downgrade

        If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, the Basis Swap Provider does not have at any time:

  •
  a short-term credit rating of at least A-1 by S&P; and

  •
  a short-term credit rating of at least P-1 by Moody's,

the Basis Swap Provider must:

  •
  prepay the amount that is expected to be due, as determined by the Trust Manager, from the Basis Swap Provider to the Issuer Trustee on the next Payment Date; or

  •
  enter into other arrangements satisfactory to the Issuer Trustee and the Trust Manager which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the Notes or Redraw Notes.

        The Basis Swap Provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in either of the above manners as it elects from time to time. If a Basis Swap Provider lodges cash collateral with the Issuer Trustee, any interest or income on that cash collateral will be paid to the Basis Swap Provider.

  Termination Payments

        Upon termination of the fixed rate swap, a termination payment will be due from the Issuer Trustee to the Fixed Rate Swap Provider or from the Fixed Rate Swap Provider to the Issuer Trustee in Australian dollars.

        The termination payment in respect of the fixed rate swap will be determined, if possible, on the basis of quotations from leading dealers in the relevant market to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the fixed rate swap.

        No termination payment will be payable in respect of the termination of the basis swap (other than amounts which have fallen due but which are unpaid).

        If the basis swap terminates then, unless and until the Issuer Trustee has entered into a replacement basis swap or other arrangements which the rating agencies have confirmed will not result in a reduction, qualification or withdrawal of the credit ratings assigned to the Notes or Redraw Notes, the Seller must adjust the rates of interest on the mortgage loans as described immediately below at "—Administration of Interest Rates."

  Administration of Interest Rates

        While any Notes or Redraw Notes are outstanding, if the basis swap has terminated due to the default by the Basis Swap Provider and a replacement basis swap is not entered into, the Seller must ensure that the weighted average of the variable rates charged on the mortgage loans is sufficient, subject to applicable laws, including the Australian Consumer Credit Code, assuming that all relevant parties comply with their obligations under the mortgage loans and the Transaction Documents, to ensure that Issuer Trustee has sufficient funds to comply with its obligations under the Transaction Documents as they fall due.

The Currency Swaps

  Purpose of the Currency Swaps

        Collections on the mortgage loans and receipts under the basis swap and the fixed rate swap will be denominated in Australian dollars. However, the payment obligations of the Issuer Trustee on the Offered Notes are denominated in United States dollars (in the case of the Class A-1 Notes) and Euros (in the case of the Class A-3 Notes). In addition, receipts by the Issuer Trustee under the basis swap and the fixed rate swap are calculated by reference to the Australian bank bill rate but the interest obligations of the Issuer Trustee with respect to the Offered Notes are calculated by reference to LIBOR (in the case of the Class A-1 Notes) and EURIBOR (in the case of the Class A-3 Notes). To hedge this currency and interest rate exposure, the Issuer Trustee will enter into swap transactions with each of the two Currency Swap Providers as to each of the currencies.

        Each currency swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and (if applicable) be subject to an agreement to enter into a credit support annex and will be confirmed by a written confirmation. The amount payable by each Currency Swap Provider under each Currency Swap will be calculated by reference to an amount equal to one-half of the Invested Amount of each of the Class A-1 Notes and the Class A-3 Notes.

  Principal Payments

        On the Closing Date:

  •
  the Issuer Trustee will pay the US$ Class A-1 Currency Swap Providers the U.S. dollar proceeds of issue of the Class A-1 Notes. In return, the US$ Class A-1 Currency Swap Providers will pay to the Issuer Trustee the Australian dollar equivalent of the proceeds of issue of the Class A-1 Notes converted at the US$ Exchange Rate; and

  •
  the Issuer Trustee will pay the € Class A-3 Currency Swap Providers the € proceeds of issue of the Class A-3 Notes. In return, the € Class A-3 Currency Swap Providers will pay to the Issuer Trustee the Australian dollar equivalent of the proceeds of issue of the Class A-3 Notes converted at the € Exchange Rate.

        On each Payment Date:

  •
  the Issuer Trustee will pay to the US$ Class A-1 Currency Swap Providers the Australian dollar amount available to be applied towards repayment of the Stated Amount of the Class A-1 Notes. In return, the US$ Class A-1 Currency Swap Providers will pay to the Principal Paying Agent on behalf of the Issuer Trustee the U.S. dollar equivalent of that amount converted at the A$ Exchange Rate for distribution to the holders of the Class A-1 Notes in accordance with the Agency Agreement in reduction of the Stated Amount of the Class A-1 Notes; and

  •
  the Issuer Trustee will pay to the € Class A-3 Currency Swap Providers the Australian dollar amount available to be applied towards repayment of the Stated Amount of the Class A-3 Notes. In return, the Class A-3 Currency Swap Providers will pay to the Principal Paying Agent on behalf of the Issuer Trustee the € equivalent of that amount converted at the A$ Exchange Rate for distribution to the holders of the Class A-3 Notes in accordance with the Agency Agreement in reduction of the Stated Amount of the Class A-3 Notes.

  Interest Payments

        On each Payment Date, the Issuer Trustee will pay to:

  •
  the US$ Class A-1 Currency Swap Providers an amount equal to the product of:

  (a)
  the A$ Equivalent of Total Invested Amount of the Class A-1 Notes on the first day of the related Interest Period (after taking into account any reductions in the Invested Amount of the Class A-1 Notes on that date);

  (b)
  the Australian bank bill rate plus a margin;

  (c)
  the number of days in the related Interest Period divided by 365; and

  •
  the € Class A-3 Currency Swap Providers an amount equal to the product of:

  (a)
  the A$ Equivalent of Total Invested Amount of the Class A-3 Notes on the first day of the related Interest Period (after taking into account any reductions in the Invested Amount of the Class A-3 Notes on that date);

  (b)
  the Australian bank bill rate plus a margin; and

  (c)
  the number of days in the related Interest Period divided by 365.

        In return:

  •
  the US$ Class A-1 Currency Swap Providers will pay to the Principal Paying Agent on behalf of the Issuer Trustee an amount equal to the aggregate interest due in respect of the Class A-1 Notes on that Payment Date for distribution to holders of the Class A-1 Notes in accordance with the Agency Agreement; and

  •
  the € Class A-3 Currency Swap Providers will pay to the Principal Paying Agent on behalf of the Issuer Trustee an amount equal to the aggregate interest due in respect of the Class A-3 Notes on that Payment Date for distribution to holders of the Class A-3 Notes in accordance with the Agency Agreement.

        If the Issuer Trustee does not have sufficient funds to pay the full amount owing:

  •
  to the US$ Class A-1 Currency Swap Providers in respect of the above payment, the US$ Class A-1 Currency Swap Providers are not required to make the corresponding payments to the Principal Paying Agent and, after the applicable grace period, the US$ Class A-1 Currency Swap Providers may terminate the relevant currency swap; or

  •
  to the € Class A-3 Currency Swap Providers in respect of the above payment, the € Class A-3 Currency Swap Providers are not required to make the corresponding payments to the Principal Paying Agent and, after the applicable grace period, the € Class A-3 Currency Swap Providers may terminate the relevant currency swap.

        The manner of determining whether the Issuer Trustee will have sufficient funds to pay the US$ Class A-1 Currency Swap Providers and the € Class A-3 Currency Swap Providers that amount on a Payment Date is described in "—Distribution of Total Available Income" above. A failure of the Issuer Trustee to pay an amount owing under a currency swap, if not remedied within the applicable grace period, will be an event of default under the Master Security Trust Deed and the Deed of Charge.

  Termination by a Currency Swap Provider

        A Currency Swap Provider will have the right to terminate the relevant currency swap in the following circumstances:

  •
  if the Issuer Trustee fails to make a payment under the currency swap within 10 business days after notice of failure is given to the Issuer Trustee;

  •
  certain bankruptcy related events occur in respect of the Issuer Trustee;

  •
  if the Issuer Trustee merges with, or otherwise transfers all or substantially all of its assets to, another entity and the new entity does not assume all of the obligations of the Issuer Trustee under the currency swap;

  •
  if due to a change in or a change in interpretation of law it becomes illegal for the Currency Swap Provider to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the currency swap. However, if the Currency Swap Provider is the only party affected by the illegality, the Currency Swap Provider must make efforts to transfer its rights and obligations to another office or an affiliate to avoid the illegality, provided that each rating agency has confirmed that this will not result in there being a reduction, qualification or withdrawal of any credit rating assigned to the Offered Notes;

  •
  if due to any action taken by a taxation authority or a change in tax law the Currency Swap Provider is required to receive payments from which amounts have been withheld or deducted on account of tax. However, the Currency Swap Provider will only have the right to terminate the currency swap if the Note Trustee is satisfied that all amounts owing to holders of the Offered Notes will be paid in full on the date on which the Offered Notes are to be redeemed.

    In addition, following the occurrence of such an event, the Currency Swap Provider must make efforts to transfer the currency swap to another office or affiliate provided that each rating agency has confirmed that this will not result in there being a reduction, qualification or withdrawal of any credit rating assigned by it to the Offered Notes;

  •
  if an event of default occurs under the Master Security Trust Deed and the Deed of Charge and the Security Trustee has declared the Offered Notes immediately due and payable; and

  •
  there is an early redemption of the Offered Notes for reasons of taxation under the terms and conditions of the Offered Notes.

  Termination by the Issuer Trustee

        The Issuer Trustee will have the right to terminate a currency swap with a Currency Swap Provider in the following circumstances:

  •
  if the Currency Swap Provider fails to make a payment under the currency swap within 10 business days after notice of failure is given to the Currency Swap Provider;

  •
  if certain bankruptcy related events occur in relation to the Currency Swap Provider;

  •
  if the Currency Swap Provider merges with, or otherwise transfers all or substantially all of its assets to, another entity and the new entity does not assume all of the obligations of such Currency Swap Provider under the relevant currency swap;

  •
  if due to a change in or a change in interpretation of law it becomes illegal for the Issuer Trustee to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the currency swap. However, if the Issuer Trustee is the only party affected by the illegality, the Issuer Trustee must make efforts to transfer its rights and obligations to another office or affiliate to avoid the illegality, provided that each rating agency has confirmed that this will not result in there being a reduction, qualification or withdrawal of any credit rating assigned to the Offered Notes;

  •
  if due to any action taken by a taxation authority or a change in tax law the Issuer Trustee is required to receive payments from which amounts have been withheld or deducted on account of tax and no entitlement to a corresponding gross-up arises other than as a result of its failure to perform certain tax covenants or, in certain circumstances, a breach of its tax representations; however, the Issuer Trustee must make efforts to transfer its rights and obligations to avoid this event so a replacement counterparty approved by the Currency Swap Provider and the Note Trustee and in respect of which each rating agency confirms the substitution will not cause a reduction or withdrawal in the rating of the rating of the Offered Notes;

  •
  if as a result of the Currency Swap Provider merging with, or otherwise transferring all or substantially all of its assets to another entity, the Issuer Trustee is required to receive payments from which a deduction or withholding has been made on account of a non-resident withholding tax liability and no entitlement to a corresponding gross-up arises other than as a result of its failure to perform certain tax covenants or, in certain circumstances, a breach of its tax representations;

  •
  if the Currency Swap Provider fails to comply with its obligations described in "—Downgrade of Currency Swap Provider" below following a downgrade of its credit ratings, and that failure is not remedied within 10 Business Days of notice of the failure being given to the Currency Swap Provider or such longer period as the Issuer Trustee and the Trust Manager agree and the rating agencies confirm will not result in an Adverse Rating Effect;

  •
  if an event of default occurs under the Master Security Trust Deed and the Deed of Charge and the Security Trustee has declared the Offered Notes immediately due and payable; and

  •
  there is an early redemption of the Offered Notes for reasons of taxation under the terms and conditions of the Offered Notes.

The Issuer Trustee may only terminate a currency swap with the prior written consent of the Note Trustee and at the direction of the Trust Manager.

  Replacement of Currency Swaps

        If a currency swap is terminated with respect to a Currency Swap Provider, the Issuer Trustee must (at the direction of the Trust Manager) enter into one or more currency swaps which replaces the terminated currency swap (other than by way of transfer to avoid termination of the currency swap) but only on the condition that the termination amount calculated to be due under Section 6(e) of the ISDA Master Agreement for the related currency swap (the "Total Settlement Amount") payable (if any) by the Issuer Trustee to the Currency Swap Provider upon termination of the original currency swap will be paid in full when due in accordance with the currency swap. If the condition in the previous sentence is satisfied, the Issuer Trustee may enter into the replacement currency swap and if it does so it must direct the premium payable by the provider of the replacement currency swap to be paid directly to the applicable Currency Swap Provider in satisfaction of and to the extent of the Issuer Trustee's obligation to pay the termination payment to such Currency Swap Provider. If such premium paid by the Currency Swap Provider with respect to a replacement currency swap is less than the Total Settlement Amount due to the Currency Swap Provider, the balance may be satisfied by the Issuer Trustee as a Trust expense.

  Downgrade of Currency Swap Provider

        Each Currency Swap Provider, severally, will give a commitment for as long as any outstanding Offered Notes are rated AAA/Aaa by S&P and Moody's, respectively, to (a) provide collateral; and/or (as determined with the relevant rating agencies) (b) if applicable, take other measures acceptable to the relevant rating agencies, in respect of the Currency Swap to which it is a party, in the event that the rating given to senior debt issued by the respective Currency Swap Provider is ever downgraded below a short-term credit rating of A-1+ by S&P and a short-term credit rating of P-1 or long-term credit rating of A2 by Moody's.

  Termination Payments

        Upon termination of a currency swap, a termination payment will be due from the Issuer Trustee to the Currency Swap Provider in Australian dollars or from the Currency Swap Provider to the Issuer Trustee in Australian dollars.

        The termination payment in respect of the currency swap will be determined, if possible, on the basis of quotations from leading dealers in the relevant market to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the currency swap.

  Currency Swap Providers

        The initial Currency Swap Providers will be Société Générale Australia Branch and The Royal Bank of Scotland plc. Each Currency Swap Provider's obligations will be as to 50% of the US$ Class A-1 Currency Swap and € Class A-3 Currency Swap. Each Currency Swap Provider's obligations under the related Currency Swap are several and independent of the obligations of the other Currency Swap Provider.

  Société Générale Australia Branch

        Effective January 1, 2004, Société Générale began operating in Australia via a branch, known as "Société Générale Australia Branch". Prior to January 1, 2004, and since 1981, Société Générale generally operated in Australia via a wholly owned subsidiary SG Australia Limited.

        Société Générale Australia Branch operates in the following business areas:

  (a)
  Corporate Credit Group: providing committed facilities in the form of fixed and variable rate loans, guarantees and letters of credit to corporate clients throughout Australia and New Zealand.

  (b)
  Treasury/Financial Markets: providing a variety of treasury products to an extensive client basis, which includes domestic and offshore placement of securitised notes for a range of issuers.

  (c)
  Foreign Exchange: SG Australia Limited obtained a foreign exchange license in 1984. Its foreign exchange business has significantly expanded over the years.

  (d)
  Structured Finance: providing and/or arranging facilities for a range of clients in the areas of securitisation, project finance and structured finance. This division operates closely with the worldwide structured finance and capital markets network of Société Générale.

        Société Générale was incorporated in France in 1864. It was then nationalised in 1945, but returned to the private sector in July 1987 as a "société anonyme" under the laws of the Republic of France. Its existence has been extended to December 31, 2047. Société Générale, which is registered under n° 552 120 222 R.C.S. Paris, has its registered office at 29, boulevard Haussmann, 75009 Paris.

        Société Générale engages in banking, finance, insurance brokerage and credit operations in France and outside France with persons, corporate entities, public and local authorities in accordance with the regulations applicable to "Etablissements de Crédit" (Credit Institutions).

        The Société Générale Group is the sixth largest bank in the euro zone. Its business mix is structured around three core businesses: Retail Banking, Asset Management and Private Banking, Corporate and Investment Banking. The Société Générale Group is implementing a sustainable growth policy based on the selective development of its products and services, a client-focused culture of innovation in its different markets, and sustained organic growth coupled with acquisitions.

        The obligations of Société Générale Australia Branch under any Currency Swap Agreement will not be guaranteed by any member or affiliate of the Société Générale Group.

        As at December 31, 2003, Société Générale Group had total assets of €539 billion and customer deposits of €160 billion. Shareholders' Equity as at December 31, 2003 was €16,900 million.

        Société Générale has a long-term rating of AA- from S&P and Aa3 from Moody's, and a short-term rating of A-1+ from S&P and P-1 from Moody's.

        The information in this section titled "Currency Swap Provider—Société Générale Australia Bank" has been provided by Société Générale Australia Branch for use in this prospectus supplement. Except for this section, neither Société Générale Australia Branch or any member or affiliate of the Société Générale Group accept responsibility for this prospectus supplement or the accompanying prospectus.

  The Royal Bank of Scotland plc

        The Royal Bank of Scotland Group plc (the "Group") is a diversified financial services group engaged in a wide range of banking, financial or finance related activities in the United Kingdom and internationally. The Group's operations are principally centred in the United Kingdom.

        The Group's principal operating subsidiary is The Royal Bank of Scotland plc ("RBS"). On January 31, 2003 the entire issued ordinary share capital of National Westminster Bank Plc ("NatWest") was transferred from the Group to RBS. Both RBS and NatWest are major UK clearing banks engaging principally in providing a comprehensive range of banking, insurance and other financial services and each controls, directs and promotes the operations of various subsidiary companies.

        RBS was created by the merger in 1985 of the former The Royal Bank of Scotland plc and Williams & Glyn's Bank plc. At December 31, 2003, RBS had over 600 retail branches in the UK.

        NatWest was incorporated in England in 1968 and was formed from a merger of National Provincial Bank Limited and Westminster Bank Limited. NatWest was acquired by the Group on March 6, 2000. At December 31, 2003, NatWest had over 1,600 retail branches in the UK.

        As at December 31, 2003 the Group had total assets of £455 billion and total deposits of £304 billion. Shareholders' funds at December 31, 2003 were £28,099 million.

        The short-term unsecured and unguaranteed debt obligations of RBS are currently rated A-1+ by S&P, P-1 by Moody's and F-1+ by Fitch. The long-term unsecured and unguaranteed debt obligations of RBS are currently rated AA by S&P, Aa1 by Moody's and AA+ by Fitch.

        In its capacity as a Currency Swap Provider, RBS will be acting though its branch at 135 Bishopsgate, London, EC2M 3UR.

        The information contained herein with respect to RBS and the Group relates to and has been obtained from it. Delivery of this prospectus supplement and the accompanying prospectus shall not create any implication that there has been no change in the affairs of RBS or the Group since the date hereof, or that the information contained or referred to herein is correct as of any time subsequent to its date.

  Partial Redemption of the Offered Notes on Payment Dates

        On each Payment Date until the Stated Amount of the Class A-1 Notes is reduced to zero the Issuer Trustee must:

  •
  pay to the US$ Class A-1 Currency Swap Providers, in accordance with the directions of the Trust Manager, the Australian dollar amount allocated to repayment on that Payment Date of principal on the Class A-1 Notes;

  •
  direct the US$ Class A-1 Currency Swap Providers to pay on that Payment Date the U.S. dollar equivalent of that Australian dollar amount, converted at the US$ Exchange Rate, to the Principal Paying Agent; and

  •
  direct the Principal Paying Agent to pay that amount received from the US$ Class A-1 Currency Swap Providers ratably to the holders of the Class A-1 Notes towards repayment of the Stated Amounts of the Class A-1 Notes in accordance with the agency agreement and the terms and conditions of the Class A-1 Notes.

        On each Payment Date until the Stated Amount of the Class A-3 Notes is reduced to zero the Issuer Trustee must:

  •
  pay to the € Class A-3 Currency Swap Providers, in accordance with the directions of the Trust Manager, the Australian dollar amount allocated to repayment on that Payment Date of principal on the Class A-3 Notes;

  •
  direct the € Class A-3 Currency Swap Providers to pay on that Payment Date the Euro equivalent of that Australian dollar amount, converted at the € Exchange Rate, to the Principal Paying Agent; and

  •
  direct the Principal Paying Agent to pay that amount received from the € Class A-3 Currency Swap Providers ratably to the holders of the Class A-3 Notes towards repayment of the Stated Amounts of the Class A-3 Notes in accordance with the agency agreement and the terms and conditions of the Class A-3 Notes.

Withholding or Tax Deductions

        All payments in respect of the Offered Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the Issuer Trustee or any paying agent is required by applicable law to make such a withholding or deduction. In that event the Issuer Trustee or the paying agent, as the case may be, shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer Trustee nor any paying agent nor the Note Trustee will be obligated to make any additional payments to holders of the Offered Notes with respect to that withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the Issuer Trustee will notify the Note Trustee, the Principal Paying Agent and the holders of the Offered Notes.

Redemption of the Notes for Taxation or Other Reasons

        If the Trust Manager satisfies the Issuer Trustee and the Note Trustee, immediately before giving the notice to the holders of the Offered Notes as described in this section, that because of a change of law in Australia or any other jurisdiction to which the Issuer Trustee becomes subject, from the law in effect at the Closing Date either:

  •
  on the next Payment Date the Issuer Trustee (or any Paying Agent on its behalf or a Currency Swap Provider) would be required to deduct or withhold from any payment of principal or interest in respect of any class of Notes, including any corresponding payments under any currency swap, or Redraw Notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a government or authority of Australia or such other jurisdiction; or

  •
  the total amount payable in respect of interest in relation to the mortgage loans for a Collection Period ceases to be receivable, whether or not actually received, by the Issuer Trustee during such Collection Period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a government or authority of Australia or such other jurisdiction, and in each case such obligation cannot be avoided by the Issuer Trustee taking reasonable measures available to it, then the Issuer Trustee must, when so directed by the Trust Manager, at the Trust Manager's option, redeem all, but not some, of the Notes and Redraw Notes on any subsequent Payment Date at their then Invested Amounts, subject to the following sentence, together with accrued but unpaid interest to but excluding the date of redemption. The Issuer Trustee may redeem the Notes and Redraw Notes at their Stated Amounts, instead of at their Invested Amounts, together with accrued but unpaid interest to but excluding the date of redemption, if so approved by an Extraordinary Resolution of Noteholders and Redraw Noteholders together.

        However, the Trust Manager will not direct the Issuer Trustee to, and the Issuer Trustee will not, redeem the Notes or Redraw Notes unless it is in a position on the relevant Payment Date to repay the then Invested Amounts or Stated Amounts, as required, of the Notes and the Redraw Notes together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Notes or Redraw Notes if the charge under the Master Security Trust Deed and Deed of Charge were enforced.

        Holders of Offered Notes must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.

        If a tax, duty or other amount described above applies only to the Offered Notes and the Issuer Trustee gives notice that it proposes to redeem all of the Notes and the Redraw Notes, an Extraordinary Resolution of the holders of the Offered Notes may elect, in accordance with the terms of the Note Trust Deed, that they do not require the Issuer Trustee to redeem the Offered Notes and the holders of the Class A-2 Notes, Class B Notes and Redraw Notes may also elect, in accordance with the terms of the Master Trust Deed and Supplemental Deed, that they do not require the Issuer Trustee to redeem the Class A-2 Notes, the Class B Notes and Redraw Notes. Upon being notified of such elections at least 21 days before the Payment Date upon which redemption was to occur, the Issuer Trustee must not redeem the Notes or Redraw Notes.

Redemption of the Notes upon an Event of Default

        If an event of default occurs under the Deed of Charge the Security Trustee must, upon becoming aware of the event of default and subject to certain conditions, in accordance with an Extraordinary Resolution of Voting Secured Creditors and the provisions of the Master Security Trust Deed, enforce the security interest created by the Master Security Trust Deed and the Deed of Charge. That enforcement can include the sale of some or all of the mortgage loans, but will exclude any collateral lodged by a Support Facility Provider (except to the extent required to be applied by the relevant Support Facility). Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the Supplemental Deed and summarized as follows.

  •
  first, to pay ratably amounts owing or payable under the Master Security Trust Deed to indemnify the Security Trustee against all loss and liability incurred by the Security Trustee or any receiver in acting under the Master Security Trust Deed, except the receiver's remuneration;

  •
  second, to pay ratably any fees and any liabilities, losses, costs, claims, expenses, actions, damages, demands, charges, stamp duties and other taxes due to the Issuer Trustee, the Trust Manager, the Security Trustee, the Note Trustee or any agent and the receiver's remuneration;

  •
  third, to pay ratably other outgoings and liabilities that the receiver, the Issuer Trustee, the Trust Manager, the Security Trustee or the Note Trustee have incurred in acting under the Master Trust Deed, the Supplemental Deed, the Master Security Trust Deed, and, in the case of the Note Trustee, under the Note Trust Deed;

  •
  fourth, to pay ratably any security interests over the assets of the Trust of which the Security Trustee is aware having priority to the Deed of Charge, in the order of their priority;

  •
  fifth, to pay the Seller any unpaid Accrued Interest Adjustment;

  •
  sixth, to pay ratably:

  •
  Noteholders of the Offered Notes, Class A-2 Notes and Redraw Notes all other Secured Moneys owing in relation to the Offered Notes, the Class A-2 Notes and the Redraw Notes. For this purpose, the Secured Moneys owing in respect of the Offered Notes will be calculated based on a principal component of their Stated Amount and will be converted from US dollars or Euros to Australian dollars at either the relevant A$ Exchange Rate (if the relevant Currency Swap has not been terminated) or the spot rate used to determine amounts pursuant to the relevant Currency Swap (if the relevant Currency Swap has been terminated). This will be applied:

      •
      first, ratably towards all unpaid interest on the Offered Notes, the Class A-2 Notes and the Redraw Notes; and

      •
      second, ratably to reduce the Stated Amount of the Offered Notes, the Class A-2 Notes and the Redraw Notes;

    •
    any other Secured Moneys owing to the Liquidity Facility Provider;

    •
    any Secured Moneys owing to the Redraw Facility Provider provided that for this purpose the Secured Moneys owing in respect of the Redraw Facility Provider will be the Redraw Principal Outstanding;

    •
    all other Secured Moneys owing to each Currency Swap Provider; and

    •
    all other Secured Moneys owing to each of the Fixed Rate Swap Provider and the Basis Swap Provider;

  •
  seventh, to pay ratably to the Noteholders of the Offered Notes, Class A-2 Notes and Redraw Notes and the Redraw Facility Provider all unreimbursed Principal Charge-offs and Carryover Principal Charge-offs constituting remaining Secured Moneys owing in respect of the Offered Notes, the Class A-2 Notes, the Redraw Notes and the Redraw Facility. For this purpose, the Secured Moneys in respect of the Offered Notes will be converted from US dollars or Euros to Australian dollars at the relevant A$ Exchange Rate;

  •
  eighth, to pay ratably to the Noteholders of the Offered Notes, Class A-2 Notes and Redraw Notes and the Redraw Facility Provider, all unreimbursed Principal Charge-offs and Carryover Principal Charge-offs. All A$ amounts payable to the Noteholders of the Offered Notes must be converted to US$ or € at the spot rate of exchange available in the market at that time;

  •
  ninth, if there are still Secured Moneys owing in respect of the Offered Notes, after the application of the preceding paragraphs, to pay ratably the remaining Secured Money owing in relation to the Offered Notes. All A$ amounts payable to the Noteholders of the Offered Notes must be converted to US$ or € at the spot rate of exchange available in the market at that time.

  •
  tenth, equally to the Class B Noteholders (which will be allocated firstly to amounts of interest and secondly to amounts of principal);

  •
  eleventh, to pay ratably to each Secured Creditor any monetary liabilities owing to that Secured Creditor under any transaction document and not satisfied under the preceding paragraphs;

  •
  twelfth, to pay subsequent security interests over the assets of the Trust of which the Security Trustee is aware, in the order of their priority; and

  •
  thirteenth, to pay any surplus to the Issuer Trustee to be distributed in accordance with the terms of the Master Trust Deed and the Supplemental Deed. The surplus will not carry interest as against the Security Trustee.

        Payments to Class A-1 Noteholders will be effected in US$ obtained by the Security Trustee either from a US$ termination payment received from the US$ Class A-1 Currency Swap Providers or by converting the A$ available for such payments, based on the priority set out above, at the relevant A$ Exchange Rate or at the A$/US$ spot rate if the relevant US$ Class A-1 Currency Swap is not in full force and effect.

        Payments to Class A-3 Noteholders will be effected in € obtained by the Security Trustee either from a € termination payment received from the € Class A-3 Currency Swap Providers or by converting the A$ available for such payments, based on the priority set out above, at the relevant A$ Exchange Rate or the A$/€ spot rate if the relevant € Class A-3 Currency Swap is not in full force and effect.

        Upon enforcement of the security created by the Master Security Trust Deed and the Deed of Charge, the net proceeds may be insufficient to pay all amounts due on redemption to the Noteholders and Redraw Noteholders. Any claims of the Noteholders and Redraw Noteholders remaining after realization of the security and application of the proceeds shall be extinguished.

Redemption of the Notes on Call Date

        The Issuer Trustee must, when directed by the Trust Manager, at the Trust Manager's option, redeem all of the Notes and the Redraw Notes at their then Invested Amounts together with accrued but unpaid interest to, but excluding, the date of redemption, on any Payment Date falling on or after the Call Date.

        The Issuer Trustee may redeem the Notes and Redraw Notes at their Stated Amounts instead of at their Invested Amounts, together with accrued but unpaid interest to but excluding the date of redemption, if so approved by an Extraordinary Resolution of Noteholders and Redraw Noteholders together. However, the Issuer Trustee will not redeem the Notes or Redraw Notes unless it is in a position on the relevant Payment Date to repay the then Invested Amounts or the Stated Amounts, as required, of the Notes and the Redraw Notes together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Notes or Redraw Notes as if the Charge in respect of the Trust were enforced.

        Holders of Offered Notes must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.

        In order to effect an optional redemption as described above, the Issuer Trustee will, if the Trust Manager directs it to do so, give notice to the Seller of an offer to re-convey the mortgage loans to the Seller for an amount equal to the then current fair market value of such loan taking into account applicable insurance proceeds covering such loan and other available resources. If the clean-up offer amount would be insufficient to redeem the Notes and any Redraw Notes at their then Invested Amount, the Issuer Trustee must first obtain the consent of the Note Trustee and the holders of all of the Offered Notes and the Redraw Notes in favor of making a clean-up offer at the then aggregate Stated Amount of all Notes. The proceeds of the clean-up offer will be applied to the optional redemption of the Notes as described above.

Final Maturity Date

        Unless previously redeemed, the Issuer Trustee must redeem the Notes and Redraw Notes by paying the Stated Amount, together with all accrued and unpaid interest, in relation to each Note and Redraw Note on or by the Payment Date falling in March 2034.

Redemption upon Final Payment

        Upon final distribution being made in respect of any Notes or Redraw Notes, those Notes or Redraw Notes will be deemed to be redeemed and discharged in full and any obligation to pay any accrued but unpaid interest, the Stated Amount or the Invested Amount in relation to the Notes or Redraw Notes will be extinguished in full.

No Payments of Principal in Excess of Stated Amount

        No amount of principal will be repaid in respect of a Note or Redraw Note in excess of its Stated Amount or, in the case of an optional redemption or redemption for taxation reasons, its Invested Amount.

The Liquidity Facility

  Advances and Facility Limit

        Under the Liquidity Facility Agreement, the Liquidity Facility Provider agrees to make advances to the Issuer Trustee for the purpose of meeting shortfalls between Total Available Income (as enhanced by Principal Draws) on a Payment Date and the required payments to be made from Total Available Income, other than reimbursements of Principal Charge-offs, Carryover Principal Charge-offs or payments to the Residual Income Unitholder, on that Payment Date. See "—Distributions of Total Available Income" above.

        The Liquidity Facility Provider agrees to make advances to the Issuer Trustee up to the Liquidity Limit. The Liquidity Limit is calculated on each Determination Date as equal to the lesser of:

  •
  the Performing Mortgage Loans Amount on the last day of the previous Collection Period; and

  •
  the amount agreed by the Liquidity Facility Provider, the Trust Manager and the rating agencies.

        The "Performing Mortgage Loans Amount" means the aggregate of (i) the amount outstanding under mortgage loans for which no payment due from the borrower has been in arrears for a period of more than 90 consecutive days and (ii) the amount outstanding under mortgage loans for which a payment due from the borrower has been in arrears for a period of more than 90 consecutive days but in respect of which a valid claim is available under a mortgage insurance policy.

Conditions Precedent to Drawing

        The Liquidity Facility Provider is only obliged to make an advance if, among other conditions:

  •
  no event of default under the Liquidity Facility exists or will result from the provision of the advance;

  •
  the representations and warranties by the Issuer Trustee and the Trust Manager in any transaction document are true and correct as of the date of the drawdown notice and the drawdown;

  •
  the availability period has not expired;

  •
  other than statutory priorities, the Liquidity Facility Provider has not received notice of any security interest ranking in priority to or equal with its security interest under the Master Security Trust Deed, the Deed of Charge and the Supplemental Deed (other than the security interests created under those transaction documents); and

  •
  the Notes have not been redeemed or repaid in full.

Interest and fees under the Liquidity Facility

        Interest accrues daily on the principal outstanding under the Liquidity Facility at the Australian bank bill rate plus a margin, calculated on the number of days elapsed and a 365 day year. Interest is payable quarterly in arrears on each Payment Date to the extent that funds are available for this purpose in accordance with the priorities described at "—Distribution of Total Available Income." Unpaid interest will be capitalized and will accrue interest from the date not paid.

        A commitment fee with respect to the unutilized portion of the Liquidity Limit accrues daily, calculated on the number of days elapsed and a 365 day year. The commitment fee is payable quarterly in arrears on each Payment Date to the extent that funds are available for this purpose in accordance with the priorities described at "—Distribution of Total Available Income."

        The interest rate and the commitment fee under the Liquidity Facility may be varied by agreement between the Liquidity Facility Provider, the Issuer Trustee and the Trust Manager. However, the rating agencies must be notified of any proposed variation and the interest rate and the commitment fee will not be varied if this would result in the reduction, qualification or withdrawal of any credit rating of a Note or Redraw note.

Repayment of Liquidity Advances

        Advances under the Liquidity Facility are repayable on the Payment Dates following the date of the advance to the extent that there are funds available for this purpose in accordance with the priorities described at "—Distribution of Total Available Income." All moneys due under the Liquidity Facility are repayable on the termination of the Liquidity Facility.

Downgrade of Liquidity Facility Provider

        If the Liquidity Facility Provider does not have short term credit ratings of at least A-1+ by S&P and P-1 by Moody's, it must within 30 Business Days, or longer if agreed by the rating agencies, either (a) use its reasonable endeavors to procure another appropriately rated person to assume its obligations under the Liquidity Facility or (b) take such other steps as are required by the rating agencies to maintain the current rating assigned to the Notes and Redraw Notes.

Events of Default under the Liquidity Facility Agreement

        The following are events of default under the Liquidity Facility:

  •
  the Issuer Trustee fails to pay to the Liquidity Facility Provider (i) any amount owing to it under the Liquidity Facility Agreement where funds are available for this purpose under the Supplemental Deed, or (ii) interest due under the Liquidity Facility where funds are available for that purpose under the Supplemental Deed and in each case within 5 Business Days of the due date for payment;

  •
  the Issuer Trustee alters the priority of payments under the Transaction Documents without the consent of the Liquidity Facility Provider or breaches any of its undertakings under the Transaction Documents which affect its ability to perform its obligations thereunder and such breach has a material adverse effect on the obligations of the Liquidity Facility Provider under the Liquidity Facility;

  •
  an event of default occurs in respect of the Supplemental Deed and the Master Security Trust Deed and any enforcement action is taken under the Master Security Trust Deed; and

  •
  an Insolvency Event occurs in respect of the Issuer Trustee and it is not replaced by another entity to act as Issuer Trustee within 30 days.

Consequences of an Event of Default under the Liquidity Facility Agreement

        At any time after an event of default under the Liquidity Facility Agreement, the Liquidity Facility Provider may do all or any of the following:

  •
  declare all moneys actually or contingently owing under the Liquidity Facility Agreement immediately due and payable; and

  •
  terminate the Liquidity Facility.

Termination of the Liquidity Facility

        The Liquidity Facility will terminate upon the earlier to occur of:

  •
  the date on which the Liquidity Facility Provider declares the Liquidity Facility terminated following an event of default under the Liquidity Facility or where it becomes unlawful or impossible to maintain or give effect to its obligations under the Liquidity Facility;

  •
  the date one month after all Notes and Redraw Notes are redeemed;

  •
  the Payment Date upon which the Trust Manager, having given not less than 5 Business Days prior notice to the Liquidity Facility Provider, appoints a replacement Liquidity Facility Provider, provided that each rating agency has confirmed that such replacement will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the Notes or Redraw Notes and, provided further, that the Issuer Trustee has paid or repaid the initial Liquidity Facility Provider so replaced any outstanding drawings and other amounts due to the Liquidity Facility Provider together with accrued and unpaid interest; and

  •
  the date on which the Liquidity Limit is reduced to zero by agreement between the Liquidity Facility Provider, the Trust Manager and the rating agencies.

Increased Costs

        If, by reason of any change in law or its interpretation or administration or because of compliance with any request from any fiscal, monetary, or other governmental agency, the Liquidity Facility Provider incurs new or increased costs, obtains reduced payments or returns or becomes liable to make any payment based on the amount of advances outstanding under the Liquidity Facility Agreement, the Issuer Trustee must pay the Liquidity Facility Provider an amount sufficient to indemnify it against that cost, increased cost, reduction or liability. Any such payment shall be made from the Assets of the Trust prior to any payment on the Notes.

The Redraw Facility

  Advances and Facility Limit

        Under the Redraw Facility Agreement, the Redraw Facility Provider agrees to make advances to the Issuer Trustee on a Payment Date for the purpose of reimbursing Redraws made by the Seller to the extent that Available Principal Collections (determined prior to the application of (1) any advance on the Redraw Facility for such Payment Date and (2) the proceeds of the issuance of any Redraw Notes on such Payment Date) are insufficient to fund such Redraws on a Payment Date.

        The Redraw Facility Provider agrees to make advances to the Issuer Trustee up to the Redraw Limit. The Redraw Limit is equal to the lesser of:

  •
  A$15 million;

  •
  the Performing Mortgage Loans Amount (as defined at "—The Liquidity Facility—Advances and Facility Limit" above) at that time; and

  •
  the amount agreed by the Redraw Facility Provider and the Trust Manager.

  Conditions Precedent to Drawing

        The Redraw Facility Provider is only obliged to make an advance if, among other conditions:

  •
  no event of default under the Redraw Facility exists or will result from the provision of the advance;

  •
  the availability period has not expired;

  •
  the representations and warranties by the Issuer Trustee and the Trust Manager in any transaction document are true and correct as of the date of the drawdown notice and the drawdown;

  •
  other than statutory priorities, the Redraw Facility Provider has not received notice of any security interest ranking in priority to or equal with its security under the Master Security Trust Deed; and

  •
  the Notes have not been redeemed or repaid in full.

  Interest and fees under the Redraw Facility

        Interest accrues daily on the principal outstanding under the Redraw Facility at the Australian bank bill rate plus a margin, calculated on the number of days elapsed and a 365 day year. Interest is payable quarterly in arrears on each Payment Date to the extent that funds are available for this purpose in accordance with the Supplemental Deed. Unpaid interest will be capitalized and will accrue interest from the date not paid.

        A commitment fee with respect to the unutilized portion of the Redraw Limit accrues daily, calculated on the number of days elapsed and a 365 day year. The commitment fee is payable quarterly in arrears on each Payment Date to the extent that funds are available for this purpose in accordance with the priorities set forth at "—Distribution of Total Available Income."

        The interest rate and the commitment fee under the Redraw Facility may be varied by agreement between the Redraw Facility Provider, the Issuer Trustee and the Trust Manager. However, the rating agencies must be notified of any proposed variation and the interest rate and the commitment fee will not be varied if this would result in the reduction, qualification or withdrawal of any credit rating of a Note or Redraw Note.

Repayment of Redraw Advances

        Advances under the Redraw Facility are repayable on the Payment Dates following the date of the advance to the extent that there are funds available for this purpose in accordance with the priorities set forth at "—Distribution of Available Principal Collections."

        However, in certain circumstances, the principal outstanding under the Redraw Facility will be reduced by way of Redraw charge-offs or increased by a reimbursement of Redraw charges-offs, as described at "—Principal Charge-offs" above. The amount of principal to be repaid under the Redraw Facility on a Payment Date is the outstanding principal as reduced by any Redraw charge-offs or increased by any Redraw charge-off reimbursements.

  Events of Default under the Redraw Facility Agreement

        The following are events of default under the Redraw Facility:

  •
  the Issuer Trustee fails to pay to the Redraw Facility Provider (i) any amount owing under the Redraw Facility Agreement where funds are available for this purpose under the Supplemental Deed or (ii) the interest due under the Redraw Facility where funds are available for that purpose under the Supplemental Deed, and in each case within 5 Business Days of the due date for payment;

  •
  the Issuer Trustee alters the priority of payments under the Transaction Documents or amends or revokes the provisions of the Master Trust Deed without the consent of the Redraw Facility Provider and such alteration, amendment or revocation has a material adverse effect on the Redraw Facility Provider;

  •
  an event of default occurs under the Master Security Trust Deed or Supplemental Deed and any enforcement action is taken under the Master Security Trust Deed; and

  •
  an Insolvency Event occurs in respect of the Issuer Trustee in its individual capacity and it is not replaced by another entity to act as issuer trustee within 30 days.

  Consequences of an Event of Default under the Redraw Facility Agreement

        At any time after an event of default under the Redraw Facility Agreement, the Redraw Facility Provider may do all or any of the following:

  •
  declare all moneys actually or contingently owing under the Redraw Facility Agreement immediately due and payable; and

  •
  terminate the Redraw Facility.

  Termination of the Redraw Facility Agreement

        The Redraw Facility will terminate upon the earlier to occur of the following:

  •
  the Scheduled Termination Date (i.e., the date which is 364 days from the date of the Redraw Facility Agreement; the Trust may request the Redraw Facility Provider to extend that date for additional periods of 364 days);

  •
  the date on which the Redraw Facility Provider determines that its obligations under the Redraw Facility Agreement constitute an illegality under applicable laws and regulations, code of practice or official directive;

  •
  the date on which the Redraw Limit is reduced to zero;

  •
  the date upon which the Redraw Facility Provider terminates the agreement as a consequence of an event of default; and

  •
  the Payment Date upon which the Trust Manager, having given no less than 5 Business Days prior notice to the Redraw Facility Provider, appoints a replacement Redraw Facility Provider, provided that each rating agency has confirmed that such replacement will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the Notes or the Redraw Notes and, provided further, that the Issuer Trustee has paid or repaid the Redraw Facility Provider so replaced all outstanding drawings and other amounts due the Redraw Facility Provider, together with accrued and unpaid interest.

  Increased Costs

        If by reason of any change in law or its interpretation or administration or because of compliance with any request from any fiscal, monetary or other governmental agency, the Redraw Facility Provider incurs new or increased costs, obtains reduced payments or returns or becomes liable for any payment based on the amount of advances outstanding under the Redraw Facility Agreement, the Issuer Trustee must pay the Redraw Facility Provider an amount sufficient to indemnify it against that cost, increased cost, reduction or liability. Any such payment shall be made from the Assets of the Trust prior to any payment on the Notes.

Seller Deposit

        If the Seller has a short-term deposit credit rating by Moody's of less than P-1 or such other rating as is agreed between the Issuer Trustee, the Seller, the Trust Manager and Moody's, or has a short-term deposit credit rating assigned by S&P of less than A-1+ or such other rating as is agreed between the Issuer Trustee, the Seller, the Trust Manager and S&P it must in respect of set-off risk in relation to the Trust:

  •
  deposit or maintain in an account, which may be the Collections Account provided it is held with an entity with a short-term credit rating of A-1+ by S&P, on each Payment Date, after giving effect to the payments to be made on that Payment Date, an amount being the higher of: (a) the amount specified by S&P from time to time or (b) the amount determined in accordance with the Supplemental Deed or otherwise agreed by Moody's. This deposit may be utilized by the Issuer Trustee to meet any liabilities of the Seller to the Issuer Trustee in relation to the exercise of set-off rights in relation to the mortgage loans, which the Seller has not met within 20 Business Days of notice from the Issuer Trustee or the Trust Manager; or

  •
  enter into such other arrangement from time to time agreed between the Seller and the relevant rating agency so as to ensure that rating agency does not reduce, qualify or withdraw any credit rating assigned by it to the Notes or Redraw Notes.

        The Seller's deposit will be calculated by reference to the balances of accounts held by borrowers with the Seller where the terms of that borrower's mortgage loan do not include a provision by which a borrower agrees to make all payments without set-off or counterclaim, unless prohibited by law. If all the mortgage loans include such a provision, the Seller will not be required to make any deposit and any existing deposit by the Seller may be repaid.

THE MORTGAGE INSURANCE POLICIES

General

        Each mortgage loan is insured under a primary mortgage insurance policy issued by GE Mortgage Insurance Company Pty Limited, PMI Mortgage Insurance Ltd. or any other insurer acceptable to National Australia Bank Limited, or under a mortgage pool insurance policy issued by PMI Mortgage Insurance Ltd.

        If a mortgage loan has a loan-to-value ratio at the date of origination of (i) with respect to any owner occupied property, 80% or more, or (ii) with respect to any investment property, 75% or more (70% or more, in the case of certain inner city investment properties), it will generally be insured under a primary mortgage insurance policy in favor of the Seller. The Seller will equitably assign its interest in each primary mortgage insurance policy to the Issuer Trustee on the Closing Date. A mortgage pool insurance policy issued by PMI Mortgage Insurance Ltd will insure the Issuer Trustee in respect of losses in respect of all other mortgage loans.

Primary Mortgage Insurance

  Coverage

        Each mortgage insurance policy covers any loss realized on the disposal of the related mortgaged property subject to such mortgage loan. Generally, the amount covered by each primary mortgage insurance policy will be the outstanding amount owed by the borrower with respect to the mortgage loan, including unpaid principal (as increased by any negative amortization), accrued interest at any non-default rate up to specified dates, fines, fees, charges and proper enforcement costs, less all amounts recovered from enforcement of the mortgage on the related mortgaged property, including sale proceeds, compensation for compulsory acquisition of the related mortgaged property and any rents or profits received by the Issuer Trustee.

        The insurance under the primary mortgage insurance policy terminates on the earliest of the following:

  •
  Repayment in full of the mortgage loan; or

  •
  The date of the payment of a claim for loss under the primary mortgage insurance policy.

        Under each primary mortgage insurance policy, the mortgage insurer insures the Issuer Trustee against loss if a default occurs in relation to the insured mortgage loan and if one of the events entitling a claim to be made occurs.

        No claim can be made for a loss unless:

  •
  the Issuer Trustee, with the approval of the applicable mortgage insurer, has sold the mortgaged property;

  •
  the Issuer Trustee, with the approval of the applicable mortgage insurer, has become the absolute owner of the mortgaged property by foreclosure;

  •
  the relevant mortgagor has sold the mortgaged property with the express consent of the Issuer Trustee given with the prior written approval of the mortgage insurer;

  •
  the mortgaged property has been compulsorily acquired or sold by any government, semi-governmental or local government authority for public purposes; or

  •
  the mortgage insurer has agreed to pay a claim.

        The loss in respect of a mortgage loan insured under a primary mortgage insurance policy is calculated by:

  •
  adding together:

  •
  the outstanding principal balance of the mortgage loan, after taking into account all amounts received by the Issuer Trustee as compensation for the compulsory acquisition of the mortgaged property or any rents, profits or proceeds from the mortgaged property and all amounts received by the Issuer Trustee under any insurance policy in relation to loss arising from destruction of or damage to the mortgaged property and not applied in restoration or repair at the earliest of:

  •
  the date of completion of the sale or compulsory acquisition of the mortgaged property;

  •
  the date upon which the Issuer Trustee became the absolute owner of the mortgaged property by foreclosure;

  •
  the date upon which a claim is paid by the mortgage insurer; and

  •
  interest paid in respect of the mortgage loan up to and including the earliest of the dates referred to in the previous 3 bullet points at the non-default rate specified in the mortgage loan;

  •
  amounts recoverable by the Issuer Trustee under the terms of the mortgage in respect of:

  •
  amounts properly paid or incurred by the Issuer Trustee in respect of the mortgaged property for premiums on general insurance policies, levies and other charges payable to a body corporate under the Australian strata title system, rates, taxes and other statutory charges up to a limit in respect of land tax as specified by the mortgage insurer;

  •
  reasonable and necessary legal and other fees and disbursements not exceeding A$2,000 (or such other amount agreed by the applicable mortgage insurer) paid or incurred by the Issuer Trustee in enforcing or protecting its rights under the mortgage;

  •
  amounts not exceeding A$1,000 paid or incurred by the Issuer Trustee for repair, maintenance and protection of the mortgaged property or such greater amounts incurred with the prior approval of the mortgage insurer; and

  •
  costs related to the sale of the mortgaged property by the Issuer Trustee;

  •
  to the extent not otherwise included above, and the mortgage insurer determines that they should be included, unpaid fines, penalties, additional interest and other similar amounts which are properly incurred by the Issuer Trustee under the mortgage or in respect of the mortgage loan; and

  •
  subtracting from the above the aggregate of:

  •
  all amounts received by the Issuer Trustee under any related collateral security;

  •
  where the Issuer Trustee has sold the mortgaged property, the sale price less any amount required to discharge any prior mortgage;

  •
  where the Issuer Trustee or a prior mortgagee has taken foreclosure action, the value of the Issuer Trustee's interest in the mortgaged property as agreed between the mortgage insurer and the Issuer Trustee; and

  •
  any amount by which a claim may be reduced.

Requirement and Restrictions; Reduction of Claims

        There are a number of requirements and restrictions imposed on the insured under each primary mortgage insurance policy which may entitle the mortgage insurer to cancel the policy or refuse or reduce the amount of a claim with respect to a mortgage loan, including:

  •
  The failure to pay any premium when due or within the relevant grace period;

  •
  The failure to file a claim within time;

  •
  The failure of the Servicer to be approved by the mortgage insurer;

  •
  The failure of the mortgage loan contract to require that the related mortgaged property be insured under a general insurance policy;

  •
  An incorrect statement or breach of the duty of disclosure by the insured in relation to the policy;

  •
  The existence of an encumbrance or other interest which affects or has priority over the related mortgage;

  •
  The failure to register the related mortgage or to stamp the mortgage loan, related mortgage or collateral security;

  •
  The Issuer Trustee failing to comply with its reporting obligations;

  •
  The mortgage loan or related mortgage being materially altered or modified without the mortgage insurer's consent; and

  •
  The occurrence of other circumstances reducing the insured's rights under any insured mortgage loan.

  By the Closing Date, both the equitable assignment of the primary mortgage insurance policies to the Issuer Trustee and the Servicer will have been approved by the various mortgage insurers.

Mortgage Pool Insurance Policy

Securing and protecting the Mortgage Loan

        The insured mortgage loan must be secured by an enforceable registered mortgage over real estate property in Australia. The insured is not insured if the mortgage is not enforceable.

        The insured must follow the procedures of a prudent lender in preparing, administering and managing the insured mortgage loan, the insured mortgage and any other security.

Valuations

        A valuation which forms part of the application to the mortgage insurer must be in accordance with the Seller's underwriting standards as provided to the mortgage insurer by the Seller on or prior to the date of the mortgage insurance policy.

Submission of a claim

        The insured is permitted to submit a claim for loss:

        (a)   when the sale of the mortgaged property has been settled; or

        (b)   when the mortgage insurer requests that the insured do so before the mortgaged property is sold; or

        (c)   when the mortgagee under a prior mortgage has completed the sale of the mortgaged property.

        The claim should be lodged within 30 days of:

        (a)   the settlement date; or

        (b)   a request from the mortgage insurer.

        In support of the claim, the insured must provide to the mortgage insurer all documents and information the mortgage insurer reasonably requires.

        Any payment of a claim the mortgage insurer makes is a full and final discharge of the mortgage insurer's liability under the mortgage insurance policy, in respect of the mortgage loan related to the claim.

        At the mortgage insurer's discretion, the mortgage insurer may pay a claim before the mortgaged property has been sold.

        Within fourteen (14) days of receipt by the mortgage insurer of the complete claim documentation, including all documentation and information reasonably required by the mortgage insurer, the mortgage insurer will assess the claim and pay to the insured the amount to which the insured is entitled.

Calculation of loss

        The insured's loss is the "amount owing" to the insured less the "amount recovered" by the insured as described below.

        The "amount owing" to the insured is the total of:

        (a)   the balance of the mortgage loan account at the settlement date; and

        (b)   interest on the balance of the mortgage loan account from the settlement date to the date of claim to a maximum of 30 days; and

        (c)   costs incurred on sale of the mortgaged property which include:

          (i)    costs properly incurred by the insured for insurance premiums, rates, land tax (calculated on a single holding basis) and other statutory charges on the mortgaged property;

          (ii)   reasonable and necessary legal fees and disbursements the insured incurs in enforcing or protecting the insured's rights under the insured mortgage loan;

          (iii)  reasonable agent's commission, advertising costs, valuation costs and other costs relating to the sale of the mortgaged property;

          (iv)  reasonable and necessary costs incurred by the insured in maintaining (but not restoring) the mortgaged property, however total costs in excess of A$1,500 can be included only if the insured had the mortgage insurer's prior written consent to incur them;

          (v)   any GST incurred by the insured on the sale or transfer of the mortgaged property to a third party including the amount of any GST which the insured properly incurs in respect of any of the costs, fees, disbursements or commissions specifically identified in this paragraph (c); and

          (vi)  any amounts applied by the insured with the mortgage insurer's prior written consent to discharge a security interest having priority over the insured mortgage loan.

        The "amount owing" to the insured does not include:

        (a)   interest charged in advance;

        (b)   default rate interest;

        (c)   early repayment fees;

        (d)   break funding costs;

        (e)   higher rate interest payable because of failure to make prompt payment;

        (f)    fines, fees or charges debited to the mortgage loan account;

        (g)   costs of restoration following damage to or destruction of the mortgaged property;

        (h)   costs of removal, clean up and restoration arising from contamination of the mortgaged property;

        (i)    additional funds advanced to the debtor without the mortgage insurer's prior written consent (other than any loan redraws made in respect of amounts by which scheduled loan installments have been exceeded);

        (j)    amounts the insured pays in addition to the mortgage loan amount to complete improvements;

        (k)   cost overruns; and

        (l)    any civil or criminal penalties imposed on the insured under legislation including the Australian Consumer Credit Code.

        The "amount recovered" by the insured is the total of:

        (a)   the gross proceeds of sale of the mortgaged property; and

        (b)   the following if not already applied to the credit of the mortgage loan account:

          (i)    compensation received for any part of the mortgaged property that has been resumed or compulsorily acquired;

          (ii)   all rents collected and other profits received relating to the mortgaged property or any other security;

          (iii)  any sums received under any insurance policy relating to the mortgaged property not applied to restoration of the mortgaged property following damage or destruction;

          (iv)  all amounts recovered from the exercise of the insured's rights relating any security (other than the insured mortgage);

          (v)   any other amount received relating to the insured mortgage or any other security including any amounts received from the debtor, any guarantor or prior mortgagee; and

          (vi)  the amount of any input tax credit (credits to be applied to reduce the amount of GST payable) to which the insured is entitled in respect of an acquisition which relates to any costs, fees, disbursements or commissions specifically identified under the paragraph (c) of "Calculation of Loss" above.

Reductions and cancellation

        If the insured fails to comply with its duty of disclosure, the mortgage insurer may reduce its liability under or cancel the mortgage pool insurance policy. If the non-disclosure is fraudulent, the mortgage insurer may also have the option of avoiding the contract from its beginning.

        Where the insured has made a claim and the insured's loss has been increased due to the insured's consent, without the mortgage insurer's written approval, to:

        (a)   the creation of any lease, licence, easement, restriction or other notification affecting the mortgaged property; or

        (b)   an increase in or acceleration of the payment obligation of the debtor under any security interest having priority over the insured mortgage loan; then,

  the mortgage insurer may reduce the amount payable by the amount of that increased loss.

        Where the insured's loss has been increased due to the insured making a false or misleading statement, assurance or representation to the debtor or any guarantor, the mortgage insurer may reduce the amount paid to the insured in the event of a claim by the increase in the insured's loss.

Description of the Mortgage Insurers

General Electric Group

        GE Capital Mortgage Insurance Corporation (Australia) Pty Limited ("GEMICO") commenced operations in March 1998 and was established by General Electric Company ("GE") as a sister company to GE Mortgage Insurance Pty Limited ("GEMI"). GEMICO is also a wholly owned subsidiary of GE Capital Australia.

        Together GEMI and GEMICO insured all loans between December 15, 1997 and March 31, 2004.

        On March 31, 2004 the lenders mortgage insurance ("LMI") businesses (including all of the LMI policies written during such period) of GEMI and GEMICO were transferred to a new entity—GE Mortgage Insurance Company Pty Limited ("Genworth GEMICO").

        The transfer of the LMI policies was made pursuant to two separate schemes under the Insurance Act 1973 (Cth) ("Insurance Act") approved by both APRA and the Federal Court of Australia. One scheme effected the transfer of LMI policies issued by GEMI and the other scheme effected the transfer of LMI policies issued by GEMICO.

        Upon the completion of the transfer, the then current claims paying ratings for both GEMI and GEMICO ("AA" by S&P and Fitch and "Aa2" by Moody's) were withdrawn and identical ratings were issued by all three local ratings agencies in respect of Genworth GEMICO.

        As at April 1, 2004, Genworth GEMICO had total assets of A$1,622,413,000 and shareholder's equity of A$1,066,603,000.

Genworth Financial Group

        On or about May 24, 2004, Genworth GEMICO became a wholly owned subsidiary of a newly incorporated and U.S. domiciled entity, Genworth Financial, Inc. (NYSE: GNW). Genworth Financial, Inc. is an insurance company in the United States, serving the lifestyle protection, retirement income, investment and mortgage insurance needs of more than 15 million customers in 20 countries including the U.S., Canada, Australia and more than a dozen European countries. Genworth Financial, Inc.'s rated mortgage insurance companies, including Genworth GEMICO, have financial strength ratings of "AA" from S&P, "Aa2" from Moody's and "AA" from Fitch.

        GE is currently the major owner of Genworth Financial, Inc. GE is a diversified industrial and financial services company with operations in over 100 countries. GE is the indirect owner of lenders mortgage insurance business in the United States, United Kingdom, Canada, New Zealand and Australia.

        The principal place of business of GE Mortgage Insurance Pty Ltd, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd and GE Mortgage Insurance Company Pty Limited is level 23, 259 George Street, Sydney, New South Wales, Australia.

PMI Mortgage Insurance Ltd

        PMI Mortgage Insurance Ltd (ABN 70 000 511 071) has been providing lenders' mortgage insurance in Australia since 1965 and in New Zealand since 1988.

        PMI Mortgage Insurance Ltd's parent is PMI Mortgage Insurance Australia (Holdings) Pty Ltd, a subsidiary of PMI Mortgage Insurance Co. which is a subsidiary of the PMI Group Inc. PMI Mortgage Insurance Co. is a monoline mortgage insurer in the United States currently having an insurer financial strength rating of "AA" by S&P, "AA+" by Fitch and "Aa2" by Moody's.

        As of May 17, 2004, S&P has revised its outlook on The PMI Group Inc. and its rated subsidiaries, including PMI Mortgage Insurance Ltd, from "negative" to "stable". No assurances are given regarding any future outlook or the future levels of the credit ratings of each of The PMI Group Inc. and PMI Mortgage Insurance Ltd by any of S&P, Moody's or Fitch.

        As of December 31, 2003, the audited financial statements of PMI Mortgage Insurance Ltd has total assets of A$691 million and shareholder's equity of A$347 million. PMI Mortgage Insurance Ltd currently has a claims paying rating by S&P and Fitch Ratings of "AA" and by Moody's of "Aa2".

        The business address of PMI Mortgage Insurance Ltd is Level 23, 50 Bridge Street, Sydney, New South Wales, Australia 2000.

DESCRIPTION OF THE TRUSTEES

The Issuer Trustee

  General

        Perpetual Trustee Company Limited is appointed as Issuer Trustee of the Trust on the terms set forth in the Master Trust Deed and the Supplemental Deed. The Issuer Trustee was incorporated on September 28, 1886 as Perpetual Trustee Company (Limited) under the Companies Statute of New South Wales as a public company. The name of the Issuer Trustee was changed to Perpetual Trustee Company Limited on December 14, 1971 and the Issuer Trustee now operates as a limited liability public company under the Corporations Act of Australia. The Issuer Trustee is registered in New South Wales and its registered office is at Level 7, 30 Hunter Street, Sydney.

        The Issuer Trustee has 4,000,000 ordinary shares issued with a paid amount of A$1.00 per share. The shares are held by Perpetual Trustees Australia Limited. The Issuer Trustee has no subsidiaries. Perpetual Trustees Australia Limited and its subsidiaries provide a range of services including custodial and administrative arrangements to the funds management, superannuation, property, infrastructure and capital markets. Perpetual Trustees Australia Limited and its subsidiaries are leading trustee companies in Australia with in excess of A$100 billion under administration.

        The principal activities of the Issuer Trustee are the provision of trustee and other commercial services. The Issuer Trustee is an authorized trustee corporation, and holds an Australian Financial Services License under Part 7.6 of the Corporations Act of Australia (Australian Financial Services License 236643).

        The directors of the Issuer Trustee are as follows:

Name	Business Address	Principal Activities
David Michael Deverall	39 Hunter Street, Sydney NSW 2000	Director
Jane Lachlan Couchman	39 Hunter Street, Sydney NSW 2000	Director
Phillip Andrew Vernon	39 Hunter Street, Sydney NSW 2000	Director
Patrick John Nesbitt	39 Hunter Street, Sydney NSW 2000	Director

The Security Trustee

  General

        P.T. Limited of Level 7, 39 Hunter Street, Sydney Australia is appointed as the Security Trustee for the Trust on the terms set out in the Master Security Trust Deed and the Deed of Charge.

        The Security Trustee will act as security trustee on behalf of the Secured Creditors as described in "Description of Transaction Documents—The Master Security Trust Deed" in the accompanying prospectus. Under the Master Security Trust Deed, if there is a conflict between the duties owed by the Security Trustee to any Secured Creditors or class of Secured Creditors, the Security Trustee must act in accordance with the requirements of the Master Security Trust Deed. See "Description of the Transaction Documents—The Master Security Trust Deed" in the accompanying prospectus.

The Note Trustee

  General

        The Bank of New York, New York is appointed as the Note Trustee for the Trust on the terms set out in the Note Trust Deed. The Bank of New York, New York is a banking corporation duly organized and existing under the laws of New York. The Corporate Trust Office of the Note Trustee responsible for the administration of the Note Trustee's obligation in relation to the Trust is located at 101 Barclay Street 21W, New York, New York 10286. See "Powers, Duties and Liabilities under the Transaction Documents—The Note Trustee" in the accompanying prospectus for a summary of certain of the Note Trustee's rights and obligations under the Transaction Documents.

SERVICING

The Servicer

        The National will service the mortgage loans. The principal offices of the Servicer are located at 120 Spencer Street, Melbourne, Victoria, Australia, although the servicing of the mortgage loans is conducted from a number of offices of the Servicer. See "—Servicing of Mortgage Loans" below.

Servicing of Mortgage Loans

  General

        On March 1, 2002, the National sold HomeSide Lending Inc (formerly a wholly owned subsidiary of the National and previous servicer of the mortgage loans) to Washington Mutual Bank F.A. The National entered into a sub-servicing agreement with Washington Mutual Bank F.A. which, at the time of the sale, provided for the ongoing servicing of the National's mortgage-loan portfolio by Washington Mutual Bank F.A., until September 1, 2004.

        Following the sale the National developed a new servicing platform with similar functionality to the platform sold to Washington Mutual Bank F.A. In July and August 2004 the servicing of the National's mortgage loans was migrated from the Washington Mutual Bank F.A. platform to the new National platform.

        The mortgage loans will continue to be serviced using the same servicing criteria as used prior to the migration. Pursuant to the servicing agreement, the Servicer will be responsible for the servicing and administration of the mortgage loans as described in this prospectus supplement and the accompanying prospectus. The Servicer or any successor servicer may contract with sub-servicers or third parties to perform all or a portion of the servicing functions on behalf of the Servicer. See "Description of Transaction Documents—The Servicing Agreement" in the accompanying prospectus.

        The day-to-day servicing will be performed by the Servicer in Melbourne, Australia. Servicing procedures include responding to customer inquiries, managing and servicing the features and facilities available under the mortgage loans and the management of delinquent mortgage loans.

        The Servicer is contractually obligated to administer the mortgage loans:

  •
  in accordance with all applicable laws;

  •
  according to the Servicing Agreement;

  •
  with the same degree of diligence and care expected of an appropriately qualified and prudent servicer of similar mortgage loans; and

  •
  subject to the preceding bullet points, according to the Servicer's procedures and policies for servicing the Seller's mortgage loans, which are under regular review and may change from time to time as a result of business changes, or legislative and regulatory changes.

        See "Description of Transaction Documents—The Servicing Agreement—Removal and Resignation of the Servicer" in the accompanying prospectus for a description of certain "Servicer Termination Events" whereby the Issuer Trustee can cause the resignation or removal of the Servicer for cause.

Collection and Enforcement Procedures

        The Servicer will make reasonable efforts to collect all payments called for under the mortgage loans and any applicable mortgage insurance policy. It will also follow collection procedures that are consistent with the Servicing Agreement.

        A mortgage loan is considered delinquent for collection purposes whenever the minimum installment amount is not paid when due. Collection procedures for a delinquent mortgage loan generally include mailing a letter of delinquency when a mortgage loan is 15 days past due, followed by a second such notice when a loan is 35 days past due. Additionally, the Servicer will attempt to contact the borrower by telephone. A formal default notice is typically issued when a mortgage loan is 65 days past due.

        Action taken by the Servicer will depend on prevailing conditions and other factors, including the borrower's ability to pay, the loan-to-value ratio, the requirements of any applicable mortgage insurance, the amount of any previous prepayments and whether the borrower may be able to claim financial hardship under consumer credit legislation. In certain cases, negotiation between the Servicer and borrower may result in a revised payment arrangement (e.g., an extension of existing payment terms). Absent exceptional circumstances, the Servicer will consider the commencement of asset realization measures when a loan is 101 days past due.

        After a default by a borrower, the Servicer (on behalf of the Issuer Trustee) can exercise a power of sale of the mortgaged property. To exercise this power, the Servicer (on behalf of the Issuer Trustee) must comply with the statutory restrictions of the relevant State or Territory as to notice requirements. The length of time between the decision to exercise the power of sale and final completion of the sale will be dependent on factors outside the control of the Servicer. For example, whether or not the borrower contests the sale and the market conditions at the time are both factors outside the control of the Servicer.

        The collection and enforcement procedures may change from time to time as a result of business changes, or legislative and regulatory changes. See "Description of the Transaction Documents—The Servicing Agreement" in the accompanying prospectus for a more detailed description of the Servicer's servicing rights and obligations.

Optional Purchase of Defaulted Mortgage Loans

        Subject to certain limitations contained in the Supplemental Deed, the Servicer will have the right and option, but not the obligation, to purchase for its own account any mortgage loan which becomes delinquent for 90 days or more (a "defaulted mortgage loan"). The purchase price for a defaulted mortgage loan will equal its then current fair market value, after taking into account applicable insurance proceeds and other available resources. As described at "The Mortgage Insurance Policies" in this prospectus supplement, the coverage provided by mortgage insurance with respect to a defaulted mortgage loan will equal the outstanding amount owed by the borrower, including unpaid principal (as increased by any negative amortization), accrued interest at any non-default rate, net of all amounts recovered on foreclosure of the related mortgaged property. Accordingly, the only time the purchase price of a defaulted mortgage loan would be less than the unpaid principal balance of the mortgage loan would be in the case where the Servicer has been advised by the relevant mortgage insurer that a claim under the mortgage insurance policy will be reduced or denied, in whole or in part, due to failure of the mortgage loan to meet a requirement of such policy, cancellation or lapse of such policy, or some other restriction causing a partial or full reduction in the claim. The Servicer is prohibited from exercising the option unless the purchase price for the defaulted mortgage loan equals the outstanding amount owed by the borrower, including accrued interest.

Delinquency, Foreclosure and Loss Statistics

        The following tables set forth certain information concerning the delinquency, foreclosure and loss experience on residential mortgage loans serviced directly by the Servicer. These mortgage loans are residential mortgage loans originated or acquired by the National. The Servicer does not currently service mortgage loans not originated or acquired by the National. The servicing portfolio does not include mortgage loans that were serviced or sub-serviced by others.

        During 2000, the Servicer changed the methodology used to calculate delinquencies from "days irregular" to "days past due". Under the former methodology, "days irregular" was the number of days that a mortgage loan's actual balance exceeded the scheduled balance by greater than A$20. Under the new methodology, "days past due" is the number of days that the actual balance exceeds the scheduled balance by any amount. "Days irregular" continued to accumulate each day until the actual balance was brought within A$20 of the scheduled balance. "Days past due" is reset each time a Scheduled Payment is made and reset to zero when the actual balance is brought below the scheduled balance. This change in methodology has increased the number of loans classed as delinquent, particularly the number in the 31-60 and 61-90 day categories. U.S. investors should note that such methodologies used by the Servicer for purposes of determining delinquencies compare the actual principal balance against the scheduled principal balance of the mortgage loan in order to determine the delinquent amount, rather than determining such amount based upon whether the borrower has in fact missed a Scheduled Payment. Thus, in the case where a borrower has made prior prepayments of principal in excess of the then scheduled balance but subsequently missed a Scheduled Payment, such missed Scheduled Payment would not be reflected in the following table:

Portfolio Delinquency and Foreclosure Experience
(Principal and Interest Loans only)

	September 2000				September 2001				September 2002				September 2003				March 2004
	No. of Loans	Dollar Amount (A$000's)	% By No. of Loans	% By Dollar Amount	No. of Loans	Dollar Amount (A$000's)	% By No. of Loans	% By Dollar Amount	No. of Loans	Dollar Amount (A$000's)	% By No. of Loans	% By Dollar Amount	No. of Loans	Dollar Amount (A$000's)	% By No. of Loans	% By Dollar Amount	No. of Loans	Dollar Amount (A$000's)	% By No. of Loans	% By Dollar Amount
Period of Delinquency:
31-60 days	2,317	215,254	0.63%	0.62%	2,209	235,123	0.58%	0.59%	2,109	239,126	0.51%	0.49%	1,926	258,499	0.44%	0.44%	2,407	362,704	0.54%	0.56%
61-90 days	614	51,611	0.17%	0.15%	569	64,278	0.15%	0.16%	546	69,085	0.13%	0.14%	848	117,655	0.19%	0.20%	703	102,517	0.16%	0.16%
91-120 days	267	21,297	0.07%	0.06%	261	30,141	0.07%	0.08%	193	27,987	0.05%	0.06%	352	50,295	0.08%	0.09%	354	58,217	0.08%	0.09%
121-150 days	129	11,770	0.04%	0.03%	128	14,238	0.03%	0.04%	64	8,200	0.02%	0.02%	94	13,594	0.02%	0.02%	146	25,503	0.03%	0.04%
151-180 days	65	4,930	0.02%	0.01%	60	5,465	0.02%	0.01%	37	5,517	0.01%	0.01%	35	6,100	0.01%	0.01%	58	9,327	0.01%	0.01%
> 180 days	97	5,719	0.03%	0.02%	130	17,687	0.03%	0.04%	68	12,602	0.02%	0.03%	67	14,299	0.02%	0.02%	69	16,782	0.02%	0.03%
Total > 30 days	3,489	310,580	0.95%	0.90%	3,357	366,933	0.88%	0.92%	3,017	362,517	0.73%	0.74%	3,322	460,441	0.76%	0.78%	3,737	575,049	0.84%	0.90%
Foreclosures	2,059	241,516	0.56%	0.70%	1,215	135,963	0.32%	0.34%	1,021	137,691	0.25%	0.28%	955	146,609	0.22%	0.25%	801	132,501	0.18%	0.21%
Total Delinquent	5,548	552,096	1.51%	1.60%	4,572	502,896	1.20%	1.26%	4,038	500,208	0.98%	1.02%	4,277	607,050	0.98%	1.03%	4,538	707,550	1.02%	1.10%
Total Portfolio	367,117	34,441,057			382,323	39,795,947			413,524	48,911,886			435,747	58,985,475			444,872	64,208,768

Portfolio Loss Experience

At Fiscal year ended:	Total Write-Offs A$(000)	Write-Offs as a Percentage of Total Outstanding Portfolio Balance	Total Recoveries A$(000)	Recoveries as a Percentage of Total Outstanding Portfolio Balance	Net Write-Offs minus**	Total Outstanding Portfolio Balance A$(000)
September 30, 2000	7,199	0.01478%	1,369	0.00281%	5,830	48,720,457
September 30, 2001	7,993	0.01437%	871	0.00157%	7,122	55,628,620
September 30, 2002	6,922	0.01011%	1,425	0.00208%	5,497	68,460,577
September 30, 2003	4,324	0.00521%	1,582	0.00191%	2,742	83,018,051
March 31, 2004 *	908	0.00102%	612	0.00069%	296	88,845,491

*
March 31, 2004 half-year Write-Offs and Recoveries annualized.

**
Based upon Total Write-Offs net of Total Recoveries.

        The Servicer is not currently aware of specific trends that have affected its recent delinquency and loss experience, nor is the Servicer aware of any trends that are likely to affect the future performance of its servicing portfolio.

        The delinquency and foreclosure experience set forth above is historical and is based on the servicing of mortgage loans that may not be representative of the mortgage loans in the Trust. Consequently, there can be no assurance that the delinquency and foreclosure experience of the mortgage loans in the Trust will be consistent with the data set forth above. The servicing portfolio, for example, includes mortgage loans having a wide variety of payment characteristics (e.g., fixed-rate mortgage loans and adjustable rate mortgage loans) and mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic locations of the mortgage loans in the Trust.

PREPAYMENT AND YIELD CONSIDERATIONS

General

        The principal repayments on the Offered Notes, aggregate amount of distributions on the Offered Notes and yield to maturity of the Offered Notes will be largely determined by (1) the rate and timing of payments of principal repayments on the mortgage loans, and (2) the price at which the Offered Notes are purchased. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, including prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults by borrowers, casualties, condemnations and repurchases by the Seller. The mortgage loans may be prepaid by the borrowers at any time. However, borrowers under fixed rate mortgage loans may be required to pay a fee in order to prepay their mortgage loans.

Prepayments

        The rate of principal payments on the Offered Notes is directly related to the rate of principal payments on the mortgage loans, which may be in the form of Scheduled Payments or principal prepayments. Prepayments, liquidations and repurchases of the mortgage loans, including repurchases of mortgage loans due to a breach of representation or warranty of the Seller, or a subsequent modification in the terms of the mortgage loan which make it no longer eligible for inclusion in the Trust, purchases of 90 days or more delinquent mortgage loans by the Servicer or an optional repurchase by the Seller of the remaining mortgage loans in connection with the termination of the Trust, will result in early distributions of principal amounts on the Offered Notes.

        Since the rate of payment of principal of the mortgage loans cannot be predicted and will depend upon future events and a variety of factors, you cannot be certain as to the rate of payment or the rate of principal prepayments.

        In particular the following factors may have bearing on the rate of principal payment of the Offered Notes:

  •
  the amount of Redraws under the mortgage loans by borrowers, advances under the Redraw Facility or the amount of issuances of Redraw Notes, all of which are senior to payment of principal on the Offered Notes;

  •
  the fact that the Seller's calculations of Scheduled Payments on certain variable rate mortgage loans on the basis of a reference rate (see "The Seller's Residential Loan Program—Features and Options; Loan Types" in the accompanying prospectus) may result in more rapid amortization of principal payments on such mortgage loans;

  •
  the effects of currency translations on allocations of collections;

  •
  repurchase of mortgage loans by the Seller as a result of breaches of its representations and warranties in respect of such mortgage loans;

  •
  the fact that the fixed interest rate on fixed rate mortgage loans can convert to a variable rate at the end of the fixed rate term, thus increasing the likelihood of prepayments on such loans subsequent to such conversion;

  •
  the fact that the variable interest rate on certain mortgage loans may be converted by the borrower to a fixed rate, thus decreasing the likelihood of prepayments on such mortgage loans subsequent to such conversion and during the fixed rate period;

  •
  repurchase of mortgage loans upon a further advance being made which exceeds the then scheduled balance of that mortgage loan by more than one scheduled monthly instalment;

  •
  a change to the Servicer's policies or procedures in connection with the terms, origination or administration of the mortgage loans which results in the refinancing of a mortgage loan by a borrower or the repurchase of such mortgage loan;

  •
  refinancing by borrowers with other financial institutions;

  •
  receipt by the Issuer Trustee of enforcement proceeds due to a borrower having defaulted on its mortgage loan;

  •
  modification of the mortgage loan, resulting in the establishment of a new loan and repayment in full of the existing mortgage loan;

  •
  receipt by the Issuer Trustee of insurance proceeds in relation to a claim under a lender's mortgage insurance policy; and

  •
  optional redemption of the Offered Notes or redemption of the Notes for taxation or other reasons.

        The extent to which the yield to maturity of any Offered Note may vary from the anticipated yield will depend upon the following factors:

  •
  the degree to which an Offered Note is purchased at a discount or premium; and

  •
  the degree to which the timing of payments on the Offered Note is sensitive to prepayments, liquidations and repurchases of the mortgage loans.

        A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may also affect the Trust's prepayment experience for the mortgage loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

Rate of Payments

        The weighted average life of an Offered Note refers to the average amount of time that will elapse from the date of issuance of the Offered Note to the date each dollar in respect of principal repayable under the Offered Note is reduced to zero, weighted by the principal payment. Prepayments of principal of the mortgage loans will tend to shorten the weighted average life of the Offered Notes, while Redraws will tend to extend the weighted average life of the Offered Notes. A borrower who makes a partial prepayment of principal of a mortgage loan under which Redraws are permitted may make such payment in anticipation of making a Redraw at a later date.

        Usually, greater than anticipated principal prepayments would reduce the aggregate outstanding principal balance of the mortgage loans more quickly than expected. As a consequence, aggregate interest payments on the mortgage loans would be substantially less than expected. Therefore, a higher rate of principal prepayments could result in a lower-than-expected yield to maturity on each related class of Offered Notes purchased at a premium. Conversely, lower than anticipated principal prepayments would reduce the return to investors on any related classes of Offered Notes purchased at a discount, in that principal payments on the mortgage loans would occur later than anticipated. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase in the rate of principal payments. The amount and timing of delinquencies and defaults on the mortgage loans and the recoveries, if any, on defaulted mortgage loans and foreclosed properties will also affect the weighted average life of the Offered Notes.

Prepayment Rate Model and Modeling Assumptions

        Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is a "constant prepayment rate" model or "CPR." CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the outstanding principal balance of the pool of mortgage loans for that month. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans for this series. None of the Seller, the Trust Manager nor the Issuer Trustee believes that any existing statistics of which it is aware provide a reliable basis for holders of the Offered Notes to predict the amount or the timing of receipt of prepayments on the mortgage loans.

        Since the following tables were prepared on the basis of the modeling assumptions described in the next paragraph, there are discrepancies between characteristics of the actual mortgage loans in the pool for this series and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the outstanding principal balances and weighted average lives of the Offered Notes set forth in the tables. In addition, since the actual mortgage loans in the Trust have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Notes may be made earlier or later than as indicated in the tables.

        For the purpose of the tables below, the following modeling assumptions have been used:

  •
  the Closing Date for the Offered Notes is September 28, 2004;

  •
  payments on the Offered Notes are made on the 20th day of each Quarter commencing in December 2004, regardless of the day on which the Payment Date actually occurs;

  •
  payments on the Offered Notes are made in accordance with the priorities described in this prospectus supplement;

  •
  the Scheduled Payments of principal and interest on the mortgage loans will be delivered on the first day of each month commencing in September 2004 with no defaults;

  •
  all prepayments are prepayments in full received on the last day of each month and include 30 days' interest on the outstanding principal balance of the mortgage loan;

  •
  Available Principal Collections are distributed according to the order of distribution described in this prospectus;

  •
  the mortgage loan pool consists of fully-amortizing mortgage loans;

  •
  all payments under the swaps are made as scheduled;

  •
  there are no substitutions or loans paid in advance with respect to the mortgage loans;

  •
  no optional termination is exercised, except for the line titled "Weighted Average Life—To Call (Years)" in the table;

  •
  the Determination Date is the 15th day of each Quarter (i.e. March, June, September, December);

  •
  the amount of Redraws is zero and the Redraw Limit of the Redraw Facility is A$15 million in each case;

  •
  the exchange rate for conversion of A$ to US$ and A$ to € applied in the modeling assumptions is not necessarily the same as that stated under "U.S./Euro/Australian Dollar Presentation" in this prospectus supplement; and

  •
  the mortgage rate on each mortgage loan remains the same during the life of such mortgage loan.

        None of the Seller, the Issuer Trustee, the Security Trustee, the Underwriters or the Trust Manager expect that these modelling assumptions will be predictive of the mortgage loan pool's actual performance for this series. The tables indicate the projected weighted average life of the Offered Notes and set forth the percentage of the initial aggregate principal balance of the Offered Notes that is projected to be outstanding after each of the Payment Dates shown at specified constant prepayment rate percentages. The tables also assume that (i) the mortgage loans have an aggregate principal balance of A$2,541,468,208.23 as of the Cut-off Date, and (ii) the mortgage loans have been aggregated into three hypothetical pools with all of the mortgage loans within each such pool having the characteristics described below:

Pool Number	Initial Principal Amount (A$)	Weighted Average Remaining Term to Maturity in Months	Weighted Average Seasoning	Weighted Average Current Rate (%)
1	1,621,902,830.60	240	50	6.759
2	554,229,410.59	242	49	6.968
3	365,335,967.04	255	39	6.612

Total	2,541,468,208.23	242	48	6.783

        It is not likely that the mortgage loans will pay at any assumed CPR to maturity or that all mortgage loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the mortgage loans, which include recently originated mortgage loans, could produce slower or faster distributions of principal than as indicated in the tables at the assumed CPRs specified. This could be true even if the weighted average remaining term to maturity of the mortgage loans is the same as the weighted average remaining term to maturity of the assumptions described above. Investors should make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus as well as other relevant assumptions.

        In the following tables, the percentages have been rounded to the nearest whole number and the weighted average life of a class of Offered Notes is determined by the following three step process:

  •
  multiplying the amount of each payment of principal thereof by the number of months from the date of issuance to the related Payment Date;

  •
  summing the results; and

  •
  dividing the sum by the aggregate distributions of principal referred to in the first clause above, expressing the result in years, and rounding to two decimal places.

Percent of Initial Principal Outstanding at the Following Percentages of
Constant Prepayment Rate

Class A-1 Notes and Class A-3 Notes

Payment Date	0%	10%	15%	20%	25%	30%	35%	40%	45%
Initial Percentage	100	100	100	100	100	100	100	100	100
September 20, 2005	98	88	83	78	73	68	63	58	53
September 20, 2006	95	77	68	61	53	46	40	34	28
September 20, 2007	92	67	56	47	38	31	25	19	15
September 20, 2008	89	58	46	36	28	21	15	11	8
September 20, 2009	86	51	38	28	20	14	9	6	4
September 20, 2010	83	44	31	21	14	9	6	3	2
September 20, 2011	79	37	25	16	10	6	3	2	0
September 20, 2012	75	32	20	12	7	4	2	1	0
September 20, 2013	71	27	16	9	5	2	1	0	0
September 20, 2014	67	23	13	7	3	1	0	0	0
September 20, 2015	62	19	10	5	2	1	0	0	0
September 20, 2016	57	16	7	3	1	0	0	0	0
September 20, 2017	51	13	6	2	1	0	0	0	0
September 20, 2018	46	10	4	1	0	0	0	0	0
September 20, 2019	39	8	3	1	0	0	0	0	0
September 20, 2020	33	5	2	0	0	0	0	0	0
September 20, 2021	26	4	1	0	0	0	0	0	0
September 20, 2022	18	2	0	0	0	0	0	0	0
September 20, 2023	10	1	0	0	0	0	0	0	0
September 20, 2024	1	0	0	0	0	0	0	0	0
September 20, 2025	0	0	0	0	0	0	0	0	0
Weighted Average Life—to Maturity (Years)	12.38	6.39	4.87	3.84	3.12	2.60	2.20	1.90	1.65
Weighted Average Life—to Call (Years)	12.34	6.16	4.61	3.60	2.91	2.41	2.06	1.77	1.53

Use of Proceeds

        The net proceeds of the sale of the Notes are expected to be:

  •
  US$[            ] in respect of the Class A-1 Notes;

  •
  €[            ] in respect of the Class A-3 Notes; and

  •
  A$[            ], made up of:

  •
  A$[            ] in respect of the Class A-2 Notes; and

  •
  A$[            ] in respect of the Class B Notes.

        After making the initial exchange under the relevant currency swaps, to exchange the US$ and Euro net proceeds, the A$ amounts received under the currency swaps and the A$ amounts received from the issue of the Class A-2 Notes and the Class B Notes will be applied by the Issuer Trustee to fund the purchase from the seller of equitable title to the mortgage loans.

Additional Information

        The description in this prospectus supplement of the mortgage loans and the mortgaged properties is based upon the pool of mortgage loans as constituted on the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be available to investors of the Offered Notes and will be filed by the Trust Manager together with the Supplemental Deed, the Sale Agreement, the Servicing Agreement and other material Transaction Documents, with the SEC within fifteen days after the initial issuance of the Offered Notes. In the event Mortgage Loans are removed from or added to the pool of Mortgage Loans as set forth in "Description of the Pool of Mortgage Loans—Details of the Pool of Mortgage Loans," in this prospectus supplement the removal or addition will be noted in the Current Report on Form 8-K.

Material United States Federal Income Tax Matters

        In the opinion of Sidley Austin Brown & Wood LLP, special United States federal income tax counsel for the Trust Manager, although there is no authority directly on point, the Offered Notes will be characterized as debt for U.S. federal income tax purposes. In addition, assuming continuing compliance with the Transaction Documents, in the opinion of Sidley Austin Brown & Wood LLP (1) the Trust will not be subject to an entity-level tax for U.S. federal income tax purposes and (2) the Issuer Trustee will not be treated as engaged in the conduct of a United States trade or business (and, accordingly, not subject to United States Federal income tax on its net income) solely as a result of any activities that it conducts as Issuer Trustee of the Trust. This opinion is based upon the applicable provisions of the Code, U.S. Treasury Regulations promulgated and proposed thereunder, current positions of the IRS contained in published revenue rulings and revenue procedures and existing judicial decisions, all of which are subject to change, which change may have retroactive effects. Moreover, these opinions are subject to the accuracy of certain factual representations made to Sidley Austin Brown & Wood LLP by certain parties to the transaction, including the Trust Manager. Each holder of an Offered Note, by acceptance of an Offered Note, agrees to treat the Offered Notes as indebtedness. See "Material United States Federal Income Tax Matters" in the accompanying prospectus.

        The United States federal income tax consequences of holding a Class A-3 note vary from those described under "United States Federal Income Tax Matters" in the accompanying prospectus. The following is a summary of the material United States federal income tax consequences to a "United States person" (as defined in Section 7701(a)(30) of the Code) of the purchase, ownership and disposition of the Class A-3 notes that are held as a capital asset and supplements the discussion under "Material United States Federal Income Tax Matters" in the accompanying prospectus. The following summary does not discuss the unique tax consequences of the purchase, ownership and disposition of the Class A-3 notes by United States persons that are given special treatment under the United States federal income tax laws, including, for example, United States persons who have a functional currency other than the U.S. dollar for purposes of Section 988 of the Code. As used in this prospectus supplement, "Foreign Currency" means a currency or currency unit other than U.S. dollars.

Payments of Interest on a Class A-3 Note

        A holder of a Class A-3 note who uses the cash method of accounting for United States Federal income tax purposes and who receives a payment of interest on such a note (other than original issue discount ("OID") or market discount) will be required to include in income the U.S. dollar value of the Foreign Currency payment (determined on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be such holder's tax basis in such payment.

        A holder of a Class A-3 note who uses the accrual method of accounting for United States federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income (including OID or market discount and reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A holder of a Class A-3 note may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a holder of a Class A-3 note may translate such interest using the rate of exchange on the date of receipt. The above election will apply to other debt obligations held by such holder and may not be changed without the consent of the Internal Revenue Service. A holder of a Class A-3 note should consult a tax advisor before making the above election. A holder of a Class A-3 note will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the payment received (determined on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

Purchase, Sale and Retirement of Class A-3 Notes

        A holder of a Class A-3 note who purchases a note with previously owned Foreign Currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such holder's tax basis in the Foreign Currency and the U.S. dollar fair market value of the Foreign Currency used to purchase the note, determined on the date of purchase. Upon the sale, exchange or retirement of a note, a holder of a Class A-3 note will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such holder's adjusted tax basis in the note. Such gain or loss generally will be capital gain or loss (except to the extent of any accrued market discount not previously included in such holder's income) and would be long-term capital gain or loss if the holding period for the notes is more than one year. To the extent the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described in "Payments of Interest on a Class A-3 Note" above. If a holder of a Class A-3 note receives Foreign Currency on such a sale, exchange or retirement, the amount realized will be based on the U.S. dollar value of the Foreign Currency on the date the payment is received or the note is disposed of (or deemed disposed of in the case of a taxable exchange of the note for a new note). If the Class A-3 notes are treated as traded on an established securities market, a cash basis holder of a Class A-3 note (or, upon election, an accrual basis holder of a Class A-3 note) will determine the U.S. dollar value of the amount realized by translating the Foreign Currency payment at the spot rate of exchange on the settlement date of the sale. A holder's adjusted tax basis in a Class A-3 note will equal the cost of the note to such holder, increased by the amounts of any market discount or OID previously included in income by the holder with respect to such note and reduced by any amortized acquisition or other premium and any principal payments received by the holder. A holder's tax basis in a Class A-3 note, and the amount of any subsequent adjustments to such holder's tax basis, will be the U.S. dollar value of the Foreign Currency amount paid for such note, or of the Foreign Currency amount of the adjustment, determined on the date of such purchase or adjustment. Gain or loss realized upon the sale, exchange or retirement of a note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the Foreign Currency principal amount of the note, determined on the date such payment is received or the note is disposed of, and the U.S. dollar value of the Foreign Currency principal amount of the note, determined on the date the holder acquired the note. Such Foreign Currency gain or loss will be recognized only to the extent of the total gain or loss realized by the holder on the sale, exchange or retirement of the note.

Original Issue Discount on a Class A-3 Note

        In the case of a Class A-3 note issued with OID, (i) OID is determined in units of the Foreign Currency, (ii) accrued OID is translated into U.S. dollars as described in "Payments of Interest on a Class A-3 Note" above using the accrual method and (iii) the amount of Foreign Currency gain or loss on the accrued OID is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into U.S. dollars at the rate of exchange on the date of such receipt, with the amount of OID accrued, as translated above.

Premium and Market Discount on a Class A-3 Note

        In the case of a Class A-3 note with market discount, (i) market discount is determined in units of the Foreign Currency, (ii) accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the note (other than accrued market discount required to be taken into account currently) is translated into U.S. dollars at the exchange rate on such disposition date (and no part of such accrued market discount is treated as exchange gain or loss) and (iii) accrued market discount currently includable in income by a holder of a Class A-3 note for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the note in the manner described in "Payments of Interest on a Class A-3 Note" above with respect to computation of exchange gain or loss on accrued interest.

        With respect to a Class A-3 note issued with amortizable bond premium, such premium is determined in the relevant Foreign Currency and reduces interest income in units of the Foreign Currency. Although not entirely clear, a holder of a Class A-3 note should recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of the note.

Exchange of Foreign Currencies

        A holder of a Class A-3 note will have a tax basis in any Foreign Currency received as interest or on the sale, exchange or retirement of a note equal to the U.S. dollar value of such Foreign Currency, determined at the time the interest is received or at the time of the sale, exchange or retirement. Any gain or loss realized by a holder of a Class A-3 note on a sale or other disposition of Foreign Currency (including its exchange for U.S. dollars or its use to purchase notes) will be ordinary income or loss.

Tax Shelter Reporting Requirements—Currency Exchange Losses

        Under United States Treasury regulations on tax shelter disclosure and list maintenance, taxpayers that enter into "reportable transactions" on or after January 1, 2003, are required to file information returns. In the case of a corporation or a partnership whose partners are all corporations, a reportable transaction includes any transaction that generates, or reasonably can be expected to generate, a loss claimed under Section 165 of the Code (without taking into account any offsetting items) (a "Section 165 Loss") of at least US$10 million in any one taxable year or US$20 million in any combination of taxable years. In the case of any other partnership, a reportable transaction includes any transaction that generates, or reasonably can be expected to generate a Section 165 Loss of at least US$2 million in any taxable year or US$4 million in any combination of taxable years. In the case of an individual or trust, a reportable transaction includes any transaction that generates, or reasonably can be expected to generate, a Section 165 Loss of at least US$50,000 in any one taxable year arising from a currency exchange loss. In determining whether a transaction results in a taxpayer claiming a loss that meets the threshold over a combination of taxable years, only losses claimed in the taxable year that the transaction is entered into and the five succeeding taxable years are combined. Accordingly, if a holder of a Class A-3 note realizes exchange losses in respect of such note satisfying the monetary thresholds discussed above, such holder would have to file an information return. Prospective investors should consult their tax advisers regarding these information return requirements.

Material Australian Tax Consequences

        In the opinion of Mallesons Stephen Jaques, Australian tax counsel for the Trust Manager, under present law, if the Offered Notes issued by the Trust (or any other notes issued by a trust in accordance with the Master Trust Deed) are issued in accordance with certain factual conditions so as to come within an exemption from interest withholding tax, then payments of interest or discount to a holder of the Offered Notes who is not a resident of Australia and who does not hold the Offered Notes in the course of carrying on business in Australia through a permanent establishment in Australia, will not be subject to Australian income, capital gains or withholding taxes. There will also be no Australian income, capital gains or withholding taxes in respect of payments of principal under the Offered Notes. Interest paid on Offered Notes held by Australian residents (and non-Australian residents who hold the Offered Notes in the course of carrying on business in Australia) will be subject to ordinary Australian income tax.

        See "Material Australian Tax Consequences" in the accompanying prospectus.

Legal Investment Considerations

        The Offered Notes will not constitute "mortgage related securities" for purposes of the United States Secondary Mortgage Market Enhancement Act of 1984, because the originator of the mortgage loans is not subject to state or federal regulatory authority in the United States. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such mortgage loans may not be legally authorized to invest in the Offered Notes. No representation is made as to whether the Offered Notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the Offered Notes as legal investments for you. See "Legal Investment Considerations" in the accompanying prospectus.

ERISA Considerations

        Subject to the conditions discussed under "ERISA Considerations" in the accompanying prospectus, the Offered Notes are eligible for purchase by benefit plans subject to ERISA or to section 4975 of the Code, and to persons investing on behalf of, or with, plan assets of benefit plans. See "ERISA Considerations" in the accompanying prospectus.

Plan of Distribution

Underwriting

        Subject to the terms and conditions set forth in the underwriting agreement among the National, the Issuer Trustee, the Trust Manager and Deutsche Bank Securities Inc., as representative of the underwriters, the Issuer Trustee has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the Offered Notes set forth opposite its name below:

Underwriter	Principal Amount of Class A-1 Notes (US$)			Principal Amount of Class A-3 Notes(€)
Deutsche Bank Securities Inc.	$	[	]	€[	]
J.P. Morgan Securities Inc.	$	[	]	€0
J.P. Morgan Securities Ltd.		$0		€[	]
Citigroup Global Markets Inc.	$	[	]	€0
Citigroup Global Markets Limited		$0		€[	]
National Australia Bank Limited	$	[	]	€[	]
SG Americas Securities, LLC.	$	[	]	€0
Société Générale, London Branch		$0		€[	]
Total	$	[	]	€[	]

        The underwriting agreement provides that the underwriters are obligated, subject to certain conditions in the underwriting agreement, to purchase all of the Offered Notes if any are purchased. In the event of default by an underwriter, the underwriting agreement provides that, in specific circumstances, the underwriting agreement may be terminated.

        The underwriters propose to offer initially the Offered Notes at the public offering price on the cover page of this prospectus and to selling group members at the public offering price less a concession not in excess of the amount set forth in the following table, expressed as a percentage of the relative principal balance. The underwriters and selling group members may reallow a discount not in excess of the amount set forth in the following table to other broker/dealers. After the initial public offering, the public offering price and concessions and discounts to broker/dealers may be changed by the representative of the underwriters.

	Selling Concessions		Reallowance Discount
Class A-1 Notes	[]	%	[]	%
Class A-3 Notes	[]	%	[]	%

        The National estimates that the out-of-pocket expenses for this offering will be approximately US$[            ]. Certain of such expenses will be reimbursed by the underwriters.

        The representative, on behalf of the underwriters, may engage in transactions that stabilize, maintain or otherwise affect the price of the Offered Notes. The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

  •
  Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

  •
  Syndicate covering transactions involve purchases of the Offered Notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

  •
  Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Offered Notes originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

        Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Offered Notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

        No representation is made as to the magnitude or direction of any effect that the transactions described above may have on the price of the Offered Notes.

        Pursuant to the underwriting agreement, the National and the Trust Manager have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to certain payments which the underwriters may be responsible for.

        In the ordinary course of their respective businesses, some of the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with the National and its affiliates.

Offering Restrictions

  Australia

        No offering circular, prospectus or other disclosure document in relation to any Offered Notes has been lodged with, or registered by, the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Each underwriter has severally represented and agreed that it:

  •
  has not (directly or indirectly) offered for subscription or purchase or issued invitations to subscribe for or buy nor has it sold the Offered Notes;

  •
  will not directly or indirectly offer for subscription or purchase or issue invitations to subscribe for or buy nor will it sell any Offered Notes; and

  •
  has not distributed and will not distribute any draft, preliminary or definitive offering memorandum, advertisements or other offering material relating to any Offered Notes;

in the Commonwealth of Australia, its territories or possessions, unless:

  (a)
  the minimum aggregate consideration payable by each offeree is at least A$500,000 (disregarding moneys lent by any persons offering the Offered Notes or their associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Act; and

  (b)
  such action complies with all applicable laws and regulations.

        Each underwriter further agrees that it will not sell Offered Notes to, or invite or induce offers for the Offered Notes from:

  (1)
  any Offshore Associate except as permitted by section 128(5) of the Australian Tax Act (including a National Party); or

  (2)
  any other associate from time to time specified in writing to the Underwriter by a National Party or the Issuer Trustee.

        Each underwriter agrees to offer the Offered Notes for sale to, or to write offers to purchase the Offered Notes from:

  (1)
  at least 10 persons each of whom they reasonably believe to be a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act) and is not known or suspected to be an associate (as defined by section 128F(9) of the Australian Tax Act) of any other person covered by this paragraph; or

  (2)
  at least 100 persons each of whom they reasonably believe either has acquired debentures (as defined by section 128F(9) of the Australian Tax Act) in the past or is likely to be interested in acquiring the Offered Notes.

  United Kingdom

        Each underwriter has severally represented and agreed that it:

  •
  has not offered or sold and, prior to the date six months after the date of issue of the Offered Notes will not offer or sell, any of the Offered Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended ("POS Regulations")) or the Financial Securities and Markets Act 2000 (as amended ("FSMA"));

  •
  has complied and will comply with all applicable provisions of all applicable provisions of FSMA and the POS Regulations with respect to anything done by it in relation to the Offered Notes in, from, or otherwise involving the United Kingdom; and

  •
  has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue of such notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer Trustee.

  Spain

        Each underwriter has acknowledged that the Offered Notes may not be offered, sold or distributed in the Kingdom of Spain save in accordance with the requirements of the Spanish Securities Market Law of July 28, 1988 (Ley 24/1998, de 28 de Julio, del Mercado de Valores) as amended and restated, and Royal Decree 291/1992 on Issues and Public Offering for the Sale of Securities (Real Decreto 291/1992, de 27 de marzo, sobre Emisiones y Ofertas Públicas de Venta de Valores) (as amended and restated and the decrees and regulations made thereunder). The Offered Notes may not be offered, sold or distributed in Spain except in circumstances which do not constitute a public offer of securities in Spain within the meaning of Spanish securities laws and regulations.

        Neither the Offered Notes nor this prospectus supplement or the accompanying prospectus have been verified or registered in the administrative registries of the Spanish Securities Markets Commission (Comisión Nacional del Mercado de Valores).

  Other Jurisdictions

        The distribution of this prospectus and the offering and sale of the Offered Notes in certain other foreign jurisdictions may be restricted by law. The Offered Notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. Each underwriter has agreed to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Offered Notes or possesses or distributes this prospectus or any offering material.

  Exchange Controls and Limitations

  •
  No Australian approvals are currently required for the issue of the Offered Notes by the Issuer Trustee or for or in connection with the performance and enforceability of such Offered Notes. However, the Banking (Foreign Exchange) Regulations and other regulations in Australia also prohibit payments, transactions and dealings with assets having a prescribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism.

Announcement

        By distributing or arranging for the distribution of this prospectus to the underwriters and the persons to whom this prospectus is distributed, the Trust Manager announces to the underwriters and each such person that:

  •
  the Offered Notes will initially be issued in the form of book-entry notes and will be held by Cede & Co., as nominee of DTC (in the case of the Class A-1 Notes) or a common depository for and on behalf of Clearstream, Luxembourg and Euroclear (in the case of the Class A-3 Notes);

  •
  in connection with the issue, DTC, Clearstream, Luxembourg and Euroclear, as the case may be, will confer rights in the Offered Notes to the holders of the Offered Notes and will record the existence of those rights; and

  •
  upon the issuance of the Offered Notes in this manner, these rights will be created.

Ratings of the Offered Notes

        It is a condition to the issuance of the Offered Notes that they be rated "AAA" by S&P and "Aaa" by Moody's.

        Investors should evaluate the security ratings of the Offered Notes independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The Offered Notes are pass-through debt securities. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date.

        The Trust Manager has not requested a rating on the Offered Notes by any rating agency other than S&P and Moody's. We cannot assure you as to whether any other rating agency will rate the Offered Notes, or, if it does, what rating would be assigned. A rating on the Offered Notes by another rating agency, if assigned at all, may be lower than the rating assigned to the Offered Notes by S&P and Moody's.

        Neither S&P or Moody's have been involved in the preparation of this prospectus supplement.

Legal Matters

        Sidley Austin Brown & Wood LLP, New York, New York, will pass upon some legal matters with respect to the Offered Notes, including the material U.S. federal income tax matters, for the Trust Manager and the Issuer Trustee. Mallesons Stephen Jaques, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the Offered Notes for the Trust Manager. Henry Davis York, Sydney, Australia, will pass upon some legal matters, including matters of Australian corporate law, with respect to the Issuer Trustee and the Security Trustee. McKee Nelson LLP will pass upon some legal matters with respect to the Offered Notes for the underwriters.

Listing and General Information

        Application has been made to list the Offered Notes on the Luxembourg Stock Exchange. In connection with the listing application, legal notice relating to the issuance of the Offered Notes will be deposited prior to listing with the Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement et à Luxembourg) where copies thereof are available for inspection and may be obtained on request, free of charge. Copies of the above documents together with this prospectus supplement and copies of the Transaction Documents will be made available for inspection at the main office of Deutsche Bank Luxembourg S.A. (the "Luxembourg Paying Agent") in Luxembourg. In addition, copies of the quarterly reports provided by the Trust Manager to the Class A-1 noteholders and Class A-3 noteholders (see "Reports to Noteholders" in the accompanying prospectus), as well as any quarterly Form 8-Ks and annual Form 10-Ks prepared by the Trust Manager for the Trust and filed with the SEC under the Securities Exchange Act of 1934, will also be on file for inspection at the main office of the Luxembourg Paying Agent in Luxembourg. The Trust Manager will also report to the Luxembourg Stock Exchange through the Luxembourg Paying Agent on each quarterly Payment Date the aggregate Invested Amount of Notes then outstanding. Deutsche Bank Luxembourg S.A. will act as intermediary between the Luxembourg Stock Exchange and the Issuer Trustee and the holders of the Offered Notes.

        Once the Offered Notes have been so listed, trading of the Offered Notes may be effected on the Luxembourg Stock Exchange. The Offered Notes have been accepted for clearance through the facilities of DTC, Clearstream, Luxembourg and Euroclear. The International Securities Identification Number for the Class A-1 Notes is [        ] and the Class A-3 Notes is [        ], the Common Code for the Class A-1 Notes is [        ] and the Class A-3 Notes is [        ] and the CUSIP number for the Class A-1 Notes is [        ] and the Class A-3 Notes is [        ].

        The transaction contemplated in this prospectus supplement were authorized by resolution adopted by the Issuer Trustee on [                        ].

        In the event the Offered Notes are listed on the Luxembourg Stock Exchange and definitive Notes are issued and the rules of the Luxembourg Stock Exchange require a Luxembourg transfer agent, the Luxembourg Paying Agent will be appointed as transfer agent.

Accounts

        Copies of the following will be available at the office of the Trust Manager, the Note Trustee, the Principal Paying Agent and the Luxembourg Paying Agent:

  •
  the annual audited financial accounts of the Trust.; and

  •
  the quarterly reports prepared by the Trust Manager in accordance with the Transaction Documents in relation to the mortgage loans.

        As at the date of this prospectus supplement, no financial accounts have been prepared in respect of the Trust. The Trust is expected to prepare its first financial accounts by [            ]. There has been no material adverse change in respect of the Trust since its creation.

        The annual audited financial accounts of the Trust shall be deemed to be incorporated in full in, and shall form part of, this prospectus supplement.

Authorization

        The Trust Manager has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the Offered Notes. Prior to the issuance of the Offered Notes, the issue of the Offered Notes will have been authorized by the resolutions of the board of directors of the Trust Manager and the Issuer Trustee.

Litigation

        The Issuer Trustee is not, and has not been, involved in any legal or arbitration proceedings that may have, or have had during the twelve months preceding the date of this prospectus, a significant effect on the Issuer Trustee's financial position nor, so far as it is aware, are any such legal or arbitration proceedings pending or threatened.

Glossary
For Prospectus Supplement

        The information contained in this Glossary forms an integral part of this prospectus supplement.

        "A$ Equivalent" means, in relation to:

    (a)
    an amount which is calculated, determined or expressed in US$ or which includes a component determined as expressed in US$, that US$ amount or US$ component (as the case may be) multiplied by the A$ Exchange Rate; and

    (b)
    an amount which is calculated, determined or expressed in € or which includes a component determined as expressed in €, that € amount or € component (as the case may be) multiplied by the A$ Exchange Rate.

        "A$ Exchange Rate" means the "A$ Exchange Rate" as defined in the confirmation for the relevant Currency Swap.

        "Accrued Interest Adjustment" means, with respect to a mortgage loan, the amount of interest accrued and unpaid on that mortgage loan up to but excluding the Closing Date.

        "Adverse Rating Effect" means, in respect of the Trust, the reduction, qualification or withdrawal of the rating (if any) given the Notes issued in respect of the Trust by a Current Rating Agency.

        "Agency Agreement" means the agreement (if any) with the words "Agency Agreement" and the name of the Trust in its title between the Issuer Trustee, the Trust Manager, the Note Trustee, each Paying Agent, each Note Registrar and the Calculation Agent.

        "Aggregate Stated Amount" means, on any Determination Date, the aggregate of the A$ Equivalent of the Stated Amount of the relevant Notes at that time.

        "Austraclear" means the system operated by Austraclear Limited (ABN 94 002 060 773) for holding certain Australian dollar securities and the electronic recording and settling of transactions in those securities between members of that system in accordance with the Regulations and Operating Manual Established by Austraclear Limited (as amended or replaced from time to time) to govern the use of that system and includes as required a reference to Austraclear Limited as operator of that system.

        "Australian Tax Act" means the Income Tax Assessment Act 1936 and Income Tax Assessment Act 1997 of Australia.

        "Authorized Investments" consist of the following:

    (a)
    cash on hand or at an approved bank;

    (b)
    bonds, debentures, stock or treasury bills, notes or other securities issued or guaranteed by any government of an Australian jurisdiction, which has the Required Credit Rating, or any corporation, which has the Required Credit Rating;

    (c)
    debentures or stock of any public statutory body established under the laws of any Australian jurisdiction where the repayment of the principal is secured and the interest payable on the security is guaranteed by the government of an Australian jurisdiction (which has the Required Credit Rating);

    (d)
    notes or other securities of any government of an Australian jurisdiction (which has the Required Credit Rating);

    (e)
    (1)
    deposits with, or certificates of deposit, whether negotiable, convertible or otherwise, of a Bank which has a rating specified in the Supplemental Deed for the Trust where

S-G-1

        the investment has a maturity of 30 days or less and does not exceed 20% of the aggregate Invested Amount of any Notes issued in respect of the Trust; or

      (2)
      bills of exchange or other negotiable securities issued by a Bank which has a rating specified in the Supplemental Deed for the Trust where the investment has a maturity of 30 days or less and does not exceed 20% of the aggregate Invested Amount of any Notes issued in respect of that Trust; or

    (f)
    any other assets specified in the Supplement Deed as an Authorized Investment for the Trust.

        "Available Principal Collections" has the meaning as described under "Description of the Offered Notes—Determination of Available Principal Collections" in this prospectus supplement.

        "Bank" has the meaning given to the expression "Australian Bank" in the Corporations Act.

        "Basis Swap" means the ISDA Master Agreement, the schedule relating to it and each confirmation between the Basis Swap Provider, the Issuer Trustee and the Trust Manager.

        "Basis Swap Provider" means National Australia Bank Limited (ABN 12 004 044 937) or the person appointed under the Supplemental Deed or the Basis Swap to act as Basis Swap Provider (subject to written confirmation from each Current Rating Agency that the appointment of that person will not have an Adverse Rating Effect).

        "Book-Entry Note" means a book-entry note issued under the DTC's or other clearing agencies' global book-entry system.

        "Calculation Agent" means The Bank of New York, London Branch, the person appointed to act in that capacity under the Agency Agreement for the Trust.

        "Call Date" means the Payment Date on which the total outstanding principal balance of the mortgage loans (calculated as at the end of the immediately preceding Collection Period) is less than 10% of the total outstanding principal balance of the mortgage loans on the Closing Date.

        "Carryover Principal Charge-offs" means the amount by which Principal Charge-offs for a Collections Period exceed the amount of Excess Available Income for that Collection Period.

        "Charge" means, in respect of the Trust, the charge granted under the Deed of Charge relating to the Trust.

        "Class A-1 Note Registrar" means The Bank of New York, New York, the person appointed to act in that capacity in the Agency Agreement for the Trust.

        "Class A-1 Notes" means, with respect to the Trust, the US$ Class A-1 Notes which are offered for sale under the Registration Statement.

        "Class A-3 Note Registrar" means The Bank of New York, London Branch, the person appointed to act in that capacity in the Agency Agreement for the Trust.

        "Class A-3 Notes" means, with respect to the Trust, the € Class A-3 Notes which are offered for sale under the Registration Statement.

        "Closing Date" means on or about September 28, 2004, the date on which the offer of the Seller to assign the mortgage loans to the Issuer Trustee contained in the Sale Agreement is accepted by the Issuer Trustee.

        "Collection Period" means, in relation to a Payment Date, the period from (and including) the first day of the Quarter immediately preceding that Payment Date up to and including the last day of the Quarter immediately preceding that Payment Date. However, the first Collection Period which commences on (and includes) the day after the Cut-off Date and ends on November 30, 2004.

S-G-2

        "Collections" means all amounts received by the Seller, the Servicer, the Trust Manager or the Issuer Trustee after the Cut-off Date in respect of the purchased mortgage loans (including, without limitation, all principal, interest, the proceeds received under any mortgage insurance policy, any proceeds recovered from any enforcement action, amounts received on a repurchase, any amount received as damages in respect of a breach of any representation, warranty or covenant in connection with the purchased mortgage loans and any other amount received in relation to the purchased mortgage loans) excluding Servicer's Collections and any interest credited to any Collections Account in respect of a Support Facility.

        "Conditions" means, in respect of the Trust, the terms and conditions of the Offered Notes issued for the Trust, as annexed to the Note Trust Deed for the Trust (if any).

        "CPR" means the Constant Prepayment Rate methodology.

        "Currency Swap" means each of:

    (a)
    each US$ Class A-1 Currency Swap; and

    (b)
    each € Class A-3 Currency Swap,

  as the context requires.

        "Currency Swap Provider" means each of:

    (a)
    each US$ Class A-1 Currency Swap Provider; and

    (b)
    each € Class A-3 Currency Swap Provider,

  as the context requires.

        "Current Rating Agency" means each of S&P and Moody's.

        "Cut-off Date" means the close of business on August 13, 2004, which is the date specified in the Sale Agreement as the date on which the mortgage loans are selected for acquisition by the Issuer Trustee in respect of the Trust, with the actual transfer occurring on the Closing Date.

        "Definitive Notes" means a Note issued or to be issued, as the case may be, by the Issuer Trustee in accordance with the Note Trust Deed and Conditions for the Trust.

        "Depository" means each organization registered as a clearing agency pursuant to Section 17A of the Exchange Act that agrees with the Trust Manager and the Issuer Trustee to hold Bearer Notes (directly or through a nominee) and initially means the DTC.

        "Determination Date" means the date which is five Business Days prior to a Payment Date.

        "€ Class A-3 Currency Swap" means the ISDA Master Agreement, the schedule to it, and each confirmation issued under it, between a € Class A-3 Currency Swap Provider, the Issuer Trustee and the Trust Manager.

        "€ Class A-3 Currency Swap Provider" means each of Société Générale Australia Branch and The Royal Bank of Scotland plc and any other person who subsequently enters into a € Class A-3 Currency Swap with the Issuer Trustee and the Trust Manager.

        "€ Exchange Rate" means the "€ Exchange Rate" as defined in the confirmation for the relevant € Class A-3 Currency Swap.

        "Eligible Bank" means a bank that has a rating equivalent to or higher than: (a) in the case of S&P, A-1+, (b) in the case of Moody's, P-1; and (c) an equivalent rating from another Current Rating Agency.

        "Euroclear" means Euroclear Bank S.A./N.V. as operator of the Euroclear System.

S-G-3

        "Excess Available Income" means the excess of Total Available Income remaining after payment of (1) all fees and expenses of the Trust, (2) interest payable on the Notes and the Redraw Notes issued by the Trust and (3) any interest due under the Redraw Facility or Liquidity Facility on that Payment Date.

        "Fitch" means Fitch, Inc.

        "Fixed Rate Swap" means the ISDA Master Agreement, the schedule relating to it and the confirmation between the Fixed Rate Swap Provider, the Issuer Trustee and the Trust Manager.

        "Fixed Rate Swap Provider" means National Australia Bank Limited, or such other person who may be appointed under the Supplemental Deed or the Fixed Rate Swap to act as the Fixed Rate Swap Provider (subject to written confirmation from each Current Rating Agency that the appointment of that other person will not have an Adverse Rating Effect).

        "Initial Invested Amount" means the initial principal amount of a Note on the Closing Date.

        "Interest Period" means the period commencing on and including a Payment Date and ending on but excluding the next Payment Date. However, the first and last Interest Periods are as follows:

    (a)
    first: the period from and including the Closing Date to but excluding the first Payment Date.

    (b)
    last: the period from and including the Payment Date immediately preceding the date upon which interest ceases to accrue on the Notes but excluding the date upon which interest ceases to accrue on the Notes.

        "Invested Amount" means with respect to any Note its Initial Invested Amount less the aggregate of all principal amounts which have been previously paid in relation to such Note and the aggregate of the amount to be paid on the Note on the next Payment Date on account of principal.

        "Issuer Trustee" means Perpetual Trustee Company Limited (ABN 42 000 001 007) in its capacity as trustee of the Trust and in no other capacity.

        "Liquidity Facility" means the facility provided in respect of the Trust by the Liquidity Facility Provider under the Liquidity Facility Agreement for the Trust.

        "Liquidity Facility Advance" means an advance made by the Liquidity Facility Provider under the Liquidity Facility.

        "Liquidity Facility Agreement" means, in respect of the Trust, the agreement with those words and the name of the Trust in its title and entered into between the Issuer Trustee, the Trust Manager and the Liquidity Facility Provider.

        "Liquidity Facility Provider" means National Australia Bank Limited (ABN 12 004 044 937), the person appointed to act in that capacity under the Liquidity Facility Agreement for the Trust.

        "London Paying Agent" means The Bank of New York, London Branch, the person appointed to act in that capacity under the Agency Agreement.

        "Luxembourg Paying Agent" means Deutsche Bank Luxembourg S.A., the person appointed to act in that capacity under the Agency Agreement.

        "Moody's" means Moody's Investors Service, Inc.

        "National" means National Australia Bank Limited (ABN 12 004 044 937).

        "National Party" means, collectively, National Australia Bank Limited (ABN 12 004 044 937) and National Global MBS Manager Pty Ltd (ABN 36 102 668 226).

        "Note Interest Amount" means the amount of interest on each class of Notes for any Interest Period calculated by applying the interest rate for that class of Notes for that Interest Period to the

S-G-4

Invested Amount of that Note on the first day of such Interest Period (after taking into account any reductions in the Initial Invested Amount of that Note on that day), and then multiplying such product by the actual number of days in the Interest Period divided by 360/365 (as appropriate) and rounding the resultant figure down to the nearest cent.

        "Noteholder" means a holder of an Offered Note, a Class A-2 Note or a Class B Note.

        "Note Owner" means the beneficial owner of any Note in book-entry form.

        "Note Registrar" means each of:

    (a)
    the Class A-1 Note Registrar; and

    (b)
    the Class A-3 Note Registrar,

  as the context requires.

        "Notes" means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class B Notes.

        "Note Trust Deed" means the deed with the words "Note Trust Deed" and the name of the Trust in its title between the Issuer Trustee, the Trust Manager and the Note Trustee.

        "Note Trustee" means The Bank of New York, New York, the person appointed to act in that capacity under the Note Trust Deed.

        "Offered Notes" means, with respect to the Trust, those classes of Notes which are offered for sale pursuant to this prospectus supplement and the accompanying prospectus, which are the Class A-1 Notes and Class A-3 Notes.

        "Offshore Associate" means an "associate" (as defined by section 128F(9) of the Australian Tax Act) of the trust that is either a non-resident of Australia that does not acquire the Offered Notes in carrying on a business at or through a permanent establishment in Australia or, alternatively, a resident of Australia that acquires the Offered Notes in carrying on a business at or through a permanent establishment outside of Australia.

        "Paying Agents" means each of:

    (a)
    the Principal Paying Agent;

    (b)
    the London Paying Agent; and

    (c)
    the Luxembourg Paying Agent,

  as the context requires.

        "Payment Date" means the 20th day of each of December, March, June and September, or, if the 20th day is not a Business Day, then the next Business Day. The first Payment Date is in December 2004.

        "Prepayment Benefits" means those amounts which are credited to a debtor's account during a Collection Period in accordance with the relevant loan agreement as a result of the debtor prepaying any amount in respect of a mortgage loan with a fixed rate of interest.

        "Prepayment Costs" means those amounts which are debited to a debtor's account during a Collection Period in accordance with the relevant loan agreement as a result of the debtor prepaying any amount in respect of a mortgage loan with a fixed rate of interest.

        "Principal Charge-off" means with respect to any Determination Date, the amount of principal loss on the mortgage loans which are allocated the Notes, the Redraw Notes or the principal outstanding on the Redraw Facility.

S-G-5

        "Principal Paying Agent" means The Bank of New York, New York, the person appointed to act in that capacity under the Agency Agreement for that Trust.

        "Quarter" means the three month period in each year commencing on December 1, March 1, June 1 and September 1.

        "Redraw Facility" means the facility provided in respect of the Trust by the Redraw Facility Provider under the Redraw Facility Agreement.

        "Redraw Facility Agreement" means the agreement with those words and the name of the Trust in its title and entered into between the Issuer Trustee, the Trust Manager and the Redraw Facility Provider for the Trust.

        "Redraw Facility Provider" means National Australia Bank Limited (ABN 12 004 044 937), the person appointed to act in that capacity under the Redraw Facility Agreement for the Trust.

        "Redraw Noteholder" means the holder of a Redraw Note.

        "Redraw Notes" means a note issued on the terms and conditions contained in the Supplemental Deed to repay the Seller for Redraws advanced with respect to a mortgage loan.

        "Redraw Shortfall" means, in relation to a Determination Date, the amount (if any) by which principal collections for the Collection Period just ended are insufficient to meet in full the Redraws made by the Seller during that Collection Period which are repayable to the Seller pursuant to the Supplemental Deed.

        "Registration Statement" means the Registrant's Form S-3 Registration Statement No. 333-64124 with respect to the registered offering from time to time of mortgage backed notes.

        "Required Credit Rating" means, in respect of Authorized Investments with a maturity of at least 12 months, "AAA" (or equivalent) by each of the applicable rating agencies.

        "Residual Capital Unitholder" means each residual capital beneficiary of the Trust.

        "Residual Income Unitholder" means each residual income beneficiary of the Trust.

        "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

        "SEC" means the Securities and Exchange Commission of the United States of America.

        "Security Trustee" means P.T. Limited (ABN 67 004 454 666) or any other person acting as security trustee under the Master Security Trust Deed.

        "Seller" means National Australia Bank Limited.

        "Servicer" means National Australia Bank Limited.

        "Servicer's Collections" means any amount in the nature of a fee, charge or expense (however described) and as determined by the Servicer and notified to the Issuer Trustee in respect of a purchased mortgaged loan and whether payable by the borrower during the life of, or any repayment, or repayment of, that purchased mortgage loan.

        "Stated Amount" for a Note or a Redraw Note means:

    (a)
    the Invested Amount of that Note or Redraw Note on that Determination Date; less

    (b)
    the amount of any Principal Charge-off to be allocated to that Note or Redraw Note on that Determination Date which will not be reimbursed on the immediately following Payment Date, less

    (c)
    (without double counting any Principal Charge-offs) any Carryover Principal Charge-offs in respect of that Note or Redraw Note that have not been reimbursed on or before the immediately following Payment Date.

S-G-6

        "Supplemental Deed" means the deed executed or proposed to be executed (as the case may be) by the Issuer Trustee, the Trust Manager and others which, amongst other things, specifies provisions which are to apply in respect of the Trust in addition to those contained in the Master Trust Deed or, replacing or deleting provisions of the Master Trust Deed in respect of the Trust.

        "Support Facility" means, any respect of the Trust:

    (a)
    any security, support, right or benefit in support of or in substitution for an asset, or the income or benefit arising from them, or for the financial management or credit enhancement of the assets and liabilities of the Trust;

    (b)
    any Redraw Facility;

    (c)
    any Liquidity Facility;

    (d)
    any other facility specified as a "support facility" in the Supplemental Deed for the Trust; and

    (e)
    any mortgage insurance policy.

        "Support Facility Provider" means any person who provides a Support Facility.

        "TARGET" means the Trans-European Automated Real-time Gross Settlement Express Transfer System.

        "TARGET Settlement Date" means any day on which TARGET is open for business.

        "Tax Account" means an account with an Eligible Bank established and maintained in the name of the Issuer Trustee and in accordance with the terms of the Master Trust Deed, which is to be opened by the Issuer Trustee when directed to do so by the Global Trust Manager in writing.

        "Tax Amount" means, in respect of a Payment Date, the amount (if any) of Tax that the Global Trust Manager reasonably determines will be payable in the future by the Issuer Trustee in respect of the Trust and which accrued during the immediately preceding Collection Period.

        "Tax Shortfall" means, in respect of a Payment Date, the amount (if any) determined by the Global Trust Manager to be the shortfall between the aggregate Tax Amounts determined by the Global Trust Manager in respect of previous Payment Dates and the amounts set aside and retained in the Tax Account on previous Payment Dates.

        "Total Available Income" has the meaning as described under "Description of the Offered Notes—Determination of Total Available Income" in this prospectus supplement.

        "Total Invested Amount" means the aggregate A$ equivalent of the Invested Amount of the relevant Notes at the date of determination.

        "Trust" means National RMBS Trust 2004-1.

        "US$ Class A-1 Currency Swap" means the ISDA Master Agreement, the schedule to it, and each confirmation issued under it, between the US$ Class A-1 Currency Swap Provider, the Issuer Trustee and the Trust Manager.

        "US$ Class A-1 Currency Swap Provider" means each of Société Générale Australia Branch and The Royal Bank of Scotland plc and any other person who subsequently enters into a US$ Class A-1 Currency Swap with the Issuer Trustee and the Trust Manager.

        "US$ Exchange Rate" means the "US$ Exchange Rate" as defined in the confirmation for the related US$ Class A-1 Currency Swap.

S-G-7

Appendix S-1

Mortgage Loan Pool Characteristics

        The information contained in this Appendix S-I forms an integral part of this prospectus supplement and sets forth statistical information regarding the mortgage loan pool determined as of the Cut-off Date. The column "No. of Accounts" in the tables below refers to the number of mortgage loans in that classification. The column "Total Security Valuations" represents the latest recorded valuation on the Servicer's servicing system of the underlying mortgaged properties.

Mortgage Loan Pool Characteristics
Year of Origination

Year of Origination	No. of Accounts	Total Security Valuations (A$)	Total Loan Balance(A$)	Weighted Average LTV (%)	Average Loan Balance (A$)	% by Loan Balance
1997	1,644	566,863,987.50	127,381,444.88	34.40	77,482.63	5.01
1998	2,735	931,642,602.00	234,553,050.40	35.80	85,759.80	9.23
1999	3,643	1,233,595,790.00	348,851,430.41	39.00	95,759.38	13.73
2000	6,955	2,277,273,589.85	733,994,004.95	43.85	105,534.72	28.88
2001	8,194	2,354,468,733.00	959,435,313.48	53.76	117,089.98	37.75
2002	769	230,754,762.00	104,885,469.85	55.51	136,392.03	4.13
2003	218	71,422,280.00	32,367,494.26	53.24	148,474.74	1.27

Total	24,158	7,666,021,744.35	2,541,468,208.23	46.31	105,201.93	100.00

Pool Profile by Geographic Distribution

Region	No. of Accounts	Total Security Valuations (A$)	Total Loan Balance(A$)	Weighted Average LTV (%)	Average Loan Balance (A$)	% by Loan Balance
ACT Inner City	411	121,030,590.00	44,079,202.96	48.17	107,248.67	1.73
ACT Metro	180	47,956,000.00	18,091,622.28	49.80	100,509.01	0.71
ACT Non-Metro	1	750,000.00	71,329.49	9.51	71,329.49	0.00
NSW Inner City	60	26,507,000.00	10,526,457.10	53.87	175,440.95	0.41
NSW Metro	4,266	2,163,466,142.00	642,944,533.86	43.66	150,713.67	25.3
NSW Non-Metro	2,534	674,246,391.00	234,524,844.70	47.63	92,551.24	9.23
NT Inner City	8	2,148,800.00	509,482.36	41.97	63,685.30	0.02
NT Non-Metro	4	1,350,000.00	415,686.40	42.07	103,921.60	0.02
QLD Inner City	57	16,440,970.00	6,110,575.53	48.11	107,203.08	0.24
QLD Metro	1,953	588,138,341.00	192,081,269.06	45.29	98,351.90	7.56
QLD Non-Metro	2,301	511,677,833.35	189,361,806.10	50.53	82,295.44	7.45
SA Inner City	22	7,710,500.00	2,506,285.97	45.91	113,922.09	0.10
SA Metro	1,318	328,499,562.00	114,967,839.63	46.80	87,229.01	4.52
SA Non-Metro	331	62,106,138.00	23,419,622.03	50.68	70,754.15	0.92
TAS Inner City	10	2,141,000.00	854,741.41	46.10	85,474.14	0.03
TAS Metro	85	17,633,066.00	6,124,307.49	47.10	72,050.68	0.24
TAS Non-Metro	63	12,347,500.00	4,482,733.95	47.48	71,154.51	0.18
VIC Inner City	138	47,696,241.00	18,571,908.26	51.97	134,579.05	0.73
VIC Metro	5,652	1,822,351,865.00	608,001,060.81	45.85	107,572.73	23.92
VIC Non-Metro	1,733	342,469,675.00	127,969,213.44	48.72	73,842.59	5.04
WA Inner City	71	22,696,196.00	8,231,516.02	48.14	115,936.85	0.32
WA Metro	2,325	709,320,038.00	233,240,333.02	45.95	100,318.42	9.18
WA Non-Metro	635	137,337,896.00	54,381,836.36	52.49	85,640.69	2.14

Total	24,158	7,666,021,744.35	2,541,468,208.23	46.31	105,201.93	100.00

S-1-1

Pool Profile by Loan Balance Outstanding

Current Loan Balance (A$)	No. of Accounts	Total Security Valuations (A$)	Total Loan Balance(A$)	Weighted Average LTV (%)	Average Loan Balance (A$)	% by Loan Balance
0.00—24,999.99	621	142,699,574.00	14,063,988.94	17.03	22,647.33	0.55
25,000.00—49,999.99	4,321	986,534,395.00	164,841,872.22	27.28	38,149.01	6.49
50,000.00—74,999.99	4,848	1,168,371,662.00	303,265,161.20	37.83	62,554.69	11.93
75,000.00—99,999.99	4,348	1,206,886,625.50	379,622,165.79	43.22	87,309.61	14.94
100,000.00—124,999.99	3,151	953,389,253.00	352,985,076.35	48.71	112,023.19	13.89
125,000.00—149,999.99	2,284	822,073,286.00	312,686,232.73	49.09	136,902.90	12.30
150,000.00—174,999.99	1,408	564,080,454.85	226,980,824.15	50.17	161,207.97	8.93
175,000.00—199,999.99	995	467,281,771.00	185,457,851.26	50.74	186,389.80	7.30
200,000.00—224,999.99	641	320,355,267.00	136,456,334.05	52.17	212,880.40	5.37
225,000.00—249,999.99	464	256,618,254.00	109,681,415.13	51.60	236,382.36	4.32
250,000.00—274,999.99	308	180,757,247.00	80,795,059.18	53.47	262,321.62	3.18
275,000.00—299,999.99	231	152,515,304.00	66,263,190.03	51.09	286,853.64	2.61
300,000.00—324,999.99	152	109,197,579.00	47,379,160.02	51.60	311,705.00	1.86
325,000.00—349,999.99	109	74,976,940.00	36,704,935.25	54.73	336,742.53	1.44
350,000.00—374,999.99	72	59,589,750.00	26,113,939.47	51.37	362,693.60	1.03
375,000.00—399,999.99	52	43,679,500.00	20,129,229.58	52.19	387,100.57	0.79
400,000.00—424,999.99	32	25,564,000.00	13,139,005.24	58.06	410,593.91	0.52
425,000.00—449,999.99	24	21,184,400.00	10,559,177.15	54.32	439,965.71	0.42
450,000.00—474,999.99	24	23,568,000.00	11,036,302.36	52.63	459,845.93	0.43
475,000.00—499,999.99	14	12,655,000.00	6,827,177.37	57.09	487,655.53	0.27
500,000.00—524,999.99	12	13,382,000.00	6,178,855.82	54.20	514,904.65	0.24
525,000.00—549,999.99	7	10,216,000.00	3,801,121.85	48.33	543,017.41	0.15
550,000.00—574,999.99	10	10,191,402.00	5,617,431.38	59.48	561,743.14	0.22
575,000.00—599,999.99	8	8,605,000.00	4,707,357.20	63.21	588,419.65	0.19
600,000.00—624,999.99	3	3,305,000.00	1,840,245.98	57.73	613,415.33	0.07
625,000.00—649,999.99	6	7,760,000.00	3,843,399.43	55.08	640,566.57	0.15
650,000.00—674,999.99	3	7,030,000.00	2,002,876.11	40.08	667,625.37	0.08
675,000.00—699,999.99	2	2,900,000.00	1,358,351.08	54.07	679,175.54	0.05
700,000.00—724,999.99	1	1,000,000.00	708,598.42	70.86	708,598.42	0.03
775,000.00—799,999.99	2	2,305,000.00	1,560,445.39	67.84	780,222.70	0.06
800,000.00—824,999.99	1	1,250,000.00	818,395.51	65.47	818,395.51	0.03
850,000.00—874,999.99	2	2,959,080.00	1,721,829.35	60.07	860,914.68	0.07
1,050,000.00—1,074,999.99	1	1,390,000.00	1,055,476.12	75.93	1,055,476.12	0.04
1,250,000.00—1,274,999.99	1	1,750,000.00	1,265,727.12	72.33	1,265,727.12	0.05

Total	24,158	7,666,021,744.35	2,541,468,208.23	46.31	105,201.93	100.00

Pool Profile by Loan to Value Ratio (LTV)

Current LTV	No. of Accounts	Total Security Valuations (A$)	Total Loan Balance(A$)	Weighted Average LTV (%)	Average Loan Balance (A$)	% by Loan Balance
0.00—9.99	1,266	909,426,158.00	59,865,641.37	7.37	47,287.24	2.36
10.00—19.99	3,529	1,598,244,270.85	240,426,868.44	15.57	68,128.89	9.46
20.00—29.99	4,146	1,471,349,943.50	364,752,834.02	25.12	87,977.05	14.35
30.00—39.99	3,730	1,165,432,995.00	404,641,366.95	34.95	108,482.94	15.92
40.00—49.99	3,139	862,393,328.00	386,113,119.82	44.96	123,005.14	15.19
50.00—59.99	2,661	612,839,173.00	335,071,305.61	54.82	125,919.32	13.18
60.00—69.99	2,393	482,348,755.00	313,244,703.38	65.07	130,900.42	12.33
70.00—79.99	2,117	385,760,560.00	286,162,010.12	74.27	135,173.36	11.26
80.00—89.99	1,132	170,819,710.00	144,461,775.17	84.66	127,616.41	5.68
90.00—99.99	45	7,406,851.00	6,728,583.35	90.85	149,524.07	0.26

Total	24,158	7,666,021,744.35	2,541,468,208.23	46.31	105,201.93	100.00

S-1-2

Pool Profile by Year of Maturity

Year of Maturity	No. of Accounts	Total Security Valuations (A$)	Total Loan Balance(A$)	Weighted Average LTV (%)	Average Loan Balance (A$)	% by Loan Balance
2005	1	200,000.00	57,690.33	28.85	57,690.33	0.00
2006	14	5,090,500.00	654,139.19	26.60	46,724.23	0.03
2007	32	12,695,000.00	1,297,290.82	15.50	40,540.34	0.05
2008	54	17,357,590.00	2,343,565.55	19.02	43,399.36	0.09
2009	103	40,145,000.00	6,011,325.55	25.06	58,362.38	0.24
2010	153	40,548,340.00	7,692,829.07	26.71	50,279.93	0.30
2011	228	59,357,974.00	11,572,209.74	28.79	50,755.31	0.46
2012	183	54,329,200.00	10,911,197.15	27.20	59,624.03	0.43
2013	225	67,650,896.00	14,499,431.30	30.98	64,441.92	0.57
2014	203	61,683,000.00	14,444,901.75	32.88	71,157.15	0.57
2015	274	81,195,311.00	20,799,377.26	36.16	75,910.14	0.82
2016	355	95,443,038.00	25,228,625.25	38.29	71,066.55	0.99
2017	266	80,180,940.00	18,900,444.12	34.07	71,054.30	0.74
2018	358	114,386,747.00	26,895,475.76	33.91	75,127.03	1.06
2019	389	123,391,697.00	34,191,137.07	38.90	87,894.95	1.35
2020	507	163,172,677.00	46,320,517.40	38.46	91,361.97	1.82
2021	499	155,931,666.00	47,389,791.59	43.41	94,969.52	1.86
2022	1,515	529,843,697.50	129,281,478.52	36.57	85,334.31	5.09
2023	2,141	730,994,239.00	197,548,691.26	37.61	92,269.36	7.77
2024	2,924	1,010,253,065.00	296,750,387.46	40.00	101,487.82	11.68
2025	5,800	1,900,837,253.85	638,906,445.87	45.13	110,156.28	25.14
2026	7,023	2,036,591,646.00	859,043,635.73	54.81	122,318.62	33.8
2027	365	107,198,060.00	48,192,320.32	56.01	132,033.75	1.90
2028	58	19,080,000.00	8,995,531.34	55.02	155,095.37	0.35
2029	3	690,000.00	325,312.52	50.79	108,437.51	0.01
2030	1	695,000.00	92,866.50	13.36	92,866.50	0.00
2031	56	19,292,925.00	7,622,195.44	58.72	136,110.63	0.30
2032	301	94,798,002.00	46,036,302.56	57.26	152,944.53	1.81
2033	127	42,988,280.00	19,463,091.81	52.52	153,252.69	0.77

Total	24,158	7,666,021,744.35	2,541,468,208.23	46.31	105,201.93	100.00

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Pool Profile by Property Ownership Type

Property Ownership Type	No. of Accounts	Total Security Valuations (A$)	Total Loan Balance(A$)	Weighted Average LTV (%)	Average Loan Balance (A$)	% by Loan Balance
Investment	5,483	2,102,269,493.00	655,387,314.64	42.87	119,530.79	25.79
Owner Occupied	18,675	5,563,752,251.35	1,886,080,893.59	47.51	100,994.96	74.21

Total	24,158	7,666,021,744.35	2,541,468,208.23	46.31	105,201.93	100

Pool Profile by Amortization

Payment Type	No. of Accounts	Total Security Valuations (A$)	Total Loan Balance(A$)	Weighted Average LTV (%)	Average Loan Balance (A$)	% by Loan Balance
Monthly	17,612	5,967,669,309.35	1,947,035,208.64	45.92	110,551.62	76.61
Fortnightly	4,616	1,258,098,865.00	426,548,644.92	46.57	92,406.55	16.78
Weekly	1,930	440,253,570.00	167,884,354.67	50.22	86,986.71	6.61

Total	24,158	7,666,021,744.35	2,541,468,208.23	46.31	105,201.93	100.00

Mortgage Insurer Distribution

Mortgage Insurer	No. of Accounts	Total Security Valuations (A$)	Total Loan Balance(A$)	Weighted Average LTV (%)	Average Loan Balance (A$)	% by Loan Balance
GE Mortgage Insurance Company Pty Ltd	2,688	471,501,240.00	304,422,594.46	72.88	113,252.45	11.98
PMI Pool Insurance*	21,443	7,188,239,254.35	2,234,599,007.32	42.69	104,211.12	87.93
PMI Mortgage Insurance Ltd	27	6,281,250.00	2,446,606.45	46.22	90,615.05	0.10

Total	24,158	7,666,021,744.35	2,541,468,208.23	46.31	105,201.93	100.00

*
Mortgage Loans to be covered by PMI Mortgage Insurance Ltd pool insurance.

Pool Profile by Product

Loan Type	No. of Accounts	Total Security Valuations (A$)	Total Loan Balance(A$)	Weighted Average LTV (%)	Average Loan Balance (A$)	% by Loan Balance
Fixed Rate*	5,003	1,640,633,363.00	555,727,292.97	46.42	111,078.81	21.87
Adjustable Rate	19,155	6,025,388,381.35	1,985,740,915.26	46.28	103,666.98	78.13

Total	24,158	7,666,021,744.35	2,541,468,208.23	46.31	105,201.93	100.00

*
The term "fixed rate" mortgage loans as used in this prospectus does not have the same meaning as in U.S. mortgage securitizations, i.e., loans with a fixed interest rate for the life of the mortgage loan. Rather, the fixed rate mortgage loans in the seller's portfolio have a fixed rate that is set for a shorter time period (generally not more than 10 years) than the life of the loan (up to 30 years) which then converts to a variable rate or can be refixed for a further period, again generally not more than 10 years.

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Distribution by Current Interest Rates

Current Rate	No. of Accounts	Total Security Valuations (A$)	Total Loan Balance(A$)	Weighted Average LTV (%)	Average Loan Balance (A$)	% by Loan Balance
5.00—5.99	114	44,019,240.00	14,304,033.44	41.40	125,473.98	0.56
6.00—6.99	14,010	5,193,472,944.35	1,657,428,379.45	45.09	118,303.24	65.22
7.00—7.99	9,869	2,383,613,552.00	853,765,067.40	48.75	86,509.78	33.59
8.00—8.99	165	44,916,008.00	15,970,727.94	46.89	96,792.29	0.63

Total	24,158	7,666,021,744.35	2,541,468,208.23	46.31	105,201.93	100.00

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Appendix S-II

Terms and Conditions of the Offered Notes

The information contained in this Appendix S-II forms an integral part of this prospectus supplement.

        The following, subject to amendments, are the terms and conditions of the Offered Notes, substantially as they will actually appear on the reverse of any Offered Notes. The material terms and conditions of the Offered Notes have also been described under "Description of the Offered Notes" in this prospectus supplement. Offered Notes will initially be issued in book-entry form. Offered Notes in definitive form will only be issued in limited circumstances. While the Offered Notes remain in book-entry form, the same terms and conditions govern them, except to the extent that they are appropriate only to the Offered Notes in definitive form. A summary of the provisions applicable to the Offered Notes while in book entry form, including the circumstances in which Offered Notes in definitive form will be issued, is set out in "Description of the Offered Notes" in this prospectus supplement.

Sections in italics are included by way of explanation only and do not constitute part of the terms and conditions of the Offered Notes.

1    General

The issue of the US$[            ] Class A-1 Mortgage Backed Floating Rate Notes due [            ] ("Class A-1 Notes"), the A$[                        ] Class A-2 Mortgage Backed Floating Rate Notes due [            ] ("Class A-2 Notes"), the €[            ] Class A-3 Mortgage Backed Floating Rate Notes due [            ] ("Class A-3 Notes"), and the A$[    ] Class B Mortgage Backed Floating Rate Notes due [            ] ("Class B Notes") and certain Redraw Notes from time to time ("Redraw Notes") (together the "Notes") by Perpetual Trustee Company Limited, ABN 42 000 001 007, ("Perpetual") in its capacity as trustee of the National RMBS Trust 2004-1 ("Trust") (Perpetual in such capacity, the "Issuer Trustee") was authorised by a resolution of the board of directors of Perpetual passed on [            ].

The Class A-1 Notes and the Class A-3 Notes (together, the "Offered Notes"):

(a)
are constituted by a Note Trust Deed ("Note Trust Deed") dated on or about [            ] 2004 made between the Issuer Trustee, National Global MBS Manager Pty Ltd ("Global Trust Manager") and The Bank of New York, New York ("Note Trustee") as trustee for the several persons who are for the time being:

(i)
the owners of the Class A-1 Notes (each a "Class A-1 Noteholder" and together the "Class A-1 Noteholders"); and

(i)
the owners of the Class A-3 Notes (each a "Class A-3 Noteholder" and together the "Class A-3 Noteholders"),

  (the Class A-1 Noteholders together with the Class A-3 Noteholders, the "Offshore Noteholders");

(b)
are issued subject to, and with the direct or indirect benefit of, amongst other things:

(i)
a Master Trust Deed ("Master Trust Deed") dated January 3, 2001 to which the Global Trust Manager and Perpetual are bound, (as amended from time to time);

(ii)
a Supplemental Deed ("Supplemental Deed") dated on or about [    ] [    ], 2004 made between National Australia Bank Limited, ABN 12 004 044 937 (generally the "Bank" and in its respective capacities under the Supplemental Deed the "Seller" and the initial "Servicer"), the Global Trust Manager, the Issuer Trustee and P.T. Limited, ABN 67 004 454 666 ("Security Trustee");

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  (iii)
  a Master Security Trust Deed ("Master Security Trust Deed") dated January 3, 2001 made between the Issuer Trustee, the Global Trust Manager, the Note Trustee and the Security Trustee and a Deed of Charge ("Deed of Charge") dated on or about [    ] [    ] 2004 (as amended from time to time) between the same parties;

  (iv)
  the Note Trust Deed;

  (v)
  these terms and conditions ("Class A Note Conditions"); and

  (vi)
  the Agency Agreement (as defined below); and

(c)
have certain defined terms, the meanings of which are contained in a Definitions Schedule ("Definitions Schedule") dated January 3, 2001 to which, amongst other parties, the Global Trust Manager, the Issuer Trustee, the Bank and the Note Trustee are bound (as amended from time to time).

Certain provisions of these Class A Note Conditions (including the definitions herein) are summaries of the Transaction Documents (as defined in Condition 3) and are subject to the detailed provisions of the Transaction Documents, a copy of each of which may be inspected as indicated in Condition 3.

Payments of interest and principal, and the calculation of certain amounts and rates, under these Class A Note Conditions in respect of the Offered Notes will be made pursuant to an Agency Agreement ("Agency Agreement") dated [    ] [    ], 2004 made between the Issuer Trustee, the Note Trustee, the Global Trust Manager, The Bank of New York, New York, as the initial principal paying agent ("Principal Paying Agent") (together with any other paying agent appointed from time to time under the Agency Agreement, "Paying Agents") and as the initial Class A-1 note registrar ("Class A-1 Note Registrar"), The Bank of New York, London Branch as initial London paying agent, the calculation agent and as the initial Class A-3 note registrar ("Calculation Agent" and "Class A-3 Note Registrar" and, together with the Class A-1 Note Registrar, the "Note Registrars") and Deutsche Bank Luxembourg S.A. as initial Luxembourg paying agent.

The Issuer Trustee has entered into an ISDA Master Agreements ("Currency Swap Agreement") with Société Générale Australia Branch and The Royal Bank of Scotland plc (each a "Currency Swap Provider") and the Global Trust Manager, together with a schedule and:

(a)
confirmations relating thereto in respect of the Class A-1 Notes (such confirmations documenting the "US$ Class A-1 Currency Swaps"); and

(b)
confirmations relating thereto in respect of the Class A-3 Notes (such confirmations documenting the "€ Class A-3 Currency Swaps"),

(the US$ Class A-1 Currency Swaps and the € Class A-3 Currency Swaps together, the "Currency Swaps").

"US$" means the lawful currency for the time being of the United States of America, "€" means the currency of the member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community and "A$" means the lawful currency for the time being of the Commonwealth of Australia.

2    Interpretation and Payment Calculations

2.1    Interpretation

  In these Class A Note Conditions, unless the context otherwise requires:

  (a)
  a reference to a party includes that party's executors, administrators, successors, substitutes and assigns, including any person replacing that party by way of novation;

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  (b)
  a reference to any regulation or to any section or provision thereof includes any statutory modification or re-enactment or any statutory provision substituted therefor and all ordinances, by-laws, regulations and other statutory instruments issued thereunder;

  (c)
  a reference to any document or agreement is a reference to such document or agreement as amended, varied, supplemented or replaced from time to time;

  (d)
  words importing the singular include the plural (and vice versa);

  (e)
  words denoting a given gender include all other genders; and

  (f)
  headings are for convenience only and do not affect the interpretation of these Class A Note Conditions.

2.2    Payment Calculations

  Except as expressly provided otherwise in these Class A Note Conditions, all payments in a given currency under these Class A Note Conditions will be rounded to the nearest cent in that currency.

3    Offshore Noteholders Bound

  The Offshore Noteholders are bound by, and are deemed to have notice of, all the provisions of the Transaction Documents. A copy of each Transaction Document is available for inspection, upon reasonable prior notice, during normal business hours on New York Business Days at the registered office for the time being of the Note Trustee (which is, at the date of these Class A Note Conditions, 101 Barclay Street, 21W, New York, New York, 10286).

  "Transaction Documents" means the Master Trust Deed insofar as it relates to the Trust, the Definitions Schedule insofar as it applies to the Trust, the Notice of Creation of Trust, the Supplemental Deed, each Support Facility, the Master Security Trust Deed insofar as it applies to the Trust, the Deed of Charge, the Dealer Agreement, the Underwriting Agreement, the Note Trust Deed, each Note, the Servicing Agreement insofar as it applies to the Trust, the Agency Agreement, the Delegation Deed, the Sale Agreement, the Offer to Sell and any other document which is agreed by the Global Trust Manager and the Issuer Trustee to be a Transaction Document in relation to the Trust.

  "Dealer Agreement", "Support Facility", "Notice of Creation of Trust", "Mortgage Insurance Policy", "Servicing Agreement", "Underwriting Agreement", "Delegation Deed", "Sale Agreement" and "Offer to Sell" have the same respective meanings as in the Supplemental Deed or the Definitions Schedule, as the case may be.

4    Form, Denomination and Title of and to, and the Issue of Definitive, Offered Notes

4.1    Form and Denomination

  The Offered Notes will be issued in registered form without interest coupons and:

  (a)
  in the case of the Class A-1 Notes, in minimum denominations of US$100,000 and integral multiples of US$10,000 in excess thereof; and

  (b)
  in the case of the Class A-3 Notes, in minimum denominations of €100,000 and integral multiples of €10,000 in excess thereof.

  The initial principal amount of each Offered Note ("Initial Invested Amount" in relation to that Offered Note) will be stated on its face.

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4.2    Title

  Title to the Offered Notes will only be shown on, and will only pass by registration in, the registers ("Note Registers") maintained by the Note Registrars in accordance with the Agency Agreement. Offered Notes may be transferred, or may be exchanged for other Offered Notes in any authorised denominations and a like Invested Amount (as defined in Condition 6.4), upon the surrender of the Offered Notes to be transferred or exchanged, duly endorsed with or accompanied by a written instrument of transfer and exchange duly executed (with such execution guaranteed by an "eligible guarantor institution" meeting the requirements of the relevant Note Registrar) and the provision of such other documents as the relevant Note Registrar may reasonably require, to a specified office of that Note Registrar (as set out at the end of these Class A Note Conditions or otherwise notified to Offshore Noteholders) subject to and in accordance with the Agency Agreement. No service charge may be made for any transfer or exchange, but the relevant Note Registrar may require payment by the Offshore Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Offered Notes. The relevant Note Registrar need not register transfers or exchanges of Offered Notes for a period of 30 days preceding the due date for any payment with respect to the Offered Notes or for a period, not exceeding 30 days, specified by the Note Trustee prior to any meeting, which includes Offshore Noteholders, under the Master Trust Deed or the Master Security Trust Deed, as applicable. The Issuer Trustee, the Note Trustee, the Global Trust Manager, the Calculation Agent and each Paying Agent may accept the correctness of the Note Registers and any information provided to it by a Note Registrar and is not required to enquire into its authenticity. None of the Issuer Trustee, the Note Trustee, the Global Trust Manager, the Calculation Agent, any Paying Agent or any Note Registrar is liable for any mistake in the Note Register or in any purported copy except to the extent that the mistake is attributable to (in the case of the Issuer Trustee or the Note Trustee) its own fraud, negligence or breach of trust or (in the case of the other parties) its fraud, negligence or material breach of obligation.

5    Status, Security and Relationship between the Offered Notes, the Class A-2 Notes, the Class B Notes and the Redraw Notes

5.1    Status of the Securities

  The Offered Notes are direct, secured (as described in Condition 5.2), limited recourse (as described in Condition 5.3) obligations of the Issuer Trustee.

  The Class A-2 Notes are direct, secured, limited recourse obligations of the Issuer Trustee.

  The Offered Notes and the Class A-2 Notes rank equally and ratably in relation to the allocation and payment of interest and principal.

  Any Redraw Notes are direct, secured, limited recourse obligations of the Issuer Trustee.

  The Class B Notes are direct, secured, limited recourse, subordinated obligations of the Issuer Trustee.

5.2    Security

  The obligations of the Issuer Trustee under the Offered Notes are (amongst the other payment obligations of the Issuer Trustee comprising the Secured Moneys (as defined below)) secured, pursuant to the Master Security Trust Deed and the Deed of Charge, in favour of the Security Trustee as trustee for the Secured Creditors (as defined below), by a fixed and floating charge ("Charge") over all of the assets and property, real and personal (including choses in action and other rights), tangible and intangible, present or future, of the Trust ("Secured Property"). The Secured Property includes an equitable interest in certain housing loans, and related mortgages,

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  acquired by the Issuer Trustee from National Australia Bank Limited ("Seller"). The Charge is a first ranking security in the Secured Property.

  "Secured Creditors" and "Secured Moneys" have the same respective meanings as in the Deed of Charge.

5.3    Limited Recourse

  The liability of the Issuer Trustee to make interest and principal payments on the Offshore Notes is limited, except in certain circumstances described in Condition 12, to the assets of the Trust available for this purpose in accordance with, and subject to the order of priority of payments in, the Supplemental Deed.

  The net proceeds of realisation of the assets and property of the Trust (including following an Event of Default) may be insufficient to pay all amounts due to the Offshore Noteholders and any other amounts ranking in priority to or equally with amounts due to the Offshore Noteholders. Except in the limited circumstances described in Condition 12, the assets of Perpetual held in its personal capacity will not be available for payment of any shortfall arising and all claims in respect of such shortfall will be extinguished. The assets of Perpetual held in its capacity as trustee of any other trust (including any other trust established pursuant to the Master Trust Deed) will not in any circumstances be available to pay any amounts due to Offshore Noteholders.

  None of the Bank, the Global Trust Manager, the Fixed Rate Swap Provider, the Basis Swap Provider, the Note Trustee, the Security Trustee, the Principal Paying Agent, any Paying Agent, the Calculation Agent or any Currency Swap Provider, amongst others, have any obligation to any Offshore Noteholder for payment of any amount owed by the Issuer Trustee in respect of the Offered Notes.

  "Event of Default" has the meaning given to it in the Deed of Charge.

5.4    No Preference within the Offered Notes

  The Offered Notes rank equally and ratably and without any preference or priority among themselves.

5.5    Issue of Redraw Notes

  Under the Supplemental Deed, the Issuer Trustee is entitled to issue debt securities ("Redraw Notes") from time to time at the direction of the Global Trust Manager. If, on or prior to a Determination Date, the Global Trust Manager considers that the Principal Collections to be calculated on that Determination Date (determined prior to taking into account the proceeds of issue of any Redraw Notes on the immediately following Payment Date) are likely to be insufficient to meet in full any Redraws provided by the Seller during the preceding Collection Periods and due to be repaid or reimbursed to the Seller on the immediately following Payment Date, the Global Trust Manager may direct the Issuer Trustee to issue Redraw Notes for a principal amount specified in the direction. The Total Invested Amount (as hereinafter defined) of the Redraw Notes outstanding on any Determination Date must not exceed the amount specified by the Global Trust Manager and which is the subject of a confirmation from each Current Rating Agency that such issue will not result in the reduction, qualification or withdrawal of the then ratings assigned to the Notes.

  "Current Rating Agency", "Collection Period", "Determination Date", "Available Principal Collections", "Redraws", "Redraw Drawing", "Payment Date" and "Redraw Principal Outstanding" have the same respective meanings as in the Supplemental Deed.

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  Prior to the occurrence of an Event of Default, under the Supplemental Deed and the Master Security Trust Deed:

  (i)
  the payment of interest on the Redraw Notes and the Class A-2 Notes will rank equally and ratably with the payment of the relevant A$ amount by the Issuer Trustee to the Currency Swap Providers which in turn will be applied to meet the payment of interest on the Offered Notes as explained in Condition 6.9); and

  (ii)
  the repayment of principal on the Redraw Notes will rank ahead of the payment of the relevant A$ amount by the Issuer Trustee to the Currency Swap Providers which in turn will be applied to meet the repayment of principal on the Offered Notes as explained in Condition 7.2).

  Following the occurrence of an Event of Default, under the Master Security Trust Deed and the Supplemental Deed the payment of amounts owing in relation to the Redraw Notes and the Class A-2 Notes will rank ratably with the payment of amounts owing in relation to the Offered Notes (the amounts owing in respect of the Offered Notes will, for the purposes of determining distributions to, and allocations between, the Offshore Noteholders and other Secured Creditors, be converted into A$ in accordance with the Master Security Trust Deed and the Supplemental Deed).

5.6    Subordination of Class B Notes

  Prior to the occurrence of an Event of Default, the payment of interest in relation to the Class B Notes is subordinated to, amongst other things, the payment of interest on the Offered Notes in accordance with the Supplemental Deed; and the repayment of the principal on the Class B Notes is subordinated to the repayment of the principal on the Offered Notes in accordance with the Supplemental Deed (in the case of the Offered Notes, the subordination of the Class B Notes is in respect of the relevant A$ amounts payable by the Issuer Trustee to the Currency Swap Providers which in turn will be applied to meet the payment of interest and the repayment of principal on the Offered Notes as explained, respectively, in Conditions 6.9 and 7.2).

  Following the occurrence of an Event of Default, in the distribution of the net proceeds (if any) arising from the enforcement of the Charge, any payment in relation to the Class B Notes will be subordinated to, amongst other things, payment of all amounts due in relation to the Offered Notes (the amounts owing in respect of the Offered Notes will, for the purposes of determining distributions to, and allocations between, the Noteholders and other Secured Creditors, be converted into A$ in accordance with the Master Security Trust Deed).

5.7    The Notes Rank Equally Except as Provided in the Transaction Documents

  The Offered Notes, the Class A-2 Notes, the Class B Notes and the Redraw Notes enjoy the same rights, entitlements, benefits and restrictions except as expressly provided in the Transaction Documents.

6    Interest

6.1    Period of Accrual

  Each Offered Note accrues interest from (and including) September 28, 2004 ("Closing Date") and ceases to accrue interest on (but excluding) the earliest of:

  (a)
  the date on which the Stated Amount (as hereinafter defined) of the Offered Note is reduced to zero and all accrued but previously unpaid interest is paid in full (including but not limited to the circumstances described in Conditions 7.3 and 7.4);

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  (b)
  the date on which the Offered Note is redeemed or repaid in full in accordance with Condition 7 (other than Condition 7.6), unless upon such date, payment is improperly withheld or refused, in which case the Offered Note will continue to bear interest in accordance with this Condition 6 (both before and after judgment) until (but excluding) whichever is the earlier of:

  (i)
  the day on which all sums due in respect of the Offered Note up to that day are received by or on behalf of the Offshore Noteholder; and

  (ii)
  the seventh day after notice is given to the Offshore Noteholder (either in accordance with Condition 11.1 or individually) that, where required by Condition 8.2, such payment will be made, provided that upon such presentation payment is in fact made;

  (c)
  the date on which the Offered Note is deemed to be redeemed in accordance with Condition 7.6;

  (d)
  the date on which the Offshore Noteholder renounces all of its rights to any amounts payable under or in respect of that Offered Note; and

  (e)
  the Final Maturity Date (as defined in Condition 7.1).

    "Stated Amount" in relation to:

    (a)
    a Offered Note on any Determination Date means an amount equal to:

    (i)
    the Initial Invested Amount of that Offered Note; less

    (ii)
    the aggregate of all amounts previously paid in relation to that Offered Note on account of principal pursuant to Condition 7.2(c); less

    (iii)
    the amount to be paid in relation to that Offered Note on account of principal on the next Payment Date pursuant to Condition 7.2(c); less

    (iv)
    the amount of any Principal Charge-off to be allocated to that Offered Note on that Determination Date which will not be reimbursed on the immediately following Payment Date in accordance with the Supplemental Deed; less

    (v)
    (without double counting any Principal Charge-offs) any Carryover Principal Charge-offs in respect of that Offered Note which have not been reimbursed on or before the immediately following Payment Date in accordance with the Supplemental Deed; and

    (b)
    a Class A-2 Note, a Class B Note or a Redraw Note on any Determination Date, has the meaning given to it in the Supplemental Deed.

6.2    Interest Periods

  The period that an Offered Note accrues interest in accordance with Condition 6.1 is divided into periods (each an "Interest Period"). The first Interest Period for a Offered Note commences on (and includes) the Closing Date and ends on (but does not include) the first Payment Date thereafter. Each succeeding Interest Period for a Offered Note commences on (and includes) a Payment Date and ends on (but does not include) the next Payment Date. The final Interest Period for a Offered Note ends on (but does not include) the date on which interest ceases to accrue on the Offered Note pursuant to Condition 6.1.

  "Business Day" means any day (other than a Saturday, a Sunday or a public holiday) on which banks are open for business in Melbourne, Sydney, London and New York City provided that in each case the day is also a TARGET Settlement Date.

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  "Payment Date" means the 20th day of each of December, March, June and September in each year (or, if such a day is not a Business Day, the next Business Day). The first Payment Date is in December 2004.

  "TARGET" means the Trans-European Automated Real-time Gross Settlement Express Transfer System.

  "TARGET Settlement Date" means any day on which TARGET is open for business.

6.3    Interest Rate for the Offered Notes

  The rate of interest ("Interest Rate") payable from time to time:

  (a)
  in respect of a Class A-1 Note and an Interest Period is the aggregate of USD-LIBOR-BBA (as hereinafter defined) for that Interest Period and the Margin (as hereinafter defined) in relation to the Class A-1 Note; and

  (b)
  in respect of a Class A-3 Note and an Interest Period is the aggregate of EURIBOR (as hereinafter defined) for that Interest Period and the Margin (as hereinafter defined) in relation to the Class A-3 Note.

  "USD-LIBOR-BBA" for an Interest Period will be calculated by the Calculation Agent in accordance with paragraph (a) (or, if applicable, paragraph (b)) below (subject, in the case of the first Interest Period, to paragraph (c) below):

  (a)
  on each Rate Set Date the Calculation Agent will determine the rate "USD-LIBOR-BBA" as the applicable Floating Rate Option under the Definitions of the International Swaps and Derivatives Association, Inc. ("ISDA") (the "ISDA Definitions") being the rate applicable to any Interest Period for three-month deposits in US dollars in the London inter-bank market which appears on the Rate Page (as hereinafter defined) as of 11.00am, London time, on the Rate Set Date;

  (b)
  if such rate does not appear on the Rate Page at that time, the USD-LIBOR-BBA for that Interest Period will be determined as if the Issuer Trustee and the Calculation Agent had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. For this purpose "USD-LIBOR-Reference Banks" means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in US dollars are offered by the Reference Banks (being four major banks in the London interbank market determined by the Calculation Agent) at approximately 11.00am, London time, on the Rate Set Date to prime banks in the London interbank market for a period of three months commencing on the first day of the Interest Period and in a Representative Amount (as defined in the ISDA Definitions). The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the USD-LIBOR-BBA for that Interest Period will be the arithmetic mean of the rates quoted by not less than two major banks in New York City, selected by the Calculation Agent and the Currency Swap Providers, at approximately 11.00am, New York City time, on that Rate Set Date for loans in US dollars to leading European banks for a period of three months commencing on the first day of the Interest Period and in a representative amount. If no such rates are available in New York City, then the USD-LIBOR-BBA for such Interest Period will be the most recently determined rate in accordance with paragraph (a); and

  (c)
  the USD-LIBOR-BBA for the first Interest Period will be the rate determined by linear interpolation calculated in accordance with paragraph (a) or, if applicable, paragraph (b) above with reference to the duration of the first Interest Period.

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  "EURIBOR" for an Interest Period will be calculated by the Calculation Agent in accordance with paragraph (a) (or, if applicable, paragraph (b)) below (subject, in the case of the first Interest Period, to paragraph (c) below):

  (a)
  on each Rate Set Date the Calculation Agent will determine the rate "EUR-EURIBOR-Telerate" (as defined in the 2000 ISDA Definitions of the International Swaps and Derivatives Association, Inc. (the "ISDA Definitions")), being the rate for deposits in € for a period of three months which appears on the Rate Page as of 11.00am, Brussels time, on the Rate Set Date;

  (b)
  if such rate does not appear on the Rate Page at that time, the EUR-EURIBOR-Telerate for that Interest Period will be determined as if the Issuer Trustee and the Calculation Agent had specified "EUR-EURIBOR-Reference Banks" which means the rate determined by the Calculation Agent on the Rate Set Date on the basis of the rates at which deposits in € are offered by the Reference Banks (being four major banks in the Euro-zone interbank market determined by the Calculation Agent) at approximately 11.00am, Brussels time, on the Rate Set Date to prime banks in the Eurozone interbank market for a period of three months commencing on the first day of the Interest Period and in a Representative Amount (as defined in the ISDA Definitions). The Calculation Agent will request the principal Euro-zone office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the EUR-EURIBOR-Telerate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that Interest Period will be the arithmetic mean of the rates quoted by not less than two major banks in the Euro-zone, as selected by the Calculation Agent, at approximately 11:00am, Brussels time, on the Rate Set Date for loans in € to leading European banks for a period of three months commencing on the first day of the Interest Period and in a Representative Amount. If no such rates are available in the Euro-zone, then the EUR-EURIBOR-Telerate for such Interest Period will be the most recently determined rate in accordance with paragraph (a); and

  (c)
  the EUR-EURIBOR-Telerate for the first Interest Period will be the rate determined by linear interpolation calculated in accordance with paragraph (a) or, if applicable, paragraph (b) above with reference to the duration of the first Interest Period.

  "Banking Day" means any day on which banks are open for business in London and New York City, other than a Saturday, a Sunday or a public holiday in London or New York City.

  "Rate Page" means Telerate Page 3750 or, if Telerate Page 3750 ceased to quote the relevant rate, such other page, section or part of Telerate as quotes the relevant rate and is selected by the Calculation Agent or, if there is no such page, section or part of such other page, section or part of a different screen information service as quotes the relevant rate selected by the Calculation Agent and approved by the Note Trustee.

  "Rate Set Date" means the second Banking Day before the beginning of the Interest Period.

  "Margin" in relation to:

  (a)
  a Class A-1 Note means, subject to the following:

  (i)
  for the period from, and including, the Closing Date to, but excluding, the Call Date (as defined in Condition 7.3), [    ]% per annum; and

  (ii)
  for the period from, and including, the Call Date to, but excluding, the date on which that Class A-1 Note ceases to accrue interest in accordance with Condition 6.1, [    ]% per annum; and

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  (b)
  a Class A-3 Note means, subject to the following:

  (i)
  for the period from, and including, the Closing Date to, but excluding, the Call Date (as defined in Condition 7.3), [    ]% per annum; and

  (ii)
  for the period from, and including, the Call Date to, but excluding, the date on which that Class A-3 Note ceases to accrue interest in accordance with Condition 6.1, [    ]% per annum.

  If on or after the Call Date the Issuer Trustee, at the direction of the Global Trust Manager, proposes to exercise its option to redeem the Notes at their Stated Amount in accordance with Condition 7.3 on a Payment Date but is unable to do so because, following a meeting of Noteholders convened under the Master Trust Deed by the Global Trust Manager for this purpose, the Noteholders have not approved by an Extraordinary Resolution (as defined in Condition 9.1) the redemption of the Offered Notes at their Stated Amount, then the Margin in relation to each Offered Note from, and including, that Payment Date to, but excluding, the date on which that Offered Note ceases to accrue interest in accordance with Condition 6.1, will remain at, or revert to, the Margin applying at the Closing Date.

  There is no maximum or minimum Interest Rate for the Offered Notes.

6.4    Calculation of Interest on the Offered Notes

  Interest on each Class A-1 Note for an Interest Period (the "Class A-1 Interest Amount") and on each Class A-3 Note for an Interest Period (the "Class A-3 Interest Amount") is calculated by applying the Interest Rate for that Offered Note for that Interest Period to the Invested Amount of that Offered Note on the first day of the Interest Period (after taking into account any reductions in the Invested Amount of that Offered Note on that day), by then multiplying such product by the actual number of days in the Interest Period divided by 360 and rounding the resultant figure down to the nearest cent.

  If any Interest Amount is not paid on the date when it is due and payable, then such unpaid Interest Amount will accrue interest in accordance with these Class A Note Conditions until paid in full.

  "Interest Amount" means:

  (a)
  the Class A-1 Interest Amount; or

  (b)
  the Class A-3 Interest Amount,

  as the context requires.

  "Invested Amount" in relation to a Offered Note means, on any Determination Date, the Initial Invested Amount of that Offered Note less the aggregate of all amounts previously paid, and to be paid on the next Payment Date, in relation to that Offered Note on account of principal pursuant to Condition 7.2(c).

6.5    Determination of Interest Rate and Interest Amount

  The Calculation Agent will, as soon as practicable after 11.00am (London time or, if applicable, New York City time) on each Rate Set Date, determine the Interest Rate in relation to the Offered Notes, and calculate the Interest Amount, for the immediately succeeding Interest Period in accordance with, respectively, Conditions 6.3 and 6.4. The determination of the Interest Rate, and the calculation of the Interest Amount, by the Calculation Agent in accordance with, respectively, Conditions 6.3 and 6.4 will (in the absence of manifest error, wilful default or bad faith) be final and binding upon all parties.

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6.6    Notification and Publication of Interest Rate and Interest Amount

  The Calculation Agent will cause the Interest Rate, the Interest Amount and the Principal Amount (as defined in Condition 7.2(c)) for each Interest Period, and the date of the next Payment Date, to be notified to the Issuer Trustee, the Global Trust Manager, the Note Trustee, the Currency Swap Providers, the Paying Agents and for such period as the Offered Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock exchange require, the Luxembourg Stock Exchange) on or as soon as practical after the Calculation Agent has determined the Interest Rate and calculated the Interest Amount and will cause the same to be published in accordance with Condition 11.1 as soon as possible after that notification. The Interest Amount and the Payment Date may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) in the event of an extension or shortening of the Interest Period. If following the occurrence of an Event of Default (as defined in Condition 5.3), the Security Trustee declares in accordance with the Master Security Trust Deed that the Offered Notes are immediately due and payable, the Interest Rate in respect of the Offered Notes will nevertheless continue to be calculated by the Calculation Agent in accordance with this Condition 6.6, but no publication of the Interest Rate so calculated needs to be made unless the Note Trustee otherwise requires.

6.7    Determination or Calculation by the Note Trustee

  If the Calculation Agent at any time for any reason does not determine the Interest Rate in respect of the Offered Notes, or calculate the Interest Amount, in accordance with this Condition 6, the Note Trustee will do so and each such determination or calculation by the Note Trustee will be as if made by the Calculation Agent. In doing so, the Note Trustee will apply the foregoing provisions of this Condition 6, with any necessary consequential amendments, to the extent that it can and in all other respects it will do so in such a manner as it considers to be fair and reasonable in all the circumstances.

6.8    Calculation Agent

  The Issuer Trustee will procure that, for so long as any of the Offered Notes remain outstanding, there will at all times be a Calculation Agent. The Global Trust Manager may, with the prior written approval of the Note Trustee and the Issuer Trustee, terminate the appointment of the Calculation Agent at any time by giving not less than 45 days' notice in writing to, amongst others, the Calculation Agent. Notice of that termination will be given by the Issuer Trustee to the Offshore Noteholders in accordance with Condition 11.1. If any person is unable or unwilling to continue to act as the Calculation Agent, or if the appointment of the Calculation Agent is terminated, the Issuer Trustee, at the direction of the Global Trust Manager, will appoint a successor Calculation Agent to act as such in its place, provided that neither the resignation nor removal of the Calculation Agent will take effect:

  (a)
  until a successor approved by the Note Trustee and the Issuer Trustee has been appointed; and

  (b)
  if as a result there would cease to be Agents as required by these Class A Note Conditions, and provided further that there must at all times be a Paying Agent in Luxembourg.

  Notice of the appointment of the successor shall be given by the Issuer Trustee to the Luxembourg Stock Exchange in accordance with the Agency Agreement and the Offshore Noteholders in accordance with Condition 11.1. The initial Calculation Agent and its specified office are set out at the end of these Class A Note Conditions.

        "Agent" and "Paying Agent" have the meanings given to them in the Definitions Schedule.

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6.9    Payment of the Interest Amount

  The Class A-1 Interest Amount for each Interest Period in relation to a Class A-1 Note is payable in arrears in US$ on the relevant Payment Date. The Class A-3 Interest Amount for each Interest Period in relation to a Class A-3 Note is payable in arrears in € on the relevant Payment Date. On each Payment Date prior to the occurrence of an Event of Default, the Issuer Trustee must:

  (a)
  to the extent that there are funds available for this purpose in accordance with the Supplemental Deed pay, in accordance with the directions of the Global Trust Manager:

  (i)
  the A$ Class A-1 Interest Amount in relation to that Payment Date to each US$ Class A-1 Currency Swap Provider in accordance with the relevant US$ Class A-1 Currency Swap;

  (ii)
  the A$ Class A-3 Interest Amount in relation to that Payment Date to each € Class A-3 Currency Swap Provider in accordance with the relevant € Class A-3 Currency Swap;

  (b)
  to the extent of the payment received under paragraph (a) above, direct:

  (i)
  each US$ Class A-1 Currency Swap Provider to pay the interest due on the Class A-1 Notes on each Payment Date to the Paying Agents in accordance with the Agency Agreement and the relevant US$ Class A-1 Currency Swap; and

  (ii)
  each € Class A-3 Currency Swap Provider to pay the interest due on the Class A-3 Notes on each Payment Date to the Paying Agents in accordance with the Agency Agreement and the relevant € Class A-3 Currency Swap; and

  (c)
  direct each Principal Paying Agent to pay:

  (i)
  the interest due on the Class A-1 Notes from the amounts received from the US$ Class A-1 Currency Swap Providers ratably amongst the Class A-1 Notes based on their Invested Amounts towards the Interest Amount in relation to each Class A-1 Note in relation to the relevant Interest Period in accordance with, and subject to, these Class A Note Conditions and the Agency Agreement; and

  (i)
  the interest due on the Class A-3 Notes from the amounts received from the € Class A-3 Currency Swap Providers ratably amongst the Class A-3 Notes based on their Invested Amounts towards the Interest Amount in relation to each Class A-3 Note in relation to the relevant Interest Period in accordance with, and subject to, these Class A Note Conditions and the Agency Agreement.

  "A$ Class A-1 Interest Amount" has the same meaning as in the Supplemental Deed.

  "A$ Class A-3 Interest Amount" has the same meaning as in the Supplemental Deed.

7    Redemption

7.1    Final redemption of the Offered Notes

  Unless previously redeemed (or deemed to be redeemed) in full, the Issuer Trustee will redeem the Offered Notes at their then Stated Amount (without double counting), together with all then accrued but unpaid interest, on the Payment Date occurring in March 2034 ("Final Maturity Date").

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7.2    Part Redemption of Offered Notes

  Subject to Conditions 7.3, 7.4 and 7.6, on each Payment Date prior to the occurrence of an Event of Default, until the Stated Amount of the Offered Notes, together with all then accrued but unpaid interest, is reduced to zero, the Issuer Trustee must:

  (a)
  pay ratably, in accordance with the directions of the Global Trust Manager:

  (i)
  the A$ Class A-1 Principal (if any) payable in relation to that Payment Date to each US$ Class A-1 Currency Swap Provider in accordance with the relevant US$ Class A-1 Currency Swap;

  (ii)
  the A$ Class A-3 Principal (if any) payable in relation to that Payment Date to each € Class A-3 Currency Swap Provider in accordance with the relevant € Class A-3 Currency Swap;

  (b)
  to the extent of the payment received under paragraph (a) above, direct:

  (i)
  each US$ Class A-1 Currency Swap Provider to pay on each Payment Date to the Principal Paying Agent in accordance with the Agency Agreement the US$ equivalent of the amount of the A$ Class A-1 Principal (such US$ equivalent of the A$ Class A-1 Principal Amount being the "Class A-1 Principal Amount") received by the US$ Class A-1 Currency Swap Provider from the Issuer Trustee on that Payment Date; and

  (ii)
  each € Class A-3 Currency Swap Provider to pay on each Payment Date to the Principal Paying Agent in accordance with the Agency Agreement the € equivalent of the amount of the A$ Class A-3 Principal (such € equivalent of the A$ Class A-3 Principal Amount being the "Class A-3 Principal Amount") received by the €Class A-3 Currency Swap Provider from the Issuer Trustee on that Payment Date; and

  (c)
  direct the Principal Paying Agent to pay:

  (i)
  the Class A-1 Principal Amount from the amounts received from the US$ Class A-1 Currency Swap Providers ratably amongst the Class A-1 Notes towards the repayment of the Stated Amount of the Class A-1 Notes in accordance with, and subject to, these Class A Note Conditions and the Agency Agreement. Such a payment towards the Stated Amount on a Class A-1 Note will constitute a redemption of the Class A-1 Note in part to the extent of such repayment and, upon such repayment, the obligations of the Issuer Trustee with respect to the Class A-1 Note will be discharged to the extent of such repayment; and

  (ii)
  the Class A-3 Principal Amount from the amounts received from the € Class A-3 Currency Swap Providers ratably amongst the Class A-3 Notes towards the repayment of the Stated Amount of the Class A-3 Notes in accordance with, and subject to, these Class A Note Conditions and the Agency Agreement. Such a payment towards the Stated Amount on a Class A-3 Note will constitute a redemption of the Class A-3 Note in part to the extent of such repayment and, upon such repayment, the obligations of the Issuer Trustee with respect to the Class A-3 Note will be discharged to the extent of such repayment.

  "A$ Class A-1 Principal Amount" has the same meaning as in the Supplemental Deed.

  "A$ Class A-3 Principal Amount" has the same meaning as in the Supplemental Deed.

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7.3    Call Option

  The Issuer Trustee will, subject to the other provisions of this Condition 7, when directed by the Global Trust Manager (at the Global Trust Manager's option), redeem all, but not some only, of the Notes at their then Invested Amount (without double counting), subject to the following, together with all accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, on any Payment Date falling on or after the Payment Date on which the aggregate Outstanding Principal Balance of all Housing Loans referable to the Purchased Mortgage Loans (calculated as at the end of the immediately preceding Collection Period) is less than 10% of the aggregate Outstanding Principal Balance of all Housing Loans referable to the Purchased Mortgage Loans on the Closing Date (each a "Call Date").

  Notwithstanding the foregoing, the Issuer Trustee may redeem the Notes at their Stated Amount on a Call Date, instead of at their Invested Amount (without double counting), together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in Condition 9.1) of the Noteholders.

  However, the Issuer Trustee will not redeem the Notes unless it is in a position on the relevant Payment Date to repay the then Invested Amounts or the Stated Amounts (without double counting), as required, of the Notes together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Notes as if the Deed of Charge in respect of the Trust were enforced.

  The Issuer Trustee will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Payment Date on which a proposed redemption under this Condition 7.3 will occur to the Seller, the Note Trustee, the Principal Paying Agent, the Note Registrars, the Calculation Agent, the Paying Agents and the Offshore Noteholders in accordance with Condition 11.1.

  "Outstanding Principal Balance", "Purchased Mortgage Loans" and "Housing Loans" have the same respective meanings given to them in the Definitions Schedule.

7.4    Redemption for Taxation or Other Reasons

  If the Global Trust Manager satisfies the Issuer Trustee and the Note Trustee immediately prior to giving the notice referred to below that by virtue of a change in law of the Commonwealth of Australia or any of its political subdivisions or any of its authorities or any other jurisdiction to which the Issuer Trustee becomes subject (a "Relevant Jurisdiction") or a change in the application or official interpretation thereof, from that in effect on the Closing Date, either:

  (a)
  on the next Payment Date the Issuer Trustee will be required to deduct or withhold from any payment of principal or interest in respect of the Notes including corresponding payments under any Currency Swap, any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction; or

  (b)
  on the next Payment Date the total amount payable in respect of interest in relation to any of the Mortgage Loans for a Collection Period ceases to be receivable (whether or not actually received) by the Issuer Trustee by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction,

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  and, in each case, such obligation cannot be avoided by the Issuer Trustee taking reasonable measures available to it, the Issuer Trustee must, when so directed by the Global Trust Manager (at the Global Trust Manager's option), redeem all, but not some only, of the Notes on any subsequent Payment Date at their then Invested Amount (without double counting), subject to the following, together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption. Notwithstanding the foregoing, the Issuer Trustee may redeem the Notes at their Stated Amount, instead of at their Invested Amount (without double counting), together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in Condition 9.1) of the Noteholders.

  The Global Trust Manager will not direct the Issuer Trustee to, and the Issuer Trustee will not, so redeem the Notes unless the Issuer Trustee is in a position on such Payment Date to repay in respect of the Notes their then Invested Amount or Stated Amount (without double counting), as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Notes as if the Deed of Charge in respect of the Trust was enforced.

  The Issuer Trustee will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Payment Date on which a proposed redemption under this Condition 7.4 will occur to the Note Trustee, the Seller, the Principal Paying Agent, the Note Registrars, the Calculation Agent, the Paying Agents and the Offshore Noteholders in accordance with Condition 11.1.

  If an event referred to in paragraph (a) of this Condition 7.4 occurs in respect of only the Offered Notes (and not any other Notes) and as a result thereof the Issuer Trustee gives notice in accordance with this Condition 7.4 that it proposes to redeem all of the Notes on the Payment Date referred to in that notice, the Offshore Noteholders may by an Extraordinary Resolution (as defined in Condition 10.3) in accordance with the Note Trust Deed elect that they do not require the Issuer Trustee to redeem the Notes. If the Offshore Noteholders make such an election they (or the Note Trustee on their behalf) must notify the Issuer Trustee and the Global Trust Manager not less than 21 days before the proposed Payment Date for the redemption of the Notes. Upon receipt of such a notice, the Issuer Trustee must not so redeem the Notes.

7.5    Certification

  For the purpose of any redemption made under Condition 7.3 or 7.4, the Issuer Trustee and the Note Trustee may rely on any certificate of an Authorised Person (as defined in the Master Trust Deed) of the Global Trust Manager that the Issuer Trustee will be in a position to repay in respect of the Offered Notes their then Invested Amount or Stated Amount (without double counting), as applicable, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Offered Notes as if the Deed of Charge in respect of the Trust was enforced.

7.6    Redemption on Final Payment

  Upon a final distribution being made in respect of the Offered Notes under these Class A Note Conditions or clause 14.18 of the Supplemental Deed, the Offered Notes will thereupon be deemed to be redeemed and discharged in full and any obligation to pay any accrued but then unpaid Interest Amount or any then unpaid Invested Amount, Stated Amount or other amounts in relation to the Offered Notes will be extinguished in full.

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7.7    Cancellation

  All Offered Notes redeemed in full (or deemed to be redeemed in full) pursuant to the above Class A Note Conditions will be cancelled and may not be resold or reissued.

7.8    No Payment in excess of Stated Amount

  Subject to Conditions 7.3 and 7.4, no amount of principal will be paid in respect of a Offered Note in excess of the Stated Amount of the Offered Note.

7.9    Calculation of Class A-1 Principal Amounts, Class A-3 Principal Amounts, Stated Amounts and other amounts

  (a)
  No later than two Business Days prior to each Payment Date, the Global Trust Manager will determine:

  (i)
  the amount of:

  (A)
  any Class A-1 Principal Amount payable in respect of each Class A-1 Note on the Payment Date; and

  (B)
  any Class A-3 Principal Amount payable in respect of each Class A-3 Note on the Payment Date; and

  (ii)
  the Stated Amount and Invested Amount of each Offered Note as at the first day of the Interest Period commencing on the Payment Date (after deduction of any Class A-1 Principal Amounts or Class A-3 Principal Amounts due to be paid in respect of such Offered Notes on that Payment Date and after making any other adjustment to the Stated Amount or the Invested Amount (as the case may be) of the Offered Note in accordance with these Class A Note Conditions on or with effect from that Payment Date); and

  (iii)
  the amount of the interest payment to be made on the Payment Date applicable to each Offered Note.

  (b)
  The Global Trust Manager will notify the Issuer Trustee, the Note Trustee, the Principal Paying Agent, the Calculation Agent and the Note Registrars as soon as practical (and in any event by not later than two Business Days prior to the Payment Date) of each determination of an amount or percentage referred to in Condition 7.9(a) and will cause details of each of those determinations to be published in accordance with Condition 11.2 as soon as practical after that notification. If no Class A-1 Principal Amount or Class A-3 Principal Amount is due to be paid on the Class A-1 Notes or Class A-3 Notes (as the case may be) on any Payment Date the Global Trust Manager will cause a notice to be given in accordance with Condition 11.2 as soon as practicable (and in any event by no later than the relevant Payment Date).

  (c)
  If the Global Trust Manager does not at any time for any reason make one or more of the determinations referred to in Condition 7.9(a), the Calculation Agent (or, failing the Calculation Agent, the Note Trustee) must make such determinations in accordance with this Condition 7.9 (but based on the information in its possession) and each such determination will be deemed to have been made by the Global Trust Manager.

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8    Payments

8.1    Method of Payment

  Any instalment on account of interest or principal payable on any Offered Note which is punctually paid or duly provided for by or on behalf of or at the direction of the Issuer Trustee to the Paying Agents on the applicable Payment Date shall be paid to the person in whose name such Offered Note is registered on the relevant Record Date (as defined below), by wire transfer in immediately available funds to the account designated by such person or, if such person so requests in writing, by cheque mailed first-class, postage prepaid, to such person's address as it appears on the relevant Note Register on such Record Date.

  "Record Date" in relation to a Payment Date or any other date for any payment to be made in respect of a Offered Note means the day which is the date which is 2 Business Days before a Payment Date.

8.2    Surrender on Final Payment

  Prior to a final distribution being made in respect of the Offered Notes under clause 14 of the Supplemental Deed, the Note Trustee must notify the Offshore Noteholders on the relevant Record Date of the date upon which the Note Trustee expects that final distribution to be made and specify if that such final distribution will be payable only upon surrender of the relevant Offered Note to a Paying Agent at its specified office. No such final distribution will be made other than upon the surrender of the relevant Offered Notes and none of the Issuer Trustee, the Note Trustee, the Security Trustee or any Paying Agent will be liable to pay any additional amount to any Offshore Noteholder as a result of any delay in payment due to a Offered Note not having been surrendered in accordance with this Condition 8.2.

8.3    Paying Agents

  The initial Paying Agents and their respective specified offices are set out at the end of these Class A Note Conditions.

  The Issuer Trustee, at the direction of the Global Trust Manager, may, with the prior written approval of the Note Trustee, terminate the appointment of any Paying Agent in accordance with the Agency Agreement and appoint additional or other Paying Agents, provided that it will at all times maintain a Principal Paying Agent, for so long as the Offered Notes are listed on the Luxembourg Stock Exchange, maintain a Paying Agent with a specified office in Luxembourg for so long as it is necessary to do so to comply with the Luxembourg Stock Exchanges' listing requirements and give notice of any termination or appointment of a Paying Agent or of any change in the office through which any Paying Agent will act will be given to the Offshore Noteholders in accordance with Condition 11.1.

8.4    Taxation

  All payments in respect of the Offered Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer Trustee or any Paying Agent is required by any applicable law to make such a withholding or deduction. In that event the Issuer Trustee or that Paying Agent (as the case may be) will, after making such withholding or deduction, account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer Trustee nor any Paying Agent nor the Note Trustee will be obliged to make any additional payments in respect of the relevant Offered Notes in relation to the withholding or deduction. Immediately after becoming aware that such a

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  withholding or deduction is or will be required, the Issuer Trustee will notify the Note Trustee, the Principal Paying Agent and the Offshore Noteholders in accordance with Condition 11.1, thereof.

8.5    Prescription

  A Offered Note will become void in its entirety unless surrendered for payment within a period of 10 years from the Relevant Date in respect of any payment of principal or interest thereon, the effect of which will be to reduce the Stated Amount of, and all accrued but unpaid interest on, that Offered Note to zero. After the date on which a Offered Note becomes void in its entirety, no claim can be made in respect of it.

  "Relevant Date" in respect of a Offered Note means the date on which a payment in respect thereof first becomes due or (if the full amount of the moneys payable in respect of the Offered Notes which is due on or before that date has not been duly received by the Principal Paying Agent or the Note Trustee on or prior to such date) the date on which the full amount of such moneys having been so received.

8.6    Notify Late Payments

  In the event of the unconditional payment to the Principal Paying Agent or the Note Trustee of any sum due in respect of the Offered Notes or any of them being made after the due date for payment thereof, the Issuer Trustee will forthwith give or procure to be given notice to the Offshore Noteholders in accordance with Condition 11.1 that such payment has been made.

8.7    Rounding of Payments

  All payments made to Offshore Noteholders will be rounded down to the nearest cent.

9    Enforcement following occurrence of an Event of Default

9.1    Enforcement

  The Master Security Trust Deed provides that at any time after the Security Trustee becomes actually aware of the occurrence of an Event of Default, the Security Trustee will (subject to Condition 10.4 and subject to being appropriately indemnified), if so directed by an Extraordinary Resolution of the Voting Secured Creditors, declare the Notes immediately due and payable (in which case, subject to Condition 12, the Stated Amount of, and all accrued but unpaid interest in relation to, the Offered Notes will become immediately due and payable) and enforce the Charge.

  Subject to being indemnified in accordance with the Master Security Trust Deed and to the provisions of Condition 9.2, the Security Trustee will take all action necessary to give effect to any direction in accordance with the foregoing and will comply with all such directions.

  "Voting Secured Creditors" and "Extraordinary Resolution" have the same respective meanings as in the Definitions Schedule.

9.2    Security Trustee may enforce Charge without direction

  After the Security Trustee becomes actually aware of the occurrence of an Event of Default, the Security Trustee must not enforce the Deed of Charge in accordance with the Master Security Trust Deed without an Extraordinary Resolution of the Voting Secured Creditors unless, in the opinion of the Security Trustee, the delay required to obtain the consent of the Voting Secured Creditors would be prejudicial to the interests of those Voting Secured Creditors as a class.

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9.3    Priority of payments from Proceeds from the enforcement of the Charge

  Following the enforcement of the Charge, all moneys received in connection with the Master Security Trust Deed and the Charge by the Security Trustee or by any receiver appointed in relation to the Secured Property pursuant to the provisions of the Master Security Trust Deed and the Deed of Charge are to be applied, subject to the Master Security Trust Deed, in accordance with the order of priority contained in the Supplemental Deed.

9.4    Security Trustee and Note Trustee Not Liable for Loss on enforcement

  Except in the case of fraud, negligence or breach of trust (in the case of the Security Trustee) and, subject to the mandatory provisions of the Trust Indenture Act, fraud, negligence (except as specifically provided in the Trust Indenture Act), fraud, negligence or wilful default (in the case of the Note Trustee), neither the Note Trustee or the Security Trustee is liable for any decline in the value, nor any loss realised upon any sale or other disposition made under the Master Security Trust Deed of any Secured Property or any other property which is charged to the Security Trustee in respect of or relating to the obligations of the Issuer Trustee or the Offered Notes or relating in any way to the Secured Property. Without limitation, neither the Note Trustee nor the Security Trustee will be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it which, in the case of the Note Trustee, is based in good faith on advice received by it in accordance with the applicable requirements of the Note Trust Deed (and the Trust Indenture Act) or the Master Security Trust Deed, as the case may be. In respect of the Security Trustee only, the Security Trustee is not liable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of its powers under the Master Security Trust Deed or the Deed of Charge except to the extent caused or contributed to by any fraud, negligence or breach of trust on the part of the Security Trustee.

  "Trust Indenture Act" means the Trust Indenture Act 1939 of the United States of America as in force at the date of the Note Trust Deed.

9.5    Directions from Offshore Noteholders to Note Trustee following Event of Default

  If an Event of Default has occurred and is actually known to the Note Trustee, the Note Trustee must:

  (a)
  notify each Offshore Noteholder of the Event of Default within 10 days (or such shorter period as may be required by the rules of any stock exchange on which the Offered Notes are listed) after becoming aware of the Event of Default, provided that, except in the case of a default in payment of principal or interest on any Offered Note, the Note Trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of its directors and/or its authorised officers under the Note Trust Deed in good faith determine that withholding the notice is in the interest of the Offshore Noteholders;

  (b)
  if a meeting of Voting Secured Creditors is to be held under the Master Security Trust Deed, determine whether it proposes to seek directions from the Offshore Noteholders as to how to vote at that meeting and, if so, whether it proposes to instruct the Security Trustee to delay the holding of that meeting while it obtains such directions from the Offshore Noteholders; and

  (c)
  vote at any meeting of Voting Secured Creditors held under the Master Security Trust Deed.

  In acting in accordance with the directions of the Offshore Noteholders, the Note Trustee must exercise its votes for or against any proposal to be put to a meeting of Voting Secured Creditors

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  under the Master Security Trust Deed in the same proportion as that of the aggregate Invested Amounts of the Offered Notes held by Offshore Noteholders who have directed the Note Trustee to vote for or against such a proposal.

  If any of the Offered Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Offered Notes, the Note Trustee must not vote at a meeting of Voting Secured Creditors under the Master Security Trust Deed to, or otherwise direct the Security Trustee to, dispose of the Secured Property unless:

  (a)
  a sufficient amount would be realised to discharge in full all amounts owing to the Offshore Noteholders in respect of the Offered Notes and any other amounts owing by the Issuer Trustee to any other person ranking in priority to or with the Offered Notes; or

  (b)
  the Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Note Trustee, that the cash flow receivable by the Issuer Trustee (or the Security Trustee under the Master Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer Trustee, to discharge in full in due course all the amounts referred to in paragraph (a).

  The Note Trustee need not do anything to find out if an Event of Default has occurred. Until it has actual knowledge or express notice to the contrary, the Note Trustee may assume that no such event has occurred and that the Issuer Trustee and each other party to the Transaction Documents is performing all its obligations under the Note Trust Deed and the Offered Notes.

9.6    Only Security Trustee May Enforce Charge

  Only the Security Trustee may enforce the Charge and neither the Note Trustee nor any Offshore Noteholder (nor any other Secured Creditor) is entitled to proceed directly against the Issuer Trustee to enforce the performance of any of the provisions of the Master Security Trust Deed, the Note Trust Deed, the Offered Notes or any other applicable Transaction Document, except as provided for in the Master Security Trust Deed, the Note Trust Deed, the Master Trust Deed and the Supplemental Deed. The Security Trustee is not required to act in relation to the enforcement of the Charge unless its liability is limited in a manner reasonably satisfactory to it or, if required by the Security Trustee (in its absolute discretion), it is adequately indemnified from the Secured Property or the Security Trustee receives from the Voting Secured Creditors an indemnity in a form reasonably satisfactory to the Security Trustee (which may be by way of an Extraordinary Resolution of the Voting Secured Creditors) and is put in funds to the extent necessary.

9.7    Exercise of Offshore Noteholder Rights by Note Trustee

  The rights, remedies and discretions of the Offshore Noteholders under the Note Trust Deed and the Master Security Trust Deed, including all rights to vote or to give an instruction or consent, can only be exercised by the Note Trustee on behalf of the Offshore Noteholders in accordance with the Note Trust Deed and the Master Security Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the Note Trustee as being given on behalf of the Offshore Noteholders from time to time and need not inquire whether any such instructions or directions are in accordance with the Note Trust Deed, whether the Note Trustee or the Offshore Noteholders from time to time have complied with any requirements under the Note Trust Deed or as to the reasonableness or otherwise of the Note Trustee.

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10    Meetings of Voting Secured Creditors, directions of Offshore Noteholders, modifications, consents, waivers and indemnities

10.1    Meetings of Voting Secured Creditors

  The Master Security Trust Deed contains provisions for convening meetings of the Voting Secured Creditors to, among other things, enable the Voting Secured Creditors to direct or consent to the Security Trustee taking or not taking certain actions under the Master Security Trust Deed; for example to enable the Voting Secured Creditors, following the occurrence of an Event of Default, to direct the Security Trustee to declare the Offered Notes immediately due and payable and/or to enforce the Charge.

10.2    Directions of Offshore Noteholders

  Under the Note Trust Deed the Note Trustee may seek directions from the Offshore Noteholders from time to time, including following the occurrence of an Event of Default. The Note Trustee shall not be responsible for having acted in good faith on a resolution purporting to have been passed at a meeting of Offshore Noteholders in respect of which minutes have been made and signed even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the Offshore Noteholders.

  If the Note Trustee is entitled under the Master Trust Deed or the Master Security Trust Deed to vote at any meeting on behalf of Offshore Noteholders, the Note Trustee must vote in accordance with the directions of the Offshore Noteholders and otherwise in its absolute discretion. In acting in accordance with the directions of Offshore Noteholders, the Note Trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Invested Amounts of the Offered Notes held by Offshore Noteholders who have directed the Note Trustee to vote for or against that proposal.

10.3    Amendments to Note Trust Deed and Offered Notes

  Pursuant, and subject, to the Note Trust Deed and subject to any approval required by law, the Note Trustee, the Global Trust Manager and the Issuer Trustee may together agree, without the consent or sanction of any Offshore Noteholder, by way of supplemental deed to alter, add to or revoke (each a "modification") any provision of the Note Trust Deed or the Offered Notes (including these Class A Note Conditions) so long as such modification is not a Payment Modification (as defined below) and such modification, in the opinion of the Note Trustee and based upon such independent legal advice as it may require:

  (a)
  is necessary or expedient to comply with the provisions of any statute or regulation or with the requirements of any governmental agency;

  (b)
  is made to correct a manifest error or ambiguity, or is to correct inconsistency between the provisions of any Transaction Document and the description of the provisions thereof in the related prospectus, or is of a formal, technical or administrative nature only;

  (c)
  is appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of any governmental agency or any decision of any court (including, without limitation, a modification which is in the opinion of the Note Trustee appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, in any case which has or may have the effect of altering the manner or basis of taxation of trusts

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    generally or of trusts similar to the Trust or the trust constituted under the Note Trust Deed); or

  (d)
  the Issuer Trustee and the Global Trust Manager agree that it is otherwise desirable for any reason and:

  (i)
  is not, in the opinion of the Issuer Trustee and the Global Trust Manager, likely, upon coming into effect, to be materially prejudicial to the interests of Offshore Noteholders; or

  (ii)
  if it is in the opinion of the Issuer Trustee and the Global Trust Manager likely, upon coming into effect, to be materially prejudicial to the interests of Offshore Noteholders, the consent of an Extraordinary Resolution of the Offshore Noteholders to the alteration, addition or resolution has been obtained. For the purpose of determining whether there has been an Extraordinary Resolution of the Offshore Noteholders consenting to an alteration, addition or revocation, Offered Notes which are beneficially owned by the Issuer Trustee or the Global Trust Manager or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer Trustee or the Global Trust Manager, shall be disregarded.

  The Global Trust Manager must give the Current Rating Agencies (as defined in the Supplemental Deed) 5 Business Days' prior notice of any such modification. The Note Trustee will be entitled to assume that any proposed modification, other than a Payment Modification, will not be materially prejudicial to the interest of Offshore Noteholders if each of the Current Rating Agencies confirms in writing that if the modification is effected this will not lead to a reduction, qualification or withdrawal of the then rating given to the Offered Notes by that Current Rating Agency.

  Pursuant to the Note Trust Deed, the Note Trustee may concur with the Issuer Trustee and the Global Trust Manager in making or effecting any Payment Modification if and only if the consent has first been obtained of each Offshore Noteholder to such Payment Modification.

  Any supplemental deed that effects any such modifications must conform to the requirements of the Trust Indenture Act and copies of any such supplemental deed must be distributed by the Issuer Trustee to the Offshore Noteholders in accordance with Condition 11.1 as soon as reasonably practicable after the modifications have been made.

  In such event, a supplement to the prospectus supplement will be prepared and a copy of it will be forwarded by the Global Trust Manager to the Luxembourg Stock Exchange. So long as the Offered Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notices shall also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxembourg Wort). Any such notice will be deemed to have been given on the date of such publication, or, if published more than once or on different dates, on the first date on which publication is made in the manner required in the newspaper referred to above.

  "Payment Modification" means any alteration, addition or revocation of any provision of the Transaction Documents or the Offered Notes (including these Class A Note Conditions) which modifies:

  (a)
  the amount, timing, place, currency or manner of payment of principal or interest in respect of the Offered Notes including, without limitation, any modification to the Stated Amount, Invested Amount, Interest Rate or Final Maturity Date in respect of the Offered Notes or to Conditions 6.9 and 7.2 or which would impair the rights of Offshore Noteholders to institute suit for enforcement of such payment on or after the due date for such payment;

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  (b)
  the definition of the term "Extraordinary Resolution", clause 21.4 of the Note Trust Deed or the circumstances in which the consent or direction of a Special Majority of Offshore Noteholders is required;

  (c)
  clause 14.18 of the Supplemental Deed; or

  (d)
  the requirements for altering, adding to or revoking any provision of the Note Trust Deed or the Offered Notes (including these Class A Note Conditions).

  "Extraordinary Resolution" has the meaning given in the Definitions Schedule.

10.4    Waivers, etc.

  The Security Trustee may, in accordance with the Master Security Trust Deed and without the consent or sanction of the Voting Secured Creditors (but not in contravention of an Extraordinary Resolution of the Voting Secured Creditors), waive or ignore any breach or proposed breach or determine that any event that would otherwise be an Event of Default will not be treated as such if such action, in its opinion, will not be prejudicial to the interests of the Secured Creditors.

10.5    Indemnification and Exoneration of the Note Trustee and the Security Trustee

  The Note Trust Deed and the Master Security Trust Deed contain provisions for the indemnification of the Note Trustee and the Security Trustee (respectively) and for their relief from responsibility, including provisions relieving them from taking proceedings to realise the security and to obtain repayment of the Offered Notes unless indemnified to their satisfaction. Each of the Note Trustee and the Security Trustee is entitled, subject in the case of the Note Trustee to the mandatory provisions of the Trust Indenture Act, to enter into business transactions with the Issuer Trustee and/or any other party to the Transaction Documents without accounting for any profit resulting from such transactions.

  Subject to the mandatory provisions of the Trust Indenture Act, the Note Trustee shall not be responsible for any loss, expense or liability occasioned to the Secured Property or any other property or in respect of all or any of the moneys which may stand to the credit of the Collections Account (as defined in the Supplemental Deed) from time to time however caused (including, without limitation, where caused by an act or omission of the Security Trustee) unless that loss is occasioned by the fraud, negligence or wilful default of the Note Trustee. The Security Trustee is not, nor is any receiver appointed in relation to the Secured Property pursuant to the provisions of the Master Security Trust Deed, liable or otherwise accountable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of the powers of the Security Trustee or of the receiver under the Master Security Trust Deed except for fraud, negligence or breach of trust.

  Except in the case of fraud, negligence (except as specifically provided in the Trust Indenture Act) or wilful default, and subject to the mandatory provisions of the Trust Indenture Act, the Note Trustee may act on the opinion or advice of, or information obtained from, any expert (including any lawyer, valuer, banker, broker, accountant, credit rating agency or lead manager) and shall not be responsible to anyone for any loss occasioned by so acting to the extent it complies with any applicable requirements of the Note Trust Deed or the Trust Indenture Act.

  Any such opinion, advice or information may be sent or obtained by letter, telex or facsimile transmission and the Note Trustee will not be liable to any Offshore Noteholder, amongst others, for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error which is not a manifest error or is not authentic.

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11    Notices

11.1    General

  Subject to Condition 11.2, all notices, other than notices given in accordance with the following paragraph and Condition 11.3, to Offshore Noteholders will be deemed given if in writing and mailed, first-class, postage prepaid to each Offshore Noteholder, at his or her address as it appears on the relevant Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Offshore Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Offshore Noteholder will affect the sufficiency of such notice with respect to other Offshore Noteholders, and any notice that is mailed in the manner herein provided will conclusively be presumed to have been duly given.

  A notice may be waived in writing by the relevant Offshore Noteholder, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Offshore Noteholders will be filed with the Note Trustee but such filing will not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

  Any such notice will be deemed to have been given on the date such notice is deposited in the mail.

  In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it is impractical to mail notice of any event to Offshore Noteholders when such notice is required to be given, then any manner of giving such notice as the Issuer Trustee directs the Note Trustee will be deemed to be a sufficient giving of such notice.

  In addition to the above, notices to the Offshore Noteholders shall be valid if published in a leading daily newspaper in the City of New York and in London. It is expected that publication will be made in the City of New York in The Wall Street Journal and in London in the Financial Times`. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

  In addition, all notices, other than notices given in accordance with the following paragraph, to the Offshore Noteholders will (for so long as the Offered Notes are listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange so requires) be deemed to have been duly given if published in a daily newspaper of general circulation in Luxembourg (which is expected to be the Luxembourg Wort). Any such notice will be deemed to have been given on the date of such publication, or if published more than once or on different dates, on the first date on which publication is made in the manner required in the newspaper referred to above.

11.2    Book-Entry Notes

  Unless and until the Definitive Notes have been issued in definitive form, whenever a notice or other communication to the Offshore Noteholders is required under the Note Trust Deed or any other Transaction Document all such notices and communications must be given to The Depository Trust Company, Euroclear and Clearstream, Luxembourg (as the case may be) and are not required to be given to the beneficial owners of the Offered Notes. Any such notice given to the Depository Trust Company, Euroclear and Clearstream, Luxembourg (as the case may be) shall also be published in accordance with the requirements set forth in the last paragraph of Condition 11.1.

  "Definitive Note" has the same meaning as in the Agency Agreement.

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11.3    Offered Note Information

  Any notice specifying a Payment Date, an Interest Rate in relation to the Offered Notes, an Interest Amount, a Class A-1 Principal Amount or Class A-3 Principal Amount (or the absence of a Class A-1 Principal Amount or Class A-3 Principal Amount), an Invested Amount, a Stated Amount or any other matter permitted to be given in accordance with this Condition 11.3, will be deemed to have been duly given if the information contained in the notice appears on the relevant page of the Reuters Screen or the Electronic information system made available to its subscribers by Bloomberg, L.P. or another similar electronic reporting service approved by the Note Trustee in writing and notified to Offshore Noteholders pursuant to Condition 11.1 (the "Relevant Screen") and (for so long as the Offered Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require) if a copy of such notice is made available at the offices of the Luxembourg Paying Agent. A copy of such notice must also be forwarded by the Global Trust Manager to the Luxembourg Stock Exchange (for so long as the Offered Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require). Any such notice will be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph then notice of the matters referred to in this Condition will be given in accordance with Condition 11.1.

12    Limitation of liability of the Issuer Trustee

  (a)
  The Issuer Trustee enters into each Transaction Document, and issues the Offered Notes, only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with the Offered Notes, a Transaction Document or the Trust is limited to and can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of the assets of the Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability applies despite any other provision of any Transaction Document (other than paragraph (c) below) and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to a Transaction Document, the Offered Notes or the Trust.

  (b)
  In relation to the Trust, no person (including, without limitation, any Unitholder or Secured Creditor) other than the Issuer Trustee may sue the Issuer Trustee in any capacity other than as trustee of the Trust including seeking the appointment of a receiver (except in relation to the assets of the Trust), or a liquidator, an administrator or any similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee (except in relation to the assets of the Trust).

  (c)
  The provisions of this Condition 12 will not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under the Master Trust Deed or the Supplemental Deed or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification out of the assets of the Trust as a result of the Issuer Trustee's fraud, negligence or breach of trust.

  (d)
  It is acknowledged that the Relevant Parties (as defined in the Definitions Schedule) are responsible under the Transaction Documents in relation to the Trust for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations or breach of a representation or warranty under any Transaction Document or the Offered Notes) will be considered fraud, negligence or breach of trust of the Issuer Trustee for the purpose of paragraph (c) to the extent to which the act or omission was caused or contributed to by any failure by a Relevant Party or any other person who provides services in respect of the Trust to fulfil its obligations relating to the Trust or by

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    any other act or omission of a Relevant Party or any other such person regardless of whether or not the act or omission is purported to be done on behalf of the Issuer Trustee.

  (e)
  No attorney, agent, receiver or receiver and manager appointed in accordance with any Transaction Document has authority to act on behalf of the Issuer Trustee in a way which exposes the Issuer Trustee to any liability in excess of that contemplated under this Condition 12, and no act or omission of any such person will be considered fraud, negligence or breach of trust of the Issuer Trustee for the purpose of paragraph (c).

  (f)
  The Issuer Trustee is not obliged to do anything or refrain from doing anything under or in connection with these Class A Note Conditions or any other Transaction Document (including incur a liability) unless the Issuer Trustee's liability is limited in the same manner as set out in this Condition 12.

13    Governing law

  The Notes and the Transaction Documents (other than the Underwriting Agreement and the Mortgage Insurance Policy) are governed by, and will be construed in accordance with, the laws of the Australian Capital Territory of the Commonwealth of Australia. Each of the Issuer Trustee and the Global Trust Manager has in the Note Trust Deed irrevocably agreed for the benefit of the Note Trustee and the Offshore Noteholders that the courts of the Australian Capital Territory are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Note Trust Deed and the Offered Notes.

Agents

Principal Paying Agent:	The Bank of New York, New York 101 Barclay Street, 21W New York, New York, 10286
Class A-1 Note Registrar:	The Bank of New York, New York 101 Barclay Street, 21W New York, New York, 10286
or
c/o The Bank of New York, London Branch 48th Floor One Canada Square London E14 5AL
London Paying Agent, Calculation Agent and Class A-3 Note Registrar:	The Bank of New York, London Branch 48th Floor One Canada Square London E14 5AL
Luxembourg Paying Agent and Luxembourg Listing Agent:	Deutsche Bank Luxembourg S.A.

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DIRECTORY

National Global MBS Manager Pty Ltd Level 24 500 Bourke Street Melbourne VIC 3000 AUSTRALIA	National Australia Bank Limited Level 24 500 Bourke Street Melbourne VIC 3000 AUSTRALIA
("Global Trust Manager")	("Seller", "Basis Swap Provider", "Fixed Rate Swap Provider", "Liquidity Facility Provider", "Redraw Facility Provider" and "Co-Manager")
Perpetual Trustee Company Limited Level 7 9 Castlereagh Street Sydney NSW 2000 AUSTRALIA	P.T. Limited Level 7 9 Castlereagh Street Sydney NSW 2000 AUSTRALIA
("Issuer Trustee")	("Security Trustee")
The Bank of New York 101 Barclay Street, 21W New York, New York 10286 UNITED STATES OF AMERICA	The Bank of New York, London Branch 48th Floor One Canada Square London EI4 5AL UNITED KINGDOM
("Note Trustee", "Principal Paying Agent" and "Class A-1 Note Registrar")	("London Paying Agent", "Calculation Agent" and "Class A-3 Note Registrar")
Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005 UNITED STATES OF AMERICA	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 UNITED STATES OF AMERICA
Winchester House 1 Great Winchester Street London EC2N 2DB UNITED KINGDOM	Citigroup Global Markets Limited 20th Floor Three Exchange Square Central HONG KONG
Level 18, Grosvenor Place 225 George Street Sydney NSW 2000 AUSTRALIA	Citigroup Centre Canada Square, Canary Wharf London E14 5LB UNITED KINGDOM
("Co-Lead Manager" and "Global Bookrunner")	("Co-Manager")
J. P. Morgan Securities Inc. 270 Park Avenue New York, New York 10017 UNITED STATES OF AMERICA	J. P. Morgan Securities Ltd. 6th Floor 125 London Wall London EC2Y 5AJ UNITED KINGDOM
("Co-Lead Manager")	("Co-Lead Manager")

SG Americas Securities, LLC 7th Floor 1221 Avenue of the Americas New York, New York 10020 UNITED STATES OF AMERICA	Société Générale, London Branch SG House 41 Tower Hill London EC3N 4SG UNITED KINGDOM
("Co-Manager")	("Co-Manager")
The Royal Bank of Scotland plc 125 Bishopsgate London EC2M 3UR UNITED KINGDOM	Société Générale Australia Branch Level 21 400 George Street Sydney NSW 2000 AUSTRALIA
("Currency Swap Provider")	("Currency Swap Provider")
Deutsche Bank Luxembourg S.A. 2, boulevard Konrad Adenauer L-1115 Luxembourg LUXEMBOURG	Mallesons Stephen Jaques Level 60, Governor Phillip Tower 1 Farrer Place Sydney NSW 2000 AUSTRALIA
("Luxembourg Paying Agent")	("Australian legal counsel to the National RMBS Trust 2004-1")
Sidley Austin Brown and Wood LLP 787 Seventh Avenue New York, New York 10019 UNITED STATES OF AMERICA	McKee Nelson LLP 35th Floor 5 Times Square New York, New York 10036 UNITED STATES OF AMERICA
("New York legal counsel to the National RMBS Trust 2004-1")	("New York legal counsel to the underwriters")

PROSPECTUS

National Global MBS Manager Pty Ltd (ABN 36 102 668 226)
Trust Manager

Mortgaged Backed Notes
Issuable in series by separate trusts

Each series of notes:		Each trust:
•	will consist of one or more classes of mortgage backed notes secured by the assets of a trust;	•	will own a pool of mortgage loans secured by mortgages on residential properties located in Australia; and
•	will receive principal and interest only from payments collected on the assets of the related trust;	•	may have rights to various forms of credit enhancement described in this prospectus.
•	will not be insured or guaranteed by any government agency or instrumentality and will be obligations of the issuer trustee only in its capacity as trustee of the related trust; and
•	except for certain privately offered classes, will be offered for sale pursuant to a prospectus supplement.

        The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

        These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

September 7, 2004

Enforcement of Registered Mortgages	54
Enforcement Generally	54
Penalties and Prohibited Fees	55
Bankruptcy and Insolvency	56
Environmental Considerations	56
Tax Treatment of Interest on Australian Mortgage Loans	57
The Seller as Mortgagee	57
Insolvency Considerations	57
Australian Consumer Credit Code	58
Material United States Federal Income Tax Matters	59
Overview	59
Original Issue Discount, Indexed Securities, etc	60
Interest Income on the Notes	60
Sale of Notes	60
Market Discount	60
Premium	61
Backup Withholding Taxes	62
Material Australian Tax Consequences	62
Australian Taxation	62
Other Tax Matters	64
Recent Developments	66
Goods and Services Tax	67
ERISA Considerations	69
Enforcement of Foreign Judgments in Australia	70
Legal Investment Considerations	71
Where You Can Find More Information	71
Incorporation of Certain Documents by Reference	72
Ratings of the Notes	72
Plan of Distribution	72
Legal Matters	73
Glossary	74
Appendix A	A-1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

        We describe the notes in two separate parts: (1) the prospectus supplement, which describes the specific terms of your series of notes and (2) this prospectus, which provides general information regarding the Securitization Program, some of which, in limited instances, may not apply to the trust which has issued your series of notes as described in the prospectus supplement.

        Neither this prospectus nor any prospectus supplement contains all of the information included in the registration statement. The registration statement also includes copies of the various agreements referred to in this prospectus. You may obtain copies of these documents for review. See "Where You Can Find More Information" in this prospectus. In addition, all documents subsequently filed by or on behalf of a trust referred to in the accompanying prospectus supplement with the SEC pursuant to the Exchange Act after the date of this prospectus and prior to the termination of any offering of the notes issued by that trust will be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of the filing of the documents. See "Incorporation of Certain Documents by Reference" in this prospectus.

        The prospectus supplement will include, among other things, the following information regarding your series of notes:

  •
  the specified currency, principal amount, interest rate, authorized denominations and maturity date of each class of notes of that series offered under this prospectus;

  •
  the method for calculating the amount of interest and principal to be paid to each class of notes offered under this prospectus, and the timing and order of priority of such interest and principal payments for each class of notes of that series;

  •
  information concerning the pool of mortgage loans and other assets of the trust;

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  information regarding the risk factors relating to the notes of that series offered under this prospectus;

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  information regarding the various forms of credit enhancement, if any, relating to one or more classes of notes of that series offered under this prospectus; and

  •
  the particulars of the plan of distribution for each class of notes of that series offered under this prospectus.

        We include cross-references in this prospectus to captions where further related discussions appear. The Table of Contents for the prospectus supplement and the Table of Contents for this prospectus provide the pages on which these captions are located. You can find definitions of the capitalized terms used in this prospectus under the caption "Glossary" at the end of this prospectus.

        In this prospectus, unless stated to the contrary, "$" or "US$" means United States dollars and "A$" means Australian dollars.

THE SECURITIZATION PROGRAM

        The Securitization Program (the "Program") is managed by National Global MBS Manager Pty Ltd (the "Trust Manager") for the purpose of executing securitizations from time to time of registered first and second ranking mortgage loans secured by one- to four-family owner-occupied and non-owner occupied residential properties located in the Commonwealth of Australia and either originated or acquired by the National Australia Bank Limited (the indirect parent of the Trust Manager).

        Each securitization will involve the creation of a separate trust by the Trust Manager and the sale to the trust of the related mortgage loans by National Australia Bank Limited. Each trust will be separate and distinct from any other trust under the Program, and the assets of each trust will not be available to meet the liabilities of any other trust.

NATIONAL AUSTRALIA BANK LIMITED

General

        Together with its subsidiaries, National Australia Bank Limited (collectively, the "National") is an international financial services group providing a comprehensive and integrated range of financial products and services.

        The National currently files periodic reports with the SEC pursuant to the Exchange Act. The National will provide without charge to each person to whom this prospectus is delivered, on the request of any such person, a copy of its most recent Annual Report on Form 20-F on file with the SEC. Written requests should be directed to: National Australia Bank Limited, Level 24, 500 Bourke Street, Melbourne, Victoria, 3000.

        The Australian banking activities of the National come under the regulatory supervision of the Australian Prudential Regulation Authority.

        All the mortgage loans to be included in the assets of a trust under the Program will have been either originated or acquired by the National (in this capacity we refer to the National as the "Seller").

Recent Developments

        The National has had a number of recent developments regarding consequential third party and Australian Prudential Regulation Authority reports, the A$360 million foreign currency options losses and board and management changes. For further information see the National's most recent Annual Report on Form 20-F on file with the SEC.

THE TRUST MANAGER

        The Trust Manager will be appointed as trust manager of each trust on the terms set out in the Master Trust Deed and the relevant supplemental deed. The Trust Manager is a wholly owned subsidiary of the National. The Trust Manager was initially a company incorporated in Delaware but, on October 30, 2002, transferred its jurisdiction of incorporation to Australia. It is now an Australian proprietary company registered with limited liability under the Corporations Act. The Trust Manager has the power to appoint a third party (including an affiliate of the Trust Manager) to perform certain of the functions imposed on the Trust Manager under the Master Trust Deed and the relevant supplemental deed. The Trust Manager will remain liable for the performance of all of the management obligations notwithstanding any such appointment.

THE ISSUER TRUSTEE

        The prospectus supplement for a trust and particular series of notes will identify the entity that will serve as issuer trustee in respect of that trust and series of notes. The issuer trustee with respect to each series of notes will act as trustee of the related trust and, in such capacity, as issuer of the notes for such series under the terms set forth in the Master Trust Deed and the relevant supplemental deed. See "Powers, Duties and Liabilities under the Transaction Documents—The Issuer Trustee" in this prospectus.

THE SECURITY TRUSTEE

        The prospectus supplement for a trust and particular series of notes will identify the entity that will serve as security trustee in respect of that trust and series of notes. The security trustee with respect to each series of notes will be responsible for monitoring the security in the mortgage loans and other related assets of a trust for the benefit of noteholders and other Secured Creditors of the trust on the terms set out in the Master Security Trust Deed and the related deed of charge covering the trust assets of that trust. See "Powers, Duties and Liabilities under the Transaction Documents—The Security Trustee" in this prospectus.

THE NOTE TRUSTEE

        The prospectus supplement for a trust and particular series of notes will identify the entity that will serve as note trustee in respect of that trust and those classes of notes of that series which are offered under this prospectus and the related prospectus supplement. The note trustee with respect to a series of notes will perform the duties largely comparable to those of an indenture trustee in U.S. debt offerings, including representations of the noteholders in enforcement of judiciary proceedings relating to the notes and the underlying security. See "Powers, Duties and Liabilities under the Transaction Documents—The Note Trustee" in this prospectus.

THE SERVICER

        The National (in this capacity, we refer to the National as the "Servicer") will act as Servicer of the mortgage loans. In 2002, as part of the sale of Homeside Lending Inc., the National sold the servicing platform used for approximately 72.80% of the mortgage loans in its portfolio at that time to Washington Mutual Bank F.A. ("WaMu"). Following the sale, National developed a new servicing platform with similar functionality to the servicing platform sold to WaMu. In July and August 2004, the servicing of the National's mortgage loans was migrated from the WaMu servicing platform to the new National servicing platform. The mortgage loans will continue to be serviced using the same servicing criteria as used prior to the migration. The Servicer will be responsible for the servicing and administration of the mortgage loans as described in this prospectus and in the prospectus supplement for a trust and a related series of notes. The Servicer or any successor servicer may contract with sub-servicers or third parties to perform all or a portion of the servicing functions on behalf of the Servicer. See "Description of Transaction Documents—The Servicing Agreement" in this prospectus.

THE TRUSTS

Establishing the Trusts

        Each trust established under the Program will be a common law trust. The general terms of each trust established under the Program will be as set out in the Master Trust Deed and the specific terms will be provided by a supplemental deed relating to that trust. Each trust will be separate and distinct from every other trust established under the Program and the assets of each trust will not be available to meet the liabilities of any other trust. The prospectus supplement for a series of notes will include a detailed description of the supplemental deed pursuant to which the notes of a particular series will be issued.

        Each supplemental deed relating to a trust and a series of notes will, among other things:

  •
  name the trust;

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  specify the terms of the notes;

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  establish the cash flow allocation for payment of the noteholders and other Secured Creditors of the trust;

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  establish the procedures for winding up of the trust and realizing on its assets;

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  establish the entitlement of the beneficiaries of the trust; and

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  establish the compensation of the issuer trustee, the Servicer and the Trust Manager.

OTHER TRUSTS

        In addition to each trust described above in the section entitled "The Trusts", two other trusts will be established in relation to a series of notes as follows:

Note Trusts

  In respect of each trust, a separate note trust will be created under a note trust deed for the benefit of the holders of certain notes issued by that trust. The assets of a note trust will consist of the note trustee's rights, remedies and powers under the note trust deed for the relevant trust and as a beneficiary under the Master Security Trust Deed and the deed of charge for that trust. The note trustee will therefore act for the benefit of the noteholders it represents under the terms of the relevant note trust deed. The note trustee will be able to enforce obligations of the issuer trustee for the benefit of noteholders it represents and will vote on behalf of those noteholders, based on their directions, at meetings held under the terms of the Master Security Trust Deed and the relevant deed of charge, including upon an event of default and enforcement under that deed of charge. The note trustee will be entitled to delegate its duties, powers and authorities, and will be indemnified from the assets of the relevant trust against all liabilities, expenses and costs incurred by it in the performance of its duties.

Security Trusts

  In respect of each trust, a separate security trust will be created under the Master Security Trust Deed and a deed of charge for the benefit of all noteholders and all other Secured Creditors in relation to a particular trust. The assets of a security trust will consist of the right, title and interest of the security trustee as holder of the charge created under the Master Security Trust Deed and the deed of charge in relation to a particular trust over the assets of that trust held by the issuer trustee. The security trustee will therefore act for the benefit of the noteholders and the other Secured Creditors of that trust under the terms of the Master Security Trust Deed and the relevant deed of charge. If an event of default occurs in respect of that trust under that deed of charge and the charge is enforced, the security trustee, or a receiver appointed by it, will be responsible for realising the assets of that trust and the security trustee will be responsible for distributing the proceeds of realisation to Secured Creditors of that trust in the order prescribed under the relevant supplemental deed.

THE ASSETS OF THE TRUSTS

Assets of the Trusts

        The particular assets of a trust will be described in detail in the prospectus supplement for a series of notes. Generally, under the Program, the assets of a trust may include any or all of the following:

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  a pool of mortgage loans, mortgages and relevant collateral securities including:

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  principal payments paid or payable on the mortgage loans at any time after the applicable cut-off date;

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  interest and fee payments paid or payable on the mortgage loans from the applicable cut-off date;

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    rights under any lender's mortgage insurance policies relating to the mortgage loans;

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    amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the related series of notes, including the related collections account, and any authorized investments in which these amounts are invested;

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    the issuer trustee's rights under the Transaction Documents for that trust; and

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    rights under any form of applicable credit enhancement.

The actual mortgage loans to be included in a trust will be described in detail in Appendix S-I to the prospectus supplement for a particular series of notes.

        The notes of a particular series will be obligations of the issuer trustee only in its capacity as trustee of the related trust and in no other capacity. The assets of a trust will serve as collateral only for that series of notes and any other obligations of the issuer trustee owed to Secured Creditors of that trust. Holders of a series of notes may only proceed against the collateral securing that series of notes in the case of a default on that series of notes and may not proceed against any assets of the National, the Trust Manager, the issuer trustee or any of their affiliates or the assets of any other trust.

The Mortgage Assets

        The National will either originate the mortgage loans that underlie a series of notes in the ordinary course of its business or acquire those mortgage loans from other lending institutions or third party originators. Each mortgage loan originated by the National will be one of the types of products described in this prospectus at "The Seller's Residential Loan Program" unless a different type of mortgage loan product is made available to a trust for inclusion in trust assets as described in the prospectus supplement for a particular series of notes. Each mortgage loan originated by the National may have some or all of the features and options described in this prospectus and such additional features and options described in the prospectus supplement for a particular series of notes.

        The National may acquire mortgage loans that underlie a series of notes by purchasing mortgage loans originated or otherwise acquired by approved correspondents or loan brokers or other approved third parties. In addition, through merger or other combination, the National may acquire the mortgage loan portfolio of a lending institution or other third party originator, which mortgage loans may subsequently be conveyed to a trust to serve as the collateral underlying a series of notes. In such cases, the National may not perform any underwriting functions prior to its acquisition of the mortgage loans, instead relying on the representations and warranties of such third party originators or on post-purchase reviews of material loan documents and samplings of the loans for compliance with applicable underwriting standards.

        The prospectus supplement for a particular series of notes will provide specific information with respect to the mortgage loans that are assets of the related trust as of the related cut-off date including, among other things, and to the extent relevant:

  •
  the aggregate outstanding principal balance of the mortgage loans included in the assets of the related trust;

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  the percentage by outstanding principal balance as of the cut-off date of mortgage loans that are secured by either (1) first ranking or (2) second ranking mortgages on the related mortgaged property;

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  the range and average outstanding principal balance of the mortgage loans;

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  the range and weighted average interest rate on the mortgage loans, and, in the case of variable rate loans, the range and weighted average of the current interest rates, if any;

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  the percentage by outstanding principal balance as of the cut-off date of mortgage loans that accrue interest at variable or fixed interest rates;

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  the weighted average original and remaining term-to-stated maturity of the mortgage loans;

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  the year of origination of the mortgage loans;

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  the range and weighted average of loan-to-value ratios for the mortgage loans; and

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  the geographic distribution of any mortgaged properties securing the mortgage loans.

        If information of the type described above respecting the mortgage loans is not known to the Trust Manager at the time the notes are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be made available to noteholders on the date of issuance of the related series of notes and to be filed with the SEC within 15 days after the initial issuance of such series of notes.

TRANSFER AND ASSIGNMENT OF THE MORTGAGE LOANS

        On the closing date for a trust, the Seller will equitably assign the mortgage loans and related rights to the issuer trustee. After that equitable assignment, the issuer trustee will be entitled to receive collections on the mortgage loans. If a Title Perfection Event occurs, the issuer trustee must use the irrevocable power of attorney granted by the Seller to take the actions necessary to protect the issuer trustee's interest in, and title to, the mortgage loans. The Trust Manager, the Servicer and the Seller will agree to assist the issuer trustee in taking any of those actions.

Representations, Warranties and Eligibility Criteria

        The Seller and/or some other third party originator of the mortgage loans will make representations and warranties to the issuer trustee with respect to the mortgage loans equitably assigned by it. All material representations and warranties to be made by the Seller or such other third party originator with respect to the mortgage loans are described below and any additional representations and warranties significant to a particular trust will be set forth in the related prospectus supplement.

        The issuer trustee will have no obligation to investigate or make any inquiries on behalf of a trust or its noteholders regarding the accuracy of such representations and warranties made with respect to a particular pool of mortgage loans acquired by the trust. The issuer trustee is entitled to rely entirely upon such representations and warranties, unless an officer involved in the administration of the trust has actual notice to the contrary.

The Seller's Representations

        Unless otherwise specified in the prospectus supplement for a series of notes, the Seller will represent and warrant to the issuer trustee on behalf of a trust with respect to those mortgage loans originated or acquired by the Seller, among other things, that:

        As of the closing date of the applicable trust:

  •
  it is the sole legal and beneficial owner of each mortgage loan, free and clear of any security interest;

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  at the time each mortgage loan and mortgage document was entered into, it complied in all material respects with all applicable laws; and

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  each mortgage loan satisfies the following "eligibility criteria":

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  it is due from a Qualifying Debtor, i.e., a borrower who is not dead, bankrupt, insane or the subject of an Insolvency Event;

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  it is repayable in Australian dollars;

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  the term of the related mortgage loan does not exceed 30 years;

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  it is freely capable of being dealt with by the Seller as contemplated by a Sale Agreement and any Offer to Sell;

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  each related mortgage loan is secured by a mortgage over land which is either a first or, if applicable, a second ranking mortgage;

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  the land subject to a mortgage has erected on it a residential dwelling which is not under construction;

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  no mortgage loan is 31 days or more delinquent as of the relevant cut-off date;

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  no mortgage loan was made to an employee of the Seller or its affiliates with a concessional rate of interest;

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  each mortgage loan is fully drawn (other than the extent to which redraws are available to the borrower under that loan) at the cut-off date;

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  it is scheduled to mature at least 1 year prior to the final maturity date of the notes;

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  together with the related mortgage, the mortgage loan has been or will be duly stamped; and

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  it is lawfully entitled to assign the mortgage loan according to the terms of the Offer to Sell.

Breach of Representations and Warranties

        In the event that the Seller has acquired the mortgage loans which underlie a series of notes from a third party originator, if specified in the related prospectus supplement, the Seller may, in lieu of making the representations described in the preceding paragraph, cause the entity from which the Seller acquired such mortgage loans to make such representations (other than those regarding the Seller's title to the mortgage loans, which will in all events be made by the Seller) in the purchase agreement pursuant to which such mortgage loans are acquired. In such event, such representations, and the rights against such entity in the event of a breach thereof, will be assigned by the Seller to the issuer trustee for benefit of the holders of the notes of such series.

        If provided in the prospectus supplement, there may also be limited circumstances where a mortgage loan satisfies the eligibility criteria described above as of the closing date (and, accordingly, there is no initial breach of a representation or warranty by the Seller), but as a result of a subsequent modification agreement entered into between the Seller and the borrower, such mortgage loan no longer satisfies such eligibility criteria. If specified in the prospectus supplement, the Seller will have the option, but not the obligation, to repurchase or substitute the ineligible mortgage loan on the same basis as described above if the modification results in a breach of a representation or warranty given by the Seller.

        If the Seller or the issuer trustee becomes aware during the 120 day period after the closing date (the "Prescribed Period") that a representation or warranty made by the Seller relating to any mortgage loan or mortgage is materially incorrect, it must notify the other parties and the rating agencies within 5 business days of becoming aware. If the Seller gives or receives this notice no later than 5 business days prior to the 120th day after the closing date for the related trust and if the breach is not waived or remedied to the satisfaction of the issuer trustee within that period of 5 business days or any longer period that the issuer trustee permits, then without any action being required by either party, the Seller shall (1) either repurchase the affected mortgage loan and mortgage from the issuer trustee for an amount generally equal to its unpaid principal balance at the date of repurchase plus any unpaid accrued interest thereon or (2) remove the affected mortgage loan from the trust and substitute one or more other mortgage loans therefor. If a breach of a representation or warranty is discovered and notified to the Seller after the Prescribed Period, the Seller must pay damages for any direct loss as a consequence of the breach not to exceed the outstanding principal balance of the affected mortgage loan. Unless otherwise provided in the Sale Agreement, the above remedies will constitute the sole remedies available to the issuer trustee on behalf of the noteholders of any trust for any such breach.

        If so specified in the prospectus supplement relating to a trust and series of notes, where the Seller has acquired the related mortgage loans from a third party originator, in lieu of agreeing to repurchase the mortgage loans as described above, the Seller may obtain an agreement from the entity which sold the mortgage loans to repurchase the affected mortgage loans, which agreement will be assigned to the issuer trustee for the benefit of the trust and the noteholders of such series. In such event, unless otherwise stated in the related prospectus supplement, the Seller will have no obligation to repurchase or substitute mortgage loans, or pay damages with respect to any direct loss to the trust if such entity defaults in its obligations to do so.

        If one or more mortgage loans is substituted for another mortgage loan within the Prescribed Period as described above, the new mortgage loan or loans will, unless otherwise stated in the prospectus supplement:

  •
  have a combined principal balance (together with any other new mortgage loan so substituted) as of the first payment date following the month of substitution, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the removed mortgage loan (the amount of any shortfall to be deposited by the Seller in the Collections Account);

  •
  have an interest rate not less than, and not more than 2% greater than, that of the removed mortgage loan;

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  have a remaining term to stated maturity not later than (and not more than two years less than) that of the removed loan; and

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  in the reasonable determination of the Seller, be of the same type, quality and character as the removed mortgage loan (as if the breach giving rise to substitution had not occurred) and be, as of the substitution date, in compliance with the representations and warranties contained in the Sale Agreement.

THE SELLER'S RESIDENTIAL LOAN PROGRAM

Australian Residential Mortgage Loans Generally

        Australia has a highly competitive market for residential mortgage loans with a diversity of lenders. The largest lenders are banks, with smaller market shares held by mortgage managers, building societies and other lenders.

        Many lenders offer a diversity of product types. Most common are mortgage loans with a variable interest rate set either at the discretion of the lender or by reference to a market benchmark. Fixed interest rate loans are also available. These are not amortizing mortgage loans that have a fixed interest rate for the life of the mortgage loan. Some fixed rate mortgage loans amortize over a 25- or 30- year life, but have a fixed rate that is set for a shorter period (generally not more than 10 years) and then may either reset for a further period each time the fixed rate period expires or reset to a variable interest rate. Fixed and variable rate interest only mortgage loans are also offered, generally with an interest only term of not more than 10 years after which the mortgage loan is either repayable in full or converts to an amortizing mortgage loan.

        Many variable rate loans offer the borrower a variety of features, including the ability to redraw prepaid funds, and the ability to switch to and from a fixed interest rate from time to time. In many instances the interest rate is fixed at an introductory or "honeymoon" rate for an initial period (often 1 year) and then reverts to the current variable rate.

        Under most mortgage loans, if the borrower is in default, the lender has full recourse to the borrower, and has a claim against the borrower as an unsecured creditor if the proceeds of sale of the property do not cover the full amount owing in respect of the mortgage loan. Lenders make extensive use of mortgage insurance for mortgage loans with high loan to value ratios.

The Mortgage Loans

        The Seller's residential mortgage loan products have a wide variety of payment characteristics and are within the broad classification of one- to four-family mortgage loans. The mortgage loans will have various maturities, interest rates, and amortization schedules, among other characteristics, and will be described in detail with respect to a particular mortgage pool and series of notes in the related prospectus supplement.

        Except as otherwise indicated in the prospectus supplement for a particular series of notes, all the mortgage loans that are securitized under the Program will be secured by registered first or second ranking mortgages on one- to four-family owner- occupied or non-owner occupied residential properties located in the Commonwealth of Australia. The mortgaged properties may consist of detached individual units, condominiums, townhouses, row houses, duplexes and other attached dwelling units. If specified in the related prospectus supplement for a series of notes, the mortgage loans may be secured by mortgages creating a lien on a borrower's leasehold interest in real property. See "Legal Aspects of the Mortgage Loans" in this prospectus.

        Mortgage loans originated by the Seller may bear interest at (1) a rate per annum that is subject to periodic adjustment, as frequently as daily, as announced by the Seller from time to time; (2) a fixed rate per annum for a specified interval (generally 1, 2, 3, 4, 5 or ten years) which then resets to new fixed rates for successive intervals; or (3) an initial fixed rate per annum which, after a specified period, may convert to a rate described in (1) above.

        As described below, the Scheduled Payment due on certain mortgage loans is calculated at origination for the first year of the mortgage loan and is generally subject to annual adjustment thereafter. As a result, since the rate at which interest accrues may vary more frequently than adjustments to the Scheduled Payment, the amount of interest accrued on a loan may exceed the required Scheduled Payment. The resulting shortfall will be added to the outstanding principal balance of the mortgage loan, thus causing the mortgage loan to experience negative amortization until the next annual adjustment to the Scheduled Repayment. There is no limit to the extent to which a mortgage loan can negatively amortize; however, the annual adjustments to the Scheduled Payments of the mortgage loan will have the effect of overcoming the interest shortfall caused by negative amortization. As a result of negative amortization, the final payment of any mortgage loan may be larger than its previous Scheduled Payments. Provided annual adjustments to the Scheduled Payment are made, the mortgage loan will be repaid within its original term. For certain mortgage loans, there is an additional right of the Seller to adjust the Scheduled Payments to ensure repayment within the original loan term.

        Scheduled Payments may be calculated on a level debt service basis to fully amortize the mortgage loan over its term or may be calculated on the basis of an amortization schedule that is longer (or shorter) than the loan term. To the extent an amortization schedule for a mortgage loan exceeds the mortgage loan's actual term, the borrower may be required to make a "balloon" payment at maturity (which may be significantly larger than a borrower's Scheduled Payments). Under the payment terms of certain mortgage loans ("interest-only mortgage loans") no principal is due until the maturity of the mortgage loan or until an agreed portion of the mortgage loan term has expired.

        Proceeds of the mortgage loans may be used by borrowers to acquire the related mortgaged property or may be used to refinance existing mortgage loans. Certain mortgage loans may have been the subject of refinancing for the purpose of removing equity. See "—Features and Options; Loan Types" below. Prepayments of principal may be subject to a prepayment fee (which may be fixed or which may decline over time). Certain mortgage loans may have due on sale clauses. Others may be assumable by persons meeting the Seller's then applicable criteria.

        In certain significant respects, the mortgage loans differ from mortgage loans offered by other lenders in other jurisdictions. Some of the principal differences are:

    •
    Variable Rate Loans: Interest rates for the Seller's variable rate mortgage loans are not tied to an objective index (e.g., LIBOR), but rather are determined from time to time by the Seller in its own judgment (e.g., the Seller's reference or indicator rate).

    •
    Redraws: As described below under "—Redraw Mortgage Loans", borrowers under certain mortgage loans are able to "Redraw" (or request additional advances) on their mortgage loans.

    •
    Fixed Mortgage Rates: The Seller does not originate "fixed rate" principal and interest loans in the traditional sense (i.e., mortgage loans that are issued with a single, specified rate for the term of the loan). Instead, as described above, the Seller originates mortgage loans that bear a fixed rate of interest for a specified period, but which may then reset for successive periods or convert to a variable rate. Therefore, the interest rate for a "fixed" rate loan may decline or increase over time.

    •
    Scheduled Payments: Required weekly, bi-weekly or monthly scheduled payments of principal and/or interest (collectively, "Scheduled Payments") on certain mortgage loans are not calculated on a level payment basis giving effect to the mortgage loan's interest rate and term, but rather are calculated on the basis of a "Reference Rate" described below under "—Features and Options; Loan Types." In certain cases, the Scheduled Payments are subject to increase on an annual basis in connection with the borrower's yearly mortgage review.

Origination

        The Seller originates Australian residential mortgage loans in two ways:

    •
    through its retail network (the "Retail Channel"); and

    •
    through approved mortgage brokers and financial planners (the "Third Party Channel").

        The following discussion summarizes the underwriting standards applicable to the mortgage loans and describes certain key features and characteristics of the mortgage loans. These standards, features and characteristics are under regular review and may change from time to time as a result of business, legislative or regulatory changes. Any significant changes in the underwriting process and standards or in the mortgage loan characteristics applicable to the mortgage loan collateral underlying a particular series of notes will be disclosed in the related prospectus supplement.

        Where circumstances warrant, giving overall consideration of the strength of the application, a mortgage loan may be made with high level approval where certain elements are outside the Seller's normal underwriting criteria.

Underwriting Process

Mortgage Loans Originated Through the National's Retail Channel

        Mortgage loans produced through the National's Retail Channel are considered for origination on the basis of a rate internally calculated by the National designed to determine an applicant's capacity to repay a mortgage loan. The rate is set at a value that best estimates an average interest rate applicable to mortgage loans in the foreseeable future. Such rate, however, bears no relationship to the actual interest rate charged on the mortgage loan. Regardless of the determined rate, applicants must demonstrate the capacity to repay the mortgage loan and satisfy all other commitments including general living expenses. Scheduled Payments are calculated on the basis of the current interest rate. As a general rule, but which is subject to change from time to time, the Scheduled Payments (annualized) may not exceed 25% of the applicant's gross monthly income, although higher payments may be allowed for higher quality and low risk applicants. Reliance is not placed on irregular income (such as over-time or higher duties) to meet fixed commitments.

        Mortgage loan proceeds may only be applied for owner occupied, investment or personal purposes (including consolidation of personal debts), and for the purchase, construction or renovation of a residential or investment property. Construction loans are not securitized until construction is completed. Providing a sound history (minimum 6 months) is held with another financial institution, the National's Retail Channel will consider refinancing debts.

        The minimum loan amount available is twenty thousand dollars (A$20,000). There is no maximum amount (subject to security and capacity to repay). For mortgage loans, the National's Retail Channel lends to a maximum of 95% of the market value of the property for purchasers and a maximum of 90% for refinancing. Lender's mortgage insurance is mandatory for all mortgage loans where the loan-to-value ratio is (x) with respect to any owner occupied property, 80% or more, or (y) with respect to any investment property, 75% or more (70% or more, in the case of certain inner city investment properties). The insurance provides 100% coverage against loss on the entire mortgage loan. The minimum term for a mortgage loan is 1 year. The maximum term for a mortgage loan is 30 years.

        The National's Retail Channel takes a first registered mortgage or second registered mortgage only over suitable residential property as security for a mortgage loan. In certain circumstances, usually when a borrower is selling one property and buying another and simultaneous property settlements do not occur, a mortgage loan can be secured for a short period of time by a cash deposit held by the National. The relevant borrower must agree in writing to grant the National a right of set-off against the deposit to secure repayment of the mortgage loan during this period.

        The National's Retail Channel determines the market value of the property provided as security by reference to the current realizable value of the property on a normal sale basis (where both the buyer and seller would be willing and legitimate participants).

        An appraisal is not considered mandatory:

    •
    when the value of the property is confirmed by sighting a contract of sale no more than 5 years old; and

    •
    when the loan-to-value ratio is less than 70%, in the case of non-owner occupied inner city apartments, and 80%, in the case of other properties; and

    •
    where the property is in the State of New South Wales and the total borrowings do not exceed four hundred thousand dollars (A$400,000); or

    •
    if the property is not in the State of New South Wales and the total borrowings do not exceed three hundred thousand dollars (A$300,000).

        When required, appraisals are generally undertaken by certain staff of the National.

        If any doubt exists as to the market value of a property a physical inspection is to be completed by the National. For Building in the Course of Erection ("BICOE") loans, a final internal inspection is mandatory.

Mortgage Loans Originated Through the National's Third Party Channel

        The National also originates mortgage loans through approved mortgage brokers through the National's Third Party Channel. In underwriting the mortgage loans, the National's Third Party Channel utilizes an internally calculated rate in the same manner as the National's Retail Channel described above. Again, the rate is set at a value that best estimates an average interest rate applicable to mortgage loans in the foreseeable future and bears no relationship to the actual interest rate charged on the mortgage loan. As a general rule, but subject to change from time to time, the Scheduled Payments (annualized) may not exceed 25% of the applicant's gross monthly income, although higher payments may be allowed for higher quality and low risk applicants. Reliance is not placed on irregular income (such as over-time or higher duties) to meet fixed commitments.

        Mortgage loan proceeds may only be applied for owner occupied, investment or personal purposes (including consolidation of personal debts). A mortgage loan may be approved for the purchase, construction or renovation of a residential or investment property. Construction loans are not securitized until construction is completed. Providing a sound history (minimum 6 months) is held with another financial institution, the National's Third Party Channel is willing to look at refinancing debts. Any Redraw provided in respect of such a mortgage loan may, however, be used for business or other purposes.

        For mortgage loans, the National's Third Party Channel lends to a maximum of 95% of the market value of the property for purchasers and a maximum of 90% for refinancing. Lender's mortgage insurance is mandatory for all mortgage loans where the loan-to-value ratio is (x) with respect to any owner occupied property, 80% or more, or (y) with respect to any investment property, 75% or more (70% or more, in the case of certain inner city investment properties). The insurance provides 100% coverage against loss on the entire loan. The minimum term for a mortgage loan is 1 year. The maximum term for a mortgage loan is 30 years.

        The National's Third Party Channel takes a first registered mortgage or second registered mortgage only over suitable residential property as security for a mortgage loan. In certain circumstances, usually when a borrower is selling one property and buying another and simultaneous property settlements do not occur, a mortgage loan can be secured for a short period of time by a cash deposit held by the National. The relevant borrower must agree in writing to grant the National a right of set-off against the deposit to secure repayment of the mortgage loan during this period.

        The National's Third Party Channel determines the market value of property provided as security by reference to the current realizable value of the property on a normal sale basis (where both the buyer and seller would be willing and legitimate participants).

        An appraisal is not considered mandatory:

    •
    when the value of the property is confirmed by sighting a contract of sale nor more than 5 years old; and

    •
    when the loan-to-value ratio is less than 70%, in the case of non-owner occupied inner city apartments, and 80%, in the case of other properties; and

    •
    where the property is in the State of New South Wales and the total borrowings do not exceed four hundred thousand dollars (A$400,000); or

    •
    if the property is not in the State of New South Wales and the total borrowings do not exceed three hundred thousand dollars (A$300,000).

        When required, appraisals are undertaken by the National's Third Party Channel's own panel of independent external appraisers.

        In addition, if any doubt exists as to the market value of a property a physical inspection is to be completed by the National. For BICOE loans, a final internal inspection is mandatory.

Credit and Lending Procedures

        The following is a summary description of the credit and lending procedures adopted by the National.

        A bank officer is the intermediary for the National's Retail Channel home loan customer at all times until the mortgage loan is underwritten. The bank officer initially reviews with the customer his or her borrowing needs and credit situation and recommends the most appropriate loan product. A program called "NABCalc" is used which calculates the customer's repayment schedule and indicates how much the customer can borrow. An application form is then completed and the information is input into a decision tool called "Siebel." The National's Third Party Channel utilizes the same credit and lending processes adopted by the National's Retail Channel, including the use of the decision tool Siebel, for those mortgage loans originated through the brokers.

        The decision tool Siebel assists in the application process by retrieving existing National customers' data and account performance from relevant source systems, then obtaining credit bureau data from the relevant credit reference agency.

        The Siebel decision process then utilizes the above and applies business rules, via logic trees, to each of the application's characteristics. Example business rules include a minimum required application score and the application of current business/lending policy. Each application characteristic is allocated a score. These scores are then totalled to arrive at an overall application score.

        The Siebel decision tool will then return one of three results: Accept, Decline or Refer. If a decline or refer result is obtained, these applications may be referred to a specialist employee who is afforded sufficient review authority to review and, where appropriate, override the Siebel decision.

        All National home loan applications are subject to underwriting criteria guidelines that are used in assessing mortgage loans. The criteria are intended as a guide and are used in determining the suitability of loan applicants. Criteria guidelines include:

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    applicant be a minimum of 18 years of age;

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    legal capacity of the applicant of entering into the loan contract;

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    employment/eligible income sources;

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    satisfactory credit checks;

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    satisfactory savings history/loan repayment history;

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    sound asset/liability position; and

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    capacity to repay the mortgage loan.

        It is a requirement that an applicant's income be verified by pay slips, salary deposits to National bank accounts, recent tax returns or the most recent financial statements for self-employed applicants.

        All bank officers involved in assessing/approving mortgage loans have ready access to the National's lending manuals. Any significant change or review of underwriting policy is updated immediately and communicated to such officers via a credit bulletin. Other changes or amendments are forwarded on a periodic basis.

        If lender's mortgage insurance is required, the bank officer makes all arrangements for lender's mortgage insurance.

        If the mortgage loan is declined, the bank officer has the opportunity to have the application reviewed a second time by credit controllers. Credit controllers are experienced lending officers who have been given authority to review and approve applications that may be outside bank policy. If the mortgage loan is still declined, the National formally advises the customer in writing.

        If a mortgage loan in the National's Retail Channel is approved (by either Siebel or the credit controllers), the application is then transferred for further processing to one of the National's centralized lending services centers. The lending services center is responsible for preparing the appropriate documentation, checking that the security is in order, administering settlement, and drawing down of the mortgage loans. Once an application is received at the lending services center, a title search is ordered and valuation requested if necessary.

        Documentation is then prepared and a copy is forwarded to the customer and a copy to the appropriate bank officers. The contracts are prepared using a system called "Docwiz" which allows the customer's personal and loan details to be entered but prohibits the bank officer from further modifying the contract from terms previously approved by the lending services centre.

        Customers are encouraged to seek independent legal advice in relation to documentation prior to closing. Once all documentation is signed, it is returned to the lending services center for preparation of the file for settlement.

        For mortgage loans in the National's Third Party Channel, a regionalized production team is responsible for preparing the appropriate documents, using a system called "LoanMaker" which allows the customer's personal and loan details to be entered but prohibits the production officer from further modifying the contract, checking that the security is in order, drawing down of the mortgage loans, continued loan maintenance and account control. A valuation is requested if necessary. The loan "letter of offer" is then prepared by the "LoanMaker" system and is forwarded to the customer for signing. Once the documentation is signed and returned, the regionalized production team instructs the National's Third Party Channel's external law firm to conduct a title search (if the production team has not already done so) and to prepare the mortgage documentation.

        After settlement has been effected the mortgage loan is drawn down and fees charged. All the documentation is then filed in a central file room and the title is sent away for stamping and registration. Once returned from the titles office, it too is filed centrally.

        Mortgage loans may be approved up to 95% of the market value of the property (loan-to-value ratio). Lender's mortgage insurance is mandatory for mortgage loans where the loan-to-value ratio is (x) with respect to any owner occupied property, 80% or more, or (y) with respect to any investment property, 75% or more (70% or more, in the case of certain inner city investment properties). Where the loan-to-value ratio exceeds 80% (or 70%, in the case of non-owner occupied inner city apartments), it is mandatory that a physical internal inspection or a valuation of the security be held. An "open" policy has been negotiated with the National's preferred insurer, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd ("GEMICO"), a subsidiary of GE Capital, which provides the National with the ability to write lenders mortgage insurance to 90% or less without prior approval. The "open" policy agreement, held with GEMICO, is subject to the following conditions:

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    the home loan must be approved by the National's credit scoring system, Siebel;

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    the loan-to-value ratio must be 90% or less;

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    an appraisal has been completed;

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    loan amount is less than or equal to A$500,000 for all areas; and

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    the security must be a registered mortgage held over a suitable residential property (less than 10 hectares) located in:

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    a town where the National is represented;

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    a town with a population of at least 7,500; or

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    a metropolitan area of a capital city.

        Although GEMICO is the National's preferred insurer, the National will accept the following insurers should a customer insist on using them:

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    PMI Mortgage Insurance Ltd; or

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    PMI Indemnity Limited.

        Applications with loan-to-value ratios in excess of 90% and up to 95% are forwarded to GEMICO for approval on a case by case basis.

        The underwriting process and credit and lending guidelines of any third party originator whose mortgage loans constitute a material percentage (by Cut-off Date principal balance) of the assets of a trust underlying a series of notes will be described in the related prospectus supplement.

Features and Options; Loan Types

        Depending on the loan type, Scheduled Payments can consist of either principal and interest or interest only. Interest on the mortgage loans is calculated on a daily "simple" interest basis, and is payable in advance or in arrears. Scheduled Payments on the mortgage loans are made in arrears on a weekly, bi-weekly or monthly basis. Interest may be paid up to annually in advance on fixed rate interest-only mortgage loans.

        For variable rate mortgage loans, prepayments may be made at any time without any prepayment penalty.

        For fixed rate mortgage loans, a prepayment penalty is generally charged to the borrower where the full amount of the fixed rate mortgage loan is prepaid but may be charged to the borrower in other circumstances.

        Unlike conventional Australian mortgage loans, Scheduled Payments for many of the National's Retail Channel variable rate mortgage loans are calculated on the basis of a Reference Rate. The Reference Rate is not the per annum interest rate applicable to the mortgage loan, but is a rate designed to produce Scheduled Payments that reflect the borrower's preference and capacity to pay the loan. On each anniversary of the mortgage loan, Scheduled Payments are generally increased by the difference between the prevailing loan interest rate and the Reference Rate, provided the mortgage loan rate is higher than the Reference Rate. For example, if on the first anniversary of a mortgage loan, its interest rate is 10% per annum and the Reference Rate is 8% per annum, then Scheduled Payments would increase by two percent. Thus, if the initial Scheduled Payment is A$800 per month, then the payment would increase on the first anniversary to A$816 per month. If the mortgage loan interest rate is equal to or below the Reference Rate, Scheduled Payments do not change. Such Reference Rate is agreed to by the National and the borrower at the time the mortgage loan is entered into and is set at a rate between a minimum (currently 5%) and the prevailing interest rate.

        While interest on the mortgage loan is calculated daily at the prevailing interest rate, the actual Scheduled Payments do not change with changes to interest rates. The only change in required Scheduled Payments is as a result of the annual loan review, which may include a Reference Rate adjustment, or as a result of a Redraw by the borrower or an agreed variation. See "Redraw Mortgage Loans" below.

        With respect to certain mortgage loans, the security pledged to secure the mortgage loan may be changed at the customer's request (without the need to write a new mortgage loan or contract). In all cases, the replacement security must be an approved residential home or, in the limited circumstances described in this prospectus, a cash deposit. Any change in security is at the discretion of the National.

        Certain mortgage loans originated by the National provide the borrower with the right to convert the variable rate at which interest accrues to a fixed rate, and vice versa. Certain interest-only mortgage loans provide the borrower with the right to convert the mortgage loan to an amortizing mortgage loan. In certain cases, exercise of such rights are conditional on the payment of a fee. In other cases, the right is subject to the National's approval.

        "Loan Trimmer" and "100% Offset" are product features that enable deposit accounts to be linked to certain National mortgage loan accounts.

        Loan Trimmer provides customers with the means to offset interest normally earned on deposits against the interest payable on certain mortgage loans. No interest is earned on the deposits. Instead, the interest rate that would have otherwise applied to the deposit account is used to reduce the interest rate charged on the mortgage loan.

        100% Offset provides customers with the means to offset the balance of deposit accounts against the balance of certain mortgage loans for interest calculation purposes. Interest is only charged on the amount by which the outstanding principal balance exceeds the balance of the linked deposit account.

Redraw Mortgage Loans

        Certain variable rate mortgage loans ("Redraw Mortgage Loans") provide the borrower with the ability to draw additional amounts ("Redraws") under the mortgage loan provided certain criteria are met. Certain variable rate mortgage loans provide the Seller with the discretion to allow the borrower to make redraws in certain circumstances. In the case of mortgage loans originated through the National's Third Party Channel and certain mortgage loans originated through the National's Retail Channel, the aggregate amount that may be advanced at any time is limited to the difference between the current outstanding principal balance and the scheduled balance at that time (which, in general terms, will be equal to the amount of principal prepayments previously made by the borrower). With respect to other mortgage loans originated through the National's Retail Channel, the aggregate amount that may be advanced as a Redraw at any time is limited to the amount by which a "notional balance" specified for such date exceeds the outstanding principal balance. Generally, the notional balance for any date is calculated on the basis of a principal balance schedule that amortizes the loan as if a 10% interest rate applied over the loan term.

        Under each Redraw Mortgage Loan, the Seller has reserved the discretion to cancel its obligation to provide Redraws. If the right is cancelled, the borrower is still entitled to request a Redraw, but the Seller is not obligated to approve the request.

        To the extent described in the prospectus supplement for a particular series of notes, the Seller may be reimbursed by the applicable trust for any Redraws made by the Seller to the applicable borrower. If so specified in prospectus supplement for a particular series of notes, the trust may finance any such reimbursement by issuing additional notes, bonds or other indebtedness or by other means.

DESCRIPTION OF THE NOTES

        The specific terms of a series of notes of a trust will be described in the related prospectus supplement. This summary describes the general provisions which may be applicable to notes issued under the Program. The summary is subject to, and qualified in its entirety by reference to, the provisions of the Transaction Documents for the related trust and, if required by the listing requirements of a foreign securities exchange relating to a particular series of notes, the terms and conditions of such series of notes as set forth in an appendix to the prospectus supplement.

General

        The issuer trustee will issue the notes of a trust on the applicable closing date pursuant to a direction from the Trust Manager to the issuer trustee to issue the notes and the terms of the Transaction Documents. Unless otherwise specified in the prospectus supplement, the laws of the Australian Capital Territory will govern the notes. Two or more classes of notes may be issued in respect of a trust which differ as to features, including the specified currency of payment, timing of issuance, sequential order, priority of payment, interest rate or amount of distributions of principal or interest (or both), or the jurisdictions in which these classes of notes may be offered. Not all classes of notes issued in respect of a trust may be offered under this prospectus, but rather may be offered through one or more non-registered offerings outside the United States or private placements.

Distributions

        Distributions on the notes of a trust will be made on each payment date as specified in the related prospectus supplement for that series. Payment dates on notes issued under the Program may be monthly, quarterly or at another interval. The timing and priority of payment, interest rate and amount of or method of determining payments of interest and principal on each class of notes of a trust will be described in the prospectus supplement for that series of notes. The rights of holders of any class of notes to receive payments of principal and interest may be senior, subordinate or equal to the rights of holders of any other class or classes of notes of such trust, as will be described in the prospectus supplement for that series of notes. If stated in the prospectus supplement, one or more classes of a series of notes may be entitled to receive all amounts of principal and interest payable from a specific grouping of assets of the related trust, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as stated in the prospectus supplement. In addition, the timing and amounts of such distributions may vary among classes, over time or otherwise, in each case as stated in the prospectus supplement.

Distributions of Interest

        Each class of notes of a trust, other than any classes of principal-only notes, will accrue interest from the date and at the interest rate described in the prospectus supplement for that series of notes. Each class of notes of a trust may have a different interest rate or method of accrual, including:

    •
    a class of notes with an interest rate that is fixed throughout the life of the class;

    •
    a class of notes with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index or that varies inversely with changes in such index (or with changes in a related class of floating rate notes);

    •
    a class of notes that is entitled to receive some or all the interest payments made on the underlying mortgage loans of the related trust and little or no principal and has only a minimal (or zero) principal balance in relation to other classes of notes;

    •
    a class of notes with a fixed interest rate that is reduced to a lower fixed rate after a period of time; or

    •
    a class of notes which accretes the amount of accrued interest otherwise distributable on that class, which amount will be added as principal to the principal balance of such class on each applicable payment date. Such accretion may continue until some specified event has occurred or until such class of accrual notes is retired.

Distributions of Principal

        Distributions of principal will be made, and losses on the mortgage loans will be allocated, on each payment date to the holders of the class or classes of notes of that trust until the outstanding principal balance of those notes have been reduced to zero. Distributions of principal with respect to one or more classes of notes may be made at a rate that is faster, and, in some cases substantially faster, than the rate at which payments or other collections of principal are received on the mortgage loans and applied to other classes of notes in the related trust. Distributions of principal with respect to one or more classes of notes may not commence until the occurrence of certain events, including the retirement of one or more other classes of notes of the same trust, or may be made at a rate that is slower, and, in some cases substantially slower, than the rate at which payments or other collections of principal are received on the mortgage loans in the related trust. Distributions of principal with respect to one or more classes of notes may be made, subject to available funds, based on a specified principal payment schedule. The trust may also enter into arrangements with third parties whereby one or more classes of notes are purchased by such third party upon the occurrence of certain events and at a pre-determined price prior to full retirement of principal of such class at its final maturity date.

Form of the Notes

        Each class of notes of a trust offered under this prospectus will be issued in the currency and have the minimum denominations specified in the prospectus supplement for that series of notes. Unless otherwise specified in the prospectus supplement for a series of notes, all classes of notes offered under this prospectus will be issued only in book-entry format through the facilities of The Depository Trust Company, known as "DTC". Accordingly, investors will not have the right to receive physical certificates evidencing their ownership except in certain limited circumstances. Instead, the issuer trustee will issue the notes in the form of global certificates, which will be held by DTC or its nominee or a similar institution. Financial institutions that are direct or indirect participants in DTC will record beneficial ownership of a certificate by individual investors in the authorized denominations.

          Book-Entry Registration

        In the case of book-entry notes, all references to actions by the noteholders will refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the notes in accordance with DTC's procedures.

        Investors may hold their interests in the notes through DTC, in the United States, Clearstream, Luxembourg or Euroclear, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. In the case of Australian dollar notes, interests in notes may also be held through Austraclear in Australia (by virtue of Austraclear's participation in Clearstream, Luxembourg and Euroclear) by a member of Austraclear or through an organization that is a member of Austraclear. References to Austraclear in this prospectus will only apply if the prospectus supplement for a series of notes specifies that noteholders of classes of notes issued in Australian dollars may hold their interests through Austraclear.

        Cede & Co., as nominee for DTC, will be the registered owner of all the book-entry notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants (including, where applicable, Austraclear) through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' name on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg, and Euroclear Bank S.A./N.V. will act as depositary for Euroclear.

        DTC has advised the Trust Manager that it is:

    •
    a limited-purpose trust company organized under the New York Banking Law;

    •
    a "banking organization" within the meaning of the New York Banking Law;

    •
    a member of the Federal Reserve System;

    •
    a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

    •
    a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

        DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants on the Euroclear system and between participants in Austraclear will occur in accordance with the relevant rules and operating procedures. See Appendix A (Global Clearance and Settlement Procedures) of this prospectus for the rules governing cross-market transfers between persons holding book-entry notes directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants (including, where applicable, Austraclear), on the other hand.

        Purchases of notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual beneficial owner of a note (a "Note Owner") is in turn to be recorded on the DTC participants' and indirect participants' records. Note Owners will not receive written confirmation from DTC of their purchase. However, Note Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the Note Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the Note Owners. Note Owners will not receive notes representing their ownership interest in notes unless definitive instruments are issued in the circumstances set out below. Transfers of ownership to persons or entities that do not participate in the book-entry system may be limited due to the lack of physical certificates. In addition, issuance of the notes in book-entry form may reduce the liquidity of the notes in the secondary market because some potential investors may be unwilling to purchase notes for which they cannot obtain physical certificates.

        To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Note Owners of the notes; DTC's records reflect only the identity of the DTC participants to whose accounts the notes are credited, which may or may not be the actual beneficial owners of the notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to Note Owners will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. will consent or vote on behalf of the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee, the security trustee or the note trustee as soon as possible after the "record date," which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the notes are credited on the record date, identified in a listing attached to the proxy.

        Principal and interest payments on the notes will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date. Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to Note Owners. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the note trustee or the paying agents. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to Note Owners is the responsibility of DTC participants and indirect participants.

        Reports on each trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to the Note Owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC and its participants.

        DTC will take any action permitted to be taken by Note Owners at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited. Clearstream, Luxembourg and Euroclear will follow their rules and procedures in taking any action permitted to be taken by the holders of the book-entry notes on behalf of its participants. Austraclear will follow its rules and procedures in giving instructions to Clearstream, Luxembourg and Euroclear (as a participant in those systems) in relation to the taking of any such action. The ability of Clearstream, Luxembourg and Euroclear to take action on behalf of Note Owners will also depend upon the ability of their depositaries to effect the actions on their behalf through DTC. DTC may take actions, at the direction of its participants that may conflict with actions taken by or on behalf of other Note Owners.

        DTC may discontinue providing its services as securities depository for the notes at any time by giving reasonable notice to the paying agents. Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered.

        According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

        Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream, Luxembourg in various currencies, including U.S. dollars.

        Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

        The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in various currencies, including U.S. dollars.

        The Euroclear system is operated by Euroclear Bank S.A./N.V., Brussels, Belgium office, the Euroclear operator, under contract with Euroclear Clearance System, Public Limited Company (ECSplc). All operations, are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear cooperative. The board of the Euroclear cooperative establishes policy for the Euroclear System.

        Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments for securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Austraclear:    Austraclear began operations in 1984. Austraclear Limited is an unlisted public company owned by financial institutions and other market participants and operates the national central securities depositary to the Australian money market and registry for semi-government and private sector debt securities lodged in Austraclear. Through its proprietary Financial Transactions Recording and Clearance System software, Austraclear electronically clears and settles most debt securities in the Australian money market and capital market, excluding those issued by the Australian Commonwealth Government.

        The rights and obligations of Austraclear and members of the Austraclear system are created by contract, as evidenced through the Austraclear Regulations and Operating Manual, User Guides and instructions and directions contained within the Austraclear system.

        A wide range of eligible debt instruments may be "lodged" in Austraclear and, if they are in bearer form, immobilized in Austraclear's branch offices in Sydney and Melbourne or if they are in registered or book-entry form, registered in the name of Austraclear Limited on the register maintained by the issuer of those debt instruments. Through the Austraclear system, ownership of these debt instruments is transferred electronically via book-entry changes without the need for physical delivery. Real-time settlement of cash transactions is facilitated by a real-time gross settlement system, operated by Australia's central bank, the Reserve Bank of Australia, and developed in conjunction with Austraclear.

        Austraclear relies upon both parties to a transaction entering details into computer terminals that Austraclear then matches before effecting settlement. As well as facilitating securities settlements

Austraclear also provides members with the ability to make high-value funds transfers independent of the need for a corresponding securities transfer.

        As transactions currently processed through Austraclear are ordinarily made on a real time gross settlement basis, all high-value and time critical inter-bank payments, including the cash settlement of transactions in debt securities, will, in the ordinary course, be settled individually on a real time gross basis through institutions' exchange settlement accounts with the Reserve Bank of Australia. In such cases a payment will be settled only if the paying institution has an adequate balance in the exchange settlement account it maintains with the Reserve Bank of Australia. Once that payment is made, it is irrevocable in the sense that it is protected from recall by the remitter or dishonor by the paying institution. This allows for true delivery versus payment to take place; that is, securities and cash transfers occur simultaneously, counterparties to the transactions will own either securities or cash and finality is immediate. If the real-time gross settlement system operated by the Reserve Bank of Australia is not available for any reason, payments will be settled on a multilateral not deferred basis in accordance with the Austraclear Regulations and Operating Manual and the Payment Systems and Netting Act 1998 of Australia.

        Austraclear is a participant in the Euroclear system and Clearstream, Luxembourg. The Austraclear Regulations and Operating Manual provide for members of the Austraclear system to lodge, take or "uplift" and record transactions in respect of entitlements to certain Australian dollar bonds, notes, certificates of deposit and commercial paper issued in the Euromarkets ("Eurosecurities"). Members of Austraclear acquire a "Euroentitlement," or equitable interest, in the rights which Austraclear acquires to the relevant Eurosecurities. A Euroentitlement will be created when a Eurosecurity is lodged in Austraclear by the member arranging for the transfer of the Eurosecurity to Austraclear's account with Euroclear or Clearstream, Luxembourg, as applicable. It is not possible for members to subscribe for a Eurosecurity through Austraclear. Once a Euro security is lodged with Austraclear the member can deal with the resulting Euroentitlement in much the same way as other securities lodged in Austraclear.

        Austraclear has established a separate account in Australia through which it receives and disburses payments to members who hold Euroentitlements. Payments received by Austraclear in respect of Eurosecurities relating to Euroentitlements will be paid by Austraclear to the relevant member for value on the same day that payment is made available to Clearstream, Luxembourg and Euroclear. Euroentitlements are able to be uplifted from the Austraclear System by Austraclear transferring the related Eurosecurity to the account of another participant in Euroclear or Clearstream, Luxembourg, as applicable.

        At present the provisions do not provide for a two-way link. The provisions only apply to securities issued in the Euromarkets. Accordingly, the arrangements do not apply to debt instruments, issued in the Australian domestic markets.

        Distributions on the notes held through Clearstream, Luxembourg or Euroclear or Austraclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants (including, where applicable, Austraclear) in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream, Luxembourg or Euroclear, as the case may be, will take any other action permitted to be taken by a noteholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant (including, where applicable, Austraclear) only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC. Austraclear will follow its rules and procedures in giving instructions to Clearstream, Luxembourg and Euroclear (as a participant in those systems) in relation to the taking of any such action.

        Although DTC, Clearstream, Luxembourg, Euroclear and Austraclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream,

Luxembourg, Euroclear and Austraclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

        None of the issuer trustee, the Trust Manager, the Servicer nor the note trustee will have any responsibility for any aspect of the records relating to or payments made on account of ownership interests of the book-entry notes held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to ownership interest.

Definitive Notes

        If one of the following events occurs:

    •
    DTC or any replacement clearing agency, advises the note trustee properly in writing that DTC or such replacement clearing agency is no longer willing or able to discharge its responsibilities as depository for the notes, and the Trust Manager is not able to locate a qualified successor;

    •
    the Trust Manager, at its option, advises the issuer trustee, the note trustee, the paying agent, if any, and DTC or any replacement clearing agency in writing that a class of definitive notes are to be issued in replacement of a class of book-entry notes; or

    •
    an event of default under the Master Security Trust Deed and the deed of charge in respect of that trust has occurred and is continuing and the beneficial owners of notes with an outstanding principal balance of greater than 50% of the aggregate outstanding principal balance of that class of notes advise the issuer trustee, through DTC or any replacement clearing agency, that the continuation of a book-entry system is no longer in the best interests of the beneficial owners of that class of notes, then the issuer trustee, at the direction of the Trust Manager, must within 30 days of such event instruct DTC (or its replacement) to notify all of its participants of the occurrence of the event and of the availability of definitive notes. DTC will then surrender the book-entry notes and provide the relevant registration instructions to the issuer trustee. The issuer trustee will then issue and execute and the note trustee will authenticate and deliver definitive notes in the same principal amount as those book-entry notes. Any notes issued in definitive form will be serially numbered. Thereafter the issuer trustee will recognize the holders of the definitive notes as noteholders.

Withholding or Tax Deductions

        All payments on the notes will be made without withholding or tax deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make a payment on the notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. If the issuer trustee or the paying agent, as the case may be, makes a payment after making a withholding or deduction, it shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer trustee nor any paying agent will be obligated to make any additional payments to holders of the notes with respect to that withholding or deduction.

Redemption of the Notes for Taxation or Other Reasons

        If the Trust Manager satisfies the issuer trustee and the note trustee, immediately prior to giving the notice to the noteholders as described in this section, that because of a change in law in Australia or any other jurisdiction to which the issuer trustee becomes subject either:

    •
    on the next payment date the issuer trustee would be required to deduct or withhold from any payment of principal or interest in respect of a series of notes, including corresponding payments under any currency swap, any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

    •
    on the next payment date the total amount of interest payable in relation to the mortgage loans of a trust for a collection period ceases to be receivable, whether or not actually received by the issuer trustee during that collection period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities, then, on terms described in the prospectus supplement for the relevant series of notes, the issuer trustee may provide for the redemption of specified notes if, in each case, such obligation cannot be avoided by the issuer trustee taking reasonable measures.

Repayment of the Notes upon an Event of Default under the Master Security Trust Deed

        If an event of default occurs under the Master Security Trust Deed and the deed of charge in respect of a trust while the notes for that trust are outstanding, the security trustee may enforce the security created over the assets of that trust. The security trustee must enforce the security, if it is directed to do so by the Voting Secured Creditors. See "Description of Transaction Documents—The Master Security Trust Deed" in this prospectus. The enforcement of the security can include the sale of some or all of the mortgage loans. No assurance can be given that the security trustee will be able to sell the mortgage loans for their unpaid balance. Accordingly, the security trustee may not be able to realize the full value of the mortgage loans and this may have an impact on the issuer trustee's ability to repay all amounts outstanding in relation to the notes for that trust. The proceeds from the enforcement of the security will be distributed toward the redemption of the notes in the manner and priority set forth in the prospectus supplement for that series of notes.

Optional Repurchase of the Mortgage Loans

        The Seller may repurchase all of the mortgage loans held in a trust [on or after a date specified in the prospectus supplement for that series of notes or on or after the payment date after which the aggregate outstanding principal balance amount of the mortgage loans in the trust is less than the percentage specified in such prospectus supplement of the aggregate outstanding principal balance of the mortgage loans for that trust as of the applicable closing date as described in such prospectus supplement for that trust].

Termination of the Trust

        Each trust will continue until, and shall terminate on the earliest of:

    •
    the date which is 80 years after its date of constitution;

    •
    the date on which the trust is terminated under the Master Trust Deed or the supplemental deed for that trust or at law; and

    •
    following the occurrence of an event of default in respect of the trust, the date on which the security trustee has notified the issuer trustee that it has enforced the deed of charge in respect of the trust and distributed all amounts which it is required to distribute under the Master Security Trust Deed.

Prescription

        A note will be void in its entirety if not surrendered for payment within ten years of the date on which the final payment on the note is due. The effect of voiding a note is to reduce the principal balance and any unpaid interest of that note to zero. After the date on which a note becomes void in its entirety, no claim may be made on it.

Voting and Consent of Noteholders

        The Master Trust Deed and the note trust deed for each trust will contain provisions for each relevant class of noteholders to consider any matter affecting their interests. In general, the holders of a majority of the aggregate outstanding principal balance of a class of notes may take or consent to any action permitted to be taken by that class of noteholders under the Master Trust Deed or the related note trust deed, as the case may be. Notwithstanding the foregoing, the consent by an Extraordinary Resolution of any class of notes offered under this prospectus shall be required to accomplish the following:

    •
    direct the note trustee to direct the security trustee to enforce the deed of charge in accordance with the Master Security Trust Deed;

    •
    override any waiver by the note trustee of a breach of any provisions of the Transaction Documents or an event of default under the Master Security Trust Deed; or

    •
    alter, add, or modify the terms and conditions of a class of notes or the provisions of any of the Transaction Documents if the alteration, addition or modification is, in the opinion of the note trustee, materially prejudicial or likely to be materially prejudicial to a class of noteholders, other than to correct a manifest error or ambiguity in such terms and conditions or any of the Transaction Documents relating to such class of notes, or to correct inconsistency between the provisions contained in any such documents and the description of the provisions thereof in this prospectus or the related prospectus supplement, or to comply with the law, and shall include any modification which would have the effect of changing the maturity date of a class of notes.

        Any action taken by an Extraordinary Resolution of a class of noteholders shall be binding on all noteholders of such class, both present and future.

        Under applicable Australian laws and the applicable charter documents of the issuer trustee, there are no limitations imposed on the rights of Australian non-residents or other foreign owners to hold the notes or exercise their vote with respect to the notes or otherwise affecting the remittance of interest to non-resident holders of notes other than the possible, but unlikely, occurrence of currency exchange controls.

Reports to Noteholders

        For each trust, on each determination date, the Trust Manager will, in respect of the collection period ending before that determination date, deliver to the paying agents, the note trustee and the issuer trustee, a noteholder's report generally setting forth, to the extent applicable for the series, among other things:

    •
    the invested amount and the stated amount of each class of notes;

    •
    the interest rates on the notes for the related interest period;

    •
    the interest payments and principal distributions on each class of notes;

    •
    the total available income from interest and income collections;

    •
    the aggregate outstanding principal balance of the mortgage loans;

    •
    the delinquency and loss statistics with respect to the mortgage loans;

    •
    the redraw shortfall, if any;

    •
    the amount of any shortfall in total available interest and income collections;

    •
    the amount of any liquidity facility advances, if any, for that payment date, together with all liquidity facility advances in relation to the preceding determination date;

    •
    the amount of principal collections that are available for distribution on a payment date;

    •
    the redraw note amount, if any;

    •
    the amount of any principal draw, if any;

    •
    the charge-offs for each class of notes and the redraw facility principal; and

    •
    any other items of information applicable to a particular series of notes.

        Unless and until definitive notes are issued, Note Owners will receive reports and other information provided for under the Transaction Documents only if, when and to the extent provided by DTC and its participating organizations.

        Unless and until definitive notes are issued, the Trust Manager will prepare and send to the principal paying agent, for forwarding to DTC, periodic and annual unaudited reports containing information concerning each trust and series of notes offered under this prospectus. DTC and its participants will make such reports available to Note Owners in accordance with the rules, regulations and procedures creating and affecting DTC. Upon the issuance of definitive notes, these reports will be sent directly to each noteholder. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

        The Trust Manager will file with the SEC the periodic reports as are required under the Exchange Act, and the rules and regulations of the SEC under the Exchange Act. However, in accordance with the Exchange Act and the rules and regulations of the SEC under the Exchange Act, the Trust Manager expects that the obligation to file these reports will be terminated after a period of time.

Liquidity Facility

        To the extent described in the prospectus supplement for a series of notes, the Trust Manager may obtain for the notes of any series liquidity facilities to prevent interruptions of cash flow to the trust. The terms of any such facility, and the providers thereof, will be described in the prospectus supplement for such series.

Redraw Facility

        To the extent described in the prospectus supplement for a series of notes, the Trust Manager may obtain for the notes of any series redraw facilities to permit the reimbursement by the issuer trustee to the Seller of amounts redrawn by borrowers. The terms of any such facility, and the providers thereof, will be described in the prospectus supplement for such series.

CREDIT ENHANCEMENT

        Under each series of notes issued under the Program, credit enhancement generally will be provided for one or more classes of notes in the related trusts. The prospectus supplement for a series of notes will describe in detail the credit enhancement applicable to such series. Credit enhancement is intended to enhance the likelihood of full payment of principal and interest due and to decrease the likelihood that noteholders will experience losses. Unless otherwise specified in a prospectus supplement for a series of notes, the credit enhancement for a class of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and accrued interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders will bear their allocated share of losses, as described in the related prospectus supplement. In all cases, the amounts and terms and conditions of the credit support provided by the credit enhancement must be acceptable to the rating agencies rating a series of notes.

        Credit enhancement may be in one or more of the following forms:

    •
    the subordination of one or more classes of the notes of the trust;

    •
    primary mortgage insurance on all or a portion of the mortgage loans;

    •
    a pool mortgage insurance policy;

    •
    excess available income generated from collections on the mortgage loans of a trust;

    •
    the establishment of one or more reserve funds;

    •
    overcollateralization;

    •
    letters of credit;

    •
    surety bond or financial guaranty insurance policy;

    •
    a minimum principal payment agreement;

    •
    a repurchase bond;

    •
    other insurance, guarantees and similar instruments or agreements; or

    •
    another comparable method.

Subordination

        A series of notes issued under the Program may provide for the subordination of payments to one or more subordinate classes of notes. Subordination will be available for the notes in the manner and to the extent described in the prospectus supplement for such series of notes. In this case, payments of principal, principal prepayments, interest or any combination of these items that otherwise would have been payable to holders of one or more classes of subordinate notes will instead be payable to holders of one or more classes of senior notes under the circumstances and to the extent specified in the related prospectus supplement. Losses on defaulted mortgage loans may be borne first by the various classes of subordinate notes and thereafter by the various classes of senior notes.

        If stated in the related prospectus supplement, one or more classes of a series of notes may be entitled to receive all amounts of principal and interest payable from a specific grouping of assets of the related trust. In such case, credit enhancement may be provided by a cross-support feature which may require that payments be made with respect to the notes related to one or more asset groups prior to distributions to any subordinate notes related to other asset groups within the same trust. The prospectus supplement for a series of notes which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

Primary Mortgage Insurance Policy

        With respect to a series of notes issued under the Program (if so specified in the prospectus supplement for such series), in order to reduce the likelihood that noteholders will experience losses, the Seller may require primary mortgage insurance (which may include timely payment cover as described below) in relation to borrowers with loan-to-value ratios greater than a percentage specified the related prospectus supplement. The Seller will equitably assign its interest in these policies, if any, to the issuer trustee after receiving the consent of the insurers.

        The amount of coverage under each policy will generally be the amount owed on the related mortgage loan, including unpaid principal, accrued interest at any non-default rate up to specified dates, fines, fees, charges and proper enforcement costs, less all amounts recovered from enforcement of the related mortgage. A policy may also provide for timely payment of a certain number of monthly installments of interest under the relevant mortgage loan (known as "timely payment cover") where the borrower fails to make such installments.

Pool Mortgage Insurance Policy

        With respect to a series of notes issued under the Program (if so specified in the prospectus supplement for such series), in order to decrease the likelihood that noteholders will experience losses, the issuer trustee may obtain one or more pool mortgage insurance policies. Any such policy will cover loss by reason of default in payments on the mortgage loans up to the amounts specified in and for the periods specified in the related prospectus supplement. The Servicer will agree to act in accordance with the terms of any pool mortgage insurance policy obtained and to present claims thereunder to the pool mortgage insurer on behalf of itself, the issuer trustee and the noteholders. However, the pool mortgage insurance policy is not a blanket policy against loss. Claims under a pool mortgage insurance policy may only be made regarding a loss by reason of default insofar as the insurance policy applies to the relevant mortgage loan, and only upon satisfaction of specific conditions precedent.

        The Seller or the Servicer may enter into credit default swaps or similar swap arrangements to recover all or a portion of the losses on defaulted mortgage loans which are not covered under the terms of a primary or pool mortgage insurance policy.

Excess Available Income

        With respect to a series of notes issued under the Program (if so specified in the prospectus supplement for such series), in order to decrease the likelihood that the noteholders will experience principal losses, the issuer trustee may apply excess available income for a collection period (that is, in general terms, any excess of interest collections on the mortgage loans over the trust expenses and the interest on the notes for a collection period) (1) to satisfy any realized losses on the mortgage loans for the related collection period; or (2) to reimburse the notes for losses previously incurred; or (3) as an additional principal payment on the notes. To the extent these amounts are applied as principal payments on the notes of a series, the effect will be to reduce the principal balance of the notes relative to the outstanding principal balances of the mortgage loans included in the related trust.

Reserve Fund

        With respect to a series of notes issued under the Program (if so specified in the prospectus supplement for such series), a reserve fund may be established by the issuer trustee. The reserve fund may be funded with an initial cash or other deposit or from collections on the mortgage loans or from other sources and used to satisfy income shortfalls of the trust or to cover realized losses on the mortgage loans.

Overcollateralization

        Credit enhancement for a series of notes issued under the Program may be provided by overcollateralization. Overcollateralization will be applicable to the series of notes only if so specified in the related prospectus supplement. Principal and/or interest collections on the mortgage loans may exceed principal and/or interest payments on the notes for the related payment date. These excess amounts may be deposited into a reserve fund or applied as a payment of principal on the notes. To the extent these amounts are applied as principal payments on the notes of a series, the effect will be to reduce the principal balance of the notes relative to the outstanding principal balance of the mortgage loans included in the related trust.

Letter of Credit

        Credit enhancement for a series of notes issued under the Program may be provided by the issuance of a letter of credit by a bank or financial institution (if so specified in the prospectus supplement for such series). The maximum obligation of the issuer of the letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to a specified percentage of the aggregate outstanding principal balance on the related cut-off date of the mortgage loans evidenced by such series. The duration of coverage and the amount and frequency and circumstances of any reduction in coverage provided by the letter of credit for a series of notes will be in compliance with the requirements established by the rating agency or agencies rating that series.

Surety Bond; Financial Guaranty Insurance Policy

        Credit support may be provided in the form of a surety bond or financial guaranty insurance policy issued by one or more securities or insurance companies named in the prospectus supplement which will guarantee with respect to one or more classes of notes of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. A copy of any such surety bond or financial guaranty insurance policy for a series, if any, will be filed with the SEC within 15 days following the issuance of the notes of that series.

Repurchase Bond

        If so stated in the related prospectus supplement, the Seller or some other third party may be obligated to repurchase any mortgage loan included in a trust up to an aggregate dollar amount specified in the related prospectus supplement for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or a sale of such mortgage loan. Such obligation may be secured by a surety bond or other instrument or mechanism guaranteeing payment of the amount to be paid by the Seller.

Minimum Principal Payment Agreement

        The issuer trustee may enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies, under which agreement that entity will provide payments on the notes of a trust in the event that aggregate scheduled principal payments and/or prepayments on the assets of that trust are not sufficient to make payments on those notes of that trust. If such agreement is obtained, the prospectus supplement for that series of notes will provide details of the agreement.

Other Insurance, Guarantees and Similar Instruments or Agreements

        A trust created under the Program may also include other types of insurance, guarantees or similar arrangements for the purpose of:

    •
    maintaining timely payments or providing protection against losses on the assets included in a trust;

    •
    paying administrative expenses; or

    •
    establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets of a trust.

        In addition, if specified in the prospectus supplement, a trust may also have the ability to invest in the mortgage or other asset-backed securities of other trust vehicles (including residual interests in such trusts) as a form of credit enhancement. If any such credit enhancements are provided, the details of such arrangement will be set forth in the prospectus supplement for that series of notes.

PREPAYMENT AND YIELD CONSIDERATIONS

General

        The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults by the borrower, casualties, condemnations and repurchases by the Seller. Subject to the payment of applicable fees, the mortgage loans may be prepaid by the borrowers at any time.

Prepayments

        Prepayments, liquidations and repurchases of the mortgage loans, including the optional repurchase of the remaining mortgage loans in connection with the termination of a trust, will result in early distributions of principal amounts on the notes.

        Since the rate of payment of principal of the mortgage loans cannot be predicted and will depend on future events and a variety of factors, you cannot be certain as to the rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

    •
    the degree to which a note is purchased at a discount or premium; and

    •
    the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and repurchases of the mortgage loans.

        A wide variety of factors, including economic, demographic, geographic, legal, tax, social and other factors may affect the trust's prepayment experience with respect to the mortgage loans. For example, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

        There is, however, no assurance that the prepayment of the mortgage loans included in the related trust will conform to any level of any prepayment standard or model specified in the prospectus supplement for that trust and series of notes.

Rate of Payment

        The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date the amount in respect of principal repayable under the note is reduced to zero.

        Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on yield due to principal prepayments occurring at a rate that is faster or slower than the rate anticipated will not be entirely offset by a subsequent similar reduction or increase, as applicable, in the rate of principal payments. The amount and timing of delinquencies and defaults on the mortgage loans and the recoveries, if any, on defaulted mortgage loans and foreclosed properties will also affect the weighted average life of the notes.

POWERS, DUTIES AND LIABILITIES UNDER THE TRANSACTION DOCUMENTS

The Issuer Trustee

          Powers

        The Transaction Documents confer on the issuer trustee certain rights, powers and discretions over and in respect of the trust assets. In most cases, the issuer trustee is only empowered to act where directed to do so by the Trust Manager who in turn cannot give a direction that could reasonably be expected to adversely effect the rating of notes. The Trust Manager is normally required to give the issuer trustee formal directions, and the issuer trustee is not required to take any action unless it has received such a direction. For example, the issuer trustee's ability to invest in authorized investments, to issue notes and enter into support facilities may only be exercised upon a receipt of a formal direction from the Trust Manager.

        The Master Trust Deed expressly permits the issuer trustee to appoint the Servicer to retain custody of the mortgage documents in accordance with the Servicing Agreement, and for the issuer trustee to lodge documents with the Servicer.

          Duties

        The issuer trustee must act honestly and in good faith and exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and exercising its discretions under the Master Trust Deed. It must keep each trust separate from the others and do everything necessary to ensure it can comply with its obligations under the Transaction Documents.

        In particular, the issuer trustee has the duty to maintain a register of authorized investments and other assets of each trust and to keep or ensure that the Trust Manager keeps accounting records which correctly record and explain all amounts paid and received by the issuer trustee on behalf of each trust.

        The issuer trustee is required to act continuously as trustee of the trust until the trust is terminated as provided by the Master Trust Deed or the issuer trustee has retired or been removed from office.

        The Master Trust Deed creates a mechanism for the establishment of trusts from time to time for the purposes of the issuance of a separate series of notes for each trust. The beneficial interest in the assets of a trust is divided into residual capital units and residual income units. Certain restrictions are imposed on the Unit Holders. For example, a Unit Holder is not entitled to interfere with any powers of the Trust Manager or the issuer trustee under the Master Trust Deed. The rights, claim and interest of the Unit Holders rank after and are subject to the interests of the Secured Creditors of the relevant trust.

        Under the Master Trust Deed:

    •
    the issuer trustee has no duty, and is under no obligation, to investigate whether a Trust Manager's default, a Servicer Termination Event or a Title Perfection Event has occurred in relation to any trust other than where it has actual notice; and

    •
    in the absence of actual knowledge to the contrary, the issuer trustee is entitled to rely conclusively on, and is not required to investigate any notice, report, certificate or representation of or by the Seller, Servicer or Trust Manager or any calculation by the Trust Manager.

        The issuer trustee will be considered to have knowledge or notice of or be aware of any matter or thing if the issuer trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the issuer trustee who have day-to-day responsibility for the administration of a trust.

          Annual Compliance Statement

        The Trust Manager, on behalf of the issuer trustee, will deliver to the note trustee annually a written statement as to the fulfillment of the issuer trustee's obligations under the Transaction Documents for each series.

          Issuer Trustee Fees and Expenses

        The issuer trustee will receive a fee and be reimbursed for all expenses incurred in connection with the performance of its obligations in respect of the trust out of the assets of the trust for that series, but not general overhead costs and expenses.

          Removal or Retirement of the Issuer Trustee

        The issuer trustee is required to retire as trustee of a trust after a direction from the Trust Manager in writing following an "issuer trustee default" (as specified in the related prospectus supplement) in relation to that trust.

        The issuer trustee will bear the reasonable costs of its removal if it is removed because of its default. The issuer trustee will indemnify the Trust Manager and each trust for these costs. These costs are not payable out of the assets of any trust.

        The Trust Manager is entitled to appoint a replacement trustee by deed on removal or retirement of the issuer trustee if that appointment will not in the reasonable opinion of the Trust Manager materially prejudice the interests of noteholders. Until the appointment is completed, the Trust Manager must act as issuer trustee and will be entitled to the issuer trustee's fee for the period it so acts as issuer trustee.

        The issuer trustee may retire on giving to the Trust Manager not less than three months' notice in writing, or such other period as the Trust Manager and the issuer trustee may agree, of its intention to do so.

        Upon retirement, the Trust Manager must appoint a successor trustee who may be the Trust Manager, and whose appointment will not materially prejudice the interests of noteholders. If a successor trustee has not been appointed by the end of the 60 days' notice period, then the issuer trustee may appoint a successor trustee.

          Limitation of the Issuer Trustee's Liability and Indemnification

        The issuer trustee will not be liable personally for any losses, costs, liabilities or claims arising from the failure to pay moneys on the due date for payment for any loss howsoever caused in respect of any trust or to the Secured Creditors of the relevant trust or the Unit Holders or any other person, except to the extent caused by the fraud, negligence, or breach of trust on the issuer trustee's part.

        The issuer trustee acts as trustee and issues the notes of a trust only in its capacity as trustee of that trust and in no other capacity. A liability arising under or in connection with the Transaction Documents or the applicable trust is limited to and can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of the applicable trust out of which the issuer trustee is actually indemnified for the liability. Subject to the following sentence, this limitation of the issuer trustee's liability applies despite any other provision of the Transaction Documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Transaction Documents. The limitation will not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under the Master Trust Deed or a supplemental deed or by operation of law there is a reduction in the extent of the issuer trustee's indemnification out of the assets of the applicable trust as a result of the issuer trustee's fraud, negligence or breach of trust.

        The Master Trust Deed also contains other provisions which regulate the issuer trustee's liability to noteholders and other creditors.

        Among other things, the issuer trustee has no duty to supervise or investigate the actions of the Trust Manager, the Servicer or any other person, or any of their successors or assigns, in relation to their respective duties or obligations under the Transaction Documents, or any other person's failure to carry out an agreement with the issuer trustee with respect to a trust.

        The issuer trustee will be indemnified out of the assets of the applicable trust against all losses and liabilities incurred by the issuer trustee in properly performing any of its duties or exercising any of its powers under the Transaction Documents in relation to that trust except to the extent a loss or liability arises from the issuer trustee's fraud, negligence or breach of trust.

The Trust Manager

          Powers

        The Trust Manager will have full and complete powers of management of the trusts. The issuer trustee has no duty to supervise the Trust Manager in the performance of its functions and duties, or the exercise of its discretions.

        The Trust Manager has the absolute discretion to recommend authorized investments to the issuer trustee and direct the issuer trustee in relation to those authorized investments.

        The Trust Manager has the power to appoint a third party (including an affiliate of the Trust Manager) to perform certain of the functions imposed on the Trust Manager under the Master Trust Deed and the relevant supplemental deed. The Trust Manager will remain liable for the performance of its obligations notwithstanding any such appointment.

          Trust Manager's Fees

        The Trust Manager will receive a fee out of the assets of the trust for acting as Trust Manager under the Transaction Documents as specified in the prospectus supplement for a series of notes.

          Removal or Retirement of the Trust Manager

        The Trust Manager shall retire as Trust Manager if the issuer trustee so directs in writing following a "trust manager's default" (as specified in the prospectus supplement for a series of notes). The Trust Manager shall bear the reasonable costs of its removal after a trust manager's default. The Trust Manager has agreed to indemnify the issuer trustee and each trust for those costs.

        The Trust Manager may resign on giving to the issuer trustee not less than three months' notice in writing, or such other period as the Trust Manager and the issuer trustee may agree, of its intention to do so.

        On retirement or removal of the Trust Manager, the Trust Manager may appoint another Trust Manager subject to the approval of the issuer trustee and any approval required by law, provided the appointment will not, in the reasonable opinion of the issuer trustee, materially prejudice the interests of the noteholders. If the Trust Manager does not propose a replacement at least 30 days before the

Trust Manager proposes to retire or the issuer trustee does not approve of the replacement proposed by the Trust Manager, the issuer trustee may appoint a new manager as at the date of the proposed retirement. Until the appointment of any replacement manager is complete, the issuer trustee must act as the Trust Manager until a successor is appointed.

          Limitation of Trust Manager's Liability and Indemnification

        The principal limitations on the Trust Manager's liability are set out in full in the Master Trust Deed. These include the following limitations:

    •
    the Trust Manager will be indemnified out of each trust in respect of any liability, cost or expense properly incurred by it in its capacity as Trust Manager of that trust, other than general overhead costs and expenses;

    •
    subject to the Master Trust Deed, if the Trust Manager relies in good faith on a written opinion or advice of service providers to the relevant trust such as attorneys, brokers, accountants, financial advisers and other experts it will not be liable for any malfeasance on the part of that person except where that person is not independent of the Trust Manager;

    •
    in the absence of fraud, negligence or material breach of obligation on its part, the Trust Manager will not be liable personally in the event of a failure to pay moneys on the due date of payment for any loss however caused in relation to a trust to the Secured Creditors of the relevant trust or the Unit Holders or any other person; and

    •
    the Trust Manager will not be personally liable to indemnify the issuer trustee or make any payments to any other person in relation to the trusts except that there will be no limit on the Trust Manager's liability for any fraud, negligence or material breach of obligation by it in its capacity as the Trust Manager of the trusts.

The Note Trustee

        The note trustee has the duties and obligations of an indenture trustee under the Trust Indenture Act of 1939 of the United States, as amended, to protect and enforce the rights of noteholders with respect to the notes and the underlying security. The note trustee and every other person properly appointed by it or to whom any of its functions are delegated under the note trust deed will be entitled to indemnification from the assets of the applicable trust against any loss, liability, expense, cost, damage, or demand incurred by, or made against, the note trustee arising out of, or in relation to, or in connection with, its appointment or the exercise of its functions, provided that the indemnification will not extend to any liability arising from any fraud, negligence or breach of trust by the note trustee.

        The note trustee will at all times be a corporation or association, organized and doing business under the laws of the United States of America, any individual State or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of at least U.S.$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by Federal or State authority. The note trustee may also, if permitted by the SEC, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

        The note trustee may resign after giving at least three months written notice to the issuer trustee, the Trust Manager, the security trustee and each applicable rating agency, which written notice will expire no less than 30 days before any due date for payment of any notes. The issuer trustee may also remove the note trustee immediately by written notice to the note trustee and each rating agency if, among other things:

    •
    the note trustee becomes insolvent;

    •
    the note trustee ceases its business;

    •
    more than 50% of the issued share capital of the note trustee or the effective control of the note trustee alters from the position at the date of execution of the note trust deed unless approved by the Trust Manager;

    •
    the note trustee fails to comply with any of its obligations under any Transaction Document with respect to the applicable trust and the issuer trustee determines that this failure has had, or if continued, will have, an "adverse effect," and if capable of remedy, the note trustee does not remedy this failure within 14 days after the earlier of the following:

    •
    the note trustee becoming aware of this failure; and

    •
    receipt by the note trustee of written notice with respect to this failure from either the issuer trustee or the Trust Manager; or

    •
    the note trustee fails to satisfy any obligation imposed on it under the Trust Indenture Act of 1939 of the United States, as amended, with respect to a trust or the note trust deed.

        If there is an event of default under the notes, the note trustee may be required to resign by virtue of its obligations under the Trust Indenture Act of 1939 of the United States. In addition, an Extraordinary Resolution of a class of notes may require the issuer trustee to remove the note trustee.

        Any resignation or removal of the note trustee and appointment of a successor note trustee will not become effective until acceptance of the appointment by a successor note trustee and confirmation by the rating agencies that such appointment will not cause a downgrading, qualification or withdrawal of the then current ratings of the notes.

The Security Trustee

          Duties and Liabilities of the Security Trustee

        The Master Security Trust Deed contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

    •
    The security trustee is not responsible for the adequacy or enforceability of the Master Security Trust Deed or other Transaction Documents.

    •
    The security trustee is not required to exercise its powers under the Master Security Trust Deed without being directed to do so by an Extraordinary Resolution of the Voting Secured Creditors, but may act, with prior written notice to the Voting Secured Creditors, in the best interests of the Secured Creditors of a trust.

    •
    The security trustee may rely on documents provided by the issuer trustee or Trust Manager and the advice of consultants and advisors.

    •
    The security trustee is not required to monitor whether an event of default under the Master Security Trust Deed has occurred or compliance by the issuer trustee or Trust Manager with the Transaction Documents.

    •
    The security trustee is not required to act unless its liability is limited in a manner satisfactory to it.

    •
    Unless required by a Transaction Document, the security trustee need not give Secured Creditors information concerning the issuer trustee which comes into the possession of the security trustee.

    •
    The security trustee has no duties or responsibilities except those expressly set out in the Master Security Trust Deed or the deed of charge.

    •
    The security trustee in its capacity as a secured creditor can exercise its rights and powers as such as if it were not acting as the security trustee. It and its affiliates may engage in any kind of business with the issuer trustee, the Trust Manager, other Secured Creditors and others as if it were not security trustee and may receive consideration for services in connection with any Transaction Document or otherwise without having to account to the Secured Creditors.

          Limitations of Actions by the Security Trustee

        The security trustee is not obliged to take any action, give any consent or waiver or make any determination under the Master Security Trust Deed or a deed of charge without being directed to do so by Extraordinary Resolution of the Voting Secured Creditors of the relevant trust in accordance with the Master Security Trust Deed. The security trustee is not obligated to act unless it obtains an indemnity and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

        If the security trustee convenes a meeting of the Voting Secured Creditors, or is required by an Extraordinary Resolution of the Voting Secured Creditors to take any action under the Master Security Trust Deed, and advises the Voting Secured Creditors that it will not act in relation to the enforcement of the Master Security Trust Deed and the relevant deed of charge unless it is personally indemnified by the Voting Secured Creditors to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the Master Security Trust Deed and the relevant deed of charge and is provided funds to the extent to which it may become liable, including costs and expenses, and the Voting Secured Creditors refuse to grant the requested indemnity, or provide the security trustee funds, then the security trustee is not obliged to act in relation to that enforcement under the Master Security Trust Deed and the relevant deed of charge.

        The security trustee will not be liable for any decline in the value, nor any loss realized upon any sale or other dispositions made under the Master Security Trust Deed, of any secured property or any other property charged to the security trustee by any person in respect of or relating to the obligations of any person in respect of the issuer trustee or the secured money or relating in any way to the secured property or for any such decline in value directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it, or for any omission, delay or mistake or any loss or irregularity in connection with any of its powers under the Master Security Trust Deed or a deed of charge, except for the fraud, negligence or breach of trust of the security trustee.

        The security trustee is not liable for any loss, costs, damages or expenses arising from its acts or omissions, or those of the issuer trustee or Trust Manager, or its reliance upon the issuer trustee or Trust Manager, to any Secured Creditor or other person except to the extent the security trustee is actually indemnified out of the secured property, or out of funds held for that purpose, or for any other act or omission on its part. The only exception is where and to the extent the relevant matter is due to the fraud, negligence or breach of trust of the security trustee.

DESCRIPTION OF TRANSACTION DOCUMENTS

        The following summary describes the additional material terms of the core Transaction Documents to the extent not described in other parts of this prospectus. The summary is subject to the provisions of such Transaction Documents. Within fifteen days after the closing date for each series of notes, the Trust Manager will file with the SEC copies of each of the material Transaction Documents on a Current Report on Form 8-K.

Trust Accounts

        For each trust, the issuer trustee will establish and maintain pursuant to the Master Trust Deed and any related supplemental deed a relevant collections account with a bank meeting the requirements to be specified in the prospectus supplement relating to that trust and series of notes. The issuer trustee will open each collections account in its name and in its capacity as trustee of the trust. These accounts will not be used for any purpose other than for the applicable trust.

        The Trust Manager shall have the discretion and duty to recommend to the issuer trustee, in writing, the manner in which any moneys forming part of a trust shall be invested in authorized investments and what purchases, sales, transfers, exchanges, collections, or alterations of trust assets shall be effected and when and how the same should be effected. Each investment of moneys on deposit in a trust's accounts shall be in authorized investments that will mature not later than the business day before the applicable payment date.

Pre-funding Account

        With respect to a series of notes under the Program, the issuer trustee may, on behalf of a trust, establish a pre-funding account relating to that issue of notes pursuant to the Master Trust Deed. A pre-funding arrangement will be applicable to a series of notes only if so specified in the related prospectus supplement. The issuer trustee may deposit all or a portion of the proceeds received by the issuer trustee in connection with the issue of one or more classes of notes of the related trust in the pre-funding account. The amount that may be initially deposited into a pre-funding account in relation to the aggregate principal amount of the notes issued in a trust will be specified in the related prospectus supplement. The amounts on deposit in any pre-funding account may be invested only in investments deemed acceptable by the rating agencies as consistent with the applicable ratings on the notes. The amounts on deposit in the pre-funding account will be used by the issuer trustee to purchase additional mortgage loans that could not be delivered by the Seller following the closing date for the related notes. The specified period for the acquisition by the issuer trustee of additional mortgage loans from the closing date for that series of notes will be specified in the related prospectus supplement. Any funds in the pre-funding account that are not used to purchase additional mortgage loans by the end of the specified period will be applied as a mandatory prepayment of the related class or classes of notes as specified in the related prospectus supplement. Any additional mortgage loans purchased by the issuer trustee will conform to the eligibility criteria. The underwriting standards for additional mortgage loans that will be acquired with amounts from the pre-funding account will comply with the standards set forth herein under "The Seller's Residential Loan Program—Underwriting Process."

Interest Rate Swaps

        With respect to a series of notes issued under the Program, the issuer trustee may enter into one or more variable rate basis swaps and fixed rate basis swaps with one or more interest rate swap providers. The actual swap agreements may vary for each series of notes depending upon the types of mortgage loan products included in the related trust. Such swap agreements will be applicable to a series of notes only if so specified in the related prospectus supplement.

Currency Swaps

        With respect to a series of notes issued under the Program, the issuer trustee will enter into one or more currency swaps with one or more currency swap providers. Collections on the mortgage loans will be denominated in Australian dollars and amounts received under any variable rate basis swap and any fixed rate basis swaps are likely to be denominated in Australian dollars. However, in most instances, the payment obligations of the issuer trustee on the notes offered under this prospectus and the related prospectus supplement will be denominated in US dollars and calculated on a different basis (for example, by reference to LIBOR). In these cases, to hedge its currency and basis exposure, the issuer trustee may enter into one or more swap agreements with the currency swap providers. The actual swap agreements may vary for each trust. The details of any such hedging or swap arrangement will be set forth in the prospectus supplement for that series of notes.

Interest Rate Cap or Floor Agreements

        With respect to a series of variable rate notes issued under the Program, the issuer trustee may enter into interest rate cap or interest rate floor agreements with one or more counterparties. Under the former, a counterparty will agree to make certain payments to the trust on each payment date on a calculated notional amount and at an annual rate equal to the excess, if any, of the designated index applicable to calculating interest on the variable note rates (e.g., LIBOR) for that accrual period over a specified rate for the related payment date (the "Strike Rate"). The Strike Rate may vary for each subsequent payment date based upon the terms of the cap agreement. The notional amount upon which payments under the cap agreement will be based will typically be an amount initially equal to the aggregate principal balance of the fixed rate mortgage loans included in the trust and thereafter will decline based upon an assumed rate of principal prepayments and an assumed rate of defaults or losses on such mortgage loans. The cap agreement will serve as a mechanism to limit the basis risk to a trust incurred as a result of the difference between interest collections on the fixed rate mortgage loan collateral and volatile or unforeseen increases in the index on which note interest payments are based.

        If provided in the prospectus supplement, the issuer trustee on behalf of a trust may enter into cap, collar, floor or other similar rate or price protection transaction or agreements.

The Master Security Trust Deed

          General

        The issuer trustee will grant a first ranking fixed and floating charge, registered with the Australian Securities and Investments Commission, over all of the assets of a trust in favor of the security trustee. Such charge will secure the issuer trustee's obligations to the noteholders, the Trust Manager, the security trustee, the Servicer, the Seller, the note trustee, any paying agent, any swap provider, and any provider of a support facility in respect of that trust. These secured parties are collectively referred to in the Transaction Documents for a series of notes as the "Secured Creditors."

          Nature of the Charge

        The security created by the Master Security Trust Deed and related deed of charge in relation to a trust is a "fixed and floating charge." It operates as a fixed charge over certain assets and a floating charge over other assets. In particular, it operates as a fixed charge over interests in real property (other than the mortgage loans), book debts, etc. It operates as a floating charge over the issuer trustee's interest in the mortgage loans, the proceeds of any book debts and all of the property secured under the charge not specifically referred to as being subject to the fixed charge. A floating charge over assets should be distinguished from a fixed charge over assets.

        A person may not deal with its assets over which it has granted a fixed charge without the consent of the person to whom the charge is granted (in this case, the security trustee). Fixed charges are usually given over real property, marketable securities and other assets which may not be disposed of or otherwise dealt with by such person.

        A floating charge does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The person granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the such person's business. The issuer trustee has agreed not to dispose of or create interests in the assets of any trust subject to a floating charge except as permitted by the Transaction Documents and the Trust Manager has agreed not to direct the issuer trustee to take any such actions. If the issuer trustee disposes of any of the trust assets, including any mortgage loan, as permitted by the Transaction Documents, the person acquiring the property will take it free of the floating charge. The floating charge granted over the trust assets will "crystallize," which means it becomes a fixed charge, upon the occurrence of specific events set out in the Master Security Trust Deed and the related deed of charge, including notice to the issuer trustee by the security trustee, or following an event of default under the Master Security Trust Deed. On crystallization of a floating charge, the issuer trustee may not deal with the assets of the trust without the consent of the security trustee.

        If a floating charge has crystallized, the security trustee may at any time release any asset from a fixed charge by notice to the issuer trustee. Following that release, the asset will again be subject to the floating charge.

          Events of Default

        Events of default with respect to a particular series of notes will be specified in the related deed of charge and described in the related prospectus supplement for that series of notes. Such events of default in respect of a trust may include the following, but such list is not intended to be all inclusive:

    •
    the issuer trustee fails to pay or repay any amount due under any senior class of notes or any junior class of notes (after all senior classes of notes have been repaid or redeemed in full) or any Transaction Document within ten business days of the due date for payment or repayment of such amount;

    •
    the issuer trustee is (for any reason) not fully entitled to exercise its right of indemnity against the assets of the trust and the circumstances are not rectified to the reasonable satisfaction of the security trustee within 14 days of notice;

    •
    the issuer trustee fails to perform or observe any other provisions, other than the obligations already referred to in this section, of a Transaction Document where such failure will have a Material Adverse Effect and such failure is not remedied within 30 days after written notice from the security trustee requiring the failure to be remedied;

    •
    an Insolvency Event occurs relating to the issuer trustee, in its capacity as trustee of the trust, and the issuer trustee is not replaced (by either the Trust Manager or a replacement trustee) in accordance with the Master Trust Deed within 30 days of such Insolvency Event;

    •
    the charge created by the Master Security Trust Deed and the related deed of charge is not or ceases to be a first ranking charge over the assets of the trust, or is or becomes wholly or partly void, voidable or unenforceable;

    •
    all or any part of any Transaction Document is terminated (other than an interest rate swap, a redraw facility or a currency swap in respect of a termination because of an action of a taxing authority or a change in tax law), or is or becomes void, illegal, invalid, unenforceable or of limited force and effect, or a party becomes entitled to terminate, rescind or avoid all or part of any Transaction Document (other than an interest rate swap, or a redraw facility or a currency swap in respect of a termination because of an action of a taxing authority or a change in tax law); or

    •
    without the prior consent of the security trustee, that consent being subject, in accordance with the terms of the Master Security Trust Deed, to the prior written consent of the Voting Secured Creditors:

    •
    the trust is wound up, or the issuer trustee is required to wind up the trust under the Master Trust Deed or applicable law, or the winding up of the trust commences;

    •
    the trust is held or is conceded by the issuer trustee not to have been constituted or to have been imperfectly constituted; or

    •
    the issuer trustee ceases to be authorized to hold the property of the trust in its name and perform its obligations under the Transaction Documents.

        Where the security trustee becomes aware of the occurrence of an event of default with respect to a particular series of notes, it must:

    •
    notify the issuer trustee, the Secured Creditors and the rating agencies that to the extent the property secured by the charge was subject to a floating charge, the charge has taken effect as a fixed charge;

    •
    notify the Secured Creditors as to the nature of the event of default, and advise of any steps being taken or to be taken to remedy the event of default; and

    •
    do such things as are necessary to convene a meeting of Voting Secured Creditors of the related trust at which it shall seek directions from such Voting Secured Creditors by way of Extraordinary Resolution of such Voting Secured Creditors regarding the action it should take as a result of that event of default.

          Meetings of Voting Secured Creditors

        The Master Security Trust Deed contains provisions for convening meetings of the Voting Secured Creditors of a trust to enable such Voting Secured Creditors to direct or consent to the security trustee taking or not taking certain actions under the Master Security Trust Deed, including directing the security trustee to enforce the Master Security Trust Deed and the related deed of charge in respect of a trust.

          Voting Procedures

        Every question submitted to a meeting of Voting Secured Creditors shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as a Voting Secured Creditor or as a representative. A representative is, in the case of any noteholder, a person or body corporate appointed as a proxy for that noteholder. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, secured moneys shall have one vote except that any person attending as a proxy shall represent each noteholder who has directed the proxy to vote on its behalf under the note trust deed. On a poll, every person who is present shall have a number of votes calculated by dividing the outstanding principal balance of notes held by that person on the relevant day by A$10.

        A resolution of all the Voting Secured Creditors, including an Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument or instruments in writing which have been signed by or on behalf of all Voting Secured Creditors.

          Enforcement of the Charge

        Upon the occurrence of an event of default or certain other events, including failure to pay certain taxes, the charge (to the extent it is not a fixed charge or has not already taken effect as a fixed charge) takes effect as a fixed charge immediately.

        The security trustee may then, upon receiving instructions from a meeting of Voting Secured Creditors, take action which may include:

    •
    declaring secured money immediately due and payable;

    •
    appointing a receiver;

    •
    selling secured property, if the security trustee has agreed to do so; or

    •
    such other steps as the Voting Secured Creditors may specify and the security trustee agrees to.

        The security trustee may, and if directed by no less than 90% of Voting Secured Creditors must, at any time after the charge has taken effect as a fixed charge, give notice to the issuer trustee that it no longer requires the charge to operate as a fixed charge over specified property.

        No Secured Creditor is entitled to enforce the charge under the Master Security Trust Deed and related deed of charge, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with the Master Security Trust Deed and the related deed of charge unless the security trustee fails to act as obliged.

          The Note Trustee as Voting Secured Creditor

        The note trustee may, without the consent of the noteholders, determine that any condition, event or act which with the giving of notice, lapse of time or the issue of a certificate would constitute an event of default under the Master Security Trust Deed shall not, or shall not subject to specified conditions, be treated as such. The note trustee shall not exercise any of these powers in contravention of any express direction given in writing by noteholders representing at least 75% of the aggregate outstanding principal balance of the notes offered under this prospectus. Any modification to a Transaction Document, waiver, authorization or determination by the note trustee shall be binding on the noteholders and, unless the note trustee agrees otherwise, the Trust Manager on behalf of the issuer trustee shall notify the noteholders for the affected series of the modification, waiver, authorization or determination as soon as practicable thereafter.

        If an event of default under the Master Security Trust Deed occurs and is continuing in respect of a series of notes, the note trustee shall deliver to each noteholder of that series notice of the event of default within 90 days of the date of occurrence of the event of default, provided that, except in the case of a default in payment of interest and principal on the notes, the note trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the relevant class of noteholders.

        The rights, remedies and discretion of the noteholders of a series under the Master Security Trust Deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the note trustee on behalf of such noteholders except in the circumstances specified in the Master Security Trust Deed. The security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of such noteholders without inquiry about compliance with the note trust deed.

        The note trustee shall not be bound to vote under the Master Security Trust Deed, or otherwise direct the security trustee under the Master Security Trust Deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the Master Security Trust Deed, the note trust deed or any notes unless directed or requested to do so by the noteholders representing at least 75% of the aggregate outstanding principal balance of the notes and then only if the note trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

        If any of the notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the notes, the note trustee must not vote under the Master Security Trust Deed to, or otherwise direct the security trustee to, dispose of the secured property unless either:

    •
    a sufficient amount would be realized to discharge in full all amounts owing to the noteholders, and any other amounts payable by the issuer trustee ranking in priority to or equal with the notes; or

    •
    the note trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the Master Security Trust Deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph.

          Priorities under the Master Security Trust Deed

        The prospectus supplement for a series of notes will describe the order of priority in which the proceeds from the enforcement of the Master Security Trust Deed and the relevant deed of charge are to be applied.

        Upon enforcement of the charge created under a deed of charge and regulated by the Master Security Trust Deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the Secured Creditors. Any claims of the Secured Creditors remaining after realization of the security and application of the proceeds as aforesaid shall, except in limited circumstances, be extinguished.

          Security Trustee's Expenses

        The issuer trustee shall reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee.

          Retirement and Removal of the Security Trustee

        The security trustee may retire by giving not more than 90 days and not less than 30 days notice in writing to the issuer trustee and the Trust Manager, or such other time as may be agreed with those parties. If the security trustee does not propose a replacement in the notice given or by the date which is 30 days prior to the date of its proposed retirement, the Trust Manager is entitled to appoint a new security trustee.

        The security trustee covenants to retire as security trustee, and the Trust Manager may remove the security trustee if:

    •
    an Insolvency Event occurs in relation to the security trustee in its personal capacity;

    •
    the security trustee ceases to carry on business as professional trustee company;

    •
    there is a change of ownership of the security trustee of more than 50% or a change in effective management (without prior written consent of the Trust Manager) such that the security trustee is no longer able to fulfill its duties and obligations;

    •
    the security trustee fails to, within 14 days after written notice by the Trust Manager or the issuer trustee to carry out or satisfy any material duty imposed on the security trustee; or

    •
    the Voting Secured Creditors pass an Extraordinary Resolution requiring the removal of the security trustee, pursuant to the terms of the Master Security Trust Deed.

        Upon retirement or removal of the security trustee (other than by resignation), the Trust Manager is entitled to and must use its best endeavors to appoint some other person whose appointment the rating agencies confirm will not have an adverse effect on the ratings of the notes.

          Amendment

        The issuer trustee, the Trust Manager, the note trustee and the security trustee may, following prior notice to the applicable rating agencies, amend the Master Security Trust Deed to, among other things, correct a manifest error or ambiguity or which in the opinion of the security trustee is necessary to comply with the provisions of any law or regulation. Certain amendments that may be prejudicial to Secured Creditors may only be effected with the consent of the relevant Secured Creditors.

The Servicing Agreement

          Servicing of the Mortgage Loans

        The Servicer is required to administer the mortgage loans in the following manner:

    •
    in accordance with all applicable laws;

    •
    in accordance with the Servicing Agreement;

    •
    with the same degree of diligence and care expected of an appropriately qualified and prudent servicer of similar financial products and custodian of documents; and

    •
    subject to the foregoing bullet points, according to the Servicer's procedures and policies for servicing the Seller's mortgage loans from time to time.

        The Servicer's actions in servicing the mortgage loans according to the relevant procedures and policies are binding on the issuer trustee. The Servicer is entitled to delegate its duties under the Servicing Agreement. The Servicer at all times remains liable for servicing the mortgage loans and the acts or omissions of any delegate.

          Powers

        The Servicer has the express power, among other things:

    •
    to waive any fees and break costs which may be collected in the ordinary course of servicing the mortgage loans or to arrange the rescheduling of interest due and unpaid following a default under any mortgage loans;

    •
    to waive any right in respect of the mortgage loans and related mortgages in the ordinary course of servicing the mortgage loans and related mortgages, including according to its normal collection procedures; and

    •
    to extend the maturity date of a housing loan beyond 30 years from the date of origination when required to do so by law or a government agency regardless of whether the extension may have an adverse effect.

          Undertakings by the Servicer

        The Servicer will undertake, among other things, the following:

    •
    if directed by the issuer trustee following a Title Perfection Event, to promptly take action to protect the issuer trustee's interest in, and title to, the mortgage loans and related mortgages in the mortgage pool;

    •
    to make reasonable efforts to collect all moneys due under those mortgage loans and related mortgages and pay them into the collections account not later than the time required to do so;

    •
    to take such action as is required or necessary to protect or enforce the relevant mortgage loan and the related mortgage to the extent it determines to be appropriate;

    •
    to comply with the terms of any mortgage insurance policies, not do anything, without the consent of the issuer trustee, which could be reasonably expected to prejudicially affect or limit its rights or the rights of the issuer trustee under or relating to a mortgage insurance policy, and promptly make a claim under any mortgage insurance policy when it is entitled to do so or is required to do so under the Transaction Documents in respect of a default and notify the Trust Manager when each claim of this type is made;

    •
    not to consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank prior to or equal with the security trustee's interest in the related mortgage loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property, unless priority arrangements are entered into with the third party under which the third party acknowledges that the security trustee's interest in the mortgage loan and the related mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the unpaid balance of the mortgage loan plus any additional amount the Servicer determines according to the Servicer's procedures manual or its ordinary course of business;

    •
    not, except as required by law, to release a borrower or discharge any mortgage loan or mortgage where it would have an adverse effect;

    •
    to maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in order properly to service the mortgage loans and to perform or comply with its obligations under the Servicing Agreement;

    •
    to notify the issuer trustee, the rating agencies and the Trust Manager of any event which it reasonably believes is likely to have a material adverse effect promptly after becoming aware of the event and notify the Trust Manager of anything else which the Trust Manager reasonably requires regarding any proposed modification to any mortgage loan or related mortgage; and

    •
    to provide such documents, records and information reasonably requested by the issuer trustee or the Trust Manager, and upon reasonable notice and at reasonable times to permit the issuer trustee to inspect the data and records in relation to the trust and the mortgage loan agreements, mortgages, certificates of title and other documents related to the mortgage loans.

          Performance of Services

        In performing any services under the Servicing Agreement in respect of a trust the Servicer shall consider whether its performance of those services does or does not have an adverse effect. The Servicer may ask the issuer trustee or the Trust Manager if any action or inaction on its part is reasonably likely to, or will, have an adverse effect, and may rely upon any statement by the issuer trustee or the Trust Manager to that effect. The Servicer shall not be liable for a breach of the Servicing Agreement, or be liable under any indemnity, in relation to any action or inaction on its part, where it has been notified by the issuer trustee or the Trust Manager that the action or inaction is not reasonably likely to, or will not have, an adverse effect.

          Servicing Compensation and Expenses

        The Servicer will receive a fee from the assets of the trust for servicing the mortgage loans. The Servicer must pay from that fee all reasonable expenses incurred in connection with servicing the mortgage loans including expenses related to collection of the serviced mortgage loans of a relevant Trust, but excluding (1) any expenses relating to the enforcement and recovery of a mortgage loan or its related mortgaged property, provided that where the consent of an insurer is required in order for an expense to be reimbursed by that insurer, that consent must be obtained, and (2) any expenses reasonably and properly incurred by the Servicer in connection with enforcement and recovery of defaulted mortgage loans of a relevant Trust, including expenses relating to any court proceedings, arbitration or other dispute (all of which are reimburseable out of assets of the relevant Trust).

          Optional Repurchase of Defaulted Mortgage Loans

        If so specified in the prospectus supplement for a series of notes, subject to certain limitations contained in the Servicing Agreement, the Servicer will have the right and option, but not the obligation, to purchase for its own account any mortgage loan which becomes 90 days or more delinquent for a purchase price equal to the then current value of such mortgage loan (taking into account applicable insurance proceeds and other available resources). The Servicer is prohibited from exercising such option unless the purchase price for such defaulted loan equals the outstanding amount owed by the borrower, including accrued interest.

          Removal and Resignation of the Servicer

        The issuer trustee may only terminate the Servicer's appointment if the issuer trustee determines that any of the following "Servicer Termination Events" occurs:

    •
    an Insolvency Event occurs in respect of the Servicer;

    •
    the Servicer fails to remit or pay any amount due by it within 10 business days of receipt of a notice to do so from the issuer trustee or Trust Manager, except where that amount is subject to a good faith dispute between the Servicer, the issuer trustee or the Trust Manager;

    •
    the Servicer fails to comply with any of its other obligations under any Transaction Document and such action has had, or if continued will have, an adverse effect and that failure is not remedied within 30 days after the Servicer becomes aware of that failure by receipt of notice;

    •
    any representation, warranty or certification made by the Servicer is incorrect when made and is not waived by the issuer trustee or remedied to the issuer trustee's reasonable satisfaction within 90 days after notice from the issuer trustee, and the issuer trustee determines that breach would have an adverse effect; or

    •
    it becomes unlawful for the Servicer to perform the services under the Servicing Agreement.

        If a Servicer Termination Event occurs, the issuer trustee must, upon notice to the Trust Manager, the Seller, the Servicer and the applicable rating agencies, terminate the rights and obligations of the Servicer in respect of a trust immediately and appoint an eligible successor Servicer. An eligible successor Servicer is a Servicer whose appointment will not materially prejudice the interests of noteholders. The issuer trustee shall act as the servicer and receive a fee for its services until an eligible successor servicer is appointed and agrees to act as the Servicer.

        With the exception of some limitations, the Servicer will indemnify the issuer trustee against any losses, liabilities, costs and expenses resulting from a Servicer Termination Event or a failure by the Servicer to perform its duties under the Servicing Agreement.

        The Servicer may voluntarily resign after giving three months notice, or such lesser period as agreed, to the applicable rating agencies, the Seller, the Trust Manager and the issuer trustee.

          Replacement of the Servicer

        The Trust Manager and the issuer trustee shall use reasonable efforts to find a suitably qualified person to act as Servicer whose appointment will not materially prejudice the interest of the noteholders. Until the appointment of an eligible successor servicer is complete or an eligible successor servicer has not been appointed by the expiration of the three month notice period, the issuer trustee itself will act as the servicer and be entitled to a servicing fee.

          Document Custody

        The Servicer will be responsible for custody of the relevant documents for each mortgaged property, on behalf of the issuer trustee. The Servicer must hold these documents as custodian at the direction of the issuer trustee according to its standard safekeeping practices, and according to the procedures contained in the Servicing Agreement.

        The procedures contained in the Servicing Agreement include the following:

    •
    keeping the relevant documents for the mortgage loans in each mortgage pool separate from other documents held by the Servicer;

    •
    maintaining a record of the physical movement of the relevant documents; and

    •
    ensuring that the Servicer is capable of locating security packets containing the relevant documents.

        The Servicer will be audited by an independent auditor on an annual basis, and again within two months of that annual audit if any audit gives an adverse finding, in relation to its custodial procedures, identification of documents, security and tracking systems.

        The issuer trustee may terminate the Servicer's appointment as custodian if the following occurs:

    •
    the Servicer has not complied with the requirements of the Servicing Agreement to the satisfaction of its auditor and a further audit also results in an adverse finding by the auditor;

    •
    the long-term rating of the Servicer is downgraded below the rating levels specified in the Servicing Agreement;

    •
    the Servicer is in default under a Servicing Agreement between it and any other person, and by reason of the default that other person removes any documents in the Servicer's custody under the Servicing Agreement where that person would otherwise not have been entitled to do so; or

    •
    a Servicer Termination Event (as described above under "—Removal and Resignation of the Servicer") has occurred and continues to exist.

        If any of the events listed in the preceding section occurs, then, subject to certain exceptions, the Servicer must deliver the relevant documents and all other documents and records relating to the mortgage loans to the issuer trustee or a third party at the direction of the issuer trustee. If the Servicer has not done so within ten business days of the date of termination of the Servicing Agreement or such longer period as the issuer trustee in its reasonable discretion permits, the issuer trustee may commence legal action to recover the documents or enter the premises where the relevant documents are kept, take possession of and remove the relevant documents. The issuer trustee may, to the extent that it has information available to it to do so, lodge caveats regarding or take all such other action it considers necessary to protect its interests in the mortgage loans and related mortgages for which it does not hold the relevant documents. A caveat is a notice which is put on the relevant land title register to provide notice of a party's interest in the property.

          Amendment

        The Servicer, the issuer trustee and the Trust Manager may agree to amend the Servicing Agreement after giving 10 business days prior notice of the proposed amendment to the applicable rating agencies if such amendment, among other things:

    •
    is necessary or expedient to comply with or be consistent with the current provision of any statute, ordinance, regulation, by-law, or other statutory authority, or is necessary to conform to any change or amendment of any statute, regulation or other requirement of a government agency;

    •
    is made to correct a manifest error or is of a formal, technical or administrative nature only; or

    •
    is considered by the issuer trustee not to be materially prejudicial to the interests of noteholders, or any individual noteholder or group of noteholders.

          Termination of Servicing Agreement

        The Servicing Agreement will terminate in respect of a trust on the earlier of:

    •
    the date on which the Servicing Agreement is terminated in respect of that trust by the issuer trustee if a Servicer Termination Event occurs;

    •
    the date which is one month after the notes in relation to the related trust have been redeemed in full under the Transaction Documents and the issuer trustee ceases to have any obligation to any creditor in respect of that trust;

    •
    the date on which the issuer trustee replaces the Servicer with an eligible successor servicer in respect of that trust; and

    •
    the date on which the Servicer is replaced after resigning or being removed in respect of that trust.

Modifications and Amendments

        The issuer trustee and the Trust Manager, with respect to the Master Trust Deed and the supplemental deed, or the issuer trustee, the Trust Manager and the note trustee, with respect to the note trust deed may by way of supplemental deed alter, add to or modify the Master Trust Deed, the supplemental deed or the note trust deed (as the case may be) without the consent of the noteholders or the beneficiary of the related trust, including:

    •
    to correct a manifest error or ambiguity, or if the amendment is of a formal, technical or administrative nature only;

    •
    in the event of an inconsistency between the provisions of any of the above named Transaction Documents and the description of the provisions in the related prospectus, to correct such inconsistency;

    •
    if the amendment is necessary to comply with the provisions of any law or regulation or with the requirements of any governmental agency;

    •
    if the amendment is appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any government, including, without limitation, an alteration, addition or modification which is appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the trusts established pursuant to the Program; or

    •
    if the amendment, in the opinion of the note trustee (in respect of the note trust deed or the supplemental deed) or the issuer trustee (in respect of the Master Trust Deed), is desirable to enable the provisions of the Master Trust Deed or the supplemental deed or the note trust deed (as the case may be) to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason.

        However, where in the reasonable opinion of the note trustee or the issuer trustee, as the case may be, a proposed alteration, addition or modification to the Master Trust Deed or the supplemental deed (in the case of the issuer trustee) or the note trust deed (in the case of the note trustee) (as the case may be) is prejudicial or likely to be prejudicial to the interests of the noteholders or a class of noteholders or the Unit Holders (as the case may be), the alteration, addition or modification may only be effected by the issuer trustee or note trustee, as applicable, with the prior consent of the holders of 75% of the aggregate principal amount of the relevant class or classes of notes or with the prior written consent of the Unit Holders, as the case may be. The opinion of the issuer trustee or the note trustee as to whether a proposed alteration, addition or modification is prejudicial or likely to be prejudicial to the noteholders (or a class thereof) may be supported by either an Opinion of Counsel or by the written confirmation of the applicable rating agencies that such proposed amendment would not result in a downgrade, qualification or withdrawal of the rating then assigned to the notes (or the relevant class thereof).

USE OF PROCEEDS

        The issuer trustee will apply all or substantially all of the net proceeds from the sale of each series of notes under the Program for one or more of the following purposes:

  •
  to purchase the assets of the relevant trust;

  •
  to repay indebtedness which has been incurred to obtain funds to acquire the assets of the relevant trust; and

  •
  to pay costs of structuring and issuing the notes, including the costs of obtaining any credit enhancement.

LEGAL ASPECTS OF THE MORTGAGE LOANS

        The following discussion is a summary of the material legal aspects of Australian mortgage loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the laws of the applicable State or Territory. Laws may differ between States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales (except where it expressly provides otherwise), without referring to any specific legislation of that state. In the event that the laws of a particular jurisdiction having a high concentration of mortgaged properties are material to prospective investors of a series of notes, the applicable laws of that jurisdiction, to the extent material to investors and not addressed under this "Legal Aspects of the Mortgage Loans", will be summarized in the prospectus supplement for that series of notes.

General

        There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and homeowner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over its property. The second party is the mortgagee, who is the lender. Each mortgage loan securitized under the Program will be secured by a mortgage which has either a first or second ranking priority in respect of the mortgaged property over all other mortgages granted by the relevant borrower or guarantor and over all unsecured creditors of the borrower, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. Each borrower under the mortgage loans is prohibited under its loan documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of the seller of that mortgage loan or, where consent is not required under the laws of a particular State or Territory, without entering into a satisfactory priority agreement.

Types of Security

        There are a number of different forms of title to land in Australia. The most common form of title in Australia is "Torrens title."

          Torrens title

        "Torrens title" is freehold or leasehold title, interests in which are created by registration in one or more central land registries of the relevant State or Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is maintained by the registry, and in most States and Territories a duplicate certificate is issued to the owner. Pro forma instruments are used to register most dealings with the relevant land.

        Ordinarily the relevant certificate of title, or any registered plan referred to in it, will reveal the position and dimensions of the land, the present owner, and any leases, mortgages, registered easements and other dealings to which it is subject. In some jurisdictions, leases of more than three years are required to be registered. Otherwise, leases are generally not registered. The certificate is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

        Some Torrens title property securing mortgage loans and thus comprised in the mortgaged property will be "strata title," "stratum title" or "residential Crown leasehold."

          Strata title and Stratum title

        Strata title and Stratum title is a system of a title (under Torrens title) under which land and the airspace above it is divided into a number of units (similar to condominiums in the United States) and is governed by the laws of the state or territory in which the property is situated. The proprietor has title to a unit of that land and may freely deal with that unit. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies, are referred to as "common property" and are held by a "owners corporation" or "service company" for the benefit of the individual proprietors. All proprietors are members of the owners corporation or service company, which is vested with the control, management and administration of the common property and the strata or stratum scheme generally, including the regulations governing the apartment block, for the benefit of the proprietors. In general, the owners corporation or service company will have a charge, either registered or created by Statute, over the units of its members to secure fees payable by the members or will have rights enforceable against any assignee of a member. This charge, or those rights payable as a matter of practice, will take priority over the mortgage securing the mortgage loan.

        Only Torrens title land can be the subject of strata or stratum title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata or stratum proprietor.

          Residential Crown Leasehold

        All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as Crown leasehold. Mortgaged residential property in that jurisdiction comprises a Crown lease, and developments of the land are subject to the terms of that lease. A Crown lease is any right, power or privilege over, or in connection with land, granted by the Commonwealth, a State or a Territory or an authority of the Commonwealth, a State or a Territory. The lease is granted under a statutory law of the Commonwealth, State or Territory for a certain purpose.

        Any lease of this type:

  (1)
  cannot have a term exceeding 99 years, although the term can be extended under a straightforward administrative process, whereby the existing lease is surrendered and a new lease is granted for a term not exceeding 99 years, unless the Commonwealth or the Australian Capital Territory Government considers that the land is required for a public purpose; and

  (2)
  where it involves residential property, is subject to a nominal rent of 5 cents (Australian) per annum on demand.

        Crown leasehold land is held under Torrens title. The borrower's leasehold interest in the land is entered in a central register and the borrower may deal with its leasehold interest, including granting a mortgage over the property, without consent from the government.

        In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease must exceed the term of the mortgage loan secured by that mortgaged property.

        Leasehold property may become subject to native title claims. Native title has only quite recently been recognized by Australian courts. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on how that property was previously used by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest. To give statutory recognition to indigenous Australians' common law rights and to resolve a number of land management issues, the Commonwealth legislated the Native Title Act in 1993 of Australia, and amended it in 1998. The amended Native Title Act contains a schedule of tenures that extinguish native title, which includes residential leases. Although there are a number of test cases before the courts, the current view is that a lease entered into on or before December 23, 1996 which confers the right of exclusive possession over the property, which is typically the case with residential leases, will extinguish native title over the relevant property. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

          Old System Title

        Old System Title is another form of freehold title. Here, interests are created by deeds between parties, or by will. Proof of title involves searching back for a number of years to establish an unbroken "chain" of title. The documents which evidence this chain can include deeds of conveyance, deeds of mortgage and testamentary wills. The courts and the legislative bodies recognized the difficulties in tracing this chain of documents to the original grant. The response of the courts was to allow ownership to be proven if a chain of documents for an unbroken period of 60 years could be traced back to a document, which provided a satisfactory documentary starting point. Australian conveyancing laws have since shortened this unbroken period to 30 years. The documents which prove this ownership are generally registered with the land titles office of the relevant State or Territory. This registration process assists in locating and identifying the chain of documents needed to prove ownership of the land.

          Company Title

        Company title is an exclusive right conferred by a home unit company on a shareholder to occupy a particular part of a building which the company owns. The shareholder has a contractual right against the home unit company but does not acquire ownership of that part of the building which he or she occupies pursuant to the ownership of the shares.

Taking Security over Land

        The law relating to the granting of securities over real property in Australia is complicated by the fact that each State and Territory has separate governing legislation. The following is a summary of the material issues involved in taking security over land in Australia.

        Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property, and the mortgagor remains as legal owner; in short, the Torrens mortgage operates as a statutory charge. The mortgagee does not obtain an estate in the property but does have an interest in the land which is marked on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

        In most States and Territories, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

        In Queensland under the Land Title Act 1994 and the Northern Territory, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title.

        Once the mortgagor has repaid his or her debt, a discharge executed by the mortgagee is lodged with the relevant registrar by the mortgagor or the mortgagee, and the mortgage is noted as having been released.

        A mortgage under old system title does not operate as a statutory charge but rather is a transfer of the mortgagor's interest in the land to the mortgagee with a right to have that interest re-transferred to the mortgagor upon repayment on the due date. Old system title land can only be legally mortgaged by the execution of a deed which complies with the various requirements of the conveyancing laws of the relevant State or Territory. All mortgages acquired by any trust which relate to old system title land will be secured by a legal mortgage and will be documented by way of a deed of mortgage.

        A lender may also take a second ranking mortgage over real property in Australia. This discussion assumes that each of the first and second ranking mortgages are registered with the relevant land titles office.

        The consent of the holder of the first ranking mortgage is generally required for the granting of a second ranking mortgage and a priority agreement may be entered into between the mortgagees. The priority agreement will generally regulate the enforcement and sale process in respect of the related property and the application of the sale proceeds between the first and second ranking mortgages.

        If no such priority agreement is entered into, then the holder of a second ranking mortgage may commence the enforcement and sale process in respect of the related property, without the consent or control of the holder of the first ranking mortgage, but upon the sale of the related property will be required to obtain the release of the first ranking mortgage from the related property, by payment of all amounts secured to the first mortgage. Equally, the holder of the first ranking mortgage may take these actions and is required only to account to the holder of a second ranking mortgage for any sale proceeds that exceed the amount due to the holder of the first ranking mortgage.

        In each case, the sale proceeds are generally applied first towards repayment of all amounts due to the holder of the first ranking mortgage. The holder of the second ranking mortgage is entitled to the sale proceeds only to the extent that all amounts due to the holder of the first ranking mortgage have been paid in full.

ENFORCEMENT OF REGISTERED MORTGAGES

Enforcement Generally

        The law relating to the enforcement of registered mortgages over real properties in Australia is complicated by the fact that each State or Territory has separate governing legislation. The following is a summary of the material issues involved in enforcing registered mortgages in Australia.

        Subject to the discussion in this section, if a borrower defaults under a mortgage loan, the loan documents provide that all moneys under the mortgage loan become due and payable either, in limited circumstances, immediately, or otherwise after a default notice has been given and the default has not been remedied within a prescribed period of time (generally at least 30 days). The lender then has a number of remedies, including the right to sue to recover all outstanding principal, interest and fees under the borrower's personal covenant to repay the amounts set out in the loan documents.

        In addition, the lender may enforce a registered mortgage in a number of ways. They include:

  •
  selling the property:  This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. The mortgagee is under certain duties in the conduct of the sale. The sale may be by public auction or private treaty. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property;

  •
  leasing the property.  The lender may, in limited circumstances, lease the property to third parties;

  •
  entering into possession of the property.  If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property. The mortgagee may apply rent or profits received from the possession of the property in satisfaction of the amount owing in respect of the mortgage loan and the related mortgage or it may sell the property. Upon taking possession, the mortgagee has a number of duties including the duty to account, to realize assets conscientiously, to get in rents and other income, to improve the property and make repairs, and to maintain the security for the benefit of the guarantor (if any);

  •
  foreclosing on the property.  Under foreclosure procedures, the mortgagor's right, title and interest in the property is extinguished (including any right to redeem the mortgage) so that the mortgagee becomes the absolute owner of the property. This remedy is, because of procedural constraints, rarely used except where the value of the loan outstanding is higher than the value of the property likely to be realized by the sale. In such a case the mortgagee may then consider it worthwhile to take title to the property in satisfaction of the debt and wait for the market to improve to recoup the outstanding loan. However, if the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt. This enforcement option is rarely, if ever, used in the case of Australian residential mortgage loans;

  •
  appointing a receiver to deal with the property or with income from the property or exercise other rights delegated to the receiver by the mortgagee.  A receiver will generally manage and administer the property in the interests of the mortgagee in order to preserve the mortgagee's security and set off the income from the property against payments due under the mortgage loan and the related mortgage. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it; or

  •
  obtaining an order for judicial sale under an application to the relevant Court.  This remedy is rarely used, as most mortgage documents now contain express provisions allowing the mortgagee to sell the property, or the mortgagee has the power to do so under the relevant Torrens title legislation. It is likely to only be used where the mortgage document does not itself confer the requisite power to sell the property, such as where an equitable mortgage over land is created by the deposit of title deeds.

        A mortgagee's ability to call in all amounts under a mortgage loan or enforce a mortgage which is subject to the Australian Consumer Credit Code is limited by various demand and notice procedures which must be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

Penalties and Prohibited Fees

        Australian courts will not enforce a borrower's obligation to pay interest on a default or delinquent payment if the interest rate charged on default is seen to be a "penalty." Some jurisdictions prescribe a maximum recoverable interest rate. However, most do not specify what is a penalty; in those circumstances, whether a rate is a penalty will be determined by such factors as prevailing market interest rates. The Australian Consumer Credit Code does not impose a limit on the rate of default interest. However, legislation in New South Wales, Queensland, South Australia, Western Australia, the Australian Capital Territory and the Northern Territory prevents a lender from recovering interest under a consumer loan at a rate that exceeds 48% per annum while in Victoria, a mortgage is void if the interest rate under the relevant loan exceeds 30% and the loan contract itself is unenforceable if the interest rate exceeds 48% per annum. In addition, throughout Australia, if a rate is too high, the borrower may be entitled to have the loan agreement reopened on the ground that it is unjust. Under the Corporations Act of the relevant Australian jurisdiction, the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

        The Australian Consumer Credit Code requires that any fee or charge to be levied in connection with the mortgage loan must be authorized, and sometimes specified in the contract, otherwise it cannot be levied. The regulations under the Australian Consumer Credit Code may also prohibit certain fees and charges. The Australian Consumer Credit Code also requires that establishment fees, termination fees and prepayment fees be reasonable, or they may be reduced or set aside.

Bankruptcy and Insolvency

        The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 of Australia, which is a Federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance.

        Certain dispositions of property by a bankrupt may be avoided by a trustee in bankruptcy. These include where:

  (a)
  the disposition was made to defraud creditors; or

  (b)
  the disposition was made by an insolvent debtor within 6 months of the petition for bankruptcy and that disposition gave a preference to an existing creditor over at least one other creditor.

        The insolvency of a company is governed by the Corporations Act of the relevant Australian jurisdiction. Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a mortgage which is voidable under the Corporations Act because it is an uncommercial transaction, or an unfair preference to a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred:

  (a)
  when the company was insolvent, or an act was done to give effect to the transaction when the company was insolvent, or the company became insolvent because of the transaction or the doing of an act to give effect to the transaction; and

  (b)
  within a prescribed period before the winding up of the company.

        The liquidator may also avoid a loan under which an extortionate interest rate is levied.

Environmental Considerations

        Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both State and Federal levels, although the majority of relevant legislation is imposed by the States. No Australian statute expressly imposes liability on "passive" lenders or security holders for environmental matters, and some States expressly exclude such liability. However, liability in respect of environmentally damaged land, including the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all States, lenders are expressly excluded from the definitions of one or more of these categories.

        Merely holding security over property does not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

        Some environmental legislation provides that security interests may be created over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property. The security interests may have priority over pre-existing mortgages.

        To the extent that the issuer trustee or a receiver appointed on the issuer trustee's behalf incurs any of these liabilities, it will be entitled to be indemnified out of the assets of the trust.

Tax Treatment of Interest on Australian Mortgage Loans

        Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied residential properties that generate taxable income are generally allowable as tax deductions.

The Seller as Mortgagee

        The Seller is, and until a Title Perfection Event occurs intends to remain, the registered mortgagee of all the mortgages. The borrowers and guarantors will not be aware of the equitable assignment of the mortgage loans and mortgages to the issuer trustee.

        Prior to any Title Perfection Event, the Servicer will undertake any necessary enforcement action with respect to defaulted mortgage loans and mortgages. Following a Title Perfection Event, the issuer trustee is entitled, under an irrevocable power of attorney granted to the issuer trustee by the Seller, to be registered as mortgagee of the mortgages. Until that registration is achieved, the issuer trustee or the Trust Manager is entitled, but not obligated, to lodge caveats on the register to publicly notify its interest in the mortgages.

Insolvency Considerations

        Each equitable assignment of the mortgage loans is designed to mitigate insolvency risk. For example, the equitable assignment of the mortgage loans by the Seller to the issuer trustee, should ensure that the mortgage loans are not assets available to the liquidator or creditors of the Seller in the event of the Seller's insolvency. Similarly, the assets in the trust should not be available to creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the issuer trustee.

        If an Insolvency Event occurs with respect to the issuer trustee, the Master Security Trust Deed and the deed of charge may be enforced by the security trustee at the direction of the Voting Secured Creditors. The security created by the Master Security Trust Deed and the related deed of charge in respect of a trust will stand outside any liquidation of the issuer trustee of the relevant trust, and the assets the subject of that deed of charge will not be available to the liquidator or any creditor of the issuer trustee of the relevant trust, other than a creditor which has the benefit of the Master Security Trust Deed and the related deed of charge in respect of a trust, until the secured obligations have been satisfied. The proceeds of enforcement of the Master Security Trust Deed and the related deed of charge in respect of a trust are to be applied by the security trustee as set out in the supplemental deed for the relevant trust. If the proceeds from enforcement of the Master Security Trust Deed and the related deed of charge are not sufficient to redeem the notes in full, some or all of the noteholders will incur a loss.

AUSTRALIAN CONSUMER CREDIT CODE

        The Australian Consumer Credit Code is the substantially identical governing legislation of each State or Territory in Australia. The following is a summary of certain of the material provisions of the Australian Consumer Credit Code that may affect the mortgage loans and the issuer trustee. The majority of the mortgage loans located in Australia are regulated by the Australian Consumer Credit Code. Mortgage loans which are unregulated by the Australian Consumer Credit Code are unregulated by Australian statute. Under the Australian Consumer Credit Code, a borrower has the right to apply to a court to do the following, among other things:

  (a)
  vary the terms of a mortgage loan on the grounds of hardship or because it is an unjust contract (guarantees and mortgages can also be varied on grounds that they are unjust);

  (b)
  reduce or cancel any interest rate payable on a mortgage loan if the interest rate is changed in a way which is unconscionable;

  (c)
  have certain provisions of a mortgage loan which are in breach of the Australian Consumer Credit Code declared unenforceable;

  (d)
  obtain an order for a civil penalty against the lender in relation to a breach of certain key requirements of the Australian Consumer Credit Code, the amount of which may be set off against any amount payable by the borrower under the applicable mortgage loan; or

  (e)
  obtain additional restitution or compensation from the lender for breaches of the Australian Consumer Credit Code in relation to a mortgage loan or mortgage (guarantors may also obtain restitution or compensation for breaches of the Australian Consumer Credit Code in relation to mortgages or guarantees).

        The issuer trustee will become liable for compliance with the Australian Consumer Credit Code if it acquires legal title to the mortgage loans. It will take this legal title subject to any breaches of the Australian Consumer Credit Code by the relevant lender. In particular, once the issuer trustee acquires legal title it may become liable to orders of the type referred to in (d) and (e) above in relation to breaches of the Australian Consumer Credit Code. Criminal fines may be imposed on the Seller in respect of breaches of the Australian Consumer Credit Code by it while it held legal title to the mortgage loans. In addition, a mortgagee's ability to enforce a mortgage which is subject to the Australian Consumer Credit Code is limited by various demand and notice procedures which must be followed. Any order under the Australian Consumer Credit Code may affect the timing or amount of interest or principal payments or repayments under the relevant mortgage loan, which might in turn affect the timing or amount of interest or principal payments or repayments to the noteholders under the notes in respect of a trust. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

        The Seller will indemnify the issuer trustee against any loss that the issuer trustee may incur as a result of a failure by the relevant Seller to comply with the Australian Consumer Credit Code in respect of a mortgage loan or related mortgage.

        The Seller will give certain representations and warranties that the mortgage loans and related mortgagees which it assigns to the issuer trustee comply in all material respects with the Australian Consumer Credit Code in force at the time documents were executed. The Servicer of the relevant trust will undertake to comply with the Australian Consumer Credit Code in connection with servicing the mortgage loans and related mortgages where failure to do so would result in an event which will materially and adversely affect the amount of any payment to be made to any noteholder of a trust, or will materially and adversely affect the timing of such payment. In some circumstances, the issuer trustee of a trust may have the right to claim damages from the Seller or the Servicer, as the case may be, where that issuer trustee suffers a loss in connection with a breach of the Australian Consumer Credit Code which is caused by a breach of a relevant representation or undertaking.

MATERIAL UNITED STATES FEDERAL INCOME TAX MATTERS

Overview

        The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes of any series or class by investors who are subject to United States federal income tax on a net basis. This summary is based upon current provisions of the Internal Revenue Code of 1986 of the United States (the "Code"), as amended, proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the Internal Revenue Service (the "IRS"). The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Sidley Austin Brown & Wood LLP, special United States federal income tax counsel for the Trust Manager and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.

        Sidley Austin Brown & Wood LLP has prepared or reviewed the statements under the heading "Material United States Federal Income Tax Matters" and is of the opinion that these statements discuss all material United States federal income tax consequences to investors generally of the purchase, ownership and disposition of the notes. However, the following discussion does not discuss, and Sidley Austin Brown & Wood LLP is unable to opine as to, the unique tax consequences of the purchase, ownership and disposition of the notes by investors that are given special treatment under the United States federal income tax laws, including:

  •
  banks and thrifts;

  •
  insurance companies;

  •
  regulated investment companies;

  •
  dealers in securities;

  •
  investors that will hold the notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security," "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

  •
  foreign investors except as specifically set forth below;

  •
  trusts and estates; and

  •
  pass-through entities, the equity holders of which are any of the foregoing.

        Additionally, the discussion regarding the notes is limited to the United States federal income tax consequences to the initial investors and not to a purchaser in the secondary market and is limited to investors who will hold the notes as "capital assets" within the meaning of Section 1221 of the Code.

        It is suggested that prospective investors consult their own tax advisors about the United States federal, state, local, foreign and any other tax consequences specific to them of the purchase, ownership and disposition of the notes, including the advisability of making any election discussed under "—Market Discount."

        The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of a trust out of the assets of such trust and any imposition of such taxes on the trust could result in a reduction in the amounts available for distributions to the holders of notes. Based on the representation of the Trust Manager that the trust does not and will not have an office in the United States, the trust does not and will not avail itself of the office of an agent in the United States, and the trust is not conducting, and will not conduct, either directly or through an agent, any activities in the United States, other than in connection with its issuance of the notes, the issuer trustee will not be subject to entity-level United States federal income tax solely as a result of any activities that it conducts in its capacity as issuer trustee of the trust, and the trust will not be subject to any entity-level tax for United States federal income tax purposes.

        Although there is no authority directly on point, the Offered Notes will be characterized as debt for United States federal income tax purposes. We will agree, and if you purchase notes of any class or series, you will agree by your purchase of the notes, to treat the notes as indebtedness for United States federal, state and local income and franchise tax purposes. Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for federal income tax purposes.

Original Issue Discount, Indexed Securities, etc.

        Under Treasury regulations, called the "OID Regulations", a note will be considered issued with original issue discount ("OID") if its "stated redemption price at maturity" exceeds its "issue price" (i.e., the price at which a substantial portion of the notes is first sold (not including sales to the underwriters). In general, a note's "stated redemption price at maturity" is the sum of all payments to be made on the note other than payments of "qualified stated interest". Further, if the notes have any original issue discount, it will be de minimis if it is less than 1/4% of the principal amount of the offered notes multiplied by the number of full years included in their term.

Interest Income on the Notes

        Except as discussed below, you will be required to report as ordinary interest income the stated interest and OID, if any, on the notes that you hold in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code, discussed below.

Sale of Notes

        If you sell a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the note. Your adjusted tax basis in a note will equal your cost for the note, decreased by any amortized premium and any payments other than interest made on the note and increased by any market discount or OID included in your income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus U.S. $3,000 of other United States income.

Market Discount

        You will be considered to have acquired a note at a "market discount" to the extent the remaining principal amount of the note exceeds the amount you paid for the note, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to the note.

        In the case of a sale or other disposition of a note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

        In the case of a partial principal payment of a note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

        Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory Conference Committee Report to the Tax Reform Act of 1986 for your accrual of market discount. This Conference Committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

    •
    for those obligations that have OID, market discount shall be deemed to accrue in proportion to the accrual of OID for any accrual period; and

    •
    for those obligations which do not have OID, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the interest period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the interest period.

        Under Section 1277 of the Code, if you incur or continue debt that is used to purchase a note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and OID currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

        Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

        Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.

Premium

        You will generally be considered to have acquired a note at a premium if your tax basis in the note exceeds the remaining principal amount of the note. In that event, if you hold a note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the note if you have made an election under Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations should be followed for amortization of such premium. We suggest that you consult your tax advisors as to the applicability and operation of the rules regarding amortization of premium.

Backup Withholding Taxes

        Backup withholding taxes will be imposed on payments to you at the rate of 28%, for payments made during the year 2003 through 2010, on interest paid, and OID accrued, if any, on the notes if, upon issuance, you fail to supply the Trust Manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding. For payments of such amounts made after 2010, the backup withholding rate will be increased to 31%. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the IRS by the Trust Manager and to you stating the amount of interest paid, OID accrued, if any, and the amount of tax withheld from payments on the notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

        A foreign investor generally will be exempt from backup withholding and information reporting requirements, assuming payments on the notes are otherwise exempt from United States federal income tax, provided that such foreign investor complies with certain certification and identification procedures in order to prove its exemption. In order for a foreign investor to prove its exemption, such foreign investor should submit the appropriate Internal Revenue Service Form W-8BEN, or other similar form attesting to such foreign investor's foreign status. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, such an exemption.

MATERIAL AUSTRALIAN TAX CONSEQUENCES

Australian Taxation

        The following is a summary of the material Australian tax consequences of the purchase, ownership and disposition of the notes to holders who are not residents of Australia for Australian tax purposes and who purchase notes upon original issuance at the stated offering price and hold the notes as capital assets and of the taxation of each trust under the Program. It is not exhaustive and, in particular, does not deal with the position of certain classes of holders of notes (including, dealers in securities, custodians or other third parties who hold notes on behalf of any noteholders). The statements of law or legal conclusions in this summary represent the opinion of Mallesons Stephen Jaques, Australian tax counsel to the Trust Manager, on the basis of Australian law as in effect on the date of this prospectus, which is subject to change, possibly with retroactive effect.

        Each prospective investor may wish to consult his or her own tax advisors concerning the tax consequences, in their particular circumstances, of the purchase, ownership and disposition of the notes.

          Interest Withholding Tax

        An exemption from Australian interest withholding tax ("IWT") imposed under Division 11A of Part III of the Income Tax Assessment Act of 1936 ("Australian Tax Act") is available, in respect of the notes issued by the issuer trustee, under section 128F of the Australian Tax Act if the following conditions are met:

    (a)
    the issuer trustee is a company as defined in section 128F(9) (which includes certain trusts) and is either a resident of Australia or a non-resident carrying on business at or through a permanent establishment in Australia when it issues those notes and when interest (as defined in section 128A(1AB) of the Australian Tax Act) is paid. Interest is defined to include amounts in the nature of, or in substitution for, interest and certain other amounts;

    (b)
    those notes are issued in a manner which satisfies the public offer test. There are five principal methods of satisfying the public offer test, the purpose of which is to ensure that lenders in capital markets are aware that the issuer trustee is offering those notes for issue. In summary, the five methods are:

    •
    offers to 10 or more unrelated financiers or securities dealers;

    •
    offers to 100 or more investors;

    •
    offers of listed notes;

    •
    offers via publicly available information sources; and

    •
    offers to a dealer, manager or underwriter who offers to sell those notes within 30 days by one of the preceding methods.

      In addition, the issue of any of those notes (whether in global form or otherwise) and the offering of interests in any of those notes by one of these methods should satisfy the public offer test;

    (c)
    the issuer trustee does not know, or have reasonable grounds to suspect, at the time of issue, that those notes or interests in those notes were being, or would later be, acquired, directly or indirectly, by an "associate" of the issuer trustee, except as permitted by section 128F(5) of the Australian Tax Act; and

    (d)
    at the time of the payment of interest, the issuer trustee does not know, or have reasonable grounds to suspect, that the payee is an "associate" of the issuer trustee, except as permitted by section 128F(6) of the Australian Tax Act.

        Associates

        An "associate" of the issuer trustee for the purposes of section 128F of the Australian Tax Act includes (i) a person or entity which holds more than 50% of the voting shares of, or otherwise controls, the issuer trustee, (ii) an entity in which more than 50% of the voting shares are held by, or which is otherwise controlled by, the issuer trustee, (iii) a trustee of a trust where the issuer trustee is capable of benefiting (whether directly or indirectly) under that trust, and (iv) a person or entity who is an "associate" of another person or company which is an "associate" of the issuer trustee under any of the foregoing.

        Where, as in this case, the issuer trustee is a trustee of a trust, the entities that are associates of the issuer trustee for the purposes of section 128F of the Australian Tax Act also include:

    •
    any entity that benefits, or is capable of benefiting, under the trust ("Beneficiary"), either directly or through any interposed entities; and

    •
    any entity that is an associate of a Beneficiary. An associate of a Beneficiary for these purposes includes an entity which would be an associate of the Beneficiary on the basis set out in the preceding paragraph.

        However, for the purposes of sections 128F(5) and (6) of the Australian Tax Act (see paragraphs (c) and (d) above), "associate" does not include:

    (A)
    onshore associates (that is, Australian resident associates who do not hold the notes in the course of carrying on business at or through a permanent establishment outside Australia and non-resident associates who hold the notes in the course of carrying on business at or through a permanent establishment in Australia); or

    (B)
    offshore associates (that is, Australian resident associates that hold the notes in the course of carrying on business at or through a permanent establishment outside Australia and non-resident associates who do not hold the notes in the course of carrying on business through a permanent establishment in Australia) who are acting in the capacity of:

      (i)
      in the case of section 128F(5), a dealer, manager or underwriter in relation to the placement of the relevant notes, a clearing house, custodian, funds manager or responsible entity of a registered managed investment scheme; or

      (ii)
      in the case of section 128F(6), a clearing house, paying agent, custodian, funds manager or responsible entity of a registered managed investment scheme.

        Compliance with section 128F of the Australian Tax Act

        Unless otherwise specified in any relevant prospectus supplement, the issuer trustee intends to issue the notes in a manner which will satisfy the requirements of section 128F of the Australian Tax Act.

        US and UK resident noteholders

        The Australian government has signed a number of new or amended double tax conventions ("New Treaties") with the Specified Countries. The New Treaties apply to interest derived by a resident of a Specified Country.

        The New Treaties generally prevent IWT applying to interest derived by:

  •
  governments of the Specified Countries and certain governmental authorities and agencies in a Specified Country; and

  •
  certain unrelated financial institutions resident in a Specified Country which substantially derive their profits by carrying on a business of raising and providing finance.

        Under the New Treaties back-to-back loans and economically equivalent arrangements generally will be subject to the 10% IWT rate and the anti-avoidance provisions in the Australian Tax Act can apply.

        Specified Countries means the United States and the United Kingdom. The New Treaty for the United States applies to any interest paid on or after July 1, 2003. The New Treaty for the United Kingdom will apply to interest paid on or after July 1, 2004.

          Payment of additional amounts

        Despite the fact that the notes are intended to be issued in a manner which will satisfy the requirements of section 128F of the Australian Tax Act and unless expressly provided to the contrary in any relevant prospectus supplement, if the issuer trustee is at any time compelled or authorized by law to deduct or withhold an amount in respect of any Australian withholding taxes imposed or levied by the Commonwealth of Australia in respect of the notes, the issuer trustee will deduct that amount (and remit it to the relevant authorities) and is not obliged to pay any additional amounts in respect of such deduction or withholding.

Other Tax Matters

        Subject to the discussion under the heading "Recent Developments" below, under Australian laws as presently in effect:

    (a)
    income tax—assuming the requirements of section 128F of the Australian Tax Act are satisfied with respect to the notes, payment of principal and interest (as defined in section 128A(1AB) of the Australian Tax Act) to a holder of the notes, who is a non-resident of Australia and who, during the taxable year, does not hold the notes in the course of carrying on business at or through a permanent establishment in Australia, will not be subject to Australian income taxes; and

    (b)
    gains on disposal of notes—a holder of the notes, who is a non-resident of Australia and who, during the taxable year, does not hold the notes in the course of carrying on business at or through a permanent establishment in Australia, will not be subject to Australian income or capital gains tax on gains realized during that year on sale or redemption of the notes, provided such gains do not have an Australian source. A gain arising on the sale of notes by a non-Australian resident holder to another non-Australian resident where the notes are sold outside Australia and all negotiations are conducted, and documentation executed, outside Australia would not be regarded as having an Australian source; and

    (c)
    death duties—no notes will be subject to death, estate or succession duties imposed by Australia, or by any political subdivision or authority therein having power to tax, if held at the time of death; and

    (d)
    stamp duty and other taxes—no ad valorem stamp, issue, registration or similar taxes are payable in Australia on the issue or transfer of any notes; and

    (e)
    other withholding taxes on payments in respect of notes—section 12-140 of the Taxation Administration Act 1953 of Australia ("Taxation Administration Act") imposes a type of withholding tax at the rate of (currently) 48.5% on the payment of interest on certain registered securities unless the relevant payee has quoted an Australian tax file number ("TFN") (in certain circumstances), an Australian Business Number ("ABN") or proof of some other exception (as appropriate). Assuming the requirements of section 128F of the Australian Tax Act are satisfied with respect to the notes, then the requirements of section 12-140 do not apply to payments to a holder of notes in registered form who is not a resident of Australia and not holding those notes in the course of carrying on business at or through a permanent establishment in Australia. Payments to other classes of holders of notes in registered form may be subject to a withholding where the holder of those notes does not quote a TFN, ABN or provide proof of an appropriate exemption (as appropriate);

    (f)
    supply withholding tax—payments in respect of the notes can be made free and clear of the "supply withholding tax" imposed under section 12-190 of the Taxation Administration Act;

    (g)
    goods and services tax ("GST")—neither the issue nor receipt of the notes will give rise to a liability for GST in Australia on the basis that the supply of notes will comprise either an input taxed financial supply or (in the case of an offshore subscriber) a GST-free supply. Furthermore, neither the payment of principal or interest by the issuer trustee, nor the disposal of the notes, would give rise to any GST liability in Australia; and

    (h)
    debt/equity rules—Division 974 of the Australian Tax Act ("Division 974"), which applies from July 1, 2001, contains tests for characterizing debt (for all entities) and equity (for companies) for Australian tax purposes, including for the purposes of dividend withholding tax and IWT. The issuer trustee intends to issue notes which are not to be characterized as "equity interests" for the purposes of the tests contained in Division 974 and the returns paid on the notes are to be "interest" for the purpose of section 128F of the Australian Tax Act. Accordingly, Division 974 is unlikely to affect the Australian tax treatment of holders of notes.

Recent developments

  Thin capitalisation

        The thin capitalisation rules are contained in Division 820 of the Australian Tax Act. These rules deal with Australian resident groups and other Australian resident entities with overseas operations, where the relevant Australian resident entities are deemed to have excessive debt.

        If the thin capitalisation rules adversely apply to a trust, a certain proportion of the debt deductions (including the interest) paid by the issuer trustee under the notes will be denied from being deductible.

        Under section 820-39 of the Australian Tax Act (introduced by Taxation Laws Amendment Act (No. 5) 2003), certain bona fide securitization vehicles are exempt from the thin capitalisation rules. The exemption applies with retrospective effect from July 1, 2001. An entity will come within the exemption where the following conditions are met:

    (a)
    the entity is established for the purpose of managing some or all of the economic risk associated with assets, liabilities or investments (whether the entity assumes the risk from another entity or creates the risk itself);

    (b)
    at least 50% of the entity's assets are funded by debt interests; and

    (c)
    the entity is an insolvency remote special purpose entity according to the criteria of an internationally recognized rating agency applicable to the entity's circumstances.

        Each trust under the Program is expected to satisfy the above conditions (and thus be exempt from the thin capitalisation rules). In particular, if the notes are rated, then a trust should satisfy condition (c) above.

        In any event, if a trust did not satisfy the above conditions and the thin capitalisation rules adversely applied to it, the tax payable (as a consequence of the denial of debt deductions) should not be borne by the issuer trustee (but rather by the person which is the Residual Income Unitholder of the trust).

  Tax consolidation rules

        New rules establishing a system of tax consolidation of groups of companies and trusts have been enacted. The new rules take effect generally as from July 1, 2002, subject to certain elections being made (and various transitional arrangements).

        Under the new rules, a trust should qualify as a wholly owned subsidiary of the National which holds the Residual Income Unit and the Residual Capital Unit in each trust. A trust may therefore become part of the same consolidated group as the National, depending on whether an election to consolidate is made. It is expected that the National group would not choose to consolidate until it was clear that to do so would not have any adverse consequences on a trust's ability to service interest and principal payments on the notes. Under consolidation, the transactions entered into by the members of the group are effectively ignored for income tax purposes and attributed to the head company (which would be the National). The head company has the liability to pay the income tax of the group. However, if it defaults there is, prima facie, joint and several liability on all group members (including a trust) to pay that tax. That joint and several liability can be avoided by allocating the defaulted tax obligation to the group members on a reasonable basis under a tax sharing agreement ("TSA"). It is expected, but cannot yet be confirmed, that upon consolidation of the National group, a TSA would be entered into that confirmed a nil allocation of the group's tax to the issuer trustee (and a reasonable amount to the National). If that was not possible, it is expected that steps would be taken to deconsolidate each trust from the National group.

  Additional withholdings from certain payments to non-residents

        Section 12-315 of the Taxation Administration Act (introduced by the Taxation Laws Amendment Act (No. 4) 2003) gives the Governor-General power to make regulations requiring withholding from certain payments to non-residents after July 1, 2003. No draft regulations have yet been released, so it is not possible to determine what types of payments would be caught by the new rules nor the rate of withholding. However, section 12-315 expressly provides that the regulations will not apply to interest and other payments which are treated as interest under the current IWT rules. Further, regulations may only be made if the responsible minister is satisfied the specified payments are of a kind that could reasonably relate to assessable income of foreign residents. The issuer trustee has been advised by Mallesons Stephen Jaques that they do not expect the regulations to apply to repayments of principal under the notes, as in the absence of any issue discount, such amounts will generally not be reasonably related to assessable income. The possible application of any regulations to the proceeds of any sale of the notes will need to be monitored.

  Taxation of foreign exchange gains and losses

        The New Business Tax System (Taxation of Financial Arrangements) Act (No. 1) 2003 contains new rules to deal with the taxation consequences of foreign exchange transactions entered into after July 1, 2003 (unless a taxpayer elects for them to apply to earlier transactions). The new rules are complex and will apply to the issuer trustee in respect of any notes denominated in a currency other than Australian dollars as well as any currency hedging arrangements entered into in respect of such notes. Nevertheless the issuer trustee should be able to manage its position under the new rules so that the tax consequences are effectively the same as the commercial position (that is that any net foreign exchange gains and losses recognized for tax purposes should be represented by similar cash gains and losses).

        The new rules are complex and may also apply to any holders of notes who are non-residents that hold notes that are not denominated in Australian dollars in the course of carrying on business in Australia. Any such note holders should consult their professional advisors for advice as to how to tax account for any foreign exchange gains or losses arising from their holding of those notes.

Goods and Services Tax

        From July 1, 2000, a goods and services tax ("GST") applies in Australia. If an entity makes any taxable supplies after July 1, 2000 it will have to remit goods and services tax to the Australian Taxation Office equal to 10% of those supplies.

        In the case of supplies by the issuer trustee, if the supply is:

    •
    "GST free," the issuer trustee does not pay a goods and services tax on the supply and can obtain input tax credits for goods and services taxes paid on things acquired to make the supply;

    •
    "taxable," the issuer trustee pays goods and services tax on the supply and can obtain input tax credits for goods and services tax paid on things acquired to make the supply; or

    •
    "input taxed," ("GST Exempt") which includes financial supplies, the issuer trustee does not pay a goods and services tax on the supply, but is not entitled to input tax credits for goods and services tax paid on things acquired to make the supply. In some circumstances a "reduced input tax credits" may be available.

        In the opinion of Mallesons Stephen Jaques, the issue of notes and the payment of interest or principal on the notes will constitute financial supplies and will accordingly be input taxed or GST free, as the case may be.

        Services provided to the issuer trustee will be a mixture of taxable and input taxed supplies for goods and services tax purposes. If a supply is taxable, the supplier has the primary obligation to account for goods and services tax in respect of that supply and must rely on a contractual provision to recoup that goods and services tax from the issuer trustee. Under the supplemental deed, certain fees paid by the issuer trustee, namely the Trust Manager's fee, the issuer trustee's fee, the security trustee's fee and the Servicer's fee, will only be able to be increased by reference to the supplier's goods and services tax liability, if any, if:

    •
    the issuer trustee, the Trust Manager and the recipient of the relevant fee agree, which agreement shall not be unreasonably withheld; and

    •
    the increase will not result in the downgrading or withdrawal of the rating of any notes.

        The issuer trustee may not be entitled to a full input tax credit where fees payable by the issuer trustee are treated as the consideration for a taxable supply or are increased by reference to the relevant supplier's goods and services tax liability. The issuer trustee may not be entitled to a full input tax credit for that increase and the trust expenses will increase, resulting in a decrease in funds available to the trust to pay interest on the notes.

        The goods and services tax may increase the cost of repairing or replacing damaged properties offered as security for mortgage loans. However, it is a condition of the Seller's mortgage documentation that the borrower must maintain full replacement value property insurance at all times during the loan term.

        The goods and services tax legislation, in certain circumstances, treats the issuer trustee as making a taxable supply if it enforces security by selling the mortgaged property and applying the proceeds of sale to satisfy the mortgage loan. The issuer trustee will have to account for goods and services tax out of the sale proceeds with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan. However, the general position is that a sale of residential property is an input taxed supply for goods and services tax purposes and so the enforced sale of property which secures the mortgage loans will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee may still have to account for goods and services tax out of the proceeds of sale recovered when a mortgage loan is enforced where the borrower is an enterprise which is registered or required to register for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

    •
    the property is no longer being used as a residence;

    •
    the property is used as commercial residential premises such as a hostel or boarding house;

    •
    the borrower is the first vendor of the property and the borrower built the property; or

    •
    the mortgaged property has not been used predominantly as a residence.

        Because the issuer trustee is an insured party under the mortgage insurance policies, it may in certain limited circumstances have to account for goods and services tax in respect of any claim payment received. Generally, if certain compliance procedures have been followed, the insured does not have to account for goods and services tax in respect of the claim payment.

        Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the mortgage loans will decrease the funds available to the trust to pay you to the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related mortgage insurance policy.

ERISA CONSIDERATIONS

        Subject to the considerations discussed in this section (and except as otherwise specified in the prospectus supplement for a series of notes), the notes are eligible for purchase by employee benefit plans.

        Section 406 of the Employee Retirement Income Security Act of the United States ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as an individual retirement account or Keogh plan, from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the benefit plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons and in liabilities for the fiduciary that causes a plan to engage in the transaction. Title I of ERISA also requires that fiduciaries of a benefit plan subject to ERISA make investments that are prudent, diversified (unless clearly prudent not to do so), and in accordance with governing plan documents.

        Some transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a benefit plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and Section 4975 of the Code only if the benefit plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, unless otherwise indicated in the prospectus supplement for a series of notes, it appears that, at the time of their initial issuance, the notes should be treated as debt without substantial equity features for purposes of the regulation. The debt characterization of the notes could change after their initial issuance if the trust incurs losses or the rating of the notes declines.

        However, without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of the notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the trust, the owner of the equity interests in the trust, including the holders of any classes of notes that are treated as equity, the issuer trustee, the note trustee, the Seller or the security trustee is or becomes a party in interest or a disqualified person with respect to the benefit plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

  •
  Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by an "in-house asset manager";

  •
  PTCE 90-1, regarding investments by insurance company pooled separate accounts;

  •
  PTCE 95-60, regarding investments by insurance company general accounts;

  •
  PTCE 91-38, regarding investments by bank collective investment funds; and

  •
  PTCE 84-14, regarding transactions effected by a "qualified professional asset manager."

        There is no assurance that a prohibited transaction exemption will apply to all transactions that may arise in connection with a benefit plan's acquisition and holding of a note. By its acquisition of a note, each fiduciary of a benefit plan and each investor of plan assets of a benefit plan shall be deemed to represent and warrant that its purchase and holding of the note will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code because the purchase and holding of the note will satisfy the requirements for exemptive relief under PTCE 96-23, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 84-14 or a similar exemption.

        Moreover, the trust, the issuer trustee, the Trust Manager, the Servicer, the note trustee, the Seller, the security trustee or any underwriter may be the sponsor or the investment advisor with respect to one or more benefit plans. Because these parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and Section 4975 of the Code for which no exemption may be available. Accordingly, any benefit plan for which the trust, the issuer trustee, the Trust Manager, the Servicer, the note trustee, the Seller, the security trustee or any underwriter or any of their respective affiliates:

  •
  has investment or administrative discretion with respect to plan assets;

  •
  has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to plan assets, and will be based on the particular investment needs for the plan; or

  •
  is an employer maintaining or contributing to the plan

should consult with its counsel about potential prohibited transactions under ERISA and Section 4975 of the Code before investing in the notes.

        Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements, but may be subject to State or other Federal law requirements which may impose restrictions similar to those under ERISA and the Code discussed above. By its acquisition of a note, each fiduciary of a benefit plan subject to such a similar law and each investor of plan assets of such a plan will be deemed to represent and warrant that its purchase and holding of the note will not result in a non-exempt violation of such similar law.

        The sale of securities to a benefit plan is in no respect a representation by the trust, the issuer trustee, the Trust Manager or the underwriters that this investment meets all relevant legal requirements with respect to investments by benefit plans generally or any particular benefit plan, or that this investment is appropriate for benefit plans generally or any particular benefit plan.

ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

        Each of the issuer trustee and the Trust Manager with respect to a particular trust and series of notes will be an Australian public company registered with limited liability under the Corporations Act. Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of the issuer trustee in respect of a note or of the Trust Manager, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against the issuer trustee or the Trust Manager (as the case may be) in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

  •
  the proceedings in New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

  •
  the judgment is contrary to the public policy of the relevant Australian jurisdiction;

  •
  the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

  •
  the judgment is a penal or revenue judgment; or

  •
  there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable.

        A judgment by a court may be given in some cases only in Australian dollars. Pursuant to the underwriting agreement to be entered into among the National, the Trust Manager, the issuer trustee and the underwriters in connection with a series of notes, the issuer trustee and the Trust Manager will expressly submit to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of the offering of such notes in the United States. The Trust Manager will appoint Bruce T. Richards, 245 Park Avenue, 28th Floor, New York, NY 10167, USA, and the issuer trustee will appoint CT Corporation, 111 Eighth Avenue, New York, NY 10011, USA (or some other party acceptable to the underwriters), as its agent upon whom process may be served in any such action.

        All of the directors and executive officers of the issuer trustee and the Trust Manager, and certain experts named in this prospectus will reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons will be located outside the United States. As a result, it may not be possible for holders of notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Mallesons Stephen Jaques, Australian counsel to the Trust Manager, has advised that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

LEGAL INVESTMENT CONSIDERATIONS

        The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 of the United States, because the originator of the mortgage loans was not subject to State or Federal regulatory authority in the United States. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such mortgage loans may not be legally authorized to invest in the notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities.

WHERE YOU CAN FIND MORE INFORMATION

        The Trust Manager has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the notes. This prospectus, which forms a part of the registration statement, omits certain information contained in the registration statement pursuant to the Rules and Regulations of the SEC. The registration statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows:

  •
  Midwest Regional Office, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and

  •
  Northeast Regional Office, 233 Broadway, New York, New York 10279.

        Copies of these materials can also be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Trust Manager has filed the registration statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available by logging onto the SEC's Web site. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

        The Trust Manager will also file reports and other information with the SEC about the trust issuing your notes. Such SEC filings are available to the public over the Internet at the SEC's web site described above. You may also read and copy any document we file at the SEC's public reference facilities at the addresses specified above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        All documents subsequently filed by or on behalf of a trust referred to in the accompanying prospectus supplement with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the notes issued by the trust will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        The Trust Manager on behalf of any trust will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Trust Manager at the address set forth above under "Where You Can Find More Information."

RATINGS OF THE NOTES

        Any class of notes of a series offered by this prospectus will be:

  •
  rated by at least one nationally recognized statistical rating agency or organization that initially rates such series at the request of the Trust Manager, and

  •
  identified in the related prospectus supplement in one of the rating agency's four highest rating categories which are referred to as investment grade.

        The security ratings of the notes should be evaluated independently from similar ratings on other types of securities. The rating does not address the expected schedule of principal repayments. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of similar ratings on different securities.

PLAN OF DISTRIBUTION

        The notes of each series or class will be offered through the following methods from time to time, and offerings may be made concurrently through more than one of these methods and an offering of a particular series or of one or more classes of notes may be made through a combination of two or more of these methods, including:

  •
  by negotiated firm commitment underwriting and public reoffering by underwriters;

  •
  by placements by the National or other placement agent with institutional investors through dealers or agents; or

  •
  by direct placement by the National or another agent with institutional investors.

        The prospectus supplement for a series of notes will set forth the precise terms of the offering of such series including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the proceeds to the issuer trustee from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation (or the method by which prices of the notes are determined);

  •
  any discounts and commissions allowed or paid to dealers and agents; and

  •
  any applicable restrictions with respect to the offering and sale of the notes in the various foreign jurisdictions in which the underwriters intend to offer the notes.

        Any initial public offering prices and any discounts or concessions allowed or reallowed or paid to underwriters, dealers and agents may be changed from time to time.

        If any notes of any series are sold through underwriters, the prospectus supplement for such series will describe the nature of the obligation of the underwriters to purchase the notes. The notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters will be named in the related prospectus supplement. The notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The obligation of the underwriters to purchase any notes of the related series will be subject to various conditions precedent, and the underwriters will be obligated to purchase all of the notes if any are purchased.

        Purchasers of notes, including dealers, institutional investors and sophisticated non-institutional investors may, depending on the facts and circumstances of such purchases, be deemed to be underwriters within the meaning of the Securities Act, in connection with reoffers and sales by them of notes. Holders of notes should consult with their legal advisors in this regard prior to any reoffer or sale of notes.

        Underwriters, dealers and agents who participate in the distribution of a series of notes may be entitled under agreements which may be entered into by the issuer trustee, the National and the Trust Manager to indemnification by such parties against specific liabilities, including liabilities under the Securities Act, as amended, or to contribution for payments which the underwriters or agents may be required to make under the terms of the agreements.

LEGAL MATTERS

        Sidley Austin Brown & Wood LLP, New York, New York, has passed upon some legal matters regarding the notes, including the material U.S. Federal income tax matters, for National Global MBS Manager Pty Ltd; Mallesons Stephen Jaques, Sydney, Australia, has passed upon some legal matters regarding the notes, including the material Australian tax matters, for National Global MBS Manager Pty Ltd.

GLOSSARY

        The information contained in this Glossary forms an integral part of this prospectus.

        "A$" means Australian dollars.

        "ABN" means Australian Business Number.

        "Agent" means each paying agent, note registrar, calculation agent or agent bank.

        "Austraclear" means the system operated by Austraclear Limited (ABN 94 002 060 773) for holding certain A$ securities and the electronic recording and settling of transactions in those securities between members of that system in accordance with the Regulations and Operating Manual established by Austraclear Limited (as amended or replaced from time to time) to govern the use of that system and includes as required a reference to Austraclear limited as operator of that system.

        "Australian Consumer Credit Code" means, as applicable, the Consumer Credit Code set out in the Appendix to the Consumer Credit (Queensland) Act 1995 as in force or applied as a law of any jurisdiction in Australia, as amended by the Consumer Credit (Queensland) Amendment Act 1998, the provisions of the Consumer Credit Code set out in the Appendix to the Consumer Credit (Western Australia) Act 1996 or the provisions of the Consumer Credit Code set out in the Appendix to the Consumer Credit (Tasmania) Act 1996.

        "Business Day" means, any day, other than a Saturday, Sunday or public holiday, on which banks are open for business in Melbourne, Sydney, New York or any other city identified as a relevant city in the supplemental deed relating to a series of notes.

        "Clearstream, Luxembourg" means the Clearstream Banking, société anonyme, a limited liability company organized under the laws of Luxembourg.

        "Code" means the United States Internal Revenue Code of 1986, as amended.

        "Collections Account" means, in respect of a trust, an account opened and maintained by the issuer trustee in accordance with the Master Trust Deed which bears a designation clearly indicating that the funds deposited therein are held for the benefit of that trust.

        "Corporations Act" means the Australian legislation entitled "Corporations Act 2001 (Cwlth)" as amended.

        "Current Report" means a current report filed on Form 8-K pursuant to Section 13 or 15(d) of the Exchange Act.

        "Deed of Charge" means the deed with the words "Deed of Charge" and the name of the trust in its title entered into between the issuer trustee, the Trust Manager, the security trustee and the note trustee for a trust.

        "Derivative Contract" means any interest rate swap, currency swap, forward rate agreement, cap, collar, floor or other rate or price protection transaction or agreement, any option with respect to any such transaction or agreement, or any combination of such transactions and agreements or similar arrangements entered into by the issuer trustee in connection with:

  (a)
  notes issued in respect of a trust; or

  (b)
  any asset of a trust.

        "DTC" means The Depository Trust Company.

        "EDGAR" means the SEC's Electronic Data Gathering, Analysis and Retrieval System.

        "Eligibility Criteria" means with respect to a mortgage loan, the criteria for inclusion of a mortgage loan as an asset of a trust as set forth under "Transfer and Assignment of Mortgage Loans—The Seller's Representations" in this prospectus.

        "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

        "Euroclear" means the Euroclear Clearance System Société Coopérative, a Belgian cooperative corporation.

        "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

        "Extraordinary Resolution" means:

  (a)
  in relation to Voting Secured Creditors or a class of Voting Secured Creditors, a resolution passed at a meeting of the Voting Secured Creditors or the class of the Voting Secured Creditors held in accordance with the provisions of the Master Security Trust Deed by:

  (i)
  a majority of not less than 75% of the votes of such Voting Secured Creditors or class of Voting Secured Creditors capable of being cast on it; or

  (ii)
  a written resolution signed by all of such Voting Secured Creditors or class of Voting Secured Creditors; and

  (b)
  in relation to Noteholders of a trust, a resolution passed at a meeting of the Noteholders held in accordance with the provisions of the Master Trust Deed and the Note Trust Deed by:

  (i)
  a majority of not less than 75% of the votes of such Noteholders capable of being cast on it; or

  (ii)
  a written resolution signed by all of such Noteholders.

        "GST" has the meaning given to it in the GST Act and associated imposition Acts.

        "GST Act" means the Australian legislation entitled "A New Tax System (Goods and Services Tax) Act 1999 (Cwlth)".

        "Insolvency Event" means:

  (a)
  in relation to the issuer trustee, in its individual capacity and as trustee of a Trust, the Trust Manager, the Servicer, the Seller, the security trustee, the note trustee, an agent, a borrower which is a body corporate or a mortgage insurer, the happening of any of the following events:

  (1)
  an administrator of the relevant corporation is appointed;

  (2)
  except for the purpose of a solvent reconstruction or amalgamation, an application or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of proceedings or an application to a court or other steps, (other than frivolous or vexatious applications, proceedings, notices and steps), are taken for the winding up, dissolution or administration of the relevant corporation;

  (3)
  the relevant corporation enters into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them, except in the case of the issuer trustee where this occurs in relation to another trust of which it is the trustee;

  (4)
  the relevant corporation ceases, suspends or threatens to cease or suspend the conduct of all or substantially all of its business or disposes of or threatens to dispose of substantially all of its assets;

    (5)
    the relevant corporation is, or under applicable legislation is taken to be, unable to pay its debts, other than as the result of a failure to pay a debt or claim the subject of a good faith dispute, or stops or suspends or threatens to stop or suspend payment of all or a class of its debts, except in the case of the issuer trustee where this occurs in relation to another trust of which it is the trustee; or

    (6)
    a receiver, receiver and manager or administrator is appointed, by the relevant corporation or by any other person, to all or substantially all of the assets and undertaking of the relevant corporation or any part thereof, except in the case of the issuer trustee where this occurs in relation to another trust of which it is the trustee; or

    (7)
    anything analogous to any of the events specified above or having a substantially similar effect occurs in relation to the relevant corporation; and

  (b)
  in respect of a borrower which is not a body corporate, upon the happening of any of the following events:

  (1)
  the death, mental incapacity or bankruptcy of the mortgagor (including without limitation the occurrence of an "act of bankruptcy" (as defined in section 40 of the Bankruptcy Act 1966 (Cwth) with respect to the mortgagor) or the appointment of a receiver, trustee or other official in respect of all or any part of the assets of the mortgagor;

  (2)
  such borrower has a security granted by them enforced against them;

  (3)
  the borrower is otherwise unable to pay its debts when they fall due; or

  (4)
  anything analogous to or having a substantially similar effect to the events referred to above happens under law of any applicable jurisdiction.

        "IRS" means the United States Internal Revenue Service.

        "Master Security Trust Deed" means the deed with the words "Master Security Trust Deed" between the issuer trustee, the Trust Manager, the note trustee and the security trustee, as amended.

        "Master Trust Deed" means the deed with the words "Master Trust Deed" between the Trust Manager and the issuer trustee, as amended.

        "Material Adverse Effect" means:

  (a)
  in respect of a party, a material adverse effect on the ability of the relevant party to meet its obligations under any Transaction Document; or

  (b)
  an event which will materially and adversely effect the enforceability or recoverability of more than 5% (by number) of the mortgage loans.

        "Mortgage Title Documents" means with respect to any mortgage loan:

  (a)
  the certificate or other indicia of title (if any) in respect of the land the subject of the mortgage in relation to the mortgage loan;

  (b)
  the original or duplicate mortgage documents in relation to the mortgage loan;

  (c)
  the original or duplicate of the collateral securities documents in relation to the mortgage loan;

  (d)
  any policy of lender's mortgage insurance and property insurance (or certificate of currency for the policy of lender's mortgage insurance and property insurance) held by the Seller in respect of the mortgage or the collateral securities in relation to the mortgage loan;

  (e)
  any valuation report obtained in connection with the mortgage or the collateral securities in relation to the mortgage loan;

  (f)
  any agreement of priority or its equivalent in writing entered into in connection with the mortgage or the collateral securities in relation to the mortgage loan;

  (g)
  the loan agreement (if other than a mortgage) relating to the mortgage loan; and

  (h)
  all other documents required to evidence the Seller's or the issuer trustee's interest in the above land, the above mortgage loan, the above mortgage, or the above collateral securities,

  and, for the avoidance of doubt, "Mortgage Title Documents" includes any amendment or replacement of such documents and any such document which is entered into, and under which rights arise, after any sale of the relevant mortgage loan by the Seller to the issuer trustee.

        "National" means National Australia Bank Limited (ABN 12 004 044 937) and, where the context implies, its subsidiaries.

        "Notional Balance" means either (a) the scheduled balance of a mortgage loan based on the required monthly payment of principal and /or interest or (b) an amount calculated on the basis of a principal balance schedule that amortizes the loan as if a 10% interest rate applied over the loan term.

        "Offer to Sell" means any offer of that title by the Seller in favor of the issuer trustee in respect of mortgage loans, dated on or about the date of the Sale Agreement to which it relates and which is only capable of acceptance by the payment of a purchase price.

        "Prescribed Period" means the 120 day period following the closing date on which the mortgage loans are equitably assigned to a trust pursuant to the Sale Agreement and the related series of notes is issued.

        "Program" means the Securitization Program as described in this prospectus.

        "Qualifying Debtor" means a borrower of a mortgage loan who is not dead, bankrupt, insane or the subject of an Insolvency Event.

        "Redraw" means an amount advanced pursuant to an obligation or discretion of the Seller to provide a Redraw to the Borrower under a Redraw Mortgage Loan.

        "Redraw Mortgage Loan" means a variable rate mortgage loan which provides the borrower with the ability to make Redraws of principal.

        "Reference Rate" has the meaning ascribed to such term under the heading "The Seller's Residential Loan Program—Features and Options; Loan Types" in this prospectus.

        "Sale Agreement" means, with respect to a trust, an agreement so entitled between the Seller and the issuer trustee in respect of a trust pursuant to which the issuer trustee purchases mortgage loans from the Seller for inclusion as part of that trust.

        "Scheduled Payment" means the required weekly, bi-weekly or monthly payment of principal and/or interest specified under the related mortgage loan documents.

        "SEC" means the Securities and Exchange Commission.

        "Secured Creditors" means any secured party specified as such under the Deed of Charge for a trust including, but not limited to, the noteholders, the Trust Manager, the security trustee, the Servicer, the note trustee, any paying agent, any provider of a swap, and any provider of a support facility.

        "Secured Moneys" means, in respect of the trust, the aggregate of all money owing to the security trustee or to a creditor under any of the Transaction Documents as specified in the deed of charge for such trust.

        "Securities Act" means the United States Securities Act of 1933.

        "Seller" means National Australia Bank Limited (ABN 12 004 044 937).

        "Servicer" means National Australia Bank Limited (ABN 12 004 044 937) and its successors and assigns.

        "Servicer Termination Event" has the meaning ascribed to it under the heading "Description of the Transaction Documents—The Servicing Agreement—Removal and Resignation of the Servicer" in this prospectus.

        "Servicing Agreement" means the agreement entitled "Trusts Servicing Agreement" between the Trust Manager, the issuer trustee and the Servicer, as amended.

        "Tax Act" means the Australian Income Tax Assessment Act of 1936 or the Australian Income Tax Assessment Act of 1997, as amended.

        "Title Perfection Event" means, in respect of a trust, any of the following:

  (a)
  the Seller ceases to have a long term credit rating of at least "BBB" in the case of S&P or which ceases to be acceptable to the other rating agencies rating the related series of Notes;

  (b)
  an Insolvency Event occurs in relation to the Seller;

  (c)
  the Seller or the Servicer fails to pay the collections in respect of the trust related to a series of notes to the issuer trustee within three Business Days of the due date for payment;

  (d)
  if the Seller in respect of that trust is also the Servicer in respect of that trust, a Servicer Termination Event occurs in respect of that trust;

  (e)
  if the Seller is a counterparty under a basis swap agreement and/or a fixed swap agreement which is a Derivative Contract in respect of the trust, the Seller fails to make any payment due under that Derivative Contract and such failure:

  (1)
  has or will have, as reasonably determined by the issuer trustee, a Material Adverse Effect; and

  (2)
  is not remedied by the Seller within 20 Business Days (or such longer period as the issuer trustee may agree to) of notice thereof being delivered to the Seller by the Trust Manager or the issuer trustee;

  (f)
  a representation, warranty or statement by or on behalf of the Seller in a Transaction Document of that trust or a document provided under or in connection with such Transaction Document is not true or is misleading when repeated and such false or misleading representation, warranty or statement:

  (1)
  has or will have, as reasonably determined by the issuer trustee, a Material Adverse Effect; and

  (2)
  is not remedied by the Seller within 20 Business Days (or such longer period as the issuer trustee may agree to) of notice thereof being delivered to the Seller by the Trust Manager or the issuer trustee;

  (g)
  where the Seller has custody of the Mortgage Title Documents in accordance with the Servicing Agreement, the Seller fails to comply with its obligations under the Servicing Agreement; or

  (h)
  any other event specified in the relevant supplemental deed.

        "Transaction Documents" means, in relation to a trust:

  (a)
  the Master Trust Deed;

  (b)
  the supplemental deed in respect of a trust;

  (c)
  the Master Security Trust Deed;

  (d)
  the Deed of Charge in respect of a trust;

  (e)
  the definitions schedule;

  (f)
  the Servicing Agreement;

  (g)
  the Sale Agreement and any Offer to Sell;

  (h)
  the note trust deed;

  (i)
  the agency agreement;

  (j)
  any Derivative Contract;

  (k)
  any document in connection with, or evidencing, a support facility; and

  (l)
  such other documents as are specified as Transaction Documents in the related supplemental deed in respect of a trust.

        "Trust Manager" means National Global MBS Manager Pty Ltd and its successors or assigns.

        "US$" means "US dollars."

        "Voting Secured Creditor" means, with respect to a trust:

  (a)
  for so long as the Secured Moneys of the noteholders are 75% or more of the then total Secured Moneys;

  (1)
  if any senior note or redraw note then remains outstanding, the note trustee (or, if the note trustee has become bound to notify, or seek directions from, the related holders of the senior notes and redraw noteholders or to take steps and/or to proceed under the relevant note trust deed and fails to do so as and when required by that note trust deed and such failure is continuing, the related noteholders); or

  (2)
  if no senior note or redraw note then remains outstanding, the holders of subordinate notes; and

  (b)
  otherwise:

  (1)
  if any senior note or redraw note then remains outstanding, the note trustee (or, if the note trustee has become bound to notify, or seek directions from, the related holders of senior notes and redraw noteholders or to take steps and/or to proceed under the relevant note deed and fails to do so as and when required by that note trust deed and such failure is continuing, the related noteholders); and

  (2)
  each other then Secured Creditor (other than the note trustee, the senior noteholders and the redraw noteholders).

* * *

APPENDIX A

        The information contained in this Appendix A forms an integral part of this prospectus.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

        In most circumstances, the notes offered by this prospectus will be issued only as global notes which are registered and held by a Depository. Note Owners of the global notes may hold their interest in the global notes through any of DTC, Clearstream, Luxembourg or Euroclear or, if specified in the prospectus supplement for a series of notes, in the case of Australian dollar notes, Austraclear. The global notes will be tradable as home market instruments in the European, U.S., Asian and Australian domestic markets. For so long as the notes are held in global form, all payments of principal and interest, and all transfers of the notes will take place in accordance with the procedures of the relevant clearing system. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding interests in global notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary market trading between investors holding interests in global notes through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way under their normal rules and operating procedures and under conventional eurobond practice, which is seven calendar day settlement.

        Secondary market trading between investors holding interests in global notes through Austraclear will be conducted in accordance with the Austraclear Regulations and Operating Manual in the same manner as domestic Australian dollar debt instruments.

        Secondary cross-market trading between Clearstream, Luxembourg or Euroclear participants (including, where applicable, Austraclear as a participant in those systems) and DTC participants holding interests in global notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear and the DTC participants.

          Initial Settlement

        All global notes will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Note Owners' interests in the global notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants (including, where applicable, Austraclear) through their respective depositaries, which in turn will hold their positions in accounts as DTC participants.

        Note Owners electing to hold their interests in the global notes through DTC will follow the DTC's settlement practices applicable to U.S. corporate debt obligations. Note Owner securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Note Owners electing to hold their interests in the global notes through Clearstream, Luxembourg or Euroclear or Austraclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lockup" or restricted period. Interests in the global notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

          Secondary Market Trading

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC Participants.    Secondary market trading between DTC participants will be settled using the DTC's procedures applicable to U.S. corporate debt obligations in same-day funds.

        Trading between Clearstream, Luxembourg Euroclear Participants and /or Austraclear. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants or Austraclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC seller and Clearstream, Luxembourg, Euroclear or Austraclear purchaser. When interests in the global notes are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant (including, where applicable, Austraclear) at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct their respective depositary, as the case may be, to receive the interests in the global notes against payment. Payment will include interest accrued on the interests in the global notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global notes. After settlement has been completed, the global notes will be credited to the respective clearing system and by the clearing system, under its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's (including, where applicable, the account of Austraclear and the account of a member of Austraclear). The global notes credit will appear the next day accounting to European time or Australian time (as the case may be), and the cash debit will be back-valued to, and interest on the global notes will accrue from, the value date. The value date would be the day before the day that settlement occurred in New York. If the trade fails and settlement is not completed on the intended value date, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead on the actual settlement date.

        Austraclear will follow its rules and procedures in giving instructions to Clearstream, Luxembourg and Euroclear (as a participant in those systems) and members of Austraclear will need to give instructions to Austraclear in good time to enable it to do so.

        Clearstream, Luxembourg participants and Euroclear participants (including, where applicable, Austraclear) will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global notes are credited to their accounts one day later. Austraclear members will need to make available to Austraclear the funds necessary for it to comply with its obligations as a participant in Clearstream, Luxembourg or Euroclear in accordance with the Austraclear Regulations and Operating Manual.

        As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants, can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing interests in the global notes would incur overdraft charges for one day, assuming they cleared the overdraft when the interests in the global notes were credited to their accounts. However, interest on the global notes would accrue from the value date. Therefore, in many cases the investment income on the interests in the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending interests in the global notes to the respective depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants (including, where applicable, Austraclear). The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

        Trading between Clearstream, Luxembourg, Euroclear or Austraclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants (including, where applicable, Austraclear) may employ their customary procedures for transactions in which interests in global notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant (including, where applicable, Austraclear) at least one business day before settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the interests in the global notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant (including, where applicable, the account of Austraclear and the account of the member of Austraclear) the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account (including, where applicable, the account of Austraclear and the account of the member of Austraclear) would be back-valued to the value date. The value date would be the day before the day that settlement occurred in New York. Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If the trade fails and settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's or account (including, where applicable, the account of Austraclear and the account of the member of Austraclear) would instead be valued on the actual settlement date. Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase interests in global notes from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants (including, where applicable, Austraclear) should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    •
    borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, under the clearing system's customary procedures;

    •
    borrowing the interests in the global notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the interests in the global notes sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

    •
    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant (including, where applicable, Austraclear).

National RMBS Trust 2004-1

US$[            ] Mortgage Backed Floating Rate Notes, Series 2004-1, Class A-1
€[            ] Mortgage Backed Floating Rate Notes, Series 2004-1, Class A-3

National Australia Bank Limited (ABN 12 004 044 937)
Seller and Servicer

Perpetual Trustee Company Limited (ABN 42 000 001 007)
in its capacity as trustee of the National RMBS Trust 2004-1
Issuer Trustee

National Global MBS Manager Pty Ltd (ABN 36 102 668 226)
Trust Manager

Prospectus Supplement
Deutsche Bank Securities (Co-Lead Manager and Global Bookrunner)	JPMorgan (Co-Lead Manager)

Citigroup

                 National Australia Bank Limited

                                  SG Americas Securities, LLC

Société Générale, London Branch

(Co-Managers)

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

        We are not offering the notes in any state or jurisdiction where the offer is not permitted.

        Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until [            ], 2004.

September [    ], 2004

QuickLinks

TABLE OF CONTENTS FOR PROSPECTUS SUPPLEMENT
Important Notice About Information Presented in this Prospectus Supplement and the Accompanying Prospectus
U.S./Euro/Australian Dollar Presentation
Australian Disclaimers
Disclaimers with Respect to Sales to Non-U.S. Investors
Structural Diagram
Summary
PRIORITY OF DISTRIBUTION OF INTEREST AND INCOME COLLECTIONS ON A PAYMENT DATE
DETERMINATION OF PRINCIPAL COLLECTIONS AVAILABLE FOR DISTRIBUTION ON A PAYMENT DATE
PRIORITY OF DISTRIBUTION OF PRINCIPAL COLLECTIONS ON A PAYMENT DATE
RISK FACTORS
THE TRUST
ASSETS OF THE TRUST
DESCRIPTION OF THE POOL OF MORTGAGE LOANS
DESCRIPTION OF THE OFFERED NOTES
THE MORTGAGE INSURANCE POLICIES
DESCRIPTION OF THE TRUSTEES
SERVICING
Portfolio Loss Experience
PREPAYMENT AND YIELD CONSIDERATIONS
Use of Proceeds
Material United States Federal Income Tax Matters
Material Australian Tax Consequences
Legal Investment Considerations
ERISA Considerations
Plan of Distribution
Announcement
Ratings of the Offered Notes
Legal Matters
Listing and General Information
Glossary For Prospectus Supplement
Mortgage Loan Pool Characteristics
Mortgage Loan Pool Characteristics Year of Origination
Pool Profile by Geographic Distribution
Pool Profile by Loan Balance Outstanding
Pool Profile by Loan to Value Ratio (LTV)
Pool Profile by Year of Maturity
Pool Profile by Property Ownership Type
Pool Profile by Amortization
Mortgage Insurer Distribution
Pool Profile by Product
Distribution by Current Interest Rates
Terms and Conditions of the Offered Notes The information contained in this Appendix S-II forms an integral part of this prospectus supplement.
DIRECTORY
TABLE OF CONTENTS
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT
THE SECURITIZATION PROGRAM
NATIONAL AUSTRALIA BANK LIMITED
THE TRUST MANAGER
THE ISSUER TRUSTEE
THE SECURITY TRUSTEE
THE NOTE TRUSTEE
THE SERVICER
THE TRUSTS
OTHER TRUSTS
THE ASSETS OF THE TRUSTS
TRANSFER AND ASSIGNMENT OF THE MORTGAGE LOANS
THE SELLER'S RESIDENTIAL LOAN PROGRAM
DESCRIPTION OF THE NOTES
CREDIT ENHANCEMENT
PREPAYMENT AND YIELD CONSIDERATIONS
POWERS, DUTIES AND LIABILITIES UNDER THE TRANSACTION DOCUMENTS
DESCRIPTION OF TRANSACTION DOCUMENTS
USE OF PROCEEDS
LEGAL ASPECTS OF THE MORTGAGE LOANS
ENFORCEMENT OF REGISTERED MORTGAGES
AUSTRALIAN CONSUMER CREDIT CODE
MATERIAL UNITED STATES FEDERAL INCOME TAX MATTERS
MATERIAL AUSTRALIAN TAX CONSEQUENCES
ERISA CONSIDERATIONS
ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA
LEGAL INVESTMENT CONSIDERATIONS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RATINGS OF THE NOTES
PLAN OF DISTRIBUTION
LEGAL MATTERS
GLOSSARY
APPENDIX A
GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES
National RMBS Trust 2004-1